EXHIBIT 10.1

TERM LOAN AGREEMENT

among

PETRODOME AROUND THE HORN, LLC,

PETRODOME BAYOU CHOCTAW, LLC,

PETRODOME BLOOMINGTON, LLC,

PETRODOME BUCKEYE, LLC,

PETRODOME DIETZEL, LLC,

PETRODOME EAST CREOLE, LLC,

PETRODOME EC, LLC,

PETRODOME ENERGY, LLC,

PETRODOME LIBERTY, LLC,

PETRODOME LONE STAR, LLC,

PETRODOME LOUISIANA PIPELINE, LLC,

PETRODOME MAURICE, LLC,

PETRODOME NAPOLEONVILLE, LLC,

PETRODOME OPERATING, LLC,

PETRODOME PHEASANT BLESSING, LLC,

PETRODOME PINEVILLE, LLC,

PETRODOME PINTAIL, LLC, PETRODOME QUAIL RIDGE, LLC,

PETRODOME RIO RANCH, LLC,

PETRODOME ST. GABRIEL II, LLC,

PETRODOME THUNDERBOLT, LLC, and

PETRODOME WHARTON, LLC

as initial Co-Borrowers

and

405 PETRODOME LLC,

as Administrative Agent

and

THE LENDERS SIGNATORY HERETO

December 22, 2017

SENIOR SECURED TERM LOAN OF $8,510,638

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4.6	Scope and Accuracy of Financial Statements	39
4.7	No Material Adverse Effect or Default	39
4.8	No Material Misstatements	39
4.9	Liabilities, Litigation and Restrictions	40
4.10	Authorizations; Consents	40
4.11	Compliance with Laws	40
4.12	ERISA	40
4.13	Environmental Laws	40
4.14	Compliance with Federal Reserve Regulations	41
4.15	Investment Company Act Compliance	41
4.16	Proper Filing of Tax Returns; Payment of Taxes Due	41
4.17	Refunds	41
4.18	Gas Contracts	41
4.19	Intellectual Property	41
4.20	Casualties or Taking of Property	42
4.21	Location of Borrowers	42
4.22	Subsidiaries	42
4.23	Compliance with Anti-Terrorism Laws	42
4.24	Identification Numbers	43
4.25	Solvency	43
4.26	Petrodome PSA	43
4.27	Related Party Transactions	43
4.28	Ownership of Property	43
4.29	Plugged and Abandoned and Non-Producing Oil and Gas Properties	43

ARTICLE V AFFIRMATIVE COVENANTS		44
5.1	Maintenance and Access to Records	44
5.2	Monthly Unaudited Financial Statements and Compliance Certificates	44
5.3	Annual Audited Financial Statements and Compliance Certificate	44
5.4	Reserve Reports; LOE Reports; Production Reports; Payables Aging; Additional Development Plans and Financial Projections	45
5.5	Title Opinions; Title Defects; Mortgaged Properties	46
5.6	Notices of Certain Events	46
5.7	Letters in Lieu of Transfer Orders or Division Orders	47
5.8	Commodity Hedging	47
5.9	Tax Returns	47
5.10	Additional Information	47
5.11	Compliance with Laws	48
5.12	Payment of Assessments and Charges	48
5.13	Maintenance of Existence or Qualification and Good Standing	48
5.14	Payment of Notes; Performance of Obligations	48
5.15	Further Assurances; Post-Closing Obligations	48
5.16	Initial Expenses of Agent	48
5.17	Subsequent Expenses of Agent and Lenders	49
5.18	Maintenance and Inspection of Properties	50
5.19	Maintenance of Insurance	50
5.20	Environmental Indemnification	50

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5.21	General Indemnification	51
5.22	Evidence of Compliance with Anti-Terrorism Laws	51
5.23	Board and Management Meetings	51
5.24	Maximum Permitted Monthly General and Administrative Expense Allocation	51
5.25	Material Contracts	52
5.26	Credit Policies	52
5.27	DACA Accounts	52
5.28	Lockbox Account	52
5.29	Other Financial Reporting Obligations	52
5.30	Additional Collateral; Other Deliveries	52

ARTICLE VI NEGATIVE COVENANTS		52
6.1	Indebtedness	52
6.2	Contingent Obligations	53
6.3	Liens	53
6.4	Sales of Assets	53
6.5	Leasebacks	53
6.6	Sale or Discount of Receivables	53
6.7	Loans or Advances	53
6.8	Investments	54
6.9	Dividends and Distributions	54
6.10	Issuance of Equity; Changes in Corporate Structure	54
6.11	Transactions with Affiliates and Certain Other Person	54
6.12	Lines of Business	55
6.13	Plan Obligation	55
6.14	Anti-Terrorism Laws	55
6.15	Amendment of Material Contracts	55
6.16	Provisions of Commodity Hedge Agreements	55
6.17	Maintenance of Commodity Hedge Agreements	55
6.18	Deposit Accounts	55
6.19	Development Plan	55
6.20	Reserved	56
6.21	Current Ratio	56
6.22	PDP Collateral Coverage	56
6.23	Proved Reserves Coverage	56
6.24	Capital Expenditures	56
6.25	Capital Leases	56
6.26	Amendments to Organizational Documents	56
6.27	Additional Subsidiaries	57
6.28	Equity Raise	57
6.29	Negative Pledge Agreements	57
6.30	Material Accounting Changes	57

ARTICLE VII EVENTS OF DEFAULT		57
7.1	Enumeration of Events of Default	57
7.2	Remedies	59

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ARTICLE VIII THE AGENT		61
8.1	Appointment	61
8.2	Delegation of Duties	61
8.3	Exculpatory Provisions	61
8.4	Reliance by Agent	62
8.5	Notice of Default	62
8.6	Non-Reliance on Agent and Other Lenders	63
8.7	Indemnification	63
8.8	Restitution	64
8.9	Agent in Its Individual Capacity	64
8.10	Successor Agent	64
8.11	Applicable Parties	64
8.12	Releases	65

ARTICLE IX MISCELLANEOUS		65
9.1	Assignments; Participations	65
9.2	Survival of Representations, Warranties, and Covenants	66
9.3	Notices and Other Communications	67
9.4	Parties in Interest	68
9.5	Rights of Third Parties	68
9.6	Renewals; Extensions	68
9.7	No Waiver; Rights Cumulative	68
9.8	Survival Upon Unenforceability	68
9.9	Amendments; Waivers	69
9.10	Controlling Agreement	69
9.11	Disposition of Collateral	69
9.12	Governing Law	69
9.13	Dispute Resolution	69
9.14	Jurisdiction and Venue	72
9.15	Integration	72
9.16	Waiver of Punitive and Consequential Damages	72
9.17	Counterparts	72
9.18	USA Patriot Act Notice	73
9.19	Tax Shelter Regulations	73
9.20	Contribution and Indemnification	73

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LIST OF SCHEDULES

Schedule 1.2A	–	Development Plan	S-1.2A-i
Schedule 1.2C	–	Percentage Shares	S-1.2C-i
Schedule 2.2	–	Use of Loan Proceeds	S-2.2-i
Schedule 3.1(g)	–	Direction Letters	S-3.1(g)-i
Schedule 3.1(p)	–	Certain Agreements	S-3.1(p)-i
Schedule 4.5	–	Liens	S-4.5-i
Schedule 4.6	–	Accounts Payable	S-4.6-i
Schedule 4.9	–	Liabilities and Litigation	S-4.9-i
Schedule 4.10	–	Authorizations; Consents	S-4.10-i
Schedule 4.13	–	Environmental Disclosures	S-4.13-i
Schedule 4.17	–	Refunds	S-4.17-i
Schedule 4.18	–	Gas Contracts	S-4.18-i
Schedule 4.22	–	Subsidiaries	S-4.22-i
Schedule 4.24	–	EIN, Jurisdiction of Formation and Location	S-4.24-i
Schedule 4.27	–	Related Party Transactions	S-4.27-i
Schedule 4.28	–	Ownership of Property	S-4.28-i
Schedule 5.2	–	Budget	S-5.2-i
Schedule 6.18	–	Deposit Accounts	S-6.18-i

LIST OF EXHIBITS

Exhibit A	Form of Note	A-i
Exhibit B	Form of Compliance Certificate	B-i
Exhibit C	Form of Assignment Agreement	C-i
Exhibit D	Form of Pledge Agreement	D-i
Exhibit E	Form of Security Agreement	E-i
Exhibit F	Form of Texas Deed of Trust	F-i
Exhibit G	Form of Louisiana Mortgage	G-i
Exhibit H	Form of Mississippi Mortgage	H-i
Exhibit I	Form of Assignment of ORRI (Texas)	I-i
Exhibit J	Form of Assignment of ORRI (Louisiana)	J-i
Exhibit K	Form of Assignment of ORRI (Mississippi)	K-i
Exhibit L	Form of Deposit Account Control Agreement	L-i

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TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT is made and entered into effective December 22, 2017, by and among PETRODOME AROUND THE HORN, LLC (“Horn”), a Louisiana limited liability company, PETRODOME BAYOU CHOCTAW, LLC (“Choctaw”), a Louisiana limited liability company, PETRODOME BLOOMINGTON, LLC (“Bloomington”), a Texas limited liability company, PETRODOME BUCKEYE, LLC (“Buckeye”), a Texas limited liability company, PETRODOME DIETZEL, LLC (“Dietzel”), a Texas limited liability company, PETRODOME EAST CREOLE, LLC (“East Creole”), a Louisiana limited liability company, PETRODOME EC, LLC (“EC”), a Texas limited liability company, PETRODOME ENERGY, LLC (“Petrodome Energy”), a Texas limited liability company, PETRODOME LIBERTY, LLC (“Liberty”), a Texas limited liability company, PETRODOME LONE STAR, LLC (“Lone Star”), a Texas limited liability company, PETRODOME LOUISIANA PIPELINE, LLC (“Pipeline”), a Texas limited liability company, PETRODOME MAURICE, LLC (“Maurice”), a Texas limited liability company, PETRODOME NAPOLEONVILLE, LLC (“Napoleonville”), a Louisiana limited liability company, PETRODOME OPERATING, LLC (“Operating”), a Texas limited liability company, PETRODOME PHEASANT BLESSING, LLC (“Pheasant Blessing”), a Texas limited liability company, PETRODOME PINEVILLE, LLC (“Pineville”), a Mississippi limited liability company, PETRODOME PINTAIL, LLC (“Pintail”), a Louisiana limited liability company, PETRODOME QUAIL RIDGE, LLC (“Quail Ridge”), a Texas limited liability company, PETRODOME RIO RANCH, LLC (“Rio Ranch”), a Texas limited liability company, PETRODOME ST. GABRIEL II, LLC (“St. Gabriel”), a Texas limited liability company, PETRODOME THUNDERBOLT, LLC (“Thunderbolt”), a Texas limited liability company, and PETRODOME WHARTON, LLC (“Wharton”), a Texas limited liability company, (each of Horn, Choctaw, Bloomington, Buckeye, Dietzel, East Creole, EC, Petrodome Energy, Liberty, Lone Star, Pipeline, Maurice, Napoleonville, Operating, Pheasant Blessing, Pineville, Pintail, Quail Ridge, Rio Ranch, St. Gabriel, Thunderbolt and Wharton, a “Borrower” or “Co-Borrower” and, collectively, the “Borrowers”), each lender that is a signatory hereto or becomes a party hereto as provided in Section 2.21 and Section 9.1 (individually, together with its successors and assigns, a “Lender” and, collectively, together with their respective successors and assigns, the “Lenders”), and 405 PETRODOME LLC, a Delaware limited liability company (“405 Petrodome”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the “Agent”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

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ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Terms Defined Above. As used in this Agreement, each of the terms “Agent,” “405 Petrodome,”, “Borrower,” “Borrowers,” “Co-Borrower,” “Lender,” and “Lenders,” shall have the meaning assigned to such term hereinabove.

1.2 Additional Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned thereto in this Section 1.2 or in Sections referred to in this Section 1.2, unless the context otherwise requires:

“AAA” shall mean the American Arbitration Association.

“Acquisition Properties” shall mean the Oil and Gas Properties owned by one or more of the Borrowers as of the Effective Date.

“Additional Amount” shall have the meaning set forth for such term in Section 2.6.

“Additional Commitment Funds” shall have the meaning set forth for such term in Section 2.21.

“Additional Costs” shall mean costs which are attributable to the obligation of the Agent or any Lender to maintain the Term Loan, or any reduction in any amount receivable by the Agent or such Lender in respect of any such obligation or any Term Loan, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Agent or such Lender under this Agreement or any Note in respect of any Loan (other than taxes imposed on the overall net income of the Agent or such Lender or its Applicable Lending Office (including franchise or similar taxes) for the Term Loan), (b) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement (other than the Reserve Requirement utilized in the determination of the LIBO Rate used in any determination of the Contract Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Agent or such Lender with respect to the Term Loan and Dollar deposits in the London interbank market in connection with the Term Loan, or the Commitment of the Agent or such Lender to maintain the Term Loan, or the London interbank market or (c) imposes any other condition affecting this Agreement or any Note or any of such extensions of credit, liabilities or Commitments, in each case with respect to the Term Loans.

“Additional Lender” shall have the meaning set forth for such term in Section 2.21.

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“Adjusted Strip Prices” shall mean the 12-month average closing settlement price for crude oil and natural gas future contracts for calendar year 2018 and the 12-month average closing settlement price for each of the succeeding four calendar years, as applicable hereunder, in each case as published by NYMEX and, if not already so adjusted in such published prices, adjusted for severance taxes, ad valorem taxes, gathering, transportation and marketing expenses and historical basis differentials.

“Administrator” shall have the meaning assigned to such term in Section 9.13.

“Affiliate” shall mean, as to any Person, any other Person directly or indirectly, controls, is controlled by, or under common control with, such Person and includes, as to the Borrowers, any Subsidiary of the Borrowers and any “affiliate” of the Borrowers within the meaning of Rule 12b-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, with “control,” as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

“Agent Observer” shall mean any representative of the Agent designated by the Agent from time to time by written notice to the Borrowers.

“Agreement” shall mean this Term Loan Agreement, as it may be amended, supplemented, restated, amended and restated or otherwise modified from time to time.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Lending Office” shall mean, for each Lender, the lending office of such Lender (or an Affiliate of such Lender) designated on the signature pages hereof or in an Assignment Agreement or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers in writing as the office by which its Percentage Share of the Term Loan is to be made and maintained.

“Applicable Rate” shall mean (a) from the Closing Date through June 30, 2018, nine and eight hundred seventy-five thousandths percent (9.875%) per annum, (b) from July 1, 2018 through December 31, 2018, eleven and three hundred seventy-five thousandths percent (11.375%) per annum, (c) from January 1, 2019 until June 30, 2019, twelve and eight hundred seventy-five thousandths percent (12.875%) and (d) from July 1, 2019 until December 21, 2019, fourteen and three hundred seventy-five thousandths percent (14.375%).

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“Applicable Tax Percentage” shall mean the highest effective marginal combined rate of federal, state and local income taxes (taking into account the deductibility of state and local taxes for federal income tax purposes) to which any Person holding voting Equity Interests of any Borrower would be subject in the relevant year of determination, taking into account only such Person’s share of income and deductions attributable to its equity ownership interest in such Borrower.

“Approved Hedge Counterparty” shall mean any Lender or a counterparty to a Commodity Hedge Agreement with a Borrower or Borrowers approved by the Agent and the Lenders.

“Arbitration Order” shall have the meaning assigned to such term in Section 9.13.

“Assignment Agreement” shall mean an Assignment Agreement in substantially the form of Exhibit C, with appropriate insertions or such other form as approved by the Agent.

“Assignment of ORRI” shall mean a conveyance of overriding royalty interest, in the form attached hereto as Exhibit D or otherwise in form acceptable the Agent.

“Base Price” shall mean $55.00/Bbl for oil and $3.50/Mmbtu for natural gas.

“Benefited Lender” shall have the meaning assigned to such term in Section 2.7(c).

“Blocked Person” shall have the meaning assigned to such term in Section 4.23.

“Business Day” shall mean (a) any day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of New York, or any other day when banking is suspended in the State of New York and (b) with respect to all notices, determinations and payments in connection with the LIBO Rate, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London Interbank market.

“Business Entity” shall mean a corporation, partnership, joint venture, limited liability company, joint stock association, business trust, or other business entity.

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“CapEx Account” shall mean the deposit account maintained by 405 Petrodome at Citibank in which funds for Capital Expenditures shall be held.

“Capital Expenditures” shall have the meaning assigned to such term by GAAP.

“Capital Lease” shall (for the avoidance of doubt) have the meaning assigned to such term by GAAP.

“Change of Control” shall mean an event or series of events by which James Doris shall cease for any reason to be active in the day to day management of the Borrowers.

“Closing Date” shall mean the Effective Date of this Agreement.

“Collateral” shall mean the Mortgaged Properties, all of the Equity Interests in the Borrowers, all Property interest secured by any of the Security Documents and any other Property of any Person now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations, and expressly including “as extracted collateral” as defined in the UCC or the Uniform Commercial Code of any other applicable state.

“Commitment” shall mean, as to each Lender, its obligations to make its Percentage Share of the Term Loan and maintain its Percentage Share of the Loan Balance.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commodity Hedge Agreement” shall have the meaning assigned to such term in Section 1a(47) of the Commodity Exchange Act and, if not within the scope of such definition, shall include any crude oil, natural gas or other hydrocarbon floor, collar, cap, swap, price protection or hedge agreements, including any schedules, annexes and supplements thereto and trade confirmations thereunder.

“Commonly Controlled Entity” shall mean any Person which is under common control with the Borrowers within the meaning of Section 4001 of ERISA.

“Compliance Certificate” shall mean each certificate, substantially in the form attached hereto as Exhibit B, executed by the Financial Officer of the Borrowers and furnished to the Agent from time to time in accordance with the provisions of Section 5.2 or Section 5.3, as the case may be.

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“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases including Capital Leases, dividends, or other obligations of any other Person (for purposes of this definition, a “primary obligation”) in any manner, whether directly or indirectly, including any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contract Rate” shall mean a daily interest rate equal to the per annum interest rate equal to the LIBO Rate for each relevant day plus the Applicable Rate converted to a daily rate on the basis of a year of 360 days and the rate so determined for each relevant day being applied on the basis of actual days elapsed (including the first day, but excluding the last day) during the period for which interest is payable at such rate, but in no event shall any such rate exceed, as to any Lender, the Highest Lawful Rate.

“Contribution Percentage” shall mean, for each party obligated to make a payment due pursuant to the provisions of Section 9.20, the percentage obtained by dividing such party’s Obtained Benefit by the aggregate Obtained Benefits of the Borrowers.

“Control Account” shall mean each of the deposit accounts maintained by Petrodome Energy or its Subsidiaries at Wells Fargo Bank, National Association or elsewhere, which deposit accounts shall be subject to a Deposit Account Control Agreement among the account owner, the Agent and Wells Fargo Bank, National Association, or such other financial institution at which a Borrower account is located.

“Current Assets” shall mean all assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Borrowers as of the date of calculation, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP, but excluding deferred tax assets, if any, and non-cash derivative current assets to the extent such positions have not been closed arising from Commodity Hedge Agreements, if any, otherwise included as an asset in preparing such a balance sheet.

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“Current Liabilities” shall mean the sum of (a) all liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of the Borrowers as of the date of calculation, (b) payments on other Liabilities pursuant to the provisions of Section 2.3(a) or Section 2.10, other than the payment of principal due on the Maturity Date and (c) payments on other Liabilities not prohibited by applicable provisions of this Agreement, if any, but excluding from the resulting amount (x) deferred tax obligations, if any, due within one year after the date of determination of such sum, (y) required principal payments in reduction of the Loan Balance and (z) non-cash derivative current liabilities arising from Commodity Hedge Agreements, including those arising from the application of ASC Topic 815, Derivatives and Hedging or ASC Topic 410, Asset Retirement and Environmental Obligations, to extent any of such items (x), (y) or (z) would otherwise be included as a liability in determining such sum.

“Default” shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

“Default Rate” shall mean an interest rate equal to the Contract Rate plus two percent (2%), but in no event shall such rate exceed the Highest Lawful Rate.

“Deposit Account Control Agreement” shall mean an agreement among one or more of the Borrowers, the Agent, and a financial institution in which such Borrower maintains an account, providing for immediate or subsequent control of such account by the Agent, for itself and the Lenders, such agreement to be in form and substance acceptable to Agent, in its sole discretion.

“Development Plan” shall mean the plan for the development of the Acquisition Properties (or such other Oil and Gas Properties as may be approved by the Agent in its sole discretion) proposed by the Borrower, as updated pursuant to Section 5.4(e). A copy of the proposed, but unapproved Development Plan as of the Closing Date is attached hereto as Schedule 1.2A.

“Direction Letters” shall mean, collectively, letters, in form and substance reasonably satisfactory to the Agent, from the relevant Borrower to all purchasers of production and royalty interest payors directing such payor to remit payment to the Lockbox by mail or to the Lockbox Account by wire transfer.

“Dispute” shall have the meaning assigned to such term in Section 9.13.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“EBITDA” shall mean: (a) consolidated net income; plus (b) consolidated interest expense; plus (c) all amounts treated as expenses for depreciation, depletion and the amortization of intangibles of any kind; plus (d) all accrued taxes on or measured by income; plus or minus (e) any gains or losses attributable to writeups or writedowns of assets; plus or minus (g) non-cash share based compensation or recovery amounts.

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“Effective Date” means the date on which the conditions specified in Section 3.1 are satisfied.

“Eligible Contract Participant” shall have the meaning assigned to such term in the Commodity Exchange Act and the regulations thereunder.

“Environmental Complaint” shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrowers, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrowers or the business conducted thereon.

“Environmental Laws” shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, the Oil Pollution Act, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of any Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, decree, permit, concession, grant, franchise, license, agreement or governmental restrictions or order adopted pursuant thereto, including all common law relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances, air emissions, discharges to waste or public systems and health and safety matters.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

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“Equity Raise” shall mean the issuance of Equity Interests in the Borrowers and the exercise, for cash, of any warrants issued by the Borrowers and outstanding on the Closing Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and the regulations thereunder and interpretations thereof.

“Event of Default” shall mean any of the events specified in Section 7.17.1.

“Excess Payments” shall have the meaning assigned to such term in Section 9.20.

“Excluded Swap Obligation” shall mean, with respect to the Borrowers, any Swap Obligation if, and to the extent that, all or a portion of the grant by the relevant Borrower of a Lien to secure such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the relevant Borrower’s failure, for any reason, to constitute an Eligible Contract Participant at the time the grant of such Lien becomes effective with respect to such Swap Obligation and, if a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Commodity Hedge Agreements for which such Lien is or becomes illegal.

“Excluded Taxes” means (a) with respect to any and all payments to the Agent, any Lender or any recipient of any payment to be made by or on account of any Obligation, income taxes, branch profits taxes, franchises and excise taxes (to the extent imposed in lieu of net income taxes), and all interest, penalties and liabilities with respect thereto, imposed on the Agent or any Lender, and (b) with respect to Agent, any Lender or any other Person, any Taxes unrelated to the Obligations or this Agreement.

“Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Facility Amount” shall mean $30,000,000.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank on the second Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the second succeeding Business Day as so published on the second succeeding Business Day, and (b) if no such rate is so published on such second succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

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“Financial Officer” shall mean, for any Business Entity, the chief financial officer, principal accounting officer, treasurer, manager or controller of such Business Entity.

“Financial Statements” shall mean statements of the financial condition of the Borrowers on a consolidated basis, as at the point in time and for the period indicated, including all notes thereto, and consisting of at least a balance sheet and related statements of operations, shareholders, members’ or partners’ equity and cash flows and, when required by applicable provisions of this Agreement, to be audited, accompanied by the unqualified certification of a nationally-recognized or regionally-recognized firm of independent certified public accountants or other independent certified public accountants reasonably acceptable to the Agent and footnotes to any of the foregoing, all of which, unless otherwise indicated, shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal year and comparative form with respect to the Budget delivered pursuant to Schedule 5.2.

“Foreign Lender” shall have the meaning assigned to such term in Section 2.6(f).

“Funding Request” shall have the meaning assigned to such term in Section 2.21.

“GAAP” shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States of America from time to time.

“Governmental Authority” shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Hazardous Substances” shall mean any substance regulated or as to which liability might arise under any applicable Environmental Law including: flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), radon, infectious or medical wastes, toxic substances or related materials, petroleum, petroleum products, petroleum substances, associated oil or natural gas exploration, production, and development wastes and any components, fractions, or derivatives thereof, or any chemical, compound, material, product, byproduct, substance or waste defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “solid waste,” “toxic waster,” “extremely hazardous substance,” or “toxic substances,” “contaminant,” “pollutant,” or words of similar meaning or import found in the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, or any other Requirement of Law.

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“Highest Lawful Rate” shall mean, with respect to any Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged or received under laws applicable to such Lender, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, farm-outs, net profit interests, carried interests and production payments and similar mineral interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and all products refined or separated therefrom and the proceeds therefrom.

“Increasing Lender” shall have the meaning assigned to such term in Section 2.21.

“Incremental Agreement” shall have the meaning assigned to such term in Section 2.21.

“Indebtedness” shall mean, as to any Person, without duplication, (a) all liabilities (excluding capital, surplus, reserves for deferred income taxes, deferred compensation liabilities and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien), (e) the principal component of all direct or Contingent Obligations of such Person under letters of credit, banker’s acceptances and similar instruments and (f) net obligations of such Person payable with respect to any Commodity Hedge Agreements, except for ordinary course of business settlement payments.

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“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 5.20.

“Initial Commitment” has the meaning assigned such term in Section 2.1(a).

“Initial Funding” has the meaning assigned such term in Section 2.1(b).

“Insolvency Proceeding” shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States of America Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor’s relief, or other similar law of the United States of America, the State of Texas, or any other jurisdiction.

“Intellectual Property” shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know‑how, and processes.

“Interest Payment Date” means, with respect to any Term Loan, the first Business Day of each calendar month.

“Investment” in any Person shall mean any stock, bond, note or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

“Liabilities” shall mean, for the Borrowers on a consolidated basis, all Indebtedness and other liabilities and obligations, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect or absolute, fixed or contingent, and whether or not required to be considered for purposes of compliance with GAAP.

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“LIBO Rate” shall mean, with respect to any period of twelve (12) months following a determination of the Contract Rate, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) that appears on Bloomberg ICE Benchmark Administration LIBOR Rates Page (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available) at approximately 11:00 a.m., New York time, on the second Business Day of each month during the relevant twelve (12) month period for Dollar deposits in an amount comparable to the principal amount of the then existing Loan Balance. If such rate does not appear on such screen or service, or such screen or service shall cease to be available, then LIBOR shall be determined by Agent to be the offered rate on such other screen or service that displays an average interest settlement rate for deposits in Dollars (for delivery on such date of calculation) for a term of twelve (12) months as of 11:00 a.m. on the relevant determination date. If neither of the referenced rates is available, then LIBOR for a term of twelve (12) months will be determined by such alternate method as is reasonably selected by Agent.

“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes).

“Limitation Period” shall mean, with respect to any Lender, any period while any amount remains owing on the Note payable to such Lender and interest on such amount, calculated at the Contract Rate, plus any fees or other sums payable to such Lender under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

“Loan Balance” shall mean, at any point in time, the aggregate outstanding principal balance of the Notes at such time.

“Loan Documents” shall mean this Agreement, the Assignment of ORRI, the Notes, the Security Documents and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with any of the foregoing, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

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“Lockbox” shall mean the Post Office Box maintained with or through Citibank, pursuant to the Lockbox Services Agreement between 405 Petrodome and Citibank.

“Lockbox Account” shall mean the deposit account maintained by 405 Petrodome at Citibank and associated with the Lockbox.

“Material Adverse Effect” shall mean (a) any adverse effect on the business, operations, properties, liabilities or financial condition of the Borrowers, on a consolidated basis, which increases, in any material respect, the risk that any of the Obligations will not be repaid as and when due, (b) any material and adverse effect upon the Collateral, including any material and adverse effect upon the value or impairment of any Borrowers’ or any other Person’s ownership of any material portion of the Collateral, (c) any material adverse effect on the validity or enforceability of any Loan Document or (d) any material adverse effect on the rights or remedies of the Agent or any Lender under an Loan Document.

“Maturity Date” shall mean the earlier to occur of (i) the date that is twenty four (24) months from the Closing Date or (ii) the date the Term Loans are accelerated pursuant to this Agreement.

“Minimum Funding Amount” shall mean $1,000,000.

“Minimum Required Commodity Hedge Agreements” shall mean Commodity Hedge Agreements between one or more of the Borrowers and one or more Approved Hedge Counterparties covering not less than seventy-five percent (75%) of the Borrower’s thirty-six (36) month forward projected oil production based on PDP Reserves set forth in the most recent Reserve Report.

“Mortgaged Properties” shall mean all Oil and Gas Properties of the Borrowers subject to a perfected first priority Lien (subject only to Permitted Liens) in favor of the Agent, as security for the Obligations.

“Notes” shall mean, collectively, the promissory note or notes executed by the Borrowers and payable to each Lender in the face amount of the Percentage Share of such Lender of the amount of the Term Loan in the form attached hereto as Exhibit A with all blanks in such form completed appropriately, together with all renewals, extensions for any period, increases and rearrangements thereof.

“NYMEX” shall mean the New York Mercantile Exchange.

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“Obligations” shall mean, without duplication of the same amount in more than one category, (a) all Indebtedness of the Borrowers evidenced by the Notes, (b) all other obligations and liabilities of the Borrowers to the Agent or the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any other Loan Document, and (c) amounts owing or to be owing by any Borrowers to any Lender under any Commodity Hedge Agreements between such Borrowers and such Lender (which it is agreed shall rank pari passu with all other items listed in this definition), except Excluded Swap Obligations, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

“Obtained Benefit” shall mean, with respect to any Borrower, the aggregate amount of benefits, both direct and indirect, obtained by the relevant Borrower from the extension of credit to the Borrowers under this Agreement and not repaid by the relevant Borrower.

“OFAC” shall mean the Office of Foreign Assets Control of the United States of America Department of the Treasury, or any other any successor Governmental Authority.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, pipes or wherever else the same my be stored or in transit from time to time, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, salt water disposal wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with proceeds from and all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

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“Operating Account” shall mean one or more separate deposit accounts, including the Control Account, maintained by one or more of the Borrowers with Wells Fargo Bank, National Association, each of which deposit accounts shall be subject to a Deposit Account Control Agreement with shifting control among the Borrowers, Wells Fargo Bank, National Association and the Agent.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“ORRI” shall mean the overriding royalty interest conveyed pursuant to the Assignment of ORRI.

“PDP” shall mean Proved Developed Producing Reserves.

“Percentage Share” shall mean, as to each Lender, the applicable percentage set forth on Schedule 1.2C.

“Permitted Liens” shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers’ compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, employee benefits, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, constructors, laborers, landlords or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens securing leases of equipment, provided that, as to any particular lease, the Lien covers only the relevant leased equipment and secures only amounts which are not yet due and payable under the relevant lease or are being contested in good faith by appropriate proceedings and such reserve as required by GAAP shall have been made therefor, (e) Liens in favor of the Agent securing the Obligations and other Liens expressly permitted hereunder or in the Security Documents, and (f) Liens securing equipment financed with Indebtedness, provided, however, such Liens shall in all respects be subject and subordinate in priority to the Liens created by the Security Documents.

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“Permitted Tax Distributions” shall mean, with respect to any Borrower so long as it is taxable as a partnership for United States federal income tax purposes, tax distributions to the partners or members of the relevant Borrower in an aggregate amount that does not exceed, with respect to any period , an amount equal to (a) the product of (i) the Applicable Tax Percentage multiplied by (ii) such Borrower’s federal taxable income, minus (b) to the extent not previously taken into account, any income tax benefit attributable to such Borrower which could be utilized by its partners or members, in the current or any prior year, or portion thereof, from and after the Closing Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided that the computation of distributions under this definition shall also take into account (x) the deductibility of state and local taxes for federal income tax purposes and (y) any difference in the Applicable Tax Percentage resulting from the nature of the taxable income (such as capital gain as opposed to ordinary income, if applicable).

“Person” shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization, government, any agency or political subdivision of any government or any other form of entity.

“Petrodome Energy Interests” shall mean one hundred percent (100%) of the outstanding Equity Interests in Petrodome Energy.

“Petrodome Management” shall mean the individuals responsible for managing the operations of the Borrowers, including but not limited to the President, any Vice Presidents, Managers, and the Financial Officer.

“Petrodome PSA” shall mean that certain Membership Interest Purchase Agreement, dated November 10, 2017, between Black Rhino, LP and Viking Energy Group, Inc.

“Plan” shall mean, at any time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrowers, or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Principal Office” shall mean the principal office or account of the Agent in New York, New York, presently located at 405 Lexington Avenue, 59th Floor, New York, New York 10174 or such other location or account as Agent may designate from time to time.

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“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proved Developed Producing Reserves” has the meaning assigned to such term in the SPE/SEC Standards.

“Proved Reserves” has the meaning assigned to such term in the SPE/SEC Standards.

“Proved Undeveloped Reserves” has the meaning assigned such term in the SPE/SEC Standards.

“PUD” shall mean Proved Undeveloped Reserves.

“PV-10” shall mean present value discounted at ten percent (10%).

“Qualified ECP Borrower” shall mean, in respect of any Swap Obligation, each Borrower that has total assets exceeding $10,000,000 at the time the relevant grant of any Lien becomes effective with respect to such Swap Obligation or such other Person as constitutes an Eligible Contract Participant and can cause another Person to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Register” shall have the meaning assigned to it in Section 9.1(b).

“Regulatory Change” shall mean, with respect to any Lender, the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law, or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of lenders including such Lender; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Release of Hazardous Substances” shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrowers.

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“Repurchase Option” shall have the meaning set forth for such term in Section 2.20.

“Required Lenders” shall mean Lenders whose Percentage Shares total at least fifty one percent (51%).

“Requirement of Law” shall mean, as to any Person, the certificate or articles of incorporation and by-laws, the certificate or articles of organization and regulations, operating agreement or limited liability company agreement, the agreement of limited partnership or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation or determination of an arbitrator, court or other Governmental Authority, including rules, regulations, orders and requirements for permits, licenses, registrations, approvals or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserve Report” shall mean each report prepared by LaRoche Petroleum Consultants, Ltd. or such other petroleum engineering firm approved in writing by the Agent, covering the Reserves attributable to the interests of one or more of the Borrowers in Oil and Gas Properties.

“Reserve Requirement” means the percentage in effect from time to time under the regulations of any applicable Governmental Authority as the maximum reserve requirement applicable with respect to Eurocurrency liabilities. The LIBO Rate shall be adjusted as of the effective date of any change in the Reserve Requirement.

“Reserves” shall mean volumes of Hydrocarbons.

“Responsible Officer” shall mean, as to any Business Entity, its President, any of its Vice Presidents, managers, its Financial Officer or any other Person duly authorized, in accordance with the applicable organizational documents, bylaws, operating agreement, regulations or resolutions, to act on behalf of such Business Entity.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Security Documents” shall mean, collectively, (a) the security documents executed and delivered by the Borrowers securing the Term Loan, including but not limited to any deed of trust, mortgage, pledge agreement, security agreement, collateral agreement or Deposit Account Control Agreement and (b) other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, supplemented, restated or otherwise modified from time to time (for avoidance of doubt, including each Deposit Account Control Agreement with Wells Fargo Bank, National Association or any other depository institution).

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“Solvent” means, with respect to any Person on any date of determination (after giving effect to the making of the Term Loan and the application of the proceeds thereof and to the provisions of Section 9.20, if applicable), that on such date (a) the fair value of the assets of such Person is not less than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to pay its debts and liabilities, Contingent Obligations and other commitments as they mature in the ordinary course of business and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute an unreasonably small capital. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPE” means the Society of Petroleum Engineers.

“SPE Definitions” means, with respect to any term, the definition thereof as adopted by the Board of Directors of the SPE.

“SPE/SEC Standards” means the more restrictive of the standards and/or definitions, as determined by the Agent, set forth by (a) the SEC and (b) the Society of Petroleum Engineers or the SPE Definitions.

“Subordinated Indebtedness” means any sum of money and/or property, whether now owing or otherwise owed by one or more of the Borrowers to (i) any other Borrower, (ii) any manager, member, general partner, limited partner or officer of any Borrower, (iii) Viking Energy Group, Inc., and (iv) any other party directly or indirectly related to any Borrower.

“Subsidiary” shall mean, as to any Person, any Business Entity of which shares of stock or other Equity Interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other governing body or managers of such Business Entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

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“Superfund Site” shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States of America.

“Swap” has the meaning assigned to such term in Section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean, with respect to the Borrowers, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap or any rules or regulations promulgated thereunder.

“Taxes” means any and all present or future taxes, levies, imposts, duties, fees, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan” shall mean the loan made by the Lenders to or for the benefit of the Borrowers pursuant to this Agreement.

“Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.3(a).

“Transferee” shall mean any Person to which any Lender has sold, assigned, transferred or granted a participation in any of the Obligations, as authorized pursuant to the provisions of Section 9.1, and any Person acquiring, by purchase, assignment, transfer or participation, from any such purchaser, assignee, transferee or participant, any part of such Obligations.

“WI Owner” shall have the meaning assigned thereto in the applicable Assignment of ORRI.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“USA Patriot Act” shall mean USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.3 Undefined Financial Accounting Terms. Financial accounting terms used in this Agreement without definition are used herein with the respective meanings assigned thereto in accordance with GAAP at the time in effect.

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1.4 References. References in this Agreement to Schedule, Exhibit, Article or Section numbers shall be to Schedules, Exhibits, Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Schedule, Exhibit, Article or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Agreement to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation referred to. References in this Agreement to “writing” include printing, typing, lithography, facsimile reproduction and other means of reproducing words in a tangible visible form. References in this Agreement to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. References in this Agreement to Persons include their respective successors and permitted assigns.

1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.7 Incorporation of Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

1.8 Negotiated Transaction. Each party to this Agreement affirms to the others that it has had the opportunity to consult, and discuss the provisions of this Agreement with, independent counsel and fully understands the legal effect of each provision.

ARTICLE II

TERMS OF FACILITY

2.1 Term Loan.

(a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a Term Loan to the Borrowers on the Effective Date in a principal amount not to exceed the applicable term loan commitment set forth on Schedule 1.2C (the “Initial Commitment”) to be funded as provided in the sources and uses statement prepared by Chicago Title Insurance Company, in the manner and for the purposes provided in Section 2.1(b) and Section 2.2. Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Term Loan made on the Effective Date shall be equal to ninety-four percent (94.00%) of the principal amount of such Term Loan (it being agreed that the full principal amount of each such Term Loan shall be the “initial” principal amount of such Term Loan and deemed outstanding on the Effective Date and the Borrowers shall be obligated to repay one hundred percent (100%) of the principal amount of each such Term Loan as provided hereunder).

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(b) Each Lender shall severally make available to the Agent an amount equal to such Lender’s Applicable Percentage of the Initial Commitment (the “Initial Funding”) at an account designated by the Agent by 11:00 a.m. Eastern Standard Time on the Effective Date. The amount so received by the Agent shall, subject to the terms and conditions hereof, be made available to one or more of the Borrowers, as directed by the Borrowers, in immediately available funds. The portion of the Term Loan to be repaid to each Lender shall be evidenced by the Note of such Lender.

(c) The failure of any Lender to make the portion of the loan on the Closing Date required to be made by it hereunder shall not relieve any other Lender of its obligation to make the portion of the loan on the Closing Date required to be made by it, and no Lender shall be responsible for the failure of any other Lender to make its portion of the loan on the Closing Date.

2.2 Use of Loan Proceeds. Proceeds of the Term Loans shall be: (a) used by Petrodome Energy to acquire the Petrodome Energy Interests (or such other properties as approved by Agent in its sole discretion), (b) to develop the Acquisition Properties pursuant to the Development Plan (or such other properties as approved by Agent in its sole discretion), (c) for the working capital of the Borrowers not otherwise prohibited under applicable provisions of this Agreement and approved by the Agent, and (d) to pay fees and expenses incurred in connection with this Agreement and the other Loan Documents. Schedule 2.2 attached hereto reflects the flow of funds from the proceeds of the Term Loans and the Contribution (as defined below) to be applied on the Closing Date.

2.3 Repayment of Term Loans.

(a) Principal. The Borrowers shall pay to the Agent, for the account of the Lenders, on the first Business Day of each calendar month beginning July 1, 2018, and continuing on the first day of each calendar month thereafter, or if any such day is not a Business Day, on the immediately succeeding Business Day (each such date being called a “Term Loan Repayment Date”), a payment of principal in the amount of: (1) $75,000.00 for the first six (6) payments due hereunder, (2) $125,000.00 for each payment thereafter, and (3) the remainder upon the Maturity Date.

(b) Interest. Each Term Loan shall bear interest on the principal amount thereof from the Effective Date, at a rate per annum equal to the Contract Rate (x) in the case of the first three Interest Payments Dates following the Effective Date payable (A) in kind (“PIK Interest”) or (B) so long as the Borrowers shall have given the Agent at least three (3) Business Days’ written notice before the applicable Interest Payment Date, in cash and (y) in cash on each Interest Payment Date thereafter. Accrued cash interest on each Term Loan may be paid in cash in arrears on each Interest Payment Date applicable to such Term Loan and any PIK Interest shall increase the principal amount of the Term Loans by the accrued amount of PIK Interest on each Interest Payment Date. Interest on past‑due principal and, to the extent permitted by applicable law, past‑due interest, shall accrue at the Default Rate and shall be payable upon demand by the Agent. While any Event of Default exists or after acceleration, interest shall accrue and the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on any amount payable by the Borrowers hereunder, at a per annum rate equal to the lesser of (A) the Highest Lawful Rate and (B) the Default Rate.

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2.4 Reserved.

2.5 Outstanding Amounts. The outstanding principal balance of the Note of each Lender reflected by the notations of such Lender on its records shall be deemed presumptive evidence of the principal amount owing on such Note. The liability for payment of principal and interest evidenced by each Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement, the original issue discount amount and interest on such amounts calculated in accordance with this Agreement. The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Contract Rate or other interest rate applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Term Loan in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records of the Agent in respect of such matters, the records of the Agent shall control in the absence of manifest error.

2.6 Taxes and Time, Place, and Method of Payments.

(a) All payments required pursuant to this Agreement or the Notes shall be made without set-off or counterclaim in Dollars and in immediately available funds free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided, however that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased by the amount (the “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to additional sums described in this Section 2.6(a)) the Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) each Borrower shall make any such deductions and (iii) each Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, to the extent not paid in accordance with the preceding sentence, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

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(b) The Borrowers, on a joint and several basis with any other Borrower, shall indemnify the Agent and each Lender for Indemnified Taxes and Other Taxes payable by such Person, provided, however, that no Borrower shall be obligated to make payment to the Agent or any Lender in respect of penalties, interest and other similar liabilities attributable to such Indemnified Taxes or Other Taxes if such penalties, interest or other similar liabilities are attributable to the gross negligence or willful misconduct of the Person seeking indemnification; provided further, that neither any Lender nor the Agent shall be entitled to indemnification for Indemnified Taxes and Other Taxes paid by such Person more than three (3) months prior to the date such Lender or the Agent gives notice and demand thereof to the Borrowers (except that, if the indemnification is based on a Regulatory Change giving rise to such Indemnified Taxes or Other Taxes the effect of which is retroactive, then the three (3) month period referred to above shall be extended to include the period of retroactive effect thereof).

(c) If a Lender or the Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes paid by any Borrower pursuant to this Section 2.6, including Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which any Borrower has paid Additional Amounts pursuant to the Loan Documents, it shall promptly notify the relevant Borrower of the availability of such refund claim and, if the Lender or the Agent, as the case may be, determines in good faith that making a claim for refund will not have an adverse effect to its taxes or business operations, it shall, within 10 days after receipt of a request by the Borrowers, make a claim to such Governmental Authority for such refund at the expense of the Borrowers. If a Lender or the Agent receives a refund in respect of any Indemnified Taxes or Other Taxes paid by any Borrower pursuant to the Loan Documents, it shall within 30 days from the date of such receipt pay over such refund to the relevant Borrower (but only to the extent of Indemnified Taxes or Other Taxes paid pursuant to the Loan Documents, including indemnity payments made or Additional Amounts paid, by the relevant Borrower under this Section 2.6 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out of pocket expenses of such Lender or the Agent, as the case may be, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund).

(d) If any Lender or the Agent is or becomes eligible under any applicable law, regulation, treaty or other rule to a reduced rate of taxation, or a complete exemption from withholding, with respect to Indemnified Taxes or Other Taxes on payments made to it by the Borrowers or any of them, such Lender or the Agent, as the case may be, shall, upon the request, and at the cost and expense, of the Borrowers, complete and deliver from time to time any certificate, form or other document demanded by the Borrowers, the completion and delivery of which are a precondition to obtaining the benefit of such reduced rate or exemption, provided that the taking of such action by such Lender or the Agent, as the case may be, would not, in the reasonable judgment of such Lender or the Agent, as the case may be, be disadvantageous or prejudicial to such Lender or the Agent, as the case may be, or inconsistent with its internal policies or legal or regulatory restrictions. For any period with respect to which a Lender or the Agent, as the case may be, has failed to provide any such certificate, form or other document requested by any Borrower, such Lender or the Agent, as the case may be, shall not be entitled to any payment under this Section 2.6 in respect of any Indemnified Taxes or Other Taxes that would not have been imposed but for such failure.

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(e) Each Lender organized under the laws of a jurisdiction in the United States of America, any State thereof or the District of Columbia (other than Lenders that are corporations or otherwise exempt from United States of America backup withholding Tax) shall (i) deliver to the Borrowers and the Agent, when such Lender first becomes a Lender, upon the written request of the Borrowers or the Agent, two original copies of United States of America Internal Revenue Service Form W-9 or any successor form, properly completed and duly executed by such Lender, certifying that such Lender is exempt from United States of America backup withholding Tax on payments of interest made under the Loan Documents and (ii) thereafter at each time it is so reasonably requested in writing by the Borrowers or the Agent, deliver within a reasonable time two original copies of an updated Form W-9 or any successor form thereto.

(f) Each Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia (each such Lender, a “Foreign Lender”) that is entitled to an exemption from or reduction of withholding Tax under the laws of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrowers and the Agent, but only at the written request of any Borrower or the Agent, such properly completed and duly executed documentation prescribed by applicable law or reasonably requested by the Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate, unless in the good faith opinion of any Foreign Lender such documentation would expose such Foreign Lender to any material adverse consequence or risk. Such documentation shall be delivered by such Foreign Lender on or before the date it becomes a Lender. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Lender (and, in the case of a Foreign Lender its lending office), represents that on the Closing Date, payments made hereunder by the Borrowers or the Agent to it would not be subject to United States of America federal withholding tax.

(g) Notwithstanding the provisions of Section 2.6(a), the Borrowers shall not be required to indemnify any Foreign Lender or to pay any Additional Amounts to any Foreign Lender, in respect of United States of America federal withholding tax pursuant to Section 2.6(a)2.6(a), (i) to the extent that the obligation to withhold amounts with respect to United States of America federal withholding tax existed on the date such Foreign Lender became a Lender; (ii) with respect to payments to a new lending office with respect to such Lender’s Percentage Share of the Loan Balance, but only to the extent that such withholding tax exceeds any withholding tax that would have been imposed on such Lender had it not designated such new lending office; (iii) with respect to a change by such Foreign Lender of the jurisdiction in which it is organized, incorporated, controlled or managed, or in which it is doing business, from the date such Foreign Lender changed such jurisdiction, but only to the extent that such withholding tax exceeds any withholding tax that would have been imposed on such Lender had it not changed the jurisdiction in which it is organized, incorporated, controlled or managed, or in which it is doing business; or (iv) to the extent that the obligation to indemnify any Foreign Lender or to pay such Additional Amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of Section 2.6(f).

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(h) All payments by any Borrower hereunder shall be deemed received on receipt and may be deemed (at the Agent’s sole discretion) received the next Business Day (including for purposes of calculating interest thereon) the next Business Day following receipt if such receipt is after 2:00 p.m., Eastern Standard or Eastern Daylight Savings Time, as the case may be, on any Business Day, and shall be made to the Agent at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

2.7 Pro Rata Treatment; Adjustments.

(a) Except to the extent otherwise expressly provided herein (for the avoidance of doubt, including Section 9.11), (i) the borrowing pursuant to this Agreement shall be made from the Lenders pro rata in accordance with their respective Percentage Shares, (ii) each payment by the Borrowers of fees shall be made for the account of the Agent or the Lenders as agreed among them, (iii) each payment in reduction of the Loan Balance shall be made for the account of the Lenders pro rata in accordance with their respective shares of the Loan Balance, (iv) each payment of interest hereunder shall be made for the account of the Lenders pro rata in accordance with their respective shares of the aggregate amount of interest due and payable to the Lenders, and (v) each payment by the Borrowers under Commodity Hedge Agreements with a Lender shall be made only to the Person or Persons entitled thereto.

(b) The Agent shall distribute all payments with respect to the Obligations to the Lenders promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrowers or one or more of them at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied pro rata in accordance with the Lenders’ respective shares of the Loan Balance (i) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document, (ii) second, to accrued interest and (iii) third, to the Loan Balance and any other Obligations pro rata on the basis of the ratio of the amount of all such Obligations then owing to the Agent or the relevant Lender or Affiliate of any Lender, as the case may be, to the total amount of the Obligations then owing.

(c) If any Lender (for purposes of this Section 2.7(c), a “Benefited Lender”) shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f) or Section 7.1(g) or otherwise) in an amount greater than such Lender was entitled to receive pursuant to the terms hereof, such Benefited Lender shall purchase for cash from the other Lenders such portion of the Obligations of such other Lenders, or shall provide such other Lenders with the benefits of any such Collateral or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds with each of the Lenders according to the terms hereof. If all or any portion of such Excess Payment or Obtained Benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. The Borrowers agree that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Lender ever receives, by voluntary payment, exercise of rights of set-off or banker’s lien, counterclaim, cross-action or otherwise, any funds of any Borrowers to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be forwarded immediately to the Agent for distribution in accordance with the terms of this Agreement.

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2.8 Voluntary Prepayments. Subject to applicable provisions of this Agreement, the Borrowers shall have the right, at any time or from time to time, to prepay all or any portion of the Loan Balance without penalty or premium, including by providing written instructions to Agent to apply all or any portion of the balance in the CapEx Account as a prepayment of all or any portion of the Loan Balance, other than the obligation to repay one hundred percent (100%) of the principal amount of each Term Loan pursuant to the Section 2.1(a), which shall not be deemed to be a penalty or premium; provided, however, that (a) the Borrowers shall give the Agent written notice of each such prepayment no less than three (3) Business Days prior to prepayment, (b) the Borrowers shall pay all accrued and unpaid interest on the amounts prepaid, and (c) no such prepayment shall serve to postpone the repayment when due of any Obligation or any installments thereof.

2.9 Mandatory Prepayments. In addition to payments in reduction of the Loan Balance provided for in Section 2.3, the Borrowers shall pay to the Agent upon at least one (1) Business Days’ prior written notice, for application to reduce the amount of the payment due at the Maturity Date to repay the then existing Loan Balance in full all proceeds (net of reasonable and customary transaction costs) from (a) the incurrence of any Indebtedness not permitted by the proviso to Section 6.1 (without waiving or modifying in any way remedies available to the Agent or the Lenders as a result of any Event of Default arising from such incurrence of Indebtedness by any one or more of the Borrowers), (b) asset sales (other than the sale of Hydrocarbons or inventory in the ordinary course of business, provided such proceeds are funded into the Lockbox Account), whether or not permitted by the proviso to Section 6.4 (without waiving or modifying in any way remedies available to the Agent or the Lenders as a result of any Event of Default arising from such incurrence of Indebtedness by any one or more of the Borrowers), (c) any insurance claim, except as to any proceeds allowed by the Agent to repair or replace damaged Property giving rise to the relevant insurance claim and (d) an Equity Raise at a time when there exists a Default or an Event of Default or if such Equity Raise causes such Event of Default. Any mandatory prepayment pursuant to this Section 2.9 shall be made without penalty or premium other than the obligation to repay one hundred percent (100%) of the principal amount of each Term Loan pursuant to the Section 2.1(a), which shall not be deemed to be a penalty or premium. No such prepayment made pursuant to this Section 2.9 shall serve to postpone the repayment when due of any Obligation or any installments thereof.

2.10 Loans to Satisfy Obligations of Borrowers. Upon the occurrence and during the continuation of a Default or an Event of Default, the Lenders may, but shall not be obligated to, make loans for the benefit of the Borrowers or any of them and apply proceeds thereof to the satisfaction of any condition, warranty, representation or covenant of any Borrowers contained in this Agreement or any other Loan Document. Such loans shall be and shall bear interest at the Contract Rate, subject, however, to the provisions of Section 2.3 regarding the accrual of interest at the Default Rate, which provisions shall be applicable to any loan made for the benefit of one or more of the Borrowers pursuant to the preceding sentence of this Section 2.10.

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2.11 General Provisions Relating to Interest.

(a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of New York and the United States of America. In this connection, there shall never be collected, charged or received on the sums advanced hereunder plus the amount of the original issue discount interest in excess of that which would accrue at the Highest Lawful Rate.

(b) Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Highest Lawful Rate, and the obligation, if any, of the Borrowers for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of New York or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to each applicable Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that such Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate and (ii) all interest and fees otherwise payable to such Lender but for the effect of such Limitation Period.

(c) If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrowers stipulate that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of New York or the United States of America, the result of mathematical error on the part of the Borrowers, the Agent and the Lenders; and the party receiving such excess shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by such party or notice thereof from the Borrowers. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lenders or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed that payable on the basis of the Highest Lawful Rate, and excess amounts paid which by law are deemed interest, if any, shall be credited by the Agent and the Lenders on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrowers.

(d) All sums paid, or agreed to be paid, to the Agent and the Lenders for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

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2.12 Reserved.

2.13 Reserved.

2.14 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrowers hereby transfer, assign and pledge to the Agent and each Lender (for the pro rata benefit of all Lenders) and grant to the Agent and each Lender (for the pro rata benefit of all Lenders) a security interest in all funds of such Borrower now or hereafter or from time to time on deposit with the Agent or such Lender, with such interest of the Agent and the Lenders to be retransferred, reassigned and/or released at the expense of the Borrowers upon payment in full and complete performance by the Borrowers of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Agent and the Lenders with the oral consent (confirmed promptly in writing) of the Required Lenders upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrowers hereby grants to the Agent and each Lender (for the pro rata benefit of all Lenders) the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker’s lien against all funds of such Borrowers now or hereafter or from time to time on deposit with the Agent or such Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. If the foregoing provisions conflict with the provisions of any of the Security Documents, the relevant provision of the relevant Security Document shall control.

2.15 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to maintain loans bearing interest at a rate determined by the Agent to exceed the Highest Lawful Rate, then the Agent shall charge an interest rate with respect to the Term Loans that will approximate the Contract Rate or Default Rate, as applicable, that was initially agreed to in this Agreement by the parties hereto as reasonably determined by the Agent such that the interest no longer exceeds the Highest Lawful Rate.

2.16 Regulatory Change. In the event that by reason of any Regulatory Change or any other circumstance arising after the Closing Date affecting any Lender, such Lender (a) incurs Additional Costs based on or measured by the excess above a level, as prescribed from time to time by any Governmental Authority with jurisdiction, of the amount of a category of deposits or other liabilities of such Lender which included deposits by reference to which the interest rate applicable to the Loan Balance owed to such Lender is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any loans bearing interest at a rate determined on the basis of the LIBO Rate or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of such Lender with notice to the Agent and the Borrowers, the obligation of such Lender to maintain loans bearing interest at a rate determined on the basis of the LIBO Rate shall be suspended until such time as such Regulatory Change or other circumstance ceases to be in effect, and the Agent shall charge an interest rate with respect to the Term Loans that will approximate the Contract Rate or Default Rate, as applicable, that was initially agreed to in this Agreement by the parties hereto as reasonably determined by the Agent.

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2.17 Power of Attorney. The Borrowers hereby designate the Agent as its agent and attorney-in-fact, to act in its name, place and stead solely for the purpose of completing and delivering any and all of the Direction Letters and letters in lieu of transfer or division orders delivered by such Borrowers pursuant to the provisions of Section 3.1(h) or Section 5.75.7, including completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrowers hereby ratify and confirm all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of the Agent and the Lenders in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligations (other than Contingent Obligations with respect to which no claim has been made) remain outstanding. The powers conferred on the Agent by this appointment are solely to protect the interests of the Agent and the Lenders under the Loan Documents and Commodity Hedge Agreements with respect to the assignment of production proceeds under certain of the Security Documents and shall not impose any duty upon the Agent to exercise any such powers. The power of attorney under this Section 2.17 is expressly limited to the rights and powers set forth herein and no additional rights or powers are herein created or implied. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrowers or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

2.18 Keepwell. Each Qualified ECP Borrower hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations in respect of Swap Obligations constituting a portion of the Obligations; provided, however, that each Qualified ECP Borrower shall only be liable under this Section 2.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.18, or otherwise hereunder or under any other Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not of any greater amount. The obligations of each Qualified ECP Borrower under this Section 2.18 shall remain in full force and effect until the Obligations are paid and performed in full. Each Qualified ECP Borrower intends that this Section 2.18 constitute, and this Section 2.18 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding any other provisions of this Agreement or any other Loan Document, the Obligations owed by any Borrower or secured by any Lien granted by such Borrowers under any Loan Document shall exclude all Excluded Swap Obligations with respect to such Borrower.

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2.19 Joint and Several Liability. The Borrowers acknowledge and agree that each Borrower shall be jointly and severally liable for all obligations of the Borrowers or any of them hereunder or under any other Loan Document.

2.20 Overriding Royalty Interest.

(a) The Agent shall execute recordable conveyances in favor of the WI Owner, in form and substance reasonably satisfactory to the Agent.

(b) On the date twelve (12) months after the Effective Date (the “First Reversion Date”), fifty percent (50%) of the ORRI transferred to Agent under the Assignment of ORRI shall revert back to the WI Owner, provided that the WI Owner has been in compliance with Article IV, Article V and Article VI of this Agreement since the Effective Date and remains in compliance with Article IV, Article V and Article VI of this Agreement on the First Reversion Date.

(c) On the date twelve (12) months after the date on which the Term Loan is finally paid-in-full (the “Payoff Date”), twenty-five percent (25%) of the ORRI transferred to the Agent under the Assignment of ORRI will revert back to the WI Owner.

(d) For the remaining ORRI held by the Agent not subject to sections (a) and (b) of this Section 2.20, the WI Owner shall have the right to repurchase such ORRI (the “Repurchase Option”) at any time during the twenty-four (24) months immediately following the Payoff Date. The purchase price shall be equivalent to one hundred percent (100%) of the PV-10 of the PDP Reserves attributed to such remaining ORRI based on the greater of (a) the Base Price and (b) the Adjusted Strip Price as determined within forty-five (45) days of the notice to the Agent that the WI Owner intends to exercise the Repurchase Option.

(e) The provisions of this Section 2.20 shall survive the payment and performance of all Obligations and the termination of this Agreement.

2.21 Increase in Term Loan.

(a) Subject to the conditions set forth in Section 2.21(b), the Borrower may, from time to time beginning three (3) months following the Closing Date and ending twenty-one (21) months thereafter, increase the amount of the Term Loan (any such increase “Additional Commitment Funds”) by either or both (as determined by the Borrower) requesting an increase in the Commitment of one or more Lenders (an “Increasing Lender”) or by causing one or more Persons that at such time is not a Lender to become a Lender (an “Additional Lender”) Borrower must provide thirty (30) days prior written notice to the Agent, which will promptly notify the Lenders (each a “Funding Request”).

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(b) Any increase in the Term Loan shall be subject to the following additional conditions:

(i) no default or event of default of the terms and conditions of the Term Loan or any of the Loan Documents shall have occurred or be continuing after giving effect to such increase;

(ii) the Agent must consent to the increase in Commitments of an Increasing Lender and the addition of any Additional Lender, such consent to be in Agent’s sole discretion;

(iii) the Additional Commitment Funds will be used solely for the drilling and completion of additional wells or to fund acquisitions permitted under Section 6.8(a);

(iv) each Funding Request must be equal to or greater than the Minimum Funding Amount and in multiples of $500,000;

(v) the Borrower may submit a Funding Request not more than once per sixty (60) day period;

(vi) the Additional Commitment Funds plus the Initial Commitment may not exceed the Facility Amount;

(vii) the maturity date of such increase shall be the same as the Maturity Date and the Commitments under the Additional Commitment Funds shall have no mandatory prepayment or commitment reduction other than as provided hereunder; and

(viii) the increase shall be on the same terms and pursuant to the same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such Additional Commitment Funds) (provided that the Applicable Rate may be increased to be consistent with that for such Additional Commitment Funds).

(c) Each Increasing Lender or Additional Lender shall execute and deliver to the Borrower and the Agent customary documentation (any such documentation, an “Incremental Agreement”) implementing any Additional Commitment Funds, and for any Additional Lender, all documents and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations. Upon receipt by the Agent of one or more executed Incremental Agreements increasing the Commitments of Lenders or adding Commitments from Additional Lenders as provided in this Section 2.21, (i) the Term Loan shall be increased automatically on the effective date set forth in such Incremental Agreements by the aggregate amount indicated in such Incremental Agreements without further action by the Borrower and the Agent, (ii) Schedule 1.2C shall be amended to add such Additional Lender’s Commitment or to reflect the increase in the Commitment of an Increasing Lender, and the Percentage Share of the Lenders shall be adjusted accordingly to reflect the Incremental Increase of each Additional Lender or each Increasing Lender, (iii) the Agent shall distribute to the Borrower and each Lender the revised Schedule 1.2C, (iv) any such Additional Lender shall be deemed to be a party in all respects to this Agreement and any other Credit Documents to which the Lenders are a party, and (v) upon the effective date set forth in such Incremental Agreement, any such Lender party to the Incremental Agreement shall purchase a pro rata portion of the Loan Balance from each of the current Lenders such that each Lender (including any Additional Lender, if applicable) shall hold its respective Percentage Share of the Loan Balance as reflected in the revised Schedule 1.2C required by this Section 2.21.

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2.22 Availability of Capital Expenditures. The Borrowers acknowledge and agree that certain proceeds from the Term Loan will be deposited into the CapEx Account and will not be available to Borrowers until they meet certain criteria with respect to such proposed Capital Expenditures, including, but not limited to:

(a) Approval of a Development Plan by the Agent, in its sole discretion;

(b) Each request for disbursement shall require continued conformity with the Development Plan and the other terms and conditions of this Agreement, as determined by the Agent;

(c) With respect to recompleting any existing wells, provide Agent supplement title opinions in form and substance acceptable to Agent in its sole discretion, together with such other information as Agent may reasonably request;

(d) With respect to drilling any new wells, provide Agent with drilling title opinions in form and substance acceptable to Agent in it sole discretion, together with such other information as Agent may reasonably request;

(e) With respect to the acquisition of any new Oil and Gas Properties or the equity of an entity holding Oil and Gas Properties; provide Agent with mineral title diligence, including oil and gas title opinions, copies of leases, seismic data and such other information or documentation as Agent shall request in its sole discretion;

(f) With respect to each Operating Account or any other account owned by a Borrower, deliver a Deposit Account Control Agreement pursuant to Section 5.27(b); and

(g) No Default or Event of Default shall be continuing.

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ARTICLE III

CONDITIONS

3.1 Initial Funding. The obligations of the Agent and the Lenders to enter into this Agreement and to advance the Term Loan on the Closing Date are subject to the satisfaction of the following conditions precedent that (a) all matters incident to the consummation of the transactions contemplated herein shall be satisfactory to the Agent and the Lenders and (b) the Agent shall have received, reviewed and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more Responsible Officers or other duly authorized representatives of the Borrowers, acting on behalf of the Borrowers, or others as the case may be, all in form and substance reasonably satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent:

(a) this Agreement;

(b) the Notes;

(c) the Assignment of ORRI;

(d) the Security Documents covering all Oil and Gas Properties of the Borrowers, including, without limitation, the Acquisition Properties;

(e) the Security Documents establishing first priority Liens (and upon appropriate filing, perfected first priority Liens) in favor or for the benefit of the Agent for the benefit of the Lenders, in and to the Oil and Gas Properties and other Collateral, constituting one hundred percent (100%) of the PV-10 value of the proved, probable and possible reserves and future revenue of such Oil and Gas Properties, as determined by the Agent in its discretion, as reflected in the Reserve Report;

(f) the Security Documents covering all assets of the Borrowers as to which a security interest against such assets may be created and perfected under the provisions of the Uniform Commercial Code as adopted and in effect in the applicable state or states of the United States of America, including the Equity Interests in the Borrowers;

(g) copies of Direction Letters executed by the relevant Borrower to be sent to each purchaser of production set forth on Schedule 3.1(g) attached hereto on or before the Closing Date;

(h) undated Direction Letters and letters in lieu of transfer, in form and substance reasonably satisfactory to the Agent, executed by the relevant Borrower and addressed to each purchaser of production from or attributable to the Mortgaged Properties or transportation fees, with the addresses for payment left blank, authorizing and directing the addressee to make future payments attributable to production from the Mortgaged Properties and/or transportation fees to such account as the Agent may specify from time to time;

(i) Reserved;

(j) a copy of the Lockbox Services Agreement between 405 Petrodome and Citibank;

(k) Reserved;

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(l) copies of the organizational documents of the Borrowers, accompanied by a certificate dated the Closing Date issued by the secretary or an assistant secretary or another authorized representative of the Borrowers, to the effect that each such copy is correct and complete;

(m) a certificate of incumbency dated the Closing Date, including specimen signatures of all officers or other representatives of the Borrowers, who are authorized to execute Loan Documents on behalf of the Borrowers, such certificate being executed by the secretary or an assistant secretary or another authorized representative of the relevant Borrower;

(n) copies of resolutions adopted by the relevant governing body the Borrowers approving the Loan Documents to which the relevant Borrower is a party and authorizing the transactions contemplated herein and therein, accompanied by a certificate dated the Closing Date issued by the secretary or an assistant secretary or another authorized representative of the Borrowers, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified or rescinded in any respect and are in full force and effect as of the date of such certificate;

(o) a copy of the proposed, but unapproved Development Plan that, for the avoidance of doubt, delineates all proposed Capital Expenditures to be undertaken for the development of Acquisition Properties for the twelve (12) months from the Closing Date and includes the monthly corporate general and administrative expense budget;

(p) copies of executed counterparts of all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization and other agreements relating to the Oil and Gas Properties of the Borrowers or any one or more of them, each of which is described on Schedule 3.1(p) attached hereto;

(q) copies of executed operating agreements with Operating;

(r) joint operating agreements satisfactory to Agent existing as of the Effective Date covering the Oil and Gas Properties;

(s) a Reserve Report prepared as of December 1, 2017 confirming that Borrowers own at least $16,000,000 in PDP Reserves;

(t) audited financial statements of the Borrowers as at and for the fiscal year ended December 31, 2016 and unaudited financial statements of the Borrowers at October 31, 2017;

(u) certificates dated as of a recent date from the appropriate Governmental Authority evidencing the existence or qualification and, if applicable, good standing of the Borrowers in its jurisdiction of organization and in each jurisdiction in which it owns material assets or conducts material operations;

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(v) for each Borrower, results of searches of the uniform commercial code records of the Secretary of State of the respective state in which the Borrower is organized, such search reports reflecting no Liens, other than Permitted Liens, against Borrowers, or any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement;

(w) confirmation, acceptable to the Agent, of title of the Oil and Gas Properties included in the Reserve Report (regardless of whether PV-10 value is attributed thereto), free and clear of Liens other than Permitted Liens, in the aggregate, equal to one hundred percent (100%) of the PV-10 value of the proved, probable and possible reserves and future revenue of such Oil and Gas Properties, as determined by the Agent in its discretion, as reflected in the Reserve Report;

(x) evidence that an equity or debt contribution, in an aggregate amount of not less than $1,000,000 (the “Contribution”), has been made by Viking Energy Group, Inc. to Petrodome Energy in cash as common units of Petrodome Energy or in the form of Indebtedness, subject to a subordination agreement in form and substance acceptable to Agent in its sole discretion;

(y) a certificate or certificates evidencing the insurance coverage required by the provisions of Section 5.19;

(z) a fully executed copy of the Petrodome PSA with all exhibits and schedules attached thereto and such other documents satisfactory to Agent evidencing closing under the Petrodome PSA, including, without limitation, conveyance instruments conveying the Petrodome Energy Interests to Viking Energy Group, Inc.;

(aa) copies of all Commodity Hedge Agreements, in form and substance reasonably acceptable to the Agent and with Approved Hedge Counterparties, establishing the Minimum Required Commodity Hedge Agreements;

(bb) payment from the Borrowers or any one or more of them of estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Documents;

(cc) the opinions of Fishman Haygood, LLP, Graves Doughtery Hearon & Moody, P.C., and Bradley Arant Boult Cummings LLP, as counsel to the Borrowers for purposes of the transactions which are the subject of this Agreement, in form and substance reasonably satisfactory to the Agent;

(dd) a certificate of a Responsible Officer of the Borrowers to the effect that, after giving effect to the transactions which are the subject of this Agreement, all representations and warranties made by the Borrowers in this Agreement or any other Loan Documents in place on the Closing Date are true and correct, in all material respects, as of the Closing Date;

(ee) confirmation reasonably acceptable to the Agent that no event or circumstance shall have occurred which could reasonably be expected to have a Material Adverse Effect or adverse change in loan syndication, financial, banking or capital market conditions;

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(ff) payment of estimated fees and expenses of counsel to the Agent and Approved Hedge Counterparty incurred through the Closing Date and plus an amount estimated for initial post-closing matters;

(gg) payment of up an upfront fee in an amount equal to one percent (1%) of the Initial Commitment;

(hh) a duly executed W9 tax form (or such other applicable IRS tax form) for each Borrower;

(ii) evidence that the environmental condition of Petrodome Energy, LLC and the other Borrowers is acceptable to the satisfaction of the Agent;

(jj) subordination of Borrowers’ existing Indebtedness to the satisfaction of the Agent;

(kk) completion of background and credit checks on the Borrowers and Petrodome Management to the satisfaction of the Agent;

(ll) execution of a subordination agreement in form and substance acceptable to Agent to the extent the Contribution is in the form of Indebtedness; and

(mm) such other agreements, documents, instruments, opinions, certificates, waivers, consents, diligence and evidences as the Agent or any Lender may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Term Loans, the Borrowers represent and warrant to the Agent and each Lender (which representations and warranties shall survive the delivery of the Notes) that:

4.1 Due Authorization. The execution and delivery by the Borrowers of this Agreement and the borrowing hereunder, the execution and delivery by the Borrowers of the Notes, the repayment of the Notes, payment of interest and fees provided for in the Notes and this Agreement, the execution and delivery by each Borrower of the Security Documents to which it is a party and the performance by each Borrower of its obligations under the Loan Documents to which it is a party are within the power of the relevant Borrower, have been duly authorized by all necessary action by the relevant Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument or other agreement to which the relevant Borrower is a party or by which any Property of the relevant Borrower may be presently bound or encumbered or (d) result in or require the creation or imposition of any Lien in, upon or on any Property of the relevant Borrower under any such indenture, instrument or other agreement, other than under any of the Loan Documents to which it is a party.

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4.2 Existence. Each Borrower is a corporation, limited liability company or limited partnership, as the case may be, duly organized, legally existing and, if applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation, foreign limited partnership, or foreign limited liability company, as the case may be, and, if applicable, is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates the same, other than those jurisdictions wherein the failure to so qualify would not have a Material Adverse Effect.

4.3 Valid and Binding Obligations. All Loan Documents to which a Borrower is a party, when duly executed and delivered by the relevant Borrower, constitute the legal, valid and binding obligations of the relevant Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.4 Security Documents. The provisions of each Security Document executed by the Borrowers are effective to create, in favor of the Agent, a legal, valid and enforceable Lien in all right, title and interest of the relevant Borrower in the Property of such Borrower described therein, which Lien constitutes a first-priority Lien upon filing with the appropriate government office (except as to Permitted Liens) on all right, title and interest of the relevant Borrower in the Property of such Borrower described therein.

4.5 Title to Property. Except for such encumbrances, preferential rights, whether vested or otherwise, and Liens (except Permitted Liens) set forth on Schedule 4.5 attached hereto, each Borrower has good and defensible title to all of its material Property, free and clear of all encumbrances, preferential rights, whether vested or otherwise, and Liens (except Permitted Liens) related to the Property.

4.6 Scope and Accuracy of Financial Statements. The draft consolidated Financial Statements provided to the Agent in satisfaction of the condition set forth in Section 3.1(t) present fairly (subject to normal year-end audit adjustments) the financial position and results of operations and cash flows of the Borrowers on a consolidated basis, in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. Schedule 4.6 attached hereto identifies all accounts payable, other than those arising in the ordinary course of business which are not more than 30 day past due, of each Borrower.

4.7 No Material Adverse Effect or Default. No event or circumstance has occurred since October 31, 2017, which could reasonably be expected to have a Material Adverse Effect, and no Default has occurred and is continuing.

4.8 No Material Misstatements. No information, exhibit, statement or report furnished to the Agent or any Lender by or at the direction of the Borrowers in connection with this Agreement or any other Loan Document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made; provided that, with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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4.9 Liabilities, Litigation and Restrictions. Other than as reflected in the Financial Statements prepared as of December 31, 2016 or as listed on Schedule 4.9 under the heading “Liabilities”, no Borrower has any liabilities, including, without limitation, tax liabilities, direct or contingent, which could reasonably be expected to have a Material Adverse Effect. Except as set forth under the heading “Litigation” on Schedule 4.9, no litigation or other action of any nature involving any Borrower is pending before any Governmental Authority or, to the best knowledge of each Borrower, threatened against or involving such Borrower which might reasonably be expected to result in any impairment of its ownership of any of its Property or have a Material Adverse Effect.

4.10 Authorizations; Consents. Except as expressly contemplated by this Agreement or set forth on Schedule 4.10 attached hereto, no authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrowers of the Loan Documents to which it is a party or any instrument contemplated hereby, the repayment by the Borrowers of the Notes, payment of interest and fees provided in the Notes and this Agreement or the performance by the Borrowers of the Obligations.

4.11 Compliance with Laws. Each Borrower and its Property are in compliance in all material respects with all applicable Requirements of Law, including Environmental Laws and ERISA.

4.12 ERISA. None of the Borrowers maintain, nor have any of the Borrowers maintained, any Plan. None of the Borrowers currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any Plan.

4.13 Environmental Laws. Except as disclosed on Schedule 4.13 attached hereto:

(a) No Property of the Borrowers (including, but not limited to, the Acquisition Properties) is currently on or has ever been on any federal or state list of Superfund Sites;

(b) no Hazardous Substances have been generated, transported and/or disposed of by the Borrowers at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

(c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrowers or from, affecting or related to any Property of the Borrowers (including, but not limited to, the Acquisition Properties) has occurred; and

(d) no Environmental Complaint has been received by the Borrowers.

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4.14 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

4.15 Investment Company Act Compliance. None of the Borrowers are, nor is any Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an “investment company” or an “affiliated person” of an “investment company” within the meaning of the Investment Company Act of 1940.

4.16 Proper Filing of Tax Returns; Payment of Taxes Due. Each Borrower has duly and properly filed its United States of America income tax returns or income tax information returns, and all other tax returns which are required to be filed by the Borrowers, as applicable, and has paid all taxes, if any, shown as due from the Borrowers, as applicable, except where appropriate extensions have been filed or except such as are being contested in good faith and as to which adequate provisions and disclosures have been made or as could not reasonably be expected to have a Material Adverse Effect. The respective charges and reserves on the books of the Borrowers with respect to Taxes and other governmental charges, if any of such are required by applicable law or GAAP, are adequate, except as could not reasonably be expected to have a Material Adverse Effect.

4.17 Refunds. Except as described on Schedule 4.17, there are no orders of, proceedings pending before, or other requirements of any Governmental Authority which could result in the Borrowers being required to refund any portion of the proceeds received or to be received from the sale of Hydrocarbons constituting part of the Mortgaged Property.

4.18 Gas Contracts. Except as described on Schedule 4.18, (a) none of the Borrowers are obligated, in any material respect, by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver Hydrocarbons produced from or allocated to any of the Mortgaged Properties at some future date without receiving full payment therefor within 90 days of delivery and (b) none of Borrowers have produced gas, in any material amount, subject to, and neither the Borrowers nor any of the Mortgaged Properties or other Oil and Gas Properties are subject to, balancing rights of third parties or subject to balancing duties under Requirements of Law, except (i) as to such matters for which the relevant Borrower has, to the extent required by GAAP, established adequate reserves necessary to satisfy such obligations and segregated such reserves from other accounts or (ii) as could not reasonably be expected to have a Material Adverse Effect.

4.19 Intellectual Property. Each of the Borrowers owns or is licensed to use all Intellectual Property necessary to conduct all business (financial or otherwise) or operations as such business or operations are currently conducted. No claim has been asserted or is pending by any Person with respect to the use by the Borrowers of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and none of the Borrowers know of any valid basis for any such claim. The use of such Intellectual Property by the relevant Borrower does not infringe on the rights of any Person.

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4.20 Casualties or Taking of Property. Since October 31, 2017, neither the business nor any Property of any Borrower has been materially and adversely affected as a result of any casualty or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority.

4.21 Location of Borrowers. The principal place of business and chief executive office of each Borrower is located at the address of such Borrower set forth in Section 9.3 or at such other location as such Borrower may have, by proper written notice hereunder, advised the Agent, provided that such other location is within a state in which appropriate financing statements naming such Borrower as debtor and naming Agent as secured party, have been filed, if required by applicable law.

4.22 Subsidiaries. Except as set forth on Schedule 4.22 as amended pursuant to Section 6.27, Borrowers have no Subsidiaries.

4.23 Compliance with Anti-Terrorism Laws.

(a) No Borrower nor any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) No of Borrower nor any Affiliate of any Borrower is any of the following (each a “Blocked Person”):

(i)	a Person that is listed in the annex, to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)	a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)	a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)	a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)	a Person or entity that is named as a “specially designated national” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

(vi)	a Person or entity who is affiliated with a Person or entity listed above.

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(c) None of the Borrowers nor any Affiliate of the Borrowers (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any Property or interests in Property blocked pursuant to Executive Order No. 13224.

(d) None of the Borrowers nor any Affiliate of the Borrowers are in violation of any rules or regulations promulgated by OFAC or of any economic or trade sanctions administered and enforced by OFAC or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any rules or regulations promulgated by OFAC.

4.24 Identification Numbers. The federal employer identification number of each Borrower and its organizational number with appropriate Governmental Authorities are set forth on Schedule 4.24.

4.25 Solvency. Each Borrower is Solvent.

4.26 Petrodome PSA. The Petrodome PSA has not been amended or otherwise modified except as disclosed to the Agent in writing. Except as set forth on Schedule 4.9 attached hereto, no litigation or other action of any nature involving the Acquisition Properties is pending before any Governmental Authority and no such litigation or other action is threatened against or involving the Acquisition Properties.

4.27 Related Party Transactions. Except as set forth on Schedule 4.27 attached hereto, (i) none of the Borrowers are party to or bound by any agreement, contract, whether written or oral, or other instrument with any person or entity that is controlled by, whether directly or indirectly, or in common control with or by one or more of the members of such Borrower, and (ii) none of the Properties owned by the Borrowers are subject to any agreement that grants an interest in and to such Properties to any person or entity that is controlled by, whether directly or indirectly, or in common control with or by one or more of the members of such Borrower.

4.28 Ownership of Property. Except as set forth on Schedule 4.28 attached hereto, Petrodome Management does not own, whether directly or indirectly through one or more intermediaries, any interests in Oil and Gas Properties or other Collateral.

4.29 Plugged and Abandoned and Non-Producing Oil and Gas Properties.

(a) Horn, East Creole, EC, and St. Gabriel do not own, whether directly or indirectly through one or more intermediaries, any interests in Oil and Gas Properties.

(b) The Oil and Gas Properties in which Choctaw and Pintail own interests are non-producing and not otherwise held by production.

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ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Obligation remains outstanding or unpaid, the Borrowers shall:

5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all of their transactions so that at any time, and from time to time, the Borrowers true and complete financial condition may be readily determined, and promptly following the reasonable request of the Agent or any Lender, make such records available for inspection by the Agent or any Lender and, at the expense of the Borrowers, allow the Agent or any Lender to make and take away copies thereof.

5.2 Monthly Unaudited Financial Statements and Compliance Certificates. Deliver to the Agent, on or before the 30th day after the close of each fiscal month, commencing with the month ending December 31, 2017, (a) a copy of the Financial Statements as of the close of the relevant fiscal month and from the first day of the then current fiscal year to the end of the relevant fiscal month, such Financial Statements to be certified by the Financial Officer of the Borrowers as having been prepared by the Borrowers in accordance with GAAP consistently applied and as a fair presentation of the financial condition of the Borrowers, on a consolidated basis, subject to changes resulting from normal year-end audit adjustments, (b) a Compliance Certificate prepared, as to section 2 thereof, as of the close of the relevant fiscal month or quarterly period, as applicable, and executed by the Financial Officer of the Borrowers, and (c) a reconciliation, setting forth in reasonable detail, the variance between the actual financial performance relative to the projections in the form contained in the Budget as set forth Schedule 5.2 attached hereto (each such report being referred to as a “Budget Variance Report”), including, without limitation, a reconciliation between the actual and projected cash receipts and disbursements and a written summary of the causes for any material variations for the relevant fiscal month and from the first day of the then current fiscal year to the end of the relevant fiscal month.

5.3 Annual Audited Financial Statements and Compliance Certificate. Deliver to the Agent, on or before the 90th day after the close of each fiscal year of the Borrowers, commencing with that ending on December 31, 2017, (a) a copy of the audited Financial Statements as at the close of such fiscal year and for the fiscal year then ended, audited by a mutually acceptable full service accounting firm of regional or national reputation having a dedicated oil and gas audit practice and approved by the Agent in writing, and (b) a Compliance Certificate prepared, as to section 2 thereof, as of the close of the end of the relevant fiscal year.

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5.4 Reserve Reports; LOE Reports; Production Reports; Payables Aging; Additional Development Plans and Financial Projections.

(a) Deliver to the Agent, no later than each June 30th during the term of this Agreement, a Reserve Report, in form satisfactory to the Agent, prepared as of the preceding May 31st, and certified by LaRoche Petroleum Consultants, Ltd. or such other petroleum engineering firm approved in writing by Agent preparing the relevant Reserve Report as fairly and accurately setting forth (i) the PDP, PUD, shut-in, behind-pipe and undeveloped Reserves (separately classified as such) attributable to the Mortgaged Properties and other Oil and Gas Properties of the Borrowers, (ii) the aggregate PV-10 value of the future net income with respect to PDP Reserves attributable to the Mortgaged Properties and other Oil and Gas Properties of the Borrowers, (iii) projections of the annual rate of production, gross income and net income with respect to such PDP Reserves, (iv) information with respect to the “take-or-pay,” “prepayment” and gas-balancing liabilities of the Borrowers with respect to such PDP Reserves and (v) general economic assumptions.

(b) Deliver to the Agent, no later than each December 31st during the term of this Agreement, a Reserve Report, in substantially the format of and providing the information provided in the Reserve Report provided pursuant to Section 5.4(a), prepared as of the preceding November 30th and certified by LaRoche Petroleum Consultants, Ltd. or such other petroleum engineering firm approved in writing by the Agent as fairly and accurately setting forth the information provided therein.

(c) Deliver to the Agent, no later than the 30th day following the end of each fiscal month, a report in comparative form to the Budget as set forth on Schedule 5.4 hereto, in form reasonably satisfactory to the Agent, setting forth information as to quantities of production from the Mortgaged Properties, volumes of production sold, volumes of production committed to Commodity Hedge Agreements, pricing, purchasers of production, gross revenues, lease operating expenses, EBITDA and such other information as the Agent or any Lender may request with respect to the relevant monthly period.

(d) Deliver to the Agent, no later than the 30th day after the end of each fiscal month, an aging of the accounts payable of the Borrowers, on a consolidated basis, at the end of the relevant monthly period.

(e) Deliver to the Agent, no later than December 31st of each year, a Development Plan, in form reasonably acceptable to the Agent, setting forth proposed activities with respect to the Oil and Gas Properties of the Borrowers during the subsequent fiscal year.

(f) Deliver to the Agent, no later than December 31st of each year, financial projections for the Borrowers, on a consolidated basis, as at the close of each month of the subsequent fiscal year, which financial projections shall be presented in the form of Financial Statements.

(g) Deliver to the Agent, in connection with any proposed Capital Expenditures on any Oil and Gas Property pursuant to the Development Plan, title information including, but not limited to, new or supplemental title opinions with respect to existing oil and gas wells and drilling title opinions with respect to any new well, each prepared by Hameline & Eccleston, LLP or other counsel approved by the Agent, leases, seismic data and landman information, and such other information requested by Agent related to the proposed Capital Expenditure.

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5.5 Title Opinions; Title Defects; Mortgaged Properties.

(a) Promptly upon the request of the Agent, furnish to the Agent title opinions, in form and by counsel reasonably satisfactory to the Agent, or other confirmation of title reasonably acceptable to the Agent, covering Oil and Gas Properties of the relevant Borrower.

(b) Promptly, but in any event within 30 days after notice by the Agent of any title defect having a Material Adverse Effect, clear such title defect.

(c) Promptly upon the request of the Agent, execute and deliver to the Agent additional Security Documents as necessary to maintain, as Mortgaged Properties, Oil and Gas Properties of the Borrowers the PV-10 value of the Proved Reserves attributable to which, in the aggregate, equals at least one hundred percent (100%) of the total Proved Reserves reflected in the Reserve Report most recently provided to the Agent pursuant to the provisions of Section 5.4.

5.6 Notices of Certain Events. Deliver to the Agent, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrowers, and setting forth the relevant event or circumstance and the steps being taken by the relevant Borrower with respect to such event or circumstance:

(a) any Default or Event of Default;

(b) any default or event of default under any contractual obligation of any Borrower, or any litigation, investigation or proceeding between any Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding involving any Borrower as a defendant or in which any Property of any Borrower is subject to a claim and in which the amount involved is $25,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

(d) the receipt by the Borrowers of any Environmental Complaint, which if adversely determined could reasonably be expected to have a Material Adverse Effect;

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(e) any actual, proposed or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrowers following any allegation of a violation of any Requirement of Law;

(f) any Release of Hazardous Substances by the Borrowers or from, affecting or related to any Property of the Borrowers or Property of others adjacent to Property of the Borrowers which could reasonably be expected to have a Material Adverse Effect, except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension or forfeiture of or failure to renew, any permit, license, registration, approval or authorization which could reasonably be expected to have a Material Adverse Effect;

(g) any change in Petrodome Management; and

(h) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

5.7 Letters in Lieu of Transfer Orders or Division Orders. Promptly upon request by the Agent at any time and from time to time, and without limitation on the rights of the Agent pursuant to the provisions of Section 2.17, execute such letters in lieu of transfer or division orders, in addition to the letters delivered to the Agent in satisfaction of the condition set forth in Section 3.1(h), as are necessary or appropriate to transfer and deliver to the remittances of Agent proceeds from or attributable to any of the Mortgaged Property.

5.8 Commodity Hedging. Within five (5) Business Days of the Closing Date place in effect and comply, in all material respects, with the provisions of the Minimum Required Commodity Hedge Agreements and, if the daily closing price for WTI is less than $50/bbl for more than nine (9) days during any rolling thirty (30) day period (such occurrence referred to as an “Additional Hedge Adjustment Event”), the Borrowers shall hedge additional future production volumes, as determined by the Agent in its sole discretion, within fifteen (15) days after receipt of notice from the Agent specifying the amounts and duration of the future production volumes to be hedged as a result of such Additional Hedge Adjustment Event.

5.9 Tax Returns. Furnish to the Agent, promptly upon, but in no event more than thirty (30) days after, each filing of the annual federal income tax return of the Borrowers with the Internal Revenue Service, a copy thereof.

5.10 Additional Information. Furnish to the Agent and any Lender, promptly upon the request of the Agent, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Borrowers as the Agent may from time to time reasonably request; and notify the Agent not less than ten (10) Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Property of the Borrowers, including any change in its name or the location of the jurisdiction of organization, principal place of business or chief executive office of the relevant Borrower; and upon the request of the Agent, execute such additional Security Documents as may be necessary or appropriate in connection therewith.

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5.11 Compliance with Laws. Comply, in all material respects, with all applicable Requirements of Law, including (a) ERISA, (b) Environmental Laws, (c) Anti-Terrorism Laws and (d) all permits, licenses, registrations, approvals and authorizations (i) related to any natural or environmental resource or media located on, above, within, related to or affected by any Property of the Borrowers, (ii) required for the performance of the operations of the Borrowers, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and use its best efforts to cause all employees, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of the Borrowers, while such Persons are acting within the scope of their relationship with the relevant Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the relevant Borrower to so comply.

5.12 Payment of Assessments and Charges. Pay all Taxes, assessments, governmental charges, rent and other Indebtedness which, if unpaid, might become a Lien against any Property of the Borrowers, except any of the foregoing being contested in good faith and as to which an adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

5.13 Maintenance of Existence or Qualification and Good Standing. Maintain its corporate, limited liability company or limited partnership, as the case may be, existence or qualification and, if applicable, good standing in its jurisdiction of organization and in all jurisdictions wherein any material Property now owned or hereafter acquired or business now or hereafter conducted by it necessitates same.

5.14 Payment of Notes; Performance of Obligations. Pay the Notes according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act and discharge all of the other Obligations.

5.15 Further Assurances; Post-Closing Obligations. Promptly upon written request of the Agent, cure any defects in the execution and delivery of any of the Loan Documents to which the relevant Borrower is a party and all agreements contemplated thereby, and execute, acknowledge and deliver to the Agent such other assurances and instruments as shall, in the reasonable opinion of the Agent, be necessary to fulfill the terms of the Loan Documents to which the relevant Borrower is a party. Any failure by Borrowers to timely perform and comply (or to cause any other Person that is an Affiliate to perform and comply) with any of the covenants and requirements as set forth in this Section 5.15 (as determined by Administrative Agent, in its sole but reasonable discretion) shall constitute an Event of Default under Section 7.1(c) of the Credit Agreement.

5.16 Initial Expenses of Agent. Upon request by the Agent, promptly reimburse the Agent for, or pay directly to such special counsel, all reasonable fees and expenses of K&L Gates LLP, special counsel to the Agent, or Agent’s other advisors in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Documents, and the consummation of the transactions contemplated in this Agreement.

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5.17 Subsequent Expenses of Agent and Lenders. Promptly reimburse:

(a) all third party out-of-pocket amounts reasonably expended, advanced or incurred by or on behalf of the Agent (i) to satisfy any obligation of the Borrowers under any of the Loan Documents; (ii) to ratify, amend, restate or prepare additional Loan Documents, as the case may be; (iii) in connection with the filing and recordation of Security Documents; and which amounts shall include all reasonable attorney’s fees, together with interest at the Contract Rate on each such amount from the date of notification by the Agent that the same was expended, advanced or incurred by the Agent until the date it is repaid to the Agent; (iv) in connection with certain back office and administrative services related to the Term Loan provided by Cortland Capital Market Services LLC or such other third party loan servicer as Agent may select from time to time; (v) in connection with all valuation services related to the Term Loan; and (vi) associated with rating agency services, risk mitigation providers and insurance, provided, however, the fees and expenses in connection with (a)(iv) and (a)(vi) shall not exceed $25,000 per year; and

(b) following an Event of Default, all out-of-pocket costs and expenses, if any, of the Agent or any of the Lenders (i) to enforce their respective rights under any of the Loan Documents; (ii) to collect the Obligations and (iii) to protect the Properties or business of the Borrowers, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the relevant Borrower by the Agent and which costs and expenses shall include (a) all court costs, (b) reasonable attorneys’ fees, (c) reasonable fees and expenses of auditors and accountants and other professionals incurred to protect the interests of the Agent or the Lenders, (d) fees and expenses incurred in connection with the participation by the Agent and the Lenders as members of the creditors’ committee in any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in §362 Title 11 of the United States of America Code and (f) fees and expenses incurred in connection with any action pursuant to §1129 Title 11 of the United States of America Code all reasonably incurred by the Agent and the Lenders in connection with the collection of any sums due under the Loan Documents, together with interest at the Contract Rate on each such amount from the date of notification that the same was expended, advanced or incurred by the Agent or any Lender until the date it is repaid to the Agent or such Lender, with the obligations under this Section 5.17 surviving the non-assumption of this Agreement in any Insolvency Proceeding and being binding upon the Borrowers and/or a trustee, receiver, custodian or liquidator of the Borrowers appointed in any such case.

(c) Notwithstanding any provision to the contrary herein, the Borrowers agree that, upon five (5) Business Days’ notice, the Agent may debit the Borrowers’ account or accounts that are subject to exclusive control by the Agent for any amounts payable pursuant to this Section 5.17.

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5.18 Maintenance and Inspection of Properties. Maintain or, to the extent that the right or obligation to do so rests with another Person, exercise commercially reasonable efforts to cause such other Person to maintain all of the tangible Properties of the Borrowers in good repair and condition, ordinary wear and tear excepted; make or, to the extent that the right or obligation to do so rests with another Person, exercise commercially reasonable efforts to cause such other Person to make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Agent, upon prior notice to the Borrowers, to visit and inspect, at reasonable times, any tangible Property of the Borrowers.

5.19 Maintenance of Insurance. Maintain or cause to be maintained insurance with respect to its Properties and businesses against such liabilities, casualties, risks and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Agent and name the Agent as an additional insured and loss payee.

5.20 Environmental Indemnification. Indemnify and hold the Agent and each of the Lenders and their respective shareholders, officers, directors, employees, agents, advisors, attorneys-in-fact and Affiliates and each trustee for the benefit of the Agent or the Lenders under any Security Document (each of the foregoing an “Indemnitee”) harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including attorneys’ fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under, or from any Property of the Borrowers, whether prior to or during the term hereof, (b) any activity carried on or undertaken on any Property of the Borrowers, whether prior to or during the term hereof, and whether by of the Borrowers or any of the predecessors in title, employees, agents, contractors or subcontractors of or any other Person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination on or under any Property of the Borrowers, (d) any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by of the Borrowers or any employees, agents, contractors or subcontractors of the Borrowers while such Persons are acting within the scope of their relationship with the relevant Borrower, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Requirements of Law or (e) the performance and enforcement of any Loan Document or any other act or omission in connection with or related to any Loan Document or the transactions contemplated thereby, including any such claim, loss, damage, liability, fine, penalty, charge, administrative or judicial proceeding, order, judgment, remedial action, requirement, enforcement action, cost or expense, arising from the negligence (but not the gross negligence or willful misconduct), whether sole or concurrent, of any Indemnitee; with the foregoing indemnity surviving satisfaction of all Obligations and the termination of this Agreement, unless all such Obligations have been satisfied wholly in cash and not by way of realization against any Collateral or the conveyance of any Property in lieu thereof, provided that such indemnity shall not extend to any act or omission by the Agent or any Lender with respect to any Property subsequent to the Agent or any Lender becoming the owner of such Property and with respect to which Property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto by the Agent or any Lender. All amounts due under this Section 5.20 shall be payable on written demand therefor by the Agent.

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5.21 General Indemnification. Indemnify and hold each Indemnitee harmless from and against any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (i) the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby, (ii) the use of proceeds of the Term Loan, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any such loss, claim, damage, liability or expense arising from the negligence (but not the gross negligence or willful misconduct), whether sole or concurrent, of any Indemnitee; with the foregoing indemnity surviving satisfaction of all Obligations and the termination of this Agreement. For the avoidance of doubt, subsection (i) and subsection (iii) of this Section 5.21 includes the reasonable fees, disbursements and other charges of a single lead counsel for, and special and local counsel as my be required by, the Agent. All amounts due under this Section 5.21 shall be payable on written demand therefor.

5.22 Evidence of Compliance with Anti-Terrorism Laws. Deliver to the Agent and any Lender any certification or other evidence requested from time to time by the Agent or such Lender, in their reasonable discretion, confirming compliance by the Borrowers with the provisions of any or all applicable Anti-Terrorism Laws.

5.23 Board and Management Meetings. Hold (a) a meeting of the governing body of the Borrower or its manager, as the case may be, at least quarterly and, in connection with each such meeting or any proposed action without a meeting, as the case may be, (i) provide to the Agent reasonable advance notice of the meeting or reasonable advance notice of any proposed action without a meeting, (ii) provide to the Agent, reasonably in advance of the meeting or proposed action without a meeting, copies of all written materials provided to the directors and (iii) so long as the Loan Balance exceeds $100,000 allow the Agent Observer to attend the meeting as a non-voting observer and (b) regular operations meetings of the management team of the Borrower and special meetings of such management team at the reasonable request of the Agent. Any of the meetings held pursuant to this Section 5.23(b) may be held telephonically. Borrower will reimburse the Agent Observer for all reasonable and documented costs and expenses incurred in connection with its participation in any meetings pursuant to this Section 5.23.

5.24 Maximum Permitted Monthly General and Administrative Expense Allocation. Not deduct or receive a monthly general and administrative expense allocation (measured in arrears) in excess of $125,000 per month. For the avoidance of doubt, any and all overhead shall be considered a general and administrative expense for purposes of this Section 5.24.

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5.25 Material Contracts. Comply in all material respects with material contracts.

5.26 Credit Policies. Maintain written credit policies consistent with standard business practices and in form and substance acceptable to Agent.

5.27 DACA Accounts. Within thirty (30) calendars days of the Closing Date, with respect to all Borrowers, deliver one or more Deposit Account Control Agreements with shifting control among Petrodome Energy and the other Borrowers, the Agent and Wells Fargo Bank, National Association or any other financial institution holding an account of one or more Borrowers with respect to each Operating Account or any other account in which any Borrower holds an interest.

5.28 Lockbox Account. (a) Remit all payments received by it to the Lockbox Account and (b) direct all account debtors and royalty payors to remit all payments due to Borrowers to the Lockbox Account.

5.29 Other Financial Reporting Obligations. Deliver to the Agent any and all annual and quarterly financial reporting information of Viking Energy Group, Inc. as well as any special reporting delivered to its securities regulator no later than three (3) days after such information is delivered to the SEC.

5.30 Additional Collateral; Other Deliveries. At the request of the Agent in its sole discretion, deliver to the Agent Security Documents covering all Oil and Gas Properties and other Properties of the Borrowers and establishing perfected first priority Liens in favor or for the benefit of the Agent for the benefit of the Lenders or such other deliveries as the Agent shall reasonably request, including but not limited to new, amendment or otherwise revised Direction Letters and letters in lieu of transfer.

ARTICLE VI

NEGATIVE COVENANTS

So long as any Obligation remains outstanding or unpaid, none of the Borrowers will:

6.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of forty-five (45) days beyond the invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (c) Indebtedness of the Borrowers at any time owing by the relevant Borrower under any of the Minimum Required Commodity Hedge Agreements or other Commodity Hedge Agreement with Approved Hedge Counterparties and approved by the Agent, (d) Indebtedness associated with Permitted Liens, and (e) Indebtedness of the Borrowers owing to Viking Energy Group, Inc., provided, however, that such Indebtedness permitted under subsection (e) of this Section 6.1 (i) may not exceed $1,000,000, (ii) shall not be secured, and (iii) shall be subject to a subordination agreement in favor of Agent and the Lenders in form and substance acceptable to Agent in its sole discretion.

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6.2 Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees, performance surety or other bonds or endorsements of items deposited for collection, in each case provided in the ordinary course of business or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

6.3 Liens. Create, incur, assume or suffer to exist any Lien on any of its Property, whether now owned or hereafter acquired; provided, however, the foregoing restriction shall not apply to Permitted Liens.

6.4 Sales of Assets. Sell, transfer or otherwise dispose of, any of its Property, whether now owned or hereafter acquired, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of Hydrocarbons or inventory in the ordinary course of business, provided that no contract for the sale of Hydrocarbons shall obligate the relevant Borrower to deliver Hydrocarbons produced from any of its Oil and Gas Properties at some future date without receiving full payment therefor within sixty (60) days of delivery, (b) the sale or other disposition of Property destroyed, lost, worn out, damaged or having only salvage value or no longer used or useful in the business in which it is used and not exceeding $25,000 in the aggregate, for Borrowers on a consolidated basis, during any calendar year, (c) the sale, transfer or other disposition of Property from the Borrowers to any other Borrowers or direct obligor hereunder, (d) sales or other dispositions of Property not constituting Collateral and not exceeding $25,000 in the aggregate, for the Borrowers on a consolidated basis, during any calendar year, or (e) sales or other dispositions of Property, the proceeds of which are used to pay the Obligations in full in cash.

6.5 Leasebacks. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

6.6 Sale or Discount of Receivables. Except to minimize losses on bona fide debts previously contracted, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

6.7 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person; provided, however, the foregoing restriction shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and on terms customary in the relevant industry, (b) loans or advances by the relevant Borrower to any of the other Borrower or (c) other loans or advances not exceeding $25,000, in the aggregate for the Borrowers on a consolidated basis, at any time outstanding. Notwithstanding the forgoing, the Borrowers shall not make any advance or loan to or for the benefit of, whether directly or otherwise, to: (i) any Person directly or indirectly related to any Borrower or (ii) any officer or manager of such Borrower, without the express written consent of the Agent.

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6.8 Investments. Make or acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to (a) the purchase or acquisition of Oil and Gas Properties, pipelines and gathering systems or other Property related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America (including, the federal Outer Continental Shelf), provided that the Agent must consent in writing prior to any purchase or acquisition under this Section 6.8(a), (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody’s Investor Service, Inc. or A-2 by Standard & Poor’s Corporation and with maturities of no more than one year from the date of acquisition or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section 6.8, or (iv) certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers’ acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through any Lender or any bank or trust company organized under the laws of the United States of America or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this proviso to this Section 6.8, (d) Investments in money-market funds sponsored or administered by Persons acceptable to the Agent and which funds invest in short-term Investments similar in nature and degree of risk to those described in clause (b) of this proviso to this Section 6.8, or (e) evidences of loans or advances not prohibited by the provisions of Section 6.7.

6.9 Dividends and Distributions. Declare, pay or make, whether in cash or Property of the relevant Borrower, any dividend or distribution on, or purchase, redeem or otherwise acquire for value, any of its Equity Interests other than dividends and distributions paid (a) in additional shares of Equity Interests, so long as such additional shares of Equity Interests do not have any redemption rights or cash payments, (b) pursuant to and in accordance with stock option plans or other benefit plans for management, employees or consultants of the relevant Borrower, so long as such additional shares of Equity Interests do not have any redemption rights or cash payments or (c) so long as no Default or Event of Default exists or would reasonably be expected to result in a Default or Event of Default, as a Permitted Tax Distribution.

6.10 Issuance of Equity; Changes in Corporate Structure. Issue or agree to issue any Equity Interests other than common Equity Interests; enter into any transaction of consolidation, merger or amalgamation; or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution).

6.11 Transactions with Affiliates and Certain Other Person. Directly or indirectly, enter into any transaction (including the sale, lease or exchange of Property or the rendering of service) with any of its Affiliates or with any Person directly or indirectly related to any Borrower or any manager or officer of such Borrower (other than transactions entered into in the normal course of business between the Borrowers and any other Borrower not otherwise prohibited hereunder), other than: (a) upon fair and reasonable terms no less favorable than could be obtained in an arm’s length transaction with a Person which was not an Affiliate and (b) upon terms approved by the Agent in writing.

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6.12 Lines of Business. Engage in any line of business other than those in which the relevant Borrower is engaged as of the Closing Date.

6.13 Plan Obligation. Assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

6.14 Anti-Terrorism Laws. Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; deal in, or otherwise engage in any transaction relating to, any Property or interests in Property blocked pursuant to Executive Order No. 13224; engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate (i) any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act or (ii) any prohibitions set forth in the rules or regulations issued by OFAC or any sanctions against targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers based on United States of America foreign policy.

6.15 Amendment of Material Contracts. Amend, supplement, restate or otherwise modify, in any material respect, any material contract to which the relevant Borrower is a party, including, without limitation, any Development Plan or joint operating agreement, without express written consent from the Agent.

6.16 Provisions of Commodity Hedge Agreements. Enter into or maintain in effect any Commodity Hedge Agreement containing any provision obligating the relevant Borrower to provide to the relevant Approved Hedge Counterparty any collateral, margin, letter of credit or any other form of security or credit support for the obligations, contingent or otherwise, of the relevant Borrower thereunder.

6.17 Maintenance of Commodity Hedge Agreements. Enter into any Commodity Hedge Agreement, whether with an Approved Hedge Counterparty or another Person, other than the Minimum Required Commodity Hedge Agreements or liquidate or terminate any of Minimum Required Commodity Hedge Agreements.

6.18 Deposit Accounts. Establish or maintain funds on deposit in a deposit account with any financial institution other than (a) the Lockbox Account, (b) the CapEx Account, (c) the Control Account or (d) other Operating Accounts (including deposit accounts used to maintain funds in suspense or royalties due to third-parties) as described on Schedule 6.18 attached hereto.

6.19 Development Plan. Amend the general administrative and expense budget or target development locations of the most recent Development Plan without the prior written consent of the Agent.

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6.20 Reserved.

6.21 Current Ratio. Allow, as of the close of any fiscal month, commencing with that ending May 31, 2018, the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00.

6.22 PDP Collateral Coverage. Allow, as of each of the dates indicated in the table below in this Section 6.22, (a) the positive difference of (i) the Loan Balance as of the relevant date minus (ii) the amount of cash in the CapEx Account as of the relevant date, divided by (b) the PV-10 value of the PDP Reserves (using Adjusted Strip Prices on the relevant date applied to the PDP Reserves of the Borrowers, on a consolidated basis), as reflected in the Reserve Report provided to the Agent pursuant to the provisions of Section 5.4, to be more than the percentage indicated in the table below for the relevant date:

Date	Percentage
May 31, 2018	70%
November 30, 2018	65%
May 31, 2019	60%
November 30, 2019 and thereafter	55%

6.23 Proved Reserves Coverage. Allow, as of May 31, 2018 and each November 30th and May 31st thereafter, the positive difference of (a) the difference of (i) the Loan Balance as of the relevant date minus (ii) the amount of cash in the CapEx Account, as of the relevant date, to be more than (b) fifty percent (50%) of the PV-10 value of Proved Reserves (using Adjusted Strip Prices on the relevant date applied to the Proved Reserves of the Borrowers, on a consolidated basis) as reflected in the most recent Reserve Report provided to the Agent pursuant to the provisions of Section 5.24, provided, that only twenty percent (20%) of the PV-10 value of PUD shall be included for purposes of calculating the PV-10 value of Proved Reserves.

6.24 Capital Expenditures. Make or commit or agree to make, in any fiscal quarter, Capital Expenditures that would cause Capital Expenditure made or committed or agreed to in the relevant fiscal quarter to exceed the amount set forth in the Development Plan for such fiscal quarter by more than ten percent (10%). For purposes of this Section 6.24, Capital Expenditures may be made by purchase or by Capital Lease and include costs associated with the exploration and development of Oil and Gas Properties. This Section 6.24 does not apply to any Capital Expenditure required by law or legally mandated by a safety, environmental or regulatory agency having authority over the Borrowers.

6.25 Capital Leases. Create, incur, assume or suffer to exist any Capital Lease in excess of $50,000 in the aggregate in any calendar year.

6.26 Amendments to Organizational Documents. Without the prior written consent of the Agent, alter, amend or modify its certificate of formation, limited liability company, agreement, articles of incorporation, by-laws, or any other similar organizational document.

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6.27 Additional Subsidiaries. Form or acquire any Subsidiary without the prior written consent of the Agent. In the event that the Agent provides such prior written consent to any formation or acquisition of any Subsidiary, the Borrower shall contemporaneously with such formation, cause such Subsidiary to (a) become a Co-Borrower by delivering to the Agent a duly executed amendment to the Agreement or such other document as the Agent shall deem appropriate for such purpose, (b) grant a security interest in all Collateral of the type described in the Security Documents subject to the exceptions specified therein, including all Oil and Gas Properties, owned by such Subsidiary by delivering to the Agent a duly executed supplement to the Security Documents or such other document as the Agent shall deem appropriate for such purpose, (c) deliver to the Agent such opinions, documents and certificates referred to in Section 3.1 as may reasonably be requested by the Agent, (d) deliver to the Agent such original certificated Equity Interests or other certificates evidencing the Equity Interests of such Subsidiary, together with stock or other transfer powers duly executed in blank, (e) deliver to the Agent such updated Schedules to the Loan Documents as requested by the Agent with respect to such Subsidiary, and (f) deliver to the Agent such other documents as may be reasonably requested by the Agent, all in form, content and scope reasonably satisfactory to the Agent.

6.28 Equity Raise. Without the prior written consent of the Agent, use any proceeds from an Equity Raise to redeem or repay any Subordinated Indebtedness or to declare, pay or make any dividend or distribution.

6.29 Negative Pledge Agreements. Will not create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Documents, agreements with respect to purchase money Indebtedness or Capital Leases secured by Permitted Liens, but then only with respect to the Property that is the subject of such Capital Lease or purchase money Indebtedness), that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Agent and the Lenders.

6.30 Material Accounting Changes. Change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively. Make (without the consent of the Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

ARTICLE VII

EVENTS OF DEFAULT

7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

(a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Notes or in the payment when due of any fee or other sum payable under any Loan Document to which the relevant Borrower is a party and such default shall continue unremedied for five (5) days, except such amounts due on the Maturity Date, for which no such grace period shall apply;

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(b) default shall be made by the Borrowers in the due observance or performance of any of its obligations under the Loan Documents, and, as to compliance with the obligations of the Borrowers under Article V (other than Section 5.14), and such default shall continue for five (5) days after the earlier of notice thereof to the relevant Borrower or Borrowers by the Agent or knowledge thereof by the relevant Borrower or any of the other Borrowers;

(c) any representation or warranty made by the Borrowers in any of the Loan Documents to which the relevant Borrower is a party proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, including the perfection certificate, or data furnished or made to the Agent or any Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

(d) default shall be made by any Borrower (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note or other Indebtedness in excess of $50,000 in the aggregate as to the relevant Borrower or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for five (5) days in excess of the period of grace, if any, with respect thereto;

(e) the levy against any significant portion of the Property of the Borrowers, or any execution, garnishment, attachment, sequestration or other writ or similar proceeding in an amount in excess of $50,000 as to the relevant Borrower which is not permanently dismissed or discharged within sixty (60) days after the levy;

(f) any Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors of all or substantially all of its assets, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

(g) an order, judgment or decree shall be entered against any Borrower by any court of competent jurisdiction or by any other Governmental Authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets, and such order, judgment or decree shall not be dismissed or stayed within thirty (30) days;

(h) a final and non-appealable order, judgment or decree shall be entered against any Borrower for money damages and/or Indebtedness due in an amount in excess of $50,000, and such order, judgment or decree shall not be dismissed or stayed within 60 days or is not fully covered by insurance;

(i) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against any Borrower under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. §1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of the relevant Borrower subject to a Lien in favor of the Agent without (i) satisfaction or provision for satisfaction of such Lien or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

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(j) no Borrower shall have (i) concealed, removed or diverted, or permitted to be concealed, removed or diverted, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law with intent to hinder, delay or defraud its creditors, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid with intent to hinder, delay or defraud its creditors or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof;

(k) any Security Document shall for any reason not, or cease to, create valid and perfected first‑priority Liens against the Property of the Borrower which is a party thereto purportedly covered thereby, except to the extent permitted by this Agreement;

(l) any Borrower contests in any manner the validity or enforceability of any provision of any Loan Document to which it is a party, or denies that it has any liability under any Loan Document to which it is a party;

(m) any Borrower purports to revoke, terminate or rescind any Loan Document or any provision of any Loan Document;

(n) any Borrower pays, in cash or otherwise, any portion of any Subordinated Indebtedness not expressly permitted pursuant to the terms of a subordination agreement in favor of the Agent; or

(o) a Change of Control occurs.

7.2 Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 7.1(f) or Section 7.1(g), immediately and without notice, all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrowers.

(b) Upon the occurrence of any Event of Default other than those specified in Section 7.1(f) or Section 7.1(g), the Agent may, and upon the request of the Required Lenders shall, by notice in writing to any Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by each Borrower.

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(c) Upon the occurrence of any Event of Default, the Lenders, with the oral consent of the Required Lenders (confirmed promptly in writing), and the Agent, in accordance with the terms hereof, may, in addition to the foregoing in this Section 7.2, exercise any or all of their rights and remedies provided by law or pursuant to the Loan Documents.

(d) Should the Obligations under the Loan Documents become immediately due and payable in accordance with any of the preceding subsections of this Section 7.2, the Agent shall be entitled to proceed against the Collateral.

(e) Upon the occurrence of any Event of Default, the Agent shall be authorized and entitled, in its sole and uncontrolled discretion, to withdraw all cash in the Lockbox Account on a daily basis to be applied against the Loan Balance pursuant to Section 7.2(f) until such time as no Event of Default exists under any of the preceding subsections of this Section 7.2.

(f) Proceeds received by the Agent from realization against the Collateral and any other funds received by the Agent from any Borrower when an Event of Default has occurred and is continuing shall be applied pro rata (i) first, to fees and expenses due pursuant to the terms of this Agreement, any other Loan Document or any Commodity Hedge Agreement with a Lender, (ii) second, to accrued interest on the Obligations under the Loan Documents or any Commodity Hedge Agreement with a Lender and (iii) third, to the Loan Balance and any other Obligations then due and payable, pro rata in accordance with the ratio of the Loan Balance or such other Obligations, as the case may be, to the sum of the Loan Balance and such other Obligations. Notwithstanding the foregoing, amounts received from any Borrower that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations owing to a Lender, it being understood that in the event any amount is applied to the Obligations other than Excluded Swap Obligations as a result of this sentence, the Agent shall make such adjustments as it determines are appropriate pursuant to this sentence, from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to the Obligations described in the preceding sentence of this subsection (f) of this Section 7.2 by Lenders that are the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to the preceding sentence of this subsection (e) of this Section 7.2.

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ARTICLE VIII

THE AGENT

8.1 Appointment. Each Lender hereby designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy. Each Lender authorizes the Agent, as the agent for such Lender, to take such action on behalf of such Lender under the provisions of this Agreement or the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement or the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy, the Agent shall not have any duties or responsibilities except those expressly set forth herein or in any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy or any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy or otherwise exist against the Agent.

8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Required Lenders and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy (except for gross negligence or willful misconduct of the Agent or such Person) or (c) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any Borrower or any Responsible Officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy, or to inspect the Properties, books or records of the Borrowers.

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8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless and until a written notice of assignment, negotiation or transfer thereof shall have been received by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy in accordance with a request of the Required Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes. In no event shall the Agent be required to take any action that exposes the Agent to liability or that is contrary to any Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy or applicable Requirement of Law.

8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, subject to the provisions of Section 7.2, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event that the officer of the Agent primarily responsible for the lending relationship with the Borrowers or any Responsible Officer of any Lender primarily responsible for the lending relationship with the Borrowers becomes aware that a Default or Event of Default has occurred and is continuing, the Agent or such Lender, as the case may be, shall use its good faith efforts to inform the other Lenders or the Agent, as the case may be, promptly of such occurrence. Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent or any Lender.

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8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any other Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to such Lender and that no act by the Agent or any other Lender hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent or any Lender to any other Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrowers and the value of the Properties of the Borrowers and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrowers and the value of the Properties of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial and otherwise) or creditworthiness of the Borrowers or the value of the Properties of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7 Indemnification. Each Lender agrees to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the Percentage Share of such Lender, from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including any time following the payment and performance of all Obligations and the termination of this Agreement) be imposed on, incurred by or asserted against the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates in any way relating to or arising out of this Agreement or any other Loan Document, or any other document contemplated or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates under or in connection with any of the foregoing, including any liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements imposed, incurred or asserted as a result of the negligence, whether sole or concurrent, of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates. The agreements in this Section 8.7 shall survive the payment and performance of all Obligations and the termination of this Agreement.

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8.8 Restitution. Should the right of the Agent or any Lender to realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrowers otherwise be entitled to a refund or return of funds distributed to the Lenders in connection with the Obligations, the Agent or such Lender, as the case may be, shall promptly notify the Lenders of such fact. Not later than Noon, Eastern Standard or Eastern Daylight Savings Time, as the case may be, of the Business Day following such notice, each Lender shall pay to the Agent an amount equal to the ratable share of such Lender of the funds required to be returned to the Borrowers entitled to such funds. The ratable share of each Lender shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded originally distributed to such Lender, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Percentage Share of such Lender. The Agent shall forward such funds to the relevant Borrower or to the Lender required to return such funds. If any such amount due to the Agent is made available by any Lender after Noon, Eastern Standard or Eastern Daylight Savings Time, as the case may be, of the Business Day following such notice, such Lender shall pay to the Agent (or the Lender required to return funds to the relevant Borrower, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the relevant Borrower is made by the Agent (or the Lender required to return funds to the relevant Borrower, as the case may be) to but not including the date on which such Lender failing to timely forward its share of funds required to be returned to the relevant Borrower shall have made its ratable share of such funds available.

8.9 Agent in Its Individual Capacity. Lender serving as the Agent hereunder and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Borrowers or any of them as though such Lender were not the agent hereunder. With respect to any Note issued to the Lender serving as the agent, such Lender shall have the same rights and powers under this Agreement as a Lender and may exercise such rights and powers as though it were not the agent hereunder. The terms “Lender” and “Lenders” shall include the Agent in its individual capacity as a Lender.

8.10 Successor Agent. The Agent may resign as Agent upon ten days’ notice to the Lenders and the Borrowers. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, Required Lenders shall appoint from among the Lenders or Affiliates of Lender a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent. The term “Agent” shall mean such successor agent effective upon its appointment. The rights, powers and duties of the former Agent as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After the removal or resignation of any Agent hereunder as Agent, the provisions of this Article VIII and those of any Section of this Agreement relating to the Agent, including Section 5.16, Section 5.17, Section 5.21, Section 5.22 and Section 8.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

8.11 Applicable Parties. The provisions of this Article VIII are solely for the benefit of the Agent and the Lenders, and none of the Borrowers shall have any rights as a third party beneficiary or otherwise under any of the provisions of this Article VIII. In performing functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrowers or any legal representative, successor or assign of the Borrowers.

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8.12 Releases. Each Lender hereby authorizes the Agent to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Agent to execute and deliver to the Borrowers or any of them, at the sole cost and expense of the Borrowers, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of the Loan Documents.

ARTICLE IX

MISCELLANEOUS

9.1 Assignments; Participations.

(a) None of the Borrowers may assign any of its rights or obligations under any Loan Document without the prior written consent of the Agent and the Lenders.

(b) With the consent of the Agent and, so long as there exists no Default or Event of Default, the Borrowers (which shall not be unreasonably withheld in either case), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement. Any such assignment shall be in the amount of at least $25,000 (or any whole multiple of $25,000 in excess thereof), unless the relevant assignment is to an affiliate of the assigning Lender or is an assignment of the entire Commitment of the assigning Lender. The assignee shall pay to the Agent, if requested by the Agent, a transfer fee in the amount of $2,500 for each such assignment. Any such assignment shall become effective upon receipt by the Agent of all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, the execution and delivery to the Agent of the Assignment Agreement and recordation by the Agent in the Register in accordance with this Section 9.1(b). Promptly following receipt of an executed Assignment Agreement, the Agent shall send to the Borrowers a copy of such executed Assignment Agreement. Promptly following receipt of such executed Assignment Agreement, the Borrowers shall execute and deliver, at their own expense, new Notes to the assignee and, if applicable, the assignor, in accordance with their respective interests, whereupon the prior Notes of the assignor and, if applicable, the assignee, shall be canceled and returned to the Borrowers. Upon the effectiveness of any assignment pursuant to this Section 9.1(b), the assignee will become a “Lender,” if not already a “Lender,” for all purposes of the Loan Documents, and the assignor shall be relieved of its obligations hereunder to the extent of such assignment. If the assignor no longer holds any rights or obligations under this Agreement, such assignor shall cease to be a “Lender” hereunder, except that its rights under Section 5.17, Section 5.21, Section 5.22 and Section 8.7, shall not be affected. On the last Business Day of each month during which an assignment has become effective pursuant to this Section 9.1(b), the Agent shall update the Register to show all such assignments effected during such month and will promptly provide a copy thereof to the Borrowers and each Lender. Agent, acting for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices located in the Unites States of America a copy of each Assignment Agreement delivered to it and a Register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and stated interest of the Term Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrowers, Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, in the absence of manifest error. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Borrower, Agent and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. This Section 9.1(b) shall be construed so that the Term Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any successor provisions).

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(c) Each Lender may, without the consent of the Borrower, transfer, grant or assign participations in all or any portion of its interests hereunder to any Person pursuant to this Section 9.1(c), provided that such Lender shall remain a “Lender” for all purposes of this Agreement and the Transferee of such participation shall not constitute a “Lender” hereunder. In the case of any such participation, the participant shall not have any rights under any Loan Document, the rights of the participant in respect of such participation to be against the granting Lender as set forth in the agreement with such Lender creating such participation, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation. Each agreement creating a participation must include an agreement by the participant to be bound by the provisions of Section 8.3, Section 8.6 and Section 8.7.

(d) The Agent or any Lender may furnish any information concerning the Borrowers in the possession of the Agent or such Lender from time to time to assignees and participants and prospective assignees and participants.

(e) Notwithstanding anything in this Section 9.1 to the contrary, any Lender which is a national or state bank may assign and pledge all or any of its Notes or any interest therein to any Federal Reserve Bank or the Department of the Treasury of the United States of America as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System or such Federal Reserve Bank. No such assignment or pledge shall release the assigning or pledging Lender from its obligations hereunder.

(f) Notwithstanding any other provisions of this Section 9.1, no transfer or assignment of the interests or obligations of any Lender or grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the Securities and Exchange Commission or any successor Governmental Authority or qualify the Term Loans under the “Blue Sky” laws of any state.

9.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrowers and all covenants and agreements herein made by the Borrowers shall survive the execution and delivery of the Notes and shall remain in force and effect so long as any Obligation is outstanding.

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9.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, if any, which oral notices shall be promptly confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by facsimile or electronic mail). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered personally, or, in the case of delivery by mail, when deposited in the mail, certified mail with return receipt requested, postage prepaid, in the case of facsimile notice, when receipt thereof is acknowledged orally or by written confirmation report or, in the case of electronic mail, when sent and no undeliverable notification is received, addressed as follows:

(a) if to the Agent, to:

405 Petrodome LLC

405 Lexington Avenue

59th Floor

New York, New York 10174

Attention: Greg White

E-mail: gwhite@arenaco.com

With an email copy to:

reporting@arenaco.com, arenaagency@cortlandglobal.com, and gpaulsen@arenaco.com

And a copy to:

K&L Gates LLP

1717 Main Street

Suite 2800

Dallas, TX 75201

Attention: Michael Cuda

E-mail: michael.cuda@klgates.com

(b) if to any Lender, to the Applicable Lending Office, including, without limitation, each email address of such Lender appearing below such Lender’s Applicable Lending Office.

(c) if to any Borrower, to:

Petrodome Energy, LLC

4200 Montrose Boulevard, Suite 410

Houston, Texas 77006

Attention: Robert G. Wonish

Email: bob@petrodomeenergy.com

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With a copy to:

Viking Energy Group, Inc.

1330 Avenue of the Americas, Suite 23A

New York, New York 10019

Attention: James A. Doris

Email: jdoris@vikingenergygroup.com

Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

9.4 Parties in Interest. Subject to the restrictions on changes in structure set forth in Section 6.10 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrowers, the Agent or the Lenders shall be binding upon and inure to the benefit of the relevant Borrower, the Agent or the Lenders, as the case may be, and their respective legal representatives, successors and assigns.

9.5 Rights of Third Parties. Except as provided in Section 9.4, all provisions herein are imposed solely and exclusively for the benefit of the Agent, the Lenders and the Borrowers and no other Person shall have any right, benefit, priority or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

9.6 Renewals; Extensions. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrowers under this Agreement, the Notes or any other Loan Document.

9.7 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent or the Lenders or their officers or employees, nor any failure or delay by the Agent or the Lenders with respect to exercising any of their rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent and the Lenders under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of the Term Loans shall not constitute a waiver of any of the covenants, warranties or conditions of the Borrowers contained herein. In the event any of the Borrowers are unable to satisfy any such covenant, warranty or condition, the making of the Term Loans shall not have the effect of precluding the Agent or the Lenders from thereafter declaring such inability to be an Event of Default as hereinabove provided.

9.8 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

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9.9 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, except by an instrument in writing signed by the Agent and the party against whom enforcement of the amendment, waiver, discharge or termination is sought. Subject to the preceding sentence, any provision of this Agreement or any other Loan Document may be amended or modified by the Borrowers and the Required Lenders or waived by the Required Lenders; provided that, notwithstanding any provision of this Agreement to the contrary, (a) no amendment, modification or waiver which extends the Maturity Date, forgives the principal amount of any Indebtedness of the Borrowers outstanding under this Agreement or interest thereon or fees owing under this Agreement, releases any guarantor of such Indebtedness, releases all or substantially all of the Property of the Borrowers subject to the Security Documents, reduces the interest rate applicable to the Loan Balance or the fees payable to the Lenders generally, delays the payment of interest, fees or principal payments, reduces any principal payments, makes changes to the pro rata application of payments or disbursement to the Lenders, affects this Section 9.9 or modifies the definition of “Required Lenders” shall be effective without the unanimous written consent of all Lenders and the Agent; (b) no amendment, modification or waiver which increases the Percentage Share of any Lender shall be effective without the written consent of such Lender and the Agent; and (c) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the written consent of the Agent.

9.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

9.11 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Documents, the realization, liquidation, foreclosure or any other disposition on or of any or all of the Property of the Borrowers subject to the Security Documents shall be in the order and manner and determined in the sole discretion of the Agent; provided, however, that in no event shall the Agent violate applicable law or exercise rights and remedies other than those provided in such Security Documents or otherwise existing at law or in equity.

9.12 Governing Law. This Agreement and the Notes shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to principles thereof relating to conflicts of law.

9.13 Dispute Resolution. This Section 9.13 contains a jury waiver, a class action waiver and an arbitration provision. READ CAREFULLY.

(a) THIS DISPUTE RESOLUTION PROVISION SHALL SUPERSEDE AND REPLACE ANY PRIOR “JURY WAIVER,” “JUDICIAL REFERENCE,” “CLASS ACTION WAIVER,” “ARBITRATION,” “DISPUTE RESOLUTION” OR SIMILAR ALTERNATIVE DISPUTE AGREEMENT OR PROVISION BETWEEN OR AMONG THE PARTIES HERETO RELATING TO THE TRANSACTION WHICH IS THE SUBJECT OF THIS AGREEMENT.

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(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY CLAIM, DISPUTE OR CONTROVERSY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EACH OF THE FOREGOING, A “DISPUTE”), AND, EXCEPT AS PROVIDED BELOW IN THIS SECTION 9.13, DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. IF A COURT DETERMINES THAT THIS PROVISION IS NOT ENFORCEABLE FOR ANY REASON AND AT ANY TIME PRIOR TO TRIAL OF THE DISPUTE, BUT NOT LATER THAN THIRTY (30) DAYS AFTER ENTRY OF THE ORDER DETERMINING THIS PROVISION IS UNENFORCEABLE, ANY PARTY HERETO SHALL BE ENTITLED TO MOVE THE COURT FOR AN ORDER COMPELLING ARBITRATION AND STAYING OR DISMISSING SUCH LITIGATION PENDING ARBITRATION (AN “ARBITRATION ORDER”). IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(c) IF A DISPUTE ARISES, AND ONLY IF A JURY TRIAL WAIVER IS NOT PERMITTED BY APPLICABLE LAW OR RULING BY A COURT, ANY PARTY MAY REQUIRE THAT THE DISPUTE BE RESOLVED BY BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR. BY AGREEING TO ARBITRATE A DISPUTE, EACH PARTY HERETO GIVES UP ANY RIGHT THAT PARTY MAY HAVE TO A JURY TRIAL AS WELL AS OTHER RIGHTS THAT PARTY WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN ARBITRATION, SUCH AS THE RIGHTS TO DISCOVERY AND TO APPEAL.

ARBITRATION SHALL BE COMMENCED BY FILING A PETITION WITH, AND IN ACCORDANCE WITH THE APPLICABLE ARBITRATION RULES OF, THE AAA (THE “ADMINISTRATOR”) AS SELECTED BY THE INITIATING PARTY. IF THE PARTIES TO THE DISPUTE AGREE, ARBITRATION MAY BE COMMENCED BY APPOINTMENT OF A LICENSED ATTORNEY WHO IS SELECTED BY THE PARTIES TO THE DISPUTE AND WHO AGREES TO CONDUCT THE ARBITRATION WITHOUT AN ADMINISTRATOR. DISPUTES INCLUDE MATTERS (I) RELATING TO A DEPOSIT ACCOUNT, APPLICATION FOR OR DENIAL OF CREDIT, ENFORCEMENT OF ANY OF THE OBLIGATIONS ANY PARTY HERETO HAS TO ANY OF THE OTHER PARTIES HERETO, COMPLIANCE WITH APPLICABLE LAWS AND/OR REGULATIONS, PERFORMANCE OF SERVICES PROVIDED UNDER ANY AGREEMENT BY ANY PARTY HERETO, (II) BASED ON OR ARISING FROM AN ALLEGED TORT OR (III) INVOLVING ANY PARTY’S EMPLOYEES, AGENTS, AFFILIATES OR ASSIGNS, DISPUTES DO NOT, HOWEVER, INCLUDE THE VALIDITY, ENFORCEABILITY, MEANING OR SCOPE OF THIS ARBITRATION PROVISION AND SUCH MATTERS MAY BE DETERMINED ONLY BY A COURT. IF A THIRD PARTY IS A PARTY TO A DISPUTE, EACH PARTY HERETO CONSENTS TO INCLUDING THE THIRD PARTY IN THE ARBITRATION PROCEEDING FOR RESOLVING THE DISPUTE WITH THE THIRD PARTY. VENUE FOR THE ARBITRATION PROCEEDING SHALL BE AT A LOCATION DETERMINED BY MUTUAL AGREEMENT OF THE PARTIES THERETO OR, ABSENT SUCH AN AGREEMENT, IN THE CITY AND STATE WHERE THE AGENT IS HEADQUARTERED.

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IF A COURT ISSUES AN ARBITRATION ORDER, ALL PARTIES TO THE DISPUTE THAT DID NOT SEEK THE ARBITRATION ORDER SHALL COMMENCE ARBITRATION. THE PARTY HERETO THAT SOUGHT THE ARBITRATION ORDER MAY COMMENCE ARBITRATION, BUT SHALL HAVE NO OBLIGATION TO DO SO, AND SHALL NOT IN ANY WAY BE ADVERSELY PREJUDICED BY INITIATING OR PARTICIPATING IN LITIGATION OR ELECTING NOT TO COMMENCE ARBITRATION. THE ARBITRATOR SHALL (I) HEAR AND RULE ON APPROPRIATE DISPOSITIVE MOTIONS FOR JUDGMENT ON THE PLEADINGS, FOR FAILURE TO STATE A CLAIM OR FOR FULL OR PARTIAL SUMMARY JUDGMENT, (II) RENDER A DECISION AND ANY AWARD APPLYING APPLICABLE LAW, (III) GIVE EFFECT TO ANY LIMITATIONS PERIOD IN DETERMINING ANY DISPUTE OR DEFENSE, (IV) ENFORCE THE DOCTRINES OF COMPULSORY COUNTERCLAIM, RES JUDICATA AND COLLATERAL ESTOPPEL, IF APPLICABLE, (V) WITH REGARD TO MOTIONS AND THE ARBITRATION HEARING, APPLY RULES OF EVIDENCE GOVERNING CIVIL CASES AND (VI) APPLY THE LAW OF THE STATE SPECIFIED IN THE AGREEMENT GIVING RISE TO THE DISPUTE. FILING OF A PETITION FOR ARBITRATION SHALL NOT PREVENT ANY PARTY FROM (I) SEEKING AND OBTAINING FROM A COURT OF COMPETENT JURISDICTION (NOTWITHSTANDING ONGOING ARBITRATION) PROVISIONAL OR ANCILLARY REMEDIES, INCLUDING INJUNCTIVE RELIEF, PROPERTY PRESERVATION ORDERS, FORECLOSURE, EVICTION, ATTACHMENT, REPLEVIN, GARNISHMENT AND/OR THE APPOINTMENT OF A RECEIVER, (II) PURSUING NON-JUDICIAL FORECLOSURE OR (III) AVAILING ITSELF OF ANY SELF-HELP REMEDIES, SUCH AS SETOFF AND REPOSSESSION. THE EXERCISE OF SUCH RIGHTS SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT TO SUBMIT ANY DISPUTE TO ARBITRATION.

JUDGMENT UPON AN ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, EXCEPT THAT, IF THE ARBITRATION AWARD EXCEEDS $50,000, ANY PARTY TO THE RELEVANT DISPUTE SHALL BE ENTITLED TO A DE NOVO APPEAL OF THE AWARD BEFORE A PANEL OF THREE ARBITRATORS. TO ALLOW FOR SUCH APPEAL, IF THE AWARD (INCLUDING THE ADMINISTRATOR’S, THE ARBITRATOR’S AND ATTORNEY’S FEES AND COSTS) EXCEEDS $50,000, THE ARBITRATOR WILL ISSUE A WRITTEN, REASONED DECISION SUPPORTING THE AWARD, INCLUDING A STATEMENT OF AUTHORITY AND ITS APPLICATION TO THE DISPUTE. A REQUEST FOR DE NOVO APPEAL MUST BE FILED WITH THE ARBITRATOR WITHIN THIRTY (30) DAYS FOLLOWING THE DATE OF THE ARBITRATION AWARD. IF SUCH A REQUEST IS NOT MADE WITHIN THAT TIME PERIOD, THE ARBITRATION DECISION SHALL BECOME FINAL AND BINDING. ON APPEAL, THE ARBITRATORS SHALL REVIEW THE AWARD DE NOVO, MEANING THAT THEY SHALL REACH THEIR OWN FINDINGS OF FACT AND CONCLUSIONS OF LAW, RATHER THAN DEFERRING IN ANY MANNER TO THE ORIGINAL ARBITRATOR. APPEAL OF AN ARBITRATION AWARD SHALL BE PURSUANT TO THE RULES OF THE ADMINISTRATOR OR, IF THE ADMINISTRATOR HAS NO SUCH RULES, THEN THE AAA ARBITRATION APPELLATE RULES SHALL APPLY.

ARBITRATION UNDER THIS PROVISION CONCERNS A TRANSACTION INVOLVING INTERSTATE COMMERCE AND SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. § 1 ET SEQ. THIS ARBITRATION PROVISION SHALL SURVIVE ANY TERMINATION, AMENDMENT OR EXPIRATION OF THIS AGREEMENT. IF THE TERMS OF THIS PROVISION VARY FROM THE ADMINISTRATOR’S RULES, THIS ARBITRATION PROVISION SHALL CONTROL.

(d) EACH PARTY HERETO (I) CERTIFIES THAT NO ONE HAS REPRESENTED TO SUCH PARTY THAT ANY OTHER PARTY WOULD NOT SEEK TO ENFORCE JURY AND CLASS ACTION WAIVERS IN THE EVENT OF SUIT, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN THIS SECTION 9.13.

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THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 9.13 ARE A MATERIAL INDUCEMENT FOR THE AGENT AND EACH OF THE LENDERS TO ENTER INTO THIS AGREEMENT.

9.14 Jurisdiction and Venue. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement or any other Loan Document may be litigated, at the sole discretion and election of the Agent, in courts having situs in New York, New York County, New York. In such regard, each Borrower hereby submits to the jurisdiction of any local, state or federal court located in New York, New York County, New York, and hereby waives any rights it may have to transfer or change the jurisdiction or venue of any litigation brought against it by the Agent or any Lender in accordance with this Section 9.14.

9.15 Integration. This Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto with respect to the subject hereof and thereof and shall supersede any prior agreement among the parties hereto and thereto, whether written or oral, relating to the subject matter hereof and thereof, including any term sheet or summary of principal terms provided to the Borrowers by 405 Petrodome LLC, the Agent or any Lender. Furthermore, in this regard, this Agreement and the other Loan Documents represent, collectively, the final agreement among the parties hereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of such parties. There are no unwritten oral agreements among such parties.

9.16 Waiver of Punitive and Consequential Damages. Each Borrower, the Agent and each Lender hereby knowingly, voluntarily, intentionally and irrevocably (a) waives, to the maximum extent it may lawfully and effectively do so, any right it may have to claim or recover, in any Dispute based hereon or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity, any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages and (b) acknowledge that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 9.16.

9.17 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement. In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each party hereto.

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9.18 USA Patriot Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Agent, as applicable, to identify each Borrower in accordance with the USA Patriot Act.

9.19 Tax Shelter Regulations. None of the Borrowers intend to treat the Term Loans and related transactions hereunder and under the other Loan Documents as a “reportable transaction” (within the meanings under current Treasury Regulation Section 1.6011-4 and Proposed Treasury Regulation Section 1.6011-4, promulgated on November 1, 2006). In the event the Borrowers determine to take any action inconsistent with the foregoing statement, it will promptly notify the Agent thereof. If the Borrowers so notify the Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Percentage Share of the Term Loan and the related transactions hereunder and under the other Loan Documents as part of a transaction that is subject to current Treasury Regulation Section 301.6112-1 or Proposed Treasury Regulation Section 301.6112-1, promulgated on November 1, 2006, and, in such case, such Lender or Lenders, as applicable, will maintain the lists and other records required, if any, by such Treasury Regulations.

9.20 Contribution and Indemnification. In the event that the Borrowers pay (whether through direct payments or as a result of providing Collateral for the Obligations) any amounts on the Obligations in excess of the relevant Borrowers’ Obtained Benefit (the “Excess Payments”), the relevant Borrower shall be entitled to make demand on the other Borrowers for such Excess Payments, and to receive from each other Borrowers that received an Obtained Benefit, such Borrowers’ Contribution Percentage of the Excess Payment. If any party obligated to make such a payment is unable to pay the Contribution Percentage of the Excess Payment, each other Borrowers agrees to make a contribution to the party entitled to such payment to the extent necessary so that each Borrowers shares equally the liability for such Excess Payment in relation to the relative Obtained Benefit received by such Borrowers. In such regard, to the maximum extent permitted by law, each Borrowers shall indemnify, defend and hold harmless the other Borrowers from and against such Borrowers’ Contribution Percentage of any and all liability, claims, costs and expenses (including reasonable attorneys’ fees and expenses) arising with respect to the Obligations and exceeding such other Borrowers’ Obtained Benefit as provided herein. Any amount due under this Section 9.20 shall be due and payable within ten (10) days of demand therefor by the party entitled to payment and shall be made to the party entitled thereto at the address for notices to the Borrowers under this Agreement, in immediately available funds, not later than 2:00 p.m., Eastern Standard or Daylight Time, on the date on which such payment shall come due. The remedies available to the Borrowers pursuant to the provisions of this Section 9.20 are not exclusive. All rights and claims of contribution, indemnification and reimbursement under this Section 9.20 shall be subordinate in right of payment to the prior payment in full of all principal of and interest on the Term Loan and all fees payable hereunder. The provisions of this Section 9.20 shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

(Signatures appear on following pages)

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IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

BORROWERS: PETRODOME AROUND THE HORN, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME BAYOU CHOCTAW, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME BLOOMINGTON, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME BUCKEYE, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME DIETZEL, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME EAST CREOLE, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

(Signatures continue on following pages)

Signature Page of Credit Agreement

PETRODOME EC, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME ENERGY, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME LIBERTY, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME LONE STAR, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME LOUISIANA PIPELINE, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME MAURICE, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

(Signatures continue on following pages)

Signature Page of Credit Agreement

PETRODOME NAPOLEONVILLE, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME OPERATING, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME PHEASANT BLESSING, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME PINEVILLE, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME PINTAIL, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME QUAIL RIDGE, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

(Signatures continue on following pages)

Signature Page of Credit Agreement

PETRODOME RIO RANCH, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME ST. GABRIEL II, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME THUNDERBOLT, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

PETRODOME WHARTON, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman and Secretary

(Signatures continue on following pages)

Signature Page of Credit Agreement

AGENT:

405 PETRODOME LLC

By:	/s/ Lawrence Cutler
Lawrence Cutler
Authorized Signatory

LENDER:

405 PETRODOME LLC

By:	/s/ Lawrence Cutler
Lawrence Cutler
Authorized Signatory

Applicable Lending Office: 405 Lexington Avenue 59th Floor New York, New York 10174 Attn: Greg White E-mail: gwhite@arenaco.com, reporting@arenaco.com and gpaulsen@arenaco.com CARGILL INCORPORATED

By:	/s/ Tyler Smith
Tyler Smith Authorized Signer

Applicable Lending Office: 9350 Excelsior Boulevard Mailstop #150 Hopkins, Minnesota 55343 Attn: Tyler R. Smith E-mail: tyler_smith_1@cargill.com

Signature Page of Credit Agreement

(End of signature pages)

Signature Page of Credit Agreement

SCHEDULE 1.2A

PROPOSED DEVELOPMENT PLAN

Petrodome Energy LLC 2018 Development Plan - PHASE 1
Well Name	Location	Objective	Est. Start Date (Month)	Net Budgete Costs ($)	Incremental Production Gain - Gross (BOE/day)	Incremental Production Gain- Net (BOE/day)	Incremental PDP PV-10 Value - Net ($)
Woods (Chevalier)	LA	PUD	12/2017	424,000	35	20	317,330
Wissman Sugar	LA	PUD	1/2018	424,000	50	30	410,920
East Hemphill	LA	PUD	1/2018	424,000	40	25	355,660
East Summerville	LA	PUD	1/2018	424,000	45	25	384,270
West Sinton	TX	PUD	4/2018	600,000	75	45	1,558,580
North Pasture	TX	PUD	2/2018	664,000	75	45	1,590,360
Acreage / Lease		Acquisition	1/2018	1,000,000
				3,960,000	320	190	4,617,120

S-1.2A-i

SCHEDULE 1.2C

PERCENTAGE SHARES

Name/Address for Notice	Percentage Share	Initial Commitment
405 Petrodome LLC 405 Lexington Avenue 59th Floor New York, New York 10174 Attn: Greg White E-mail: gwhite@arenaco.com, reporting@arenaco.com and gpaulsen@arenaco.com	99.00%	$7,920,000

Cargill, Incorporated 9350 Excelsior Boulevard Mailstop #150 Hopkins, Minnesota 55343 Attn: Tyler R. Smith E-mail: tyler_smith_1@cargill.com	1.00%	$80,000
	100.00%	$8,000,000

S-1.2C-i

SCHEDULE 2.2

USE OF LOAN PROCEEDS

Funding Source:

Arena Management Co., LLC
Pre-Funded Lender Work Fee	$49,990.00
LaRoche Petroleum Consultants Invoice	$(15,645.15)
K&L Gates LLP - Demand Invoice	$(30,000.00)
Contingency Holdback (accrued but unpaid expenses)	$(4,344.85)
Balance to be Wired to CTIC Escrow Acct	$-

405 Petrodome LLC
Funding Amt of Term Loan	$7,920,000.00
Upfront Payment - (Retained By Lender)	$(79,200.00)
Funds Wired to CTIC Escrow Acct	$7,840,800.00

Cargill Incorporated
Funding Amt of Term Loan	$80,000.00
Upfront Payment - (Retained By Lender)	$(800.00)
Funds Wired to CTIC Escrow Acct	$79,200.00

Total Lender Funds Wired to CTIC Escrow Acct	$7,920,000.00

Viking Energy Group, Inc.
Required Cash Contribution	$999,980.00
Pre-Funded Lender Work Fee (11/22)	$(49,990.00)
Third Party Fees - Wire Transfer - K&L Gates (12/11)	$(50,000.00)
Funds Wired to CTIC Escrow Acct	$899,990.00

Total Funds Wired to CTIC Escrow Acct	$8,819,990.00

S-2.2-i

Escrow Distributions

Black Rhino, LP - Closing Payment	$3,222,355.44
K&L Gates LLP (legal fees)	$160,000.00
Hameline & Eccleston, LLP (legal fees)	$45,613.95
Slattery, Marino & Roberts (legal fees)	$32,000.00
Brunini, Grantham, Grower & Hewes, PLLC (legal fees)	$8,093.75
Porter Hedges LLP (legal fees)	$1,920.00
Fishman Haygood, LLP (legal fees)	$59,189.12
Graves Dougherty Hearon & Moody (legal fees)	$25,508.00
Bradley Arant Boult Cummings LLP (legal fees)	$14,723.55
Mayhall Fondren Blaize (legal fees)	$17,233.40
Gieger, Laborde & Laperouse, LLC (legal fees)	$17,750.00
Filing fees related to all UCC-1 financing statements (all assets/pledged equity)	$3,000.00
CTIC - Recording fees for DoTs, mortgages and ORRI conveyances	$10,000.00
CTIC - Escrow Fees	$3,500.00
Total Escrow Distributions	$3,620,887.21
Balance of Escrowed Funds to 405 Petrodome LLC Operating Account at Citi	$5,199,102.79
Total	$8,819,990.00

Wiring Instructions

405 Petrodome LLC
405 Lexington Avenue, 59th FL
New York, NY 10174

Wire Instructions:

ABA:
Account Name: 405 Petrodome LLC Operating
A/C:
REF: LN2151 Petrodome Energy LLC

S-2.2-ii

Black Rhino LP
3 Greenway Plaza, 10th Floor
Houston, TX 77046

Wire Instructions:

ABA:
Account Name: Black Rhino LP
A/C:
REF: Petrodome Transaction

K&L Gates LLP
1717 Main Street, Suite 2800
Dallas, Texas 75201

Wire Instructions

ABA Routing Number:
Account Name: K&L Gates LLP
Account #
Ref: Arena/Viking No. 1205648.00003

Slattery, Marino & Roberts
1100 Poydras Street, Suite 1800
New Orleans, Louisiana 70163

Wire Instructions

Routing No.
Account Name: Slattery, Marino & Roberts
Operating Account No.
For Credit To: Slattery, Marino & Roberts

Brunni, Grantham, Grower & Hewes, PLLC
190 East Capitol Street, Suite 100
Jackson, MS 39201

Wire Instructions

ABA Routing Number:
Account Name: Brunini, Grantham , Grower & Hewes
Account Number:
For Credit To: Brunini, Grantham , Grower & Hewes

S-2.2-iii

Hameline & Eccleston, LLP
2814 Main Street, Suite 200
Dallas, Texas 75226

Wire Instructions

ABA Routing Number:
Account Name: Hameline & Eccelston
Account Number:
For Credit To: Hameline & Eccelston

Porter Hedges LLP
1000 Main Street, 36th Fl.
Houston, Texas 77002

Wire Instructions

ABA Routing Number:
Account Name: PORTER HEDGES LLP Operating Account
Account Number:
For Credit To: PORTER HEDGES LLP
Reference: 014851-0011

Fishman Haygood, LLP
200 W. Congress St.
Lafayette, LA 70501

Wire Instructions

ABA Routing Number:
Account Name: Fishman Haygood Operating Account
Account Number:
For Credit To: FISHMAN HAYGOOD, LLP
Reference: 3341-01 Invoice #45902

Graves Dougherty Hearon & Moody
401 Congress Ave, Ste 2200
Austin, TX 78701-3790

Wire Instructions

ABA Routing Number:
Account Name: Graves Dougherty Hearon & Moody IOLTA
Account Number:
For Credit To: Graves Dougherty Hearon & Moody IOLTA
Reference: 3341-01 Invoice #45902

S-2.2-iv

Bradley Arant Boult Cummings LLP
1819 5th Avenue North
Birmingham, AL 35203

Wire Instructions

ABA Routing Number:
Account Name: Bradley Arant Boult Cummings LLP Attorney Trust Account
Account Number:
For Credit To: Bradley Arant Boult Cummings LLP
Reference: Petrodome/Viking

Mayhall Fondren Blaize
5800 One Perkins Place Drive, Suite 2-B
Baton Rouge, LA 70808-9114

Wire Instructions

ABA Routing Number:
Account Name: Mayhall Fondren Blaize LLC
Account Number:
For Credit To: Mayhall Fondren Blaize LLC
Reference: Petrodome Producing Properties

Gieger, Laborde & Laperouse, LLC
701 Poydras Street; Suite 4800
New Orleans, LA 70139

Wire Instructions

ABA Routing Number:
Account Name: Gieger, Laborde & Laperouse, LLC New Orleans Operating Account
Account Number:
For Credit To: Gieger Laborde & Laperouse
Reference: Black Rhino Payoff Letter

S-2.2-v

SCHEDULE 3.1(g)

DIRECTION LETTERS

Purchasers of production:

Petrodome Bloomington

Plains Marketing LP

ATTN: Customer Relations

PO BOX 4648

Houston, TX 77210-4648

800-772-7589/713-646-4460

713-646-4311 FAX

Petrodome Pineville

Plains Marketing LP

ATTN: Customer Relations

PO BOX 4648

Houston, TX 77210-4648

800-772-7589/713-646-4460

713-646-4311 FAX

Petrodome Dietzel

LIG Gathering Company II, LLC

PO BOX 993

Bellville, TX 77418

210-410-3150

Petrodome Liberty

Costa Energy, LLC

1212 Corporate Drive

Suite 200

Irving, TX 75038

817-633-7777

Petrodome Napoleonville

Shell Trading (US) Company

PO BOX 4604

Houston, TX 77210-4604

800-992-8470

S-3.1(g)-i

Petrodome Pheasant Blessing

Gulfmark Energy, Inc.

PO BOX 844

Houston, TX 77001-0844

713-881-3603

Kebo Oil & Gas, Inc.

701 Wildcat Drive

Portland, TX 78374

361-643-8821

Petrodome Quail Ridge

Neumin Production Company

PO BOX 769

Point Comfort, TX 77978

361-987-8900

Petrodome Thunderbolt

Choice Exploration, Inc.

PO BOX 167626

Irving, TX 75016

817-633-7777

S-3.1(g)-ii

SCHEDULE 3.1(p)

CERTAIN AGREEMENTS

Entity	Project Name	Agreement Type	Effective date	Operator/other
PETRODOME AROUND THE HORN, LLC
Terrebonne Parish, Louisiana	Around the Horn	Letter of Intent	January 5, 2010	Cabot Oil & Gas Corp to Petrodome
		Operating Agreement	December 1, 2009	Cabot Oil & Gas Corporation
		Guarantee	December 8, 2010	Cabot Oil & Gas Corporation
		Notice of Operating Agreement	December 1, 2009	Cabot Oil & Gas Corporation

PETRODOME BAYOU CHOCTAW, LLC
West Baton Rouge and Iberville Parishes, Louisiana	Bayou Choctaw Program	Participation and Development Agreement	February 1, 2011	Northwind Oil & Gas, LLC to Petrodome
		Operating Agreement	February 1, 2011	Northwind Oil & Gas
		Memo of JOA -- is this intended to be the “recorded supplement”	February 1, 2011	Northwind, et al

PETRODOME BUCKEYE, LLC
Matagorda County, Texas	Buckeye Prospect	Participation Agreement	November 20, 2009	Houston Energy, L.P. and Petrodome
		Operating Agreement	October 1, 2009	Gemarmi Inc.

PETRODOME EAST CREOLE, LLC
Cameron Parish, Louisiana	East Creole Prospect	Prospect Letter Agreement	May 25, 2011	Petrodome Opr/Jordan Oil
		Operating Agreement	March 15, 2011	Jordan Oil Company, Inc.
		Amendment to Operating Agreement	May 27, 2011	Petrodome Operating, LLC
		Memorandum of JOA	March 15, 2011	Petrodome, et al
		Contract for Sale and Purchase of Natural Gas	February 1, 2012	Petrodome and Central Crude, Inc.

S-3.1(p)-i

PETRODOME EC, LLC
Offshore Louisiana	East Cameron Block 37, OCS	Assignment of Contract Rights	April 1, 2009	Probe to Petrodome
	East Cameron Block 36, OCS	Purchase and Sale Agreement	April 1, 2009	Probe to Petrodome
	Vermilion Block 20, OCS	Offshore Operating Agreement	April 1, 2009	Probe Resources US LTD
(VR20, EC37, EC38)
		Mortgage and Security Agreement	April 1, 2009	Probe and Petrodome
		Settlement Agreement and Release	August 12, 2011	Probe and Petrodome

PETRODOME LOUISIANA PIPELINE, LLC
Cameron Parish, Louisiana	East Creole Prospect, Kings Bayou Field	Quitclaim, Bill of Sale and Assignment	October 2, 2011	Central Crude, Inc to Petrodome
		Pipeline Purchase and Sale Letter Agreement	January 26, 2012	Central Crude, Inc & Petrodome
		Base Contract for Sale and Purchase of NG	February 1, 2012	Central Crude & Petrodome

PETRODOME NAPOLEONVILLE, LLC
Assumption Parish, Louisiana	14-52 Prospect, Napoleonville Field Area	Operating Agreement	March 1, 2012	PetroPro Energy, LP
		First Amendment to JOA	May 31, 2012	Petrodome Operating, LLC
		Assignment of O&G Leases	July 23, 2013	GG Oil & Gas, Inc. to Petrodome
		Assignment of O&G Leases	August 5, 2013	Waterloo Oil & Gas, LLC to Petrodome
		Assignment of O&G Leases	July 23, 2013`	Whittemore to Petrodome

S-3.1(p)-ii

PETRODOME NAPOLEONVILLE, LLC
Assumption Parish, Louisiana	14-54 Prospect, Napoleonville Field Area	Participation Agreement as Amended6-20-2012	December 14, 2011	Petrodome/Waterloo, et al
cont. 2-25-2013, 10-16,2013,3-4-2014,5-1-2014
		Participation Agreement as Amended6-20-2012	December 14, 2011	Petrodome/GG Oil&Gas1, Inc.
cont. 2-25-2013, 10-16-2913, 10-16,2013,3-4-2014,5-1-2014
		Operating Agreement	December 14, 2011	Petrodome/Waterloo,etal&GG Oil&Gas
		Participation Agreement-Blended Interest	May 1, 2014	Petrodome/ CincoNGR
Waterloo, GG, KC, Cinco, Adams, Mantle, Hughes
		Participation Agreement, Operating Agreement	January 1, 2014	Petrodome/Princeton

PETRODOME PHEASANT BLESSING, LLC
Matagorda County, Texas	Pheasant Blessing Prospect	Participation Agreement	August 17, 2009	Sanchez Oil & Gas Corp. and Petrodome
		Operating Agreement	August 17, 2009	Sanchez Oil & Gas Corp.
		Assignment of Oil and Gas Leases	February 1, 2010	LLOG Expl. Texas, L.P. to Petrodome, et al

	Yeaman’s Blessing	Farmout Agreement	July 22, 2010	Petrodome, et al to DSX Energy, Ltd., LLP
		Assignment of Oil and Gas Leases	February 1, 2010	Sanchez and Petrodome to DSX

PETRODOME RIO RANCH, LLC
Matagorda County, Texas	Rio Ranch Prospect	Participation Agreement	August 20, 2009	Houston Energy, LP to Petrodome
		Operating Agreement	August 20, 2009	Houston Energy, LP
		Memo of JOA	August 20, 2009	Houston Energy, LP
		Purchase and Sales Agreement	May 1, 2010	HEI, Helis, OGRS to Petrodome
		AMI letter	January 14, 2010	HEI, Helis, OGRS, Petrodome, McRae
		Gas Processing Agreement with Amendments	various	Harvest, Helis
		Gas Purchase Agreement with Amendments	various	Houston Pipe Line Co., L.P. and Petrodome
		Gas Purchase Agreement and Amendments	various	LIG and Petrodome
		Facilities and Sites Agreement and Amendment	various	Houston Pipe Line Co., L.P. and Petrodome
		Crude Oil Purchase Agreement	February 1, 2014	Sunoco Partners and Petrodome

S-3.1(p)-iii

PETRODOME ST. GABRIEL II, LLC
Iberville Parish, Louisiana	St Gabriel II Prospect	First Amendment to Participation Agreement	July 1, 2011	Rio Bravo, etal to Petrodome
		Amendment to Operating Agreement dated 3/25/2011	July 1, 2011	Petrodome/Rio Bravo, etal
		Gas Purchase Agreement	May 7, 2012	LIG Gathering Company and Petrodome

PETRODOME PINEVILLE, LLC
Jasper & Smith County, Texas	Pineville3D Project	Pineville Project Participation Agreement	January 1, 2013	Renpetco II, LLC, Lowes Partners, LP
Clovelly Oil,Co., LLC
		Pineville Project Participation Agreement	February 1, 2013	Renpetco II, LLC, Petrodome Pineville, LLC
Jasper County, Mississippi		North Bay Spings Operating Agreement	March 1, 2015	Renpetco II, LLC, Lowe Partners, L.P.
Clovelly Oil Co, LLC, Petrodome Pineville, LLC
Smith County, Mississippi		Sylvarena Operating Agreement	June 1, 2014	Renpetco II, LLC, Renpetco III, LLC
Clovelly Oil Co, LLC, Petrodome Pineville, LLC
		Oolite/Clovelly/Lowe JV Agreement	October 10, 2014	Renpetco II, LLC, Lowes Partners, LP
Clovelly Oil,Co., LLC

S-3.1(p)-iv

SCHEDULE 4.5

LIENS

None.

S-4.5-i

SCHEDULE 4.6

ACCOUNTS PAYABLE

Borrower	Vendor	Effective Date	Invoice Date	Invoice #	Invoice Description	Due Date	Amount ($)
Petrodome Operating, LLC	Oil Country Tubular Corporation	08/06/2015	05/21/2015	CM-1549	Carter Estate #1, Kings Bayou Field	8/30/2015	(15,064.01)
Petrodome Pheasant Blessing, LLC	Sanchez Oil & Gas Corporation	07/12/2017	06/30/2017	I2017061000257	Jun 2017 - Pheasant Blessing #1 LOE’s, Less Insurance	7/30/2017	713.76

S-4.6-i

SCHEDULE 4.9

LIABILITIES AND LITIGATION

Liabilities:

None.

Litigation:

S-4.9-i

SCHEDULE 4.10

AUTHORIZATIONS; CONSENTS

None.

S-4.10-i

SCHEDULE 4.13

ENVIRONMENTAL DISCLOSURES

S-4.13-i

SCHEDULE 4.17

REFUNDS

S-4.17-i

SCHEDULE 4.18

GAS CONTRACTS

None.

S-4.18-i

SCHEDULE 4.22

SUBSIDIARIES

Subsidiaries of Petrodome Energy, LLC:

Petrodome Around the Horn, LLC, a Louisiana limited liability company

Petrodome Bayou Choctaw, LLC, a Louisiana limited liability company

Petrodome East Creole, LLC, a Louisiana limited liability company

Petrodome Louisiana Pipeline, LLC, a Louisiana limited liability company

Petrodome Napoleonville, LLC, a Louisiana limited liability company

Petrodome Pintail, LLC, a Louisiana limited liability company

Petrodome St. Gabriel II, LLC, a Louisiana limited liability company

Petrodome Buckeye, LLC, a Texas limited liability company

Petrodome Bloomington, LLC, a Texas limited liability company

Petrodome Dietzel, LLC, a Texas limited liability company

Petrodome EC, LLC, a Texas limited liability company

Petrodome Liberty, LLC, a Texas limited liability company

Petrodome Lone Star, LLC, a Texas limited liability company

Petrodome Maurice, LLC, a Texas limited liability company

Petrodome Operating, LLC, a Texas limited liability company

Petrodome Pheasant Blessing, LLC, a Texas limited liability company

Petrodome Quail Ridge, LLC, a Texas limited liability company

Petrodome Rio Ranch, LLC, a Texas limited liability company

Petrodome Thunderbolt, LLC, a Texas limited liability company

Petrodome Wharton, LLC, a Texas limited liability company

Petrodome Pineville, LLC a Mississippi limited liability company

S-4.22-i

SCHEDULE 4.24

EIN, JURISDICTION OF FORMATION AND LOCATION

Borrower	Organizational Number with Secretary of State	Federal EIN
Petrodome Around The Horn, LLC	40082473K (LA)	27-1624912
Petrodome Bayou Choctaw, LLC	40408345K (LA)	27-4635467
Petrodome East Creole, LLC	40520937K (LA)	80-0730505
Petrodome Louisiana Pipeline, LLC	40731214K (LA)	30-0718128
Petrodome Napoleonville, LLC	40617122K (LA)	45-3305266
Petrodome Pintail, LLC	40319604K (LA)	27-3647188
Petrodome St. Gabriel II, LLC (fka Petrodome Plumb Bob, LLC)	40524675K (LA)	80-0732411
Petrodome Bloomington, LLC	801595975 (TX)	36-4733297
Petrodome Buckeye, LLC	801185482 (TX)	27-1202931
Petrodome Dietzel, LLC	801604683 (TX)	30-0739562
Petrodome EC, LLC	801127867 (TX)	27-0497170
Petrodome Energy, LLC	801086504 (TX)	26-4272248
Petrodome Liberty, LLC	801268483 (TX)	27-2563365
Petrodome Lonestar, LLC	801192058 (TX)	27-1502663
Petrodome Maurice, LLC	801276391 (TX)	27-2772922
Petrodome Operating, LLC	801155945 (TX) 40013580Q (LA) 1076393 (MS) 044-710 (AL)	27-0757664
Petrodome Pheasant Blessing, LLC	801158294 (TX)	27-0781539
Petrodome Quail Ridge, LLC	801467669 (TX)	45-3029420
Petrodome Rio Ranch, LLC	801158280 (TX)	27-0781306
Petrodome Thunderbolt, LLC	801781744 (TX)	80-0923049
Petrodome Wharton, LLC	801141211 (TX)	27-0497641
Petrodome Pineville, LLC	1014877 (MS)	80-0892332

S-4.24-i

SCHEDULE 4.27

RELATED PARTY TRANSACTIONS

1.	See Schedule 3.1(p)

2.	Petrodome Energy, LLC owns 100% of the outstanding Equity Interests in each Borrower other than Petrodome Energy, LLC. As such, Petrodome Energy, LLC is a party to the organizational documents of each other Borrower, as they have been amended from time to time.

S-4.27-i

SCHEDULE 4.28

OWNERSHIP OF PROPERTY

None.

S-4.28-i

SCHEDULE 5.2

BUDGET

Petrodome Energy LLC [2018 FY] Cash Flow Projection

Gross Production (Monthly Volumes)	Jan-18	Feb-18	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18	Dec-18
PDP
Bbl/month
mcf/month

PDNP
Bbl/month
mcf/month

PUD
Bbl/month
mcf/month

Total Gross Oil Production
Total Gross GasProduction
Total Gross BOE Production
Average Daily Production (Boe/d)

Net Production (Monthly Volumes)	Jan-18	Feb-18	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18	Dec-18
PDP
Bbl/month
mcf/month

PDNP
Bbl/month
mcf/month

PUD
Bbl/month
mcf/month

Total Net Oil Production
Total Net Gas Production

S-5.2-i

Total Net BOE Production
Oil Daily Production (Bbls/d)
Gas Daily Production (Mcf/d)
Average Daily Production (Boe/d)
% Growth / Decline
% Oil

Pricing - NYMEX	Jan-18	Feb-18	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18	Dec-18

Benchmark Oil Price ($ / Bbl)
Benchmark Gas Price ($ / Mcf)

Realized Prices W/O Hedges:
Average Oil price ($/Bbl)
Average Gas price ($/Mcf)
Average BOE price ($/BOE)

Realized Prices With Hedges:
Average BOE price ($/BOE)
Hedging	Jan-18	Feb-18	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18	Dec-18

Fixed Price Swaps - West TX Intermediate
Hedged Volumes (bbls)
Swap Price ($/ Bbl)
NYMEX Price ($/ Bbl)

Hedge Gain (Loss) on Oil Contracts

S-5.2-ii

Development Plan	Jan-18	Feb-18	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18	Dec-18

PDNP Capex
PUD Capex
Recompletion Capex
Restoration
Net Capex

Period (Month)	Jan-18	Feb-18	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18	Dec-18
WTI ($/BBL) - SWAP Price
WTI ($/BBL) - NYMEX
NYMEX ($/MCF)

Cash Flows	Jan-18	Feb-18	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18	Dec-18

Oil & Gas Revenue - PDP
Oil & Gas Revenue - PDNP
Oil & Gas Revenue - PUD
Realized Hedging Effect
Total Revenue

Lender ORRI
Lease Operating Expenses
Severance & Production Taxes
Property Level EBITDA

NetBack ($/Boe)
Margin %

G&A Expense
EBITDA

Trailing 3-Month EBITDA (Annualized)
Trailing 12-Month EBITDA

S-5.2-iii

Credit Metrics	Jan-18	Feb-18	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18	Dec-18
Term Loan
Principal Amount
less: OID
Funded Amount
Less: Restricted Cash (Approved for CAPEX)
Net Debt Balance

Net Debt / Trailing 3-Month EBITDA (Annualized)
Net Debt / Trailing 12-Month EBITDA

EBITDA
Interest Payment
PIK Interest Payment
Principal Payment
Cash Flow
Cumulative Cash Flow

S-5.2-iv

SCHEDULE 6.18

DEPOSIT ACCOUNTS

Account Holder	Bank	Account No.
Petrodome Bayou Choctaw LLC
Petrodome Bloomington, LLC
Petrodome Buckeye, LLC
Petrodome Dietzel, LLC
Petrodome East Creole
Petrodome EC
Petrodome Energy, LLC
Petrodome Liberty, LLC
Petrodome Louisiana Pipeline
Petrodome Maurice, LLC
Petrodome Napoleonville
Petrodome Operating, LLC
Petrodome Pheasant Blessing
PETRODOME PINEVILLE, LLC
Petrodome Pintail, LLC
Petrodome Quail Ridge
Petrodome Rio Ranch
Petrodome St. Gabriel II, LLC
PETRODOME THUNDERBOLT, LLC

S-6.18-i

EXHIBIT A

[FORM OF NOTE]

PROMISSORY NOTE (this “Note”)

$__________New York, New York ________, ____

FOR VALUE RECEIVED and WITHOUT GRACE (except to the extent, if any, provided in the Term Loan Agreement referred to hereinafter), the undersigned (collectively, “Makers”), jointly and severally, promise to pay to the order of _________________________ (“Payee”), at the Principal Office (as such term is defined in the Term Loan Agreement referred to hereinafter), the sum of _____________ AND __/100 DOLLARS ($_____________) or so much thereof as may remain unpaid pursuant to the Term Loan Agreement dated December 22, 2017 by and among Makers, Agent and the lenders signatory thereto or bound thereby from time to time, including, without limitation, Payee (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), together with interest at the rates and calculated as provided in the Loan Agreement.

Reference is hereby made to the Loan Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof and/or Agent to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to such terms in the Loan Agreement.

This Note is issued pursuant to, is a “Note” under and is payable as provided in the Loan Agreement. Makers or any of them may at any time prepay the full amount or any part of the Loan Balance evidenced by this Note pursuant to the provisions in the Loan Agreement, provided, such prepayment: (i) shall be subject to Sections 2.8 and 2.9 of the Loan Agreement and (ii) shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Loan Agreement.

Without being limited thereto or thereby, this Note is secured by the Security Documents.

This Note shall be governed and controlled by the laws of the State of New York, without giving effect to principles thereof relating to conflicts of law.

(Signatures appear on following pages)

A-i

MAKERS:

PETRODOME AROUND THE HORN, LLC

By:
Name:
Title:

PETRODOME BAYOU CHOCTAW, LLC

By:
Name:
Title:

PETRODOME BLOOMINGTON, LLC

By:
Name:
Title:

PETRODOME BUCKEYE, LLC

By:
Name:
Title:

PETRODOME DIETZEL, LLC

By:
Name:
Title:

PETRODOME EAST CREOLE, LLC

By:
Name:
Title:

PETRODOME EC, LLC

By:
Name:
Title:

A-ii

PETRODOME ENERGY, LLC

By:
Name:
Title:

PETRODOME LIBERTY, LLC

By:
Name:
Title:

PETRODOME LONE STAR, LLC

By:
Name:
Title:

PETRODOME LOUISIANA PIPELINE, LLC

By:
Name:
Title:

PETRODOME MAURICE, LLC

By:
Name:
Title:

PETRODOME NAPOLEONVILLE, LLC

By:
Name:
Title:

PETRODOME OPERATING, LLC

By:
Name:
Title:

PETRODOME PHEASANT BLESSING, LLC

By:
Name:
Title:

A-iii

PETRODOME PINEVILLE, LLC

By:
Name:
Title:

PETRODOME PINTAIL, LLC

By:
Name:
Title:

PETRODOME QUAIL RIDGE, LLC

By:
Name:
Title:

PETRODOME RIO RANCH, LLC

By:
Name:
Title:

PETRODOME ST. GABRIEL II, LLC

By:
Name:
Title:

PETRODOME THUNDERBOLT, LLC

By:
Name:
Title:

PETRODOME WHARTON, LLC

By:
Name:
Title:

A-iv

EXHIBIT B

[FORM OF COMPLIANCE CERTIFICATE]

[Date]

405 Petrodome LLC

405 Lexington Avenue

59th Floor

New York, New York 10174

Attn: Greg White

Re:	Term Loan Agreement dated December 22, 2017 by and among Petrodome Energy, LLC, et al. (collectively, the “Borrowers”), the lenders party thereto or bound thereby from time to time and 405 Petrodome LLC (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”)

Ladies and Gentlemen:

Pursuant to applicable requirements of the Loan Agreement, the undersigned, as the Financial Officer of Borrowers, acting on behalf of Borrowers, based on [his/her] familiarity with the books and records of the Borrowers and [his/her] review of the provisions of the Loan Agreement and the other Loan Documents, hereby certifies to the Agent and the Lenders the following information as true and correct, in all material respects, as of the date hereof or for the period indicated, as the case may be:

1. [To the best of the knowledge of the undersigned, no Default or Event of Default (including, without limitation, any arising from any violation or alleged violation of any Environmental Law) exists as of the date hereof or has occurred since the date of our most recent previous certification to you, if any.]

[To the best of the knowledge of the undersigned, the following Defaults or Events of Default (including, without limitation, any arising from any violation or alleged violation of any Environmental Law) exist as of the date hereof or have occurred since the date of our most recent previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

B-i

2. The compliance of the Borrowers with the financial covenants of the Loan Agreement, as of the close of business on ________________, for the fiscal month ended ________________ or as of __________________, as the case may be and as provided in the relevant Section of the Loan Agreement, is evidenced by the following:

(a) Section 6.21: Current Ratio

Required	Actual
Not less than 1.00 to 1.00	___ to 1.00

(b) Section 6.22: PDP Collateral Coverage*

Required	Actual
Not more than _____ %	___ %

(c) Section 6.23: Proved Reserves Coverage

Required	Actual
Not more than 50%	___ %

(d) Section 6.24: Capital Expenditures

Required	Actual
Not more than 10% over $___________	$________

3. The Borrowers [is] [is not] in compliance with the provisions of Section 5.8 of the Loan Agreement relating to Commodity Hedge Agreements.

4. No Material Adverse Effect has occurred since the date of the consolidated Financial Statements of the Borrowers as of _____________ and for the period then ended.

B-ii

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Loan Agreement.

Very truly yours,

PETRODOME ENERGY, LLC, on behalf of the Borrowers

By:
Name:
Title:

*See calculation on following page.

PDP Collateral Coverage
CALCULATION = (A-B) ÷ C =	________%

A. Loan Balance	$________

B. CapEx Account Cash	$________

C. PDP Reserves	$________

B-iii

EXHIBIT C

[FORM OF ASSIGNMENT AGREEMENT]

This ASSIGNMENT AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”) is dated as of___ ,___, by and between _______________ (the “Assignor”) and _________________ (the “Assignee”).

RECITALS

WHEREAS, the Assignor is a party to the Term Loan Agreement dated as of December 22, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”) by and among Petrodome Around the Horn, LLC, Petrodome Bayou Choctaw, LLC, Petrodome Bloomington, LLC, Petrodome Buckeye, LLC, Petrodome Dietzel, LLC, Petrodome East Creole, LLC, Petrodome EC, LLC, Petrodome energy, LLC, Petrodome Liberty, LLC, Petrodome Lone star, LLC, Petrodome Louisiana Pipeline, LLC, Petrodome Maurice, LLC, Petrodome Napoleonville, LLC, Petrodome Operating, LLC, Petrodome Pheasant Blessing, LLC, Petrodome Pineville, LLC, Petrodome Pintail, LLC, Petrodome Quail Ridge, LLC, Petrodome Rio Ranch, LLC, Petrodome St. Gabriel II, LLC, Petrodome Thunderbolt, LLC, and Petrodome Wharton, LLC (collectively, the “Borrowers”), each of the lenders that is or becomes a party thereto as provided in Section 9.1(b) of the Loan Agreement (individually, together with its successors and assigns, a “Lender”, and collectively, together with their successors and assigns, the “Lenders”), and 405 Petrodome LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Agent”); and

WHEREAS, the Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [all][a portion] of the Assignor’s Percentage Share of the Loan Balance and related rights under the Loan Agreement, all on the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Definitions from Loan Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

1.2 Additional Defined Terms. As used herein, the following terms have the following respective meanings:

“Assigned Interest” shall mean all of Assignor’s (in its capacity as a “Lender”) rights and obligations under the Loan Agreement and the other Loan Documents in respect of [all of] [the portion of] the Assignor’s Percentage Share of the Loan Balance [, being the Assigned Loan Balance] $ and any right to receive payments on such portion of the Loan Balance.

C-i

“Assignee’s Loan Balance” shall mean the principal balance of $               .

“Assignment Date” shall mean _________, ________ (WHICH DATE SHALL BE THE DATE OF RECORDATION IN THE REGISTER BY THE AGENT).

1.3 References. References in this Agreement to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Except as otherwise indicated, references in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Agreement to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Agreement to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. References in this Agreement to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.6 Negotiated Transaction. Each party to this Agreement affirms to the other that it has had the opportunity to consult, and discuss the provisions of this Agreement with, independent counsel and fully understands the legal effect of each provision.

C-ii

ARTICLE II

SALE AND ASSIGNMENT

2.1 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

2.2 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrowers) that the Assignee will, from and after the Assignment Date, assume and perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor’s obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor’s rights, powers and privileges under the Loan Agreement and the other Loan Documents in respect of the Assigned Interest.

2.3 Required Consent. By executing this Agreement as provided below, if required in accordance with Section 9.1(b) of the Loan Agreement, each of the Agent and the Borrowers hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.

ARTICLE III

 PAYMENTS

3.1 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.1, the Assignee shall, on the Assignment Date, assume Assignor’s obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Assigned Loan Balance and all accrued and unpaid interest and fees with respect to the Assigned Interest as of the Assignment Date. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

3.2 Allocation of Payments. The Assignor and the Assignee agree that (a) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (b) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date and (c) the Agent is authorized and instructed to allocate payments received by it for the account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for the account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

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3.3 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.1, the Assignor shall, in the manner contemplated by Section 9.1(b)9.1(b) of the Loan Agreement, (a) deliver to the Agent (or its counsel) the Note held by the Assignor and (b) notify the Agent to request that the Borrowers execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the Assignment Date in the appropriate respective principal amounts after giving effect to the sale, assignment and transfer contemplated hereby.

3.4 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

(a) the execution and delivery of this Agreement by the Assignor and the Assignee;

(b) the receipt by the Assignor of the payments required to be made under Section 3.13.1; and

(c) the receipt by the Agent of all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Assignor. The Assignor represents and warrants to the Assignee as follows:

(a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

(b) the execution, delivery and compliance with the terms hereof by the Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Requirement of Law applicable to it;

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(c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

(d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

(e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

(f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

5.2 Disclaimer. Except as expressly provided in Section 5.15.1 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Loan Agreement or in any other Loan Document or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of the Loan Agreement, the Notes or any other Loan Document or for any failure by the Borrowers or any other Person (other than Assignor) to perform any of its obligations thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrowers or any other Person, or any other matter relating to the Loan Agreement or any other Loan Document or any extension of credit thereunder.

5.3 Representations and Warranties of Assignee. The Assignee represents and warrants to the Assignor as follows:

(a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

(b) the execution, delivery and compliance with the terms hereof by the Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Requirement of Law applicable to it;

(c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

(d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

(e) the Assignee has received copies of the Loan Agreement and the other Loan Documents, as well as copies of all Financial Statements previously provided by the Borrowers in satisfaction of obligations under the Loan Agreement.

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(f) the Assignee has fully reviewed the terms of the Loan Agreement and the other Loan Documents and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

(g) if the Assignee is not incorporated under the laws of the United States of America or a state thereof, the Assignee has contemporaneously herewith delivered to the Agent and the Borrowers such documents as are required by Section 2.6(f) of the Loan Agreement; and

(h) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. All notices and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy) to the intended recipient at its “Address for Notices” specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

6.2 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent and, so long as there exists no Default or Event of Default at the time of any such amendment, modification or waiver, the Borrowers.

6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent, and the Assignee agrees that the Agent is entitled to rely upon such representations and warranties.

6.4 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Loan Agreement.

6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

6.6 Governing Law. This Agreement (including the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws rules thereof.

6.7 Expenses. To the extent not paid by the Borrowers or any one or more of them pursuant to the terms of the Loan Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

6.8 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

ASSIGNOR:

By:
Name:
Title:

Address for Notices:

Telephone No.:
Attention:

ASSIGNEE:

By:
Name:
Title:

Address for Notices:

Telephone No.:
Attention:

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[If required in accordance with Section 9.1(b)

of the Loan Agreement]

ACKNOWLEDGED AND CONSENTED TO:

AGENT:

405 PETRODOME LLC, as Agent

By:

Name:

Title:

BORROWERS:

PETRODOME ENERGY, LLC,

On behalf of the Borrowers

By:

Name:
Title:

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Execution Version

EXHIBIT D

[FORM OF PLEDGE AGREEMENT]

BY

[_______________________]

AS PLEDGOR

IN FAVOR OF

405 PETRODOME LLC,

AS SECURED PARTY

Effective

[______________, _____]

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TABLE OF CONTENTS

ARTICLE I DEFINED TERMS		D-iv
1.1	Terms Defined in the Loan Agreement	D-iv
1.2	Additional Defined Terms	D-iv

ARTICLE II PLEDGE		D-v

ARTICLE III OBLIGATIONS SECURED		D-v

ARTICLE IV WARRANTIES AND REPRESENTATIONS BY DEBTORS		D-v
4.1	Collateral	D-v
4.2	Prior Financing Statements	D-v
4.3	Jurisdiction of Formation or Principal Residence of Pledgor	D-v

ARTICLE V AGREEMENTS OF DEBTOR		D-v

5.1	Filings of Financing Statements	D-v
5.2	Transfer of Collateral	D-vi
5.3	Defense of Claims	D-vi
5.4	Payover	D-vi
5.5	Power of Attorney	D-vi
5.6	Delivery to Secured Party	D-vi
5.7	Financing Statement Filings	D-vi
5.8	Transfer or Pledge of Collateral	D-vii
5.9	Expenses of Secured Party	D-vii
5.10	Payments to Protect Collateral	D-vii
5.11	Further Assurances	D-vii

ARTICLE VI EVENTS OF DEFAULT; RIGHTS AND REMEDIES OF SECURED PARTY		D-vii

6.1	Events of Default	D-vii
6.2	Remedies	D-vii
6.3	Subrogation	D-viii
6.4	Waivers	D-viii
6.5	Negation of Liability	D-ix

ARTICLE VII MISCELLANEOUS		D-ix

7.1	Assignment	D-ix
7.2	Waiver	D-ix
7.3	Release of Lien	D-ix
7.4	Remedies Cumulative	D-ix
7.5	Parties in Interest	D-ix
7.6	Reasonable Notice	D-x
7.7	Waiver Of Rights To Jury Trial	D-x
7.8	Venue and Jurisdiction	D-x
7.9	Governing Law	D-x
7.10	Notices	D-x
7.11	Invalidity of Certain Provisions	D-x
7.12	Counterparts	D-x
7.13	Controlling Agreement	D-xi
7.14	No Oral Agreements	D-xi

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PLEDGE AGREEMENT

This PLEDGE AGREEMENT (the “Agreement”) is executed effective as of [____________________] (the “Effective Date”), by [__________________], a [insert state of organization and legal entity type)], the address for which, for purposes hereof, is [________________________________], (the “Pledgor”), in favor of 405 PETRODOME LLC, a Delaware limited liability company the address for which, for purposes hereof, is 405 Lexington Avenue, 59th Floor, New York, NY 10174, in its capacity as administrative agent for itself as a Lender and the other Lenders (in such capacity, “Secured Party”), for the lenders (individually, a “Lender” and collectively, the “Lenders”) party to that certain Term Loan Agreement dated December 22, 2017 by and among PETRODOME AROUND THE HORN, LLC, a Louisiana limited liability company, PETRODOME BAYOU CHOCTAW, LLC, a Louisiana limited liability company, PETRODOME BLOOMINGTON, LLC, a Texas limited liability company, PETRODOME BUCKEYE, LLC, a Texas limited liability company, PETRODOME DIETZEL, LLC, a Texas limited liability company, PETRODOME EAST CREOLE, LLC, a Louisiana limited liability company, PETRODOME EC, LLC, a Texas limited liability company, PETRODOME ENERGY, LLC, a Texas limited liability company, PETRODOME LIBERTY, LLC, a Texas limited liability company, PETRODOME LONE STAR, LLC, a Texas limited liability company, PETRODOME LOUISIANA PIPELINE, LLC, a Texas limited liability company, PETRODOME MAURICE, LLC, a Texas limited liability company, PETRODOME NAPOLEONVILLE, LLC, a Louisiana limited liability company, PETRODOME OPERATING, LLC, a Texas limited liability company, PETRODOME PHEASANT BLESSING, LLC, a Texas limited liability company, PETRODOME PINEVILLE, LLC, a Mississippi limited liability company, PETRODOME PINTAIL, LLC, a Louisiana limited liability company, PETRODOME QUAIL RIDGE, LLC, a Texas limited liability company, PETRODOME RIO RANCH, LLC, a Texas limited liability company, PETRODOME ST. GABRIEL II, LLC, a Louisiana limited liability company, PETRODOME THUNDERBOLT, LLC, a Texas limited liability company, and PETRODOME WHARTON, LLC, a Texas limited liability company, such Lenders and Secured Party (as amended, supplemented restated or otherwise modified from time to time, the “Loan Agreement”), a copy of which has been provided to Pledgor and Pledgor hereby acknowledges receipt of a copy of such Loan Agreement.

RECITALS

WHEREAS, the execution and delivery of this Agreement by the Pledgor is, among other conditions, a condition precedent under the Loan Agreement;

WHEREAS, the Pledgor owns all of the Pledged Equity (as such term is defined hereinafter); and

WHEREAS, to secure the Obligations under the Loan Agreement, and to induce Secured Party and the Lenders to execute the Loan Agreement, the Pledgor has agreed to pledge the Pledged Equity to Secured Party;

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NOW, THEREFORE, in consideration of the premises, the mutual promises and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and Secured Party hereby agree as follows:

ARTICLE I

DEFINED TERMS

1.1 Terms Defined in the Loan Agreement. Any capitalized term used and not defined herein shall have the meaning assigned to such term in the Loan Agreement.

1.2 Additional Defined Terms. The following terms, as used in this Agreement, shall have the meanings indicated below, unless the context otherwise requires:

(a) “Collateral” shall mean all of the Pledgor’s right, title and interest in and to the Pledged Equity (defined below), including, without limitation, (i) the Distributions (defined below), (ii) allocation of loss, gain, deduction, credit or similar items, (iii) property or rights issued in connection with, or as a result of a conversion of, or substitution or exchange thereof, (iv) all papers, documents, chattel paper, instruments and general intangibles relating to or evidencing all or any part of the interests described in clauses (i) through (iii) above, including, without limitation, certificates, if any, evidencing the Pledged Equity, (v) all proceeds, income, fees, moneys, salaries or other distributions made with respect to the Pledged Equity and (vi) any and all proceeds of or from any of the above.

(b) “Distributions” shall mean (i) all rights to receive and payments of proceeds, income, dividends, distributions, returns or repayments of capital or loans, profits, and other sums, whether payable in cash or otherwise, attributable to the Pledged Equity, and (ii) all other payments paid or payable to the Pledgor as a result of the Pledgor’s ownership of the Pledged Equity.

(c) “Event of Default” shall have the meaning assigned to such term in Section 6.1.

(d) “Limited Liability Company” shall mean any Person identified in this Agreement as a limited liability company or recognized by the Laws pursuant to which it is organized as a limited liability company.

(e) “Pledged Equity” shall mean all of Pledgor’s shares, units of membership interests or other ownership interest in the Limited Liability Companies as set forth in Schedule I attached hereto.

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ARTICLE II

PLEDGE

The Pledgor has pledged, and by these presents does pledge, unto Secured Party, and its successors and assigns, and the Pledgor hereby grants to Secured Party, and its successors and assigns, a security interest in and to the Collateral, to the fullest extent the Collateral may be pledged or assigned pursuant to applicable law.

ARTICLE III

OBLIGATIONS SECURED

The pledge, security interest and other rights granted pursuant to Article II are granted to Secured Party to secure the Obligations.

ARTICLE IV

WARRANTIES AND REPRESENTATIONS BY DEBTORS

The Pledgor warrants and represents to Secured Party, as follows:

4.1 Collateral. The Pledgor has good title to the Collateral and full power and authority to assign the Collateral to Secured Party. No other Person has any right, title or interest in the Collateral. Except for restrictions imposed by applicable state and federal laws, the Pledgor is not bound by any indentures, contracts, agreements or other documents that could affect the Collateral, directly or indirectly, or which prohibit the execution and delivery of this Agreement or the performance of its terms.

4.2 Prior Financing Statements. There are no financing statements or security instruments covering the Pledged Equity and there are no existing liens, adverse claims or options or other adverse interests with respect to the Pledged Equity except for the security interests granted herein in favor of Secured Party.

4.3 Jurisdiction of Formation or Principal Residence of Pledgor. The jurisdiction of formation or principal residence, as applicable, of the Pledgor is the State of Texas.

ARTICLE V

 AGREEMENTS OF DEBTOR

5.1 Filings of Financing Statements. The Pledgor shall not, until the Obligations due or to become due, contingent or otherwise, have been finally paid in full and all Commitments have been terminated, authorize the filing of any financing statement (or other evidence of any lien) covering the Collateral or any interest therein, except any financing statement filed or to be filed in respect of the security interest in favor of Secured Party as provided for in this Agreement.

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5.2 Transfer of Collateral. All certificates or instruments representing or evidencing the Pledged Equity shall be delivered to and held by Secured Party or a person or entity designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, with signatures appropriately guaranteed.

5.3 Defense of Claims. The Pledgor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Secured Party.

5.4 Payover. Except as otherwise provided in the Loan Agreement, the Pledgor shall deliver any funds attributable to the Collateral directly to the Lockbox.

5.5 Power of Attorney. Subject to the further provisions of this Section 5.5, the Pledgor hereby irrevocably appoints Secured Party as the Pledgor’s true and lawful agent and attorney-in-fact, with full power of substitution, in the name of Secured Party or in the name of the Pledgor, for the sole use and benefit of Secured Party, but at the cost and expense of the Pledgor, to, upon the occurrence of and during the continuance of any Event of Default, exercise all or any of the following powers and rights with respect to the Collateral (without any obligation on the part of Secured Party to exercise any of the following powers and rights): (a) to demand, receive, collect, sue and give acquittance for, settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Collateral; (b) to endorse, collect, deposit and receipt for any checks, drafts or other means of payment thereof received from any source that constitutes all or part of the Collateral; (c) to receive, collect, and demand payment of all the sums due and payable to the Pledgor with respect to the Pledged Equity; (d) to make payments thereon directly to Secured Party; and (e) to exercise, enforce, enjoy, carry out, receive and/or perform any and all rights, powers, duties, benefits and remedies of the Pledgor with respect to and arising under the Collateral; provided, however, the exercise by Secured Party of or failure of Secured Party to exercise any such authority shall in no manner affect the liability of Pledgor hereunder or the liability of the Borrowers under the Loan Agreement, and Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under the Collateral. The agency and authority hereby granted and created constitute an agency coupled with an interest and are irrevocable while this Agreement remains in force and effect. Secured Party shall not be bound to take any steps necessary to preserve rights in any of the Collateral against other Persons.

5.6 Delivery to Secured Party. Except as otherwise provided in the Loan Agreement, if any Collateral is received by the Pledgor, the Pledgor shall deliver, or cause to be delivered, to Secured Party such Collateral on the day received or promptly thereafter, with any checks being endorsed by the Pledgor in favor of Secured Party. The Pledgor shall not commingle any such Collateral with any other funds, proceeds or monies of the Pledgor.

5.7 Financing Statement Filings. The Pledgor authorizes Secured Party to file, with all appropriate jurisdictions, such financing statements describing the Collateral as Secured Party deems reasonably necessary, without the need for further authorization from the Pledgor. The Pledgor shall pay the cost of filing such financing statements.

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5.8 Transfer or Pledge of Collateral. The Pledgor shall not sell, assign, transfer, encumber, pledge, hypothecate or otherwise dispose of any interest in the Collateral, except as permitted hereunder or under the other Loan Documents.

5.9 Expenses of Secured Party. The Pledgor shall pay to Secured Party all expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under this Agreement.

5.10 Payments to Protect Collateral. Except as otherwise provided in the Loan Agreement, the Pledgor shall pay, prior to delinquency or any applicable period of grace granted by the relevant Governmental Authority all taxes, charges and other assessments, if any, against the Collateral. Upon the Pledgor’s failure to make such payments, Secured Party shall have the right, but not the obligation, to pay the same. Any such payment made by Secured Party shall be payable by the Pledgor to Secured Party upon demand, with interest from the date advanced by Secured Party at a rate equal to the Default Rate.

5.11 Further Assurances. The Pledgor shall make, procure, execute and deliver all acts, things, writings and assurances as Secured Party may at any time reasonably request, to protect, assure or enforce its interests, rights and remedies pursuant to this Agreement.

ARTICLE VI

 EVENTS OF DEFAULT; RIGHTS AND REMEDIES OF SECURED PARTY

6.1 Events of Default. The occurrence of an Event of Default under the Loan Agreement shall constitute an “Event of Default” under this Agreement.

6.2 Remedies. Upon the occurrence and continuance of an Event of Default:

(a) Secured Party shall have the rights and remedies provided in the UCC in force in the State of New York or other applicable jurisdiction;

(b) Secured Party shall have the rights and remedies provided in the Loan Agreement, any other Loan Document and any security instruments or financing statements executed in connection therewith;

(c) in addition to, or in conjunction with, the rights and remedies provided pursuant to clauses (a)-(b) of this Section 6.2, Secured Party may in accordance with applicable law:

(i) in its discretion, sell, assign, transfer and deliver the whole of the Collateral or any part thereof, or any additions thereto, or substitutes therefor, as a whole or in parcels, in such order as Secured Party may elect, at public or private sale, through brokers or otherwise, with such commercially reasonable notice or advertisement as may be required by the UCC;

D-vii

(ii) bid and become purchaser at any public sale of the Collateral or any part thereof;

(iii) apply the net proceeds of disposition of all or any part of the Collateral available for application on the Obligations in the manner set for in the Loan Agreement, and the Pledgor shall remain liable for any deficiency, but only if the Pledgor is a Borrower;

(iv) demand, collect and receive all or any part of the Collateral thereafter due and payable to the Pledgor;

(v) transfer to itself or to its nominee all or any part of the Collateral, and receive the monies, interest, income or benefits attributable or accruing to the Collateral, and hold the same as security for the Obligations, whether or not then due;

(d) Secured Party shall be entitled to immediate possession of all books and records evidencing any Collateral and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability; and

(e) the Pledgor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Secured Party at times and in manners which could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, except as may be caused through fraud, willful misconduct or gross negligence of Secured Party or any of its officers or representatives.

6.3 Subrogation. Notwithstanding a foreclosure sale, transfer, assignment or other disposition of any of the Collateral hereunder or exercise of any other remedy by Secured Party in connection with an Event of Default, the Pledgor shall not be subrogated to any rights of Secured Party against the Collateral or any other security for the Obligations, nor shall the Pledgor be deemed to be the owner of any interest in any of the Obligations, nor shall the Pledgor exercise any rights or remedies with respect to the Collateral or any other security for the Obligations until the Obligations have been finally paid in full and all Commitments have been terminated.

6.4 Waivers. The Pledgor waives demand, notice, protest, notice of intent to accelerate, acceleration, and all demands and notices of any action taken by Secured Party under this Agreement except as is specifically elsewhere provided herein and except as to notices which are required, and which may not be waived, under the UCC.

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6.5 Negation of Liability. Secured Party shall not be responsible in any way for any depreciation or diminution in the value or price of the Collateral, nor shall Secured Party have any duty or responsibility whatsoever to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Secured Party being to receive collections, remittances and payments on the Collateral if and when tendered to Secured Party, and at Secured Party’s option to apply the amount or amounts so received, after deduction of any collection costs incurred, as payment upon the Obligations in the order and manner prescribed in Section 6.2.

ARTICLE VII

MISCELLANEOUS

7.1 Assignment. The rights of Secured Party hereunder may be assigned at any time and from time to time, whether in whole or in part, and in such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement.

7.2 Waiver. No delay of Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Secured Party of any right hereunder or of any default by the Pledgor shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any power or right hereunder or waiver of any default by the Pledgor shall operate as a waiver of any other or further exercise of such right or power or of any further default. The exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all other such rights, powers or remedies. No indulgence by Secured Party, or waiver of compliance with any provision hereof, shall be construed as a waiver of the right of Secured Party to subsequently require strict performance hereof by the Pledgor.

7.3 Release of Lien. After Obligations have been finally paid in full and all Commitments have been terminated, within a reasonable time after the Pledgor’s request and at the Pledgor’s expense, Secured Party shall (a) execute and deliver release or termination instruments and (b) return to the Pledgor all certificates and other instruments evidencing the Collateral in the possession or control of Secured Party, and take other reasonable action that the Pledgor reasonably requests in order to release Secured Party’s security interest in the Collateral.

7.4 Remedies Cumulative. Each right, power and remedy of Secured Party as provided for herein, at law or in equity or by statute or otherwise, shall be cumulative and in addition to every other such right, power or remedy, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party.

7.5 Parties in Interest. The terms “Secured Party” and “Pledgor” as used in this instrument include the respective heirs, executors, administrators, successors, representatives, trustees and permitted assigns of such parties.

D-ix

7.6 Reasonable Notice. Notice mailed to the Pledgor’s address or to Pledgor’s most recent changed address on file with Secured Party, at least ten (10) calendar days prior to the related action, or if the UCC specifies a longer period, such longer period prior to the related action, shall be deemed reasonable.

7.7 Waiver Of Rights To Jury Trial. The parties hereby knowingly, voluntarily, intentionally, irrevocably, and unconditionally waive all rights to trial by jury in any action, suit, proceeding, counterclaim, or other litigation based on, or arising out of, under or in connection with this Agreement or any document executed in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party with respect hereto.

7.8 Venue and Jurisdiction. The parties agree that New York, New York County, New York is proper venue for any action or proceeding brought by either party under, in connection with, or relating to this Agreement, whether in contract, tort or otherwise. Any action or proceeding must be brought in state or federal court in such county to the extent not prohibited by applicable law. To the extent permitted by applicable law, each party hereto irrevocably (a) submits to the exclusive jurisdiction of such courts and (b) waives all objection and defenses he may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum.

7.9 Governing Law. This Agreement and any issues related to it (including, without limitation, the validity, enforceability, interpretation, and construction of this Agreement and any issues related to it) shall be governed by the laws of the state of New York (without regard to conflict of law rules) and the laws of the United States applicable to transactions in New York.

7.10 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and delivered in the manner set forth in the Loan Agreement. For purposes hereof, the address for notice to the Pledgor shall be as set forth in the preamble hereof and the address for notice to Secured Party shall be as set forth in the Loan Agreement. The Pledgor and Secured Party shall have the right to change its address by designating a new address in a written notice to the other as herein required.

7.11 Invalidity of Certain Provisions. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

7.12 Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each party hereto and shall constitute one instrument.

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7.13 Controlling Agreement. In the event of a conflict between any provision of this Agreement and a provision of the Loan Agreement, the provision of the Loan Agreement shall control; provided, however, the inclusion in this Agreement of a provision with respect to which there is no corresponding provision in the Loan Agreement shall not constitute a conflict with any provision of this Agreement.

7.14 No Oral Agreements. This Agreement and the documents executed concurrently herewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(Signatures appear on following pages)

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IN WITNESS WHEREOF, Pledgor and Secured Party have executed this Agreement as of the date first above written.

PLEDGOR:

[______]

By:
Name:
Title:

(Signatures continue on following page)

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SECURED PARTY:

405 PETRODOME LLC

By:
Name:
Title:

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SCHEDULE I

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Execution Version

EXHIBIT E

[FORM OF SECURITY AGREEMENT]

This SECURITY AGREEMENT (this “Security Agreement”) is made and entered into as of [________________] (the “Effective Date”), PETRODOME AROUND THE HORN, LLC, a Louisiana limited liability company, PETRODOME BAYOU CHOCTAW, LLC, a Louisiana limited liability company, PETRODOME BLOOMINGTON, LLC, a Texas limited liability company, PETRODOME BUCKEYE, LLC, a Texas limited liability company, PETRODOME DIETZEL, LLC, a Texas limited liability company, PETRODOME EAST CREOLE, LLC, a Louisiana limited liability company, PETRODOME EC, LLC, a Texas limited liability company, PETRODOME ENERGY, LLC, a Texas limited liability company, PETRODOME LIBERTY, LLC, a Texas limited liability company, PETRODOME LONE STAR, LLC, a Texas limited liability company, PETRODOME LOUISIANA PIPELINE, LLC, a Texas limited liability company, PETRODOME MAURICE, LLC, a Texas limited liability company, PETRODOME NAPOLEONVILLE, LLC, a Louisiana limited liability company, PETRODOME OPERATING, LLC, a Texas limited liability company, PETRODOME PHEASANT BLESSING, LLC, a Texas limited liability company, PETRODOME PINEVILLE, LLC, a Mississippi limited liability company, PETRODOME PINTAIL, LLC, a Louisiana limited liability company, PETRODOME QUAIL RIDGE, LLC, a Texas limited liability company, PETRODOME RIO RANCH, LLC, a Texas limited liability company, PETRODOME ST. GABRIEL II, LLC, a Louisiana limited liability company, PETRODOME THUNDERBOLT, LLC, a Texas limited liability company, and PETRODOME WHARTON, LLC, a Texas limited liability company, (individually a “Debtor” and, collectively the “Debtors”), the addresses for each such Debtor, for purposes hereof, being those set forth in Schedule 3.4A, in favor of 405 PETRODOME LLC, a Delaware limited liability company (“405 Petrodome”), as administrative agent for itself as administrative agent and a lender, and each other lender (in such capacity, “Secured Party”), the address for which, for purposes hereof, being 405 Lexington Avenue, 59th Floor, New York, NY 10174, Attention: Greg White, for the pro rata benefit of the lenders (individually, a “Lender” and collectively, the “Lenders”) party to that certain Term Loan Agreement dated of December 22, 2017 by and among the Debtors, such Lenders and Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

RECITALS

WHEREAS, the Debtors, the Lenders and Secured Party are parties to the Loan Agreement, pursuant to which, upon the terms and conditions stated therein, the Secured Party and the Lenders agreed to extend credit to Debtors; and

WHEREAS, to secure the Obligations, the Debtors have agreed to assign to Secured Party, and grant to Secured Party a security interest in, all right, title and interest in and to the property hereinafter described;

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NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Loan Agreement, (ii) for and in consideration of the premises and the agreements herein contained and (iii) for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Debtors hereby agree as follows:

ARTICLE I

GENERAL TERMS

1.1 Terms Defined Above. As used in this Security Agreement, each of the terms defined in the preamble hereto and the above recital paragraphs shall have the meaning assigned to such term above.

1.2 Definitions Contained in Loan Agreement. Each term used herein beginning with a capital letter which is not defined herein shall have the meaning assigned to such term in the Loan Agreement, unless the context hereof otherwise requires.

1.3 Certain Definitions. As used in this Security Agreement, each of the following terms shall have the meaning set forth for such term below, unless the context otherwise requires:

“Code” shall mean the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction from time to time.

“Collateral” shall mean all Property, including, without limitation, cash or other proceeds, in which Secured Party shall have a security interest pursuant to Article II of this Security Agreement.

“Gas” shall have the meaning assigned to such term in Article II hereof.

“Related Rights” shall mean all chattel papers, documents and instruments relating to the Accounts or the General Intangibles and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts or General Intangibles or any such chattel papers, documents or instruments.

“Secured Obligations” shall mean the Obligations and all renewals and extensions thereof.

1.4 Terms Defined in Code. All terms used herein which are defined in the Code shall have the same meaning herein, unless the context otherwise requires.

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ARTICLE II

SECURITY INTEREST

To secure the Secured Obligations, the Debtors hereby grant to Secured Party, for the pro rata benefit of the Lenders, a continuing security interest in, a general lien upon, and a right of set-off against, the following described Property of the Debtors:

(a) all now existing and hereafter acquired or arising Accounts, Goods, General Intangibles, Payment Intangibles, Deposit Accounts, Securities Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, letters of credit, Letter of Credit Rights, advices of credit, money, As-Extracted Collateral (including As-Extracted Collateral from the Debtors’ present and future operations, regardless of whether such mineral or gas interests are presently owned or hereafter acquired by the Debtors), Commercial Tort Claims, Equipment, Inventory, Fixtures and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including, without limitation, all insurance policies and proceeds thereof);

(b) to the extent, if any, not included in clause (a) above, the Debtors’ present and future contracts, agreements, arrangements or understandings (i) for the sale, supply, provision or disposition of any natural gas, casinghead gas, all other hydrocarbons not defined as oil, carbon dioxide, and helium or other substances of a gaseous nature (“Gas”), oil or other minerals by the Debtors or any one or more of its agents, representatives, successors or assigns to any purchaser or acquirer thereof, and all products, replacements and proceeds thereof (including, without limitation, all Gas or oil sales contracts) and (ii) relating to the mining, drilling or recovery of any mineral, crude oil or gas reserves for the benefit of or on behalf of the Debtors or any of its agents, representatives, successors or assigns (including, without limitation, all contract mining, drilling or recovery agreements and arrangements), and all products and Proceeds thereof and payments thereunder, together with all products and Proceeds (including, without limitation, all insurance policies and proceeds) of and any Accessions to any of the foregoing;

(c) to the extent, if any, not included in above, all Gas, oil and other minerals severed or extracted from the ground (specifically including all “As-Extracted Collateral” of the Debtors and all severed or extracted Gas purchased, acquired or obtained from other parties), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of whether any such Gas, oil or other minerals are in raw form or processed for sale;

(d) to the extent, if any, not included above, each and every other item of personal Property and Fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements (including, without limitation, Commodity Hedge Agreements), and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) and any Accessions to any of the foregoing;

(e) all present and future business records and information, including, without limitation, computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information; and

(f) any additional Property of the Debtors from time to time delivered to or deposited with Secured Party as security for the Secured Obligations or otherwise pursuant to the terms of this Security Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Security Agreement, the Debtors represent and warrant to Secured Party (which representations and warranties will survive the creation of the Secured Obligations and any other extension of credit under the Loan Agreement) that:

3.1 Ownership and Liens. Except for the security interest of Secured Party granted in this Security Agreement and other Permitted Liens, the Debtors own good and marketable title to the Collateral free and clear of any other Liens. The Debtors have full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any other Liens, adverse claims and options other than Permitted Liens. No other Lien created by the Debtors or is known by the Debtors to exist with respect to any Collateral; and to no financing statement or other security instrument is on file in any jurisdiction covering such Collateral, other than those in favor of Secured Party and other Permitted Liens. At the time the security interest in favor of Secured Party attaches, good and marketable title to all after-acquired Property included within the Collateral, free and clear of any other Liens, other than Permitted Liens, will be vested in Debtors.

3.2 Status of Accounts. Each Account now existing represents, and each Account hereafter arising will represent, the valid and legally enforceable indebtedness of a bona fide account debtor arising from the sale or lease or rendition by the Debtors of goods or services and is not and will not be subject to contra accounts, set-offs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed to Secured Party in writing; such goods will have been delivered to, or be in the process of being delivered to, the Debtors, and such services will have been rendered by the Debtors to the account debtor and accepted by the account debtor; and the amount shown as to each Account of the Debtors on the Debtors’ books will be the true and undisputed amount owing and unpaid thereon, subject to any discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Secured Party in writing.

3.3 Status of Related Rights. All Related Rights of the Debtors are, and those hereafter arising will be, valid and genuine.

3.4 Location. The office where the Debtors keep their records concerning their Accounts and the General Intangibles and the originals of all of the Related Rights of each such Debtor is [_________________________________]. No Equipment or Inventory is covered by a certificate of title. The jurisdiction of organization for each Debtor is set out in Schedule 3.4A to this Security Agreement. The chief executive office and chief place of business for each Debtor is set out in Schedule 3.4B to this Security Agreement.

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3.5 Secured Party’s Security Interest. This Security Agreement creates a valid and binding security interest in the Collateral securing the Secured Obligations. All filings (which filings with Governmental Authorities are described in Article IV of this Security Agreement) and other actions necessary to perfect or protect such security interest will be promptly taken by the Debtors. No further or subsequent filing, recording, registration or other public notice of such security interest is necessary in any governmental office or jurisdiction in order to perfect such security interest or to continue, preserve or protect such security interest except for continuation statements or for filings upon the occurrence of any of the events stated in Article IV of this Security Agreement. Such perfected security interest in the Collateral constitutes a first-priority (except as to Permitted Liens) security interest under the Code.

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 A deviation from the provisions of this Article IV shall not constitute a default under this Security Agreement if such deviation is consented to in writing by Secured Party. Without the prior written consent of Secured Party, the Debtors will at all times comply with the covenants contained in this Article IV, from the date hereof and for so long as any part of the Secured Obligations are outstanding.

4.2 The Debtors recognize that one or more financing statement pertaining to the Collateral will be filed in one or more filing offices. The Debtors will promptly notify Secured Party of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recordings for the purpose of perfecting a security interest in the Collateral. Without limiting the foregoing, the Debtors will (a) promptly notify Secured Party of any change (i) in the location of the office where the Debtors keep their records concerning their Accounts or (ii) in the “location” of any Debtor within the meaning set forth in the Code of each such Debtor’s jurisdiction of formation; (b) prior to any of the Collateral provided by the Debtors becoming so related to any particular real estate so as to become a fixture on such real estate, notify Secured Party of the description of such real estate and the name of the record owner thereof, to the extent such real estate is not already encumbered in favor or for the benefit of Secured Party to secure the Secured Obligations; and (c) promptly notify Secured Party of any change in the Debtors’ names, identities or structures. In any notice furnished pursuant to this paragraph, the Debtors will expressly state that the notice is required by this Security Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral. Further, the Debtors authorize Secured Party to file, at the expense of the Debtors, any and all financing statements, pursuant to Article 9 of the Code, as Secured Party deems necessary, in its sole discretion, in conjunction with this Security Agreement.

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ARTICLE V

RIGHTS, REMEDIES AND WARRANTIES

5.1 With Respect to Collateral. Upon the occurrence of and during the continuance of an Event of Default under the Loan Agreement has occurred, Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from the Debtors) and the right is expressly granted to Secured Party, and Debtors hereby appoint Secured Party as their attorney-in-fact and agent to act for them and in their name, place and stead, with full power of substitution, in Secured Party’s name or the Debtors’ names or otherwise, for the sole use and benefit of Secured Party, but at the Debtors’ cost and expense, to exercise, without notice, all or any of the following powers at any time with respect to all or any of the Collateral:

(a) to notify account debtors or the obligors on the Accounts, the General Intangibles and the Related Rights to make and deliver payment to Secured Party;

(b) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds;

(c) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, Documents and other negotiable and non-negotiable Instruments and Chattel Paper taken or received by Secured Party in connection therewith;

(d) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(e) to sell, transfer, assign or otherwise deal in or with the same or the Proceeds or avails thereof or the relative goods, as fully and effectively as if Secured Party were the absolute owner thereof; and

(f) to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto;

provided, however, Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

5.2 Default Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party may then, or at any time thereafter and from time to time, apply, set-off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers’ board or securities exchange, either for cash or upon credit or for future delivery, at such price as Secured Party may deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own name free from any claim of the Debtors or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Secured Obligations. All demands, notices and advertisements and the presentment of Property at sale are hereby waived. If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, the Debtors hereby agree that ten (10) calendar days’ prior written notice shall constitute reasonable notice. Secured Party may require the Debtors to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and the Debtors. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

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5.3 Right of Set-Off. Upon the occurrence of and during the continuance of any Event of Default, Secured Party is hereby authorized to then, or at any time thereafter and from time to time, without notice to the Debtors (any such notice being expressly waived by the Debtors), apply and set-off against the Secured Obligations (i) any and all deposits (general or special, time or demand, provisional or final) of Debtors at any time held by Secured Party; (ii) any and all other claims of the Debtors against Secured Party, now or hereafter existing, (iii) any and all other indebtedness at any time owing by Secured Party to or for the account of the Debtors; (iv) any and all money, Instruments, securities, Documents, Chattel Paper, credits, claims, demands and other Property, rights or interests of the Debtors which at any time shall come into the possession or custody or under the control of Secured Party, for any purpose; and (v) the Proceeds of any of the foregoing Property, in accordance with the Loan Agreement, as if the same were included in the Collateral, and the Debtors hereby grant to Secured Party a security interest in, a general lien upon and a right of set-off against the foregoing described Property as security for the Secured Obligations. Secured Party shall have the right to so set-off and apply such Property against the Secured Obligations regardless of whether or not Secured Party shall have made any demand for payment of any of the Secured Obligations or shall have given any other notice. Secured Party agrees to promptly notify the Debtors after any such set-off and application; provided, however, the failure of Secured Party to give any such notice shall not affect the validity of such set-off and application. The rights of Secured Party under this Section 5.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Secured Party may have.

5.4 Proceeds. Following the occurrence of any Event of Default, the proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in the Loan Agreement.

5.5 Secured Party’s Lack of Duties. The powers conferred upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Secured Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession, but need not take any steps to keep the Collateral identifiable. Secured Party shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party’s rights in or to, any of the Collateral.

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5.6 Secured Party’s Actions. To the extent permitted by applicable law, the Debtors waive any right to require Secured Party to marshal or proceed against any Person, exhaust any Collateral or pursue any other remedy in Secured Party’s power, and the Debtors waive any and all notice of acceptance of this Security Agreement or of creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations from time to time. All dealings between the Debtors and Secured Party, whether or not resulting in the creation of the Secured Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Until all the Secured Obligations shall have been indefeasibly paid in full, whether then due or contingent, and the Commitments of the Lenders terminated, the Debtors shall not have any right to subrogation, and the Debtors waive any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party. The Debtors authorize Secured Party, without notice or demand and without any reservation of rights against the Debtors and without affecting the Debtors’ liability hereunder or on the Secured Obligations, from time to time to (a) take and hold any other Property as collateral, other than the Collateral, as security for any or all of the Secured Obligations and exchange, enforce, waive and release any or all of the Collateral or such other Property to the Secured Obligations; and (b) apply the Collateral or such other Property and direct the order or manner of sale thereof as Secured Party in its discretion may determine, subject, however, to the provisions of the Loan Agreement.

5.7 Transfer of Secured Obligations and Collateral. Any of the Secured Obligations may be transferred, in whole or in part, in accordance with the provisions of the Loan Documents, and, upon any such transfer, Secured Party may transfer any or all of the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers and remedies of Secured Party hereunder with respect to Collateral so transferred; but with respect to any Collateral not so transferred, Secured Party shall retain all rights, powers and remedies hereby given. Secured Party may at any time deliver any or all of the Collateral to the Debtors, whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

5.8 Cumulative Security. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the Secured Obligations. No security taken hereafter as security for the Secured Obligations shall impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

5.9 Continuing Agreement. This is a continuing Security Agreement and the grant of the security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Secured Obligations are indefeasibly paid in full as the same become due and payable, whether then due or contingent, and the Commitments are terminated, until the Debtors are entitled to obtain the release hereof pursuant to the Loan Agreement and until Secured Party, upon request of the Debtors, has executed a written termination statement, reassigned to the Debtors, without recourse, the Collateral and all rights conveyed hereby and returned possession of the Collateral in its possession to Debtors.

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5.10 Cumulative Rights. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code. Secured Party may exercise its bankers’ lien or right of set-off with respect to the Secured Obligations in the same manner as if the Secured Obligations were unsecured.

5.11 Exercise of Rights. Time shall be of the essence for the performance by the Debtors of any act under this Security Agreement or in respect of the Secured Obligations, but neither Secured Party’s acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of the Debtors or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

5.12 Remedy and Waiver. Secured Party may remedy any Default and may waive any Default without waiving the Default remedied or waiving any prior or subsequent Default.

5.13 Non-Judicial Remedies. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and the Debtors expressly waive, renounce and knowingly relinquish any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, the Debtors recognize and concede that such remedies are consistent with the usage of the trade, are responsive to commercial necessity and are the result of bargain at arm’s length. Nothing herein is intended to prevent Secured Party from resorting to judicial process at its option.

ARTICLE VI

MISCELLANEOUS

6.1 Preservation of Liability. Neither this Security Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any Person liable on the Secured Obligations from liability on the Secured Obligations and for any deficiency thereon.

6.2 Notices. Any notice or demand under this Security Agreement or in connection with this Security Agreement may be given as provided in the Loan Agreement, but actual notice, however given or received, shall always be effective.

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6.3 Governing Law. This Security Agreement and the security interest granted hereby shall be governed by the laws of the State of New York, without giving effect to principles thereof relating to conflicts of law.

6.4 Amendment and Waiver. This Security Agreement may not be amended (nor may any of its terms be waived) except in the manner provided in the Loan Agreement.

6.5 Invalidity. In case any provision of this Security Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6 Survival of Agreements. All covenants and agreements of the Debtors herein not fully performed before the effective date of this Security Agreement shall survive such date.

6.7 Successors and Assigns. All representations and warranties of the Debtors herein, and the covenants and agreements herein contained by or on behalf of the Debtors, shall bind the Debtors and the Debtors’ legal representatives, successors and assigns and shall inure to the benefit of Secured Party, its successors and assigns.

6.8 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

6.9 Counterparts. This Security Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the date hereof upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Security Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Security Agreement by each party hereto and shall constitute one instrument.

6.10 Conflict with Loan Agreement. In the event of a conflict between any provision of this Security Agreement and a provision that is in the Loan Agreement, the provision of the Loan Agreement shall control; provided, however, the inclusion in this Security Agreement of a provision with respect to which there is no corresponding provision in the Loan Agreement shall not constitute a conflict with any provision of the Loan Agreement.

6.11 No Oral Agreements. This Security Agreement and the documents executed concurrently herewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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6.12 Louisiana Specific Provisions. To the extent that this Security Agreement is being enforced under the laws of the State of Louisiana, this Section 6.12 shall apply.

(a) Judicial Remedies. Upon the occurrence and during the continuance of an Event of Default, each Debtor, to the extent applicable to it, for itself, its successors and assigns does by these presents agree and stipulate that it shall be lawful for, and each Debtor does hereby authorize, Secured Party, without making a demand or putting in default, putting in default being expressly waived, to cause all and singular the Property to be seized and sold by executory or other legal process without appraisement (appraisement being hereby expressly waived) either in its entirety or in lots, or parcels as Secured Party may determine to the highest bidder for cash or on such terms as Secured Party may direct, each Debtor for itself, its successors and assigns hereby confessing judgment for the full amount of the Secured Obligations secured and to be secured hereby, whether now existing or arising hereafter.

(b) Waivers. Each Debtor, to the extent applicable to it, hereby expressly waives: (i) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (ii) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (iii) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2772; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

(c) Future Advances. To the extent that this Security Agreement is being enforced under the laws of the State of Louisiana, the term “Secured Obligations” shall also include the following:

(i) Any and all obligations, liabilities, or indebtedness of any Debtor to Secured Party or any other Lender, whether now existing or hereafter arising, due or to become due, including without limitation and individually, collectively and interchangeably any and all present and future advances or other value of whatever class or for whatever purpose, at any time hereafter made or given by Secured Party or any of the other Lenders to any Debtor or any of their respective Subsidiaries, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not any Debtor is indebted to Secured Party or any Lender at the time of such events, as well as any and all other obligations that any Debtor may now or in the future owe to or incur in favor of Secured Party or any other Lender, whether fixed or contingent, liquidated or unliquidated, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced. This Agreement shall have effect as of the date hereof to secure all Secured Obligations, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date.

(ii) Any and all renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not any Debtor executes any agreement or instrument.

(Signature pages follow)

E-xi

This Security Agreement has been executed by each Debtor and Secured Party as of the date first above written.

DEBTORS:

BORROWERS:

PETRODOME AROUND THE HORN, LLC

By:
Name:
Title:

PETRODOME BAYOU CHOCTAW, LLC

By:
Name:
Title:

PETRODOME BLOOMINGTON, LLC

By:
Name:
Title:

PETRODOME BUCKEYE, LLC

By:
Name:
Title:

PETRODOME DIETZEL, LLC

By:
Name:
Title:

PETRODOME EAST CREOLE, LLC

By:
Name:
Title:

(Signatures continue on following pages)

E-xii

PETRODOME EC, LLC

By:
Name:
Title:

PETRODOME ENERGY, LLC

By:
Name:
Title:

PETRODOME LIBERTY, LLC

By:
Name:
Title:

PETRODOME LONE STAR, LLC

By:
Name:
Title:

PETRODOME LOUISIANA PIPELINE, LLC

By:
Name:
Title:

PETRODOME MAURICE, LLC

By:
Name:
Title:

PETRODOME NAPOLEONVILLE, LLC

By:
Name:
Title:

(Signatures continue on following pages)

E-xiii

PETRODOME OPERATING, LLC

By:
Name:
Title:

PETRODOME PHEASANT BLESSING, LLC

By:
Name:
Title:

PETRODOME PINEVILLE, LLC

By:
Name:
Title:

PETRODOME PINTAIL, LLC

By:
Name:
Title:

PETRODOME QUAIL RIDGE, LLC

By:
Name:
Title:

PETRODOME RIO RANCH, LLC

By:
Name:
Title:

PETRODOME ST. GABRIEL II, LLC

By:
Name:
Title:

(Signatures continue on following pages)

E-xiv

PETRODOME THUNDERBOLT, LLC

By:
Name:
Title:

PETRODOME WHARTON, LLC

By:
Name:
Title:

(Signatures continue on following pages)

E-xv

SECURED PARTY:

405 PETRODOME LLC

By:
Name:
Title:

(End of Signatures Pages)

E-xvi

Execution Version

[                                                              County], Texas

EXHIBIT F

[FORM OF TEXAS DEED OF TRUST]

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

FIRST LIEN DEED OF TRUST, SECURITY AGREEMENT, FINANCING
STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS. PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE TRUSTEE OR MORTGAGEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS DEED OF TRUST

FROM

[_________________________]

(Mortgagor, Debtor and Grantor)

TO

Michael D. Cuda, Esq., as Trustee for the benefit of

405 PETRODOME LLC as Administrative Agent (Mortgagee, Secured Party and Grantee)

[Insert Date]

For purposes of filing this Deed of Trust as a financing statement, the mailing address for Debtor is [Insert Address and Facsimile]. [__________________’s] jurisdiction of organization is the State of [_______], and its organizational number is [______]. The mailing address of Mortgagee is 405 Lexington Avenue, 59th Floor, New York, New York, 10174, Attn: Greg White, Facsimile: (212) 612-3207.

F-i

***********************************

This instrument, prepared by Michael D. Cuda, K&L Gates LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201, Facsimile: (214) 939-5849, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

ATTENTION RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code in effect in the State of Texas. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

K&L Gates LLP

1717 Main Street

Suite 2800

Dallas, Texas 75201

Attn: Michael D. Cuda, Esq.

F-ii

FIRST LIEN DEED OF TRUST, SECURITY AGREEMENT, FINANCING
STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

WHEREAS, this instrument (the "Deed of Trust") is made as of [__________] (the "Effective Date") and executed and delivered by [__________], a [insert state of organization and legal entity type] ("Mortgagor", "Debtor", and "Grantor"), to Michael D. Cuda, Esq., as Trustee, for the benefit of 405 Petrodome LLC in its capacity as the Agent (as hereinafter defined) under the Credit Agreement (as hereinafter defined) and on behalf of the Credit Parties (as hereinafter defined) (the "Mortgagee"). The addresses of Mortgagor, Mortgagee, and the Trustee appear in Section 7.13 of this Deed of Trust.

WHEREAS, Petrodome Around the Horn, LLC (“Horn”), a Louisiana limited liability company, Petrodome Bayou Choctaw, LLC (“Choctaw”), a Louisiana limited liability company, Petrodome Bloomington, LLC (“Bloomington”), a Texas limited liability company, Petrodome Buckeye, LLC (“Buckeye”), a Texas limited liability company, Petrodome Dietzel, LLC (“Dietzel”), a Texas limited liability company, Petrodome East Creole, LLC (“East Creole”), a Texas limited liability company, Petrodome EC, LLC (“EC”), a Texas limited liability company, Petrodome Energy, LLC (“Energy”), a Texas limited liability company, Petrodome Liberty, LLC (“Liberty”), a Texas limited liability company, Petrodome Lone star, LLC (“Lone Star”), a Texas limited liability company, Petrodome Louisiana Pipeline, LLC (“Pipeline”), a Texas limited liability company, Petrodome Maurice, LLC (“Maurice”), a Texas limited liability company, Petrodome Napoleonville, LLC (“Napoleonville”), a Louisiana limited liability company, Petrodome Operating, LLC (“Operating”), a Texas limited liability company, Petrodome Pheasant Blessing, LLC (“Pheasant Blessing”), a Texas limited liability company, Petrodome Pineville, LLC (“Pineville”), a Mississippi limited liability company, Petrodome Pintail, LLC (“Pintail”), a Louisiana limited liability company, Petrodome Quail Ridge, LLC (“Quail Ridge”), a Texas limited liability company, Petrodome Rio Ranch (“Rio Ranch”), a Texas limited liability company, Petrodome St. Gabriel II, LLC (“St. Gabriel”), a Louisiana limited liability company, Petrodome Thunderbolt, LLC (“Thunderbolt”), a Texas limited liability company, and Petrodome Wharton, LLC (“Wharton”), a Texas limited liability company, (each of Horn, Choctaw, Bloomington, Buckeye, Dietzel, East Creole, EC, Energy, Liberty, Lone Star, Pipeline, Maurice, Napoleonville, Operating, Pheasant Blessing, Pineville, Pintail, Quail Ridge, Rio Ranch, St. Gabriel, Thunderbolt and Wharton, a “Borrower” and, collectively, the “Borrowers”) have agreed to enter into a certain Term Loan Agreement dated as of December 22, 2017 among the Borrowers, the various financial institutions and other Persons from time to time parties thereto (individually a “Lender” and collectively, the "Lenders"), 405 Petrodome LLC, in its capacity as administrative agent itself and for Lenders (in such capacity, the "Agent") (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement").

WHEREAS, it is a requirement under the Credit Agreement that the Mortgagor shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by the Deed of Trust as set forth herein.

WHEREAS, the Mortgagee, the Lenders and the Agent are referred to herein as individually, a “Credit Party” and collectively, the "Credit Parties".

F-iii

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and the Mortgagee wish to enter into this Deed of Trust and hereby agrees as follows:

ARTICLE I

Definitions

1.1 "Collateral" means the Realty Collateral, Personalty Collateral and Fixture Collateral.

1.2 "Contracts" means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, subleases, permits, franchises, licenses, bidding, pooling, unitization or communization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

1.3 "Event of Default'' shall have the meaning set forth in Article V hereof.

1.4 "Fixture Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

1.5 "Fixture Operating Equipment" means any of the items described in the first sentence of the definition of "Operating Equipment" set forth below and which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

1.6 "Obligations" means

(a) The "Obligations", as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes;

(b) All other indebtedness, obligations, and liabilities of Borrowers or any of their respective Subsidiaries arising under the Credit Agreement, this Deed of Trust, any Commodity Hedge Agreement (but excluding the Excluded Swap Obligations) with an Approved Hedge Counterparty or any of the other Loan Documents;

(c) All other indebtedness, obligations and liabilities of any kind of Mortgagor, any Borrower or any of their Subsidiaries owing to any of the Credit Parties now existing or hereafter arising under or pursuant to any Loan Document, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

F-iv

(d) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties (whether by it directly or on its behalf by the Trustee), which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Credit Party charged at the Reimbursement Rate;

(e) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to any Borrower or any of their respective Subsidiaries under or pursuant to any Loan Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to any Credit Party at the time of such events; and

(f) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.

1.7 "Oil and Gas Property" or "Oil and Gas Properties" means (a) the Hydrocarbon Interests described in Exhibit A attached hereto and made a part hereof for all purposes including the net revenue interests warranted in Exhibit A and any reversionary or carried interests relating to any of the foregoing; (b) the Properties now or hereafter pooled or unitized with such Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby that may affect all or any portion of the Hydrocarbon Interests, including without limitation, all production units, and drilling and spacing units (and the Properties covered thereby), those units which may be described, inferred from or referred to on Exhibit A and any other units created by agreement or designation or under orders, regulations, rules or other official acts of any Governmental Authority; (d) the surface leases described in Exhibit A; (e) any and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts; (f) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, net revenue interests, revenues and other incomes from or attributable to the Hydrocarbon Interests; (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, salt water disposal wells injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with proceeds from and all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; (h) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (i) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the interests described in clause (a) above, and (i) all tenements, hereditaments, appurtenances and Properties, whether now existing or hereafter obtained, but in any manner appertaining, belonging, affixed or incidental to in connection with any of the aforesaid.

F-v

1.8 "Operating Equipment" means, whether now owned or hereafter acquired, the following owned by the Mortgagor: all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including, but not limited to, all oil wells, gas wells, water wells, injection wells, salt water disposal wells, casing, tubing, rods, pumps, foundations, warehouses, pumping units and engines, trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, boilers, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

1.9 "Personalty Collateral" means all of Mortgagor's right, title and interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other “as-extracted collateral”, as such term is defined in the UCC, from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights, Commodity Hedge Agreements (but excluding the Excluded Swap Obligations) and general intangibles now or hereafter arising from any of the Contracts regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty Collateral and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with any Credit Party or any other Person, including Mortgagor's operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

F-vi

1.10 "Property" means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

1.11 "Realty Collateral" means all of Mortgagor's right, title and interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though Mortgagor's interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).

1.12 "Reimbursement Rate" means a per annum rate equal to the lesser of (a) the Highest Lawful Rate and (b) the Contract Rate.

1.13 "Security Termination" means such time at which each of the following events shall have occurred on or prior to such time: (a) the indefeasible payment in full of all Obligations, whether then due and owing, matured, unmatured, contingent or otherwise, in cash and all other amounts payable under the Loan Documents, (b) the termination of all Commodity Hedge Agreements with Approved Hedge Counterparties, and (c) the termination of all the Commitments.

1.14 All other capitalized terms defined in the Credit Agreement which are used in this Deed of Trust and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. As used herein, the term "including" means "including, without limitation". Exhibit A when referenced herein include any subparts thereof (e.g. Exhibit "A-1", Exhibit "A-2").

ARTICLE II

CREATION OF SECURITY

2.1 Conveyance and Grant of Lien. In consideration of the advances or extensions by the Credit Parties to the Borrowers of the funds or credit constituting the Obligations (including the making of the loans), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Deed of Trust does hereby confirm that it has GRANTED, BARGAINED, CONVEYED, SOLD, TRANSFERRED and ASSIGNED, and does hereby GRANT, BARGAIN, CONVEY, SELL, TRANSFER and ASSIGN with a general warranty of title for the uses, purposes and conditions hereinafter set forth all of its right, title and interest in and to the Realty Collateral, the Personalty Collateral and the Fixture Collateral, wherever located, unto Trustee, and to his successor or successors or substitutes IN TRUST, WITH POWER OF SALE, to secure the payment and performance of the Obligations for the benefit of Mortgagee on behalf of the Credit Parties.

F-vii

TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Trustee and his successors or substitutes in trust and to his and their successors and assigns forever for the benefit of the Mortgagee on behalf of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Deed of Trust. Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the Trustee and his successors or substitutes in trust, and their successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof.

Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of "Realty Collateral", "Personalty Collateral" or "Fixture Collateral" and no Building or Manufactured (Mobile) Home is hereby encumbered by this Deed of Trust. As used herein, "Flood Insurance Regulations" shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statue thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Subject, however, to the condition that none of the Mortgagee nor the Credit Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral. Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the proration units. It is the Mortgagor's intention that this instrument cover Mortgagor's entire right, title and interest in the lands, leases, units and other interests set forth in Exhibit A or located in any state, county or parish in which the Mortgagor has any such interest.

2.2 Security Interest. For the same consideration and to further secure the Obligations, Mortgagor confirms that it has granted and does hereby grant to Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Collateral.

2.3 Future Advances and Maximum Principal Amount Secured. It is contemplated and acknowledged that the Obligations may include additional loans and advances from time to time, and that this Deed of Trust shall have effect as of the date hereof to secure all Obligations, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date. This Deed of Trust secures all future advances and obligations constituting Obligations.

2.4 Assignment of Liens and Security Interests. For the same consideration and to further secure the Obligations, Mortgagor hereby assigns and conveys to Mortgagee for its benefit and the benefit of the other Credit Parties any security interests held by Mortgagor arising under Section 9.343(a) of the Texas Business and Commerce Code and the Liens granted to Mortgagor pursuant to Section 9.343(d) attributable to the interest of Mortgagor in the Hydrocarbons.

F-viii

ARTICLE III

PROCEEDS FROM PRODUCTION

3.1 Assignment of Production.

(a) In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Mortgagee, effective as of the Effective Date at 7:00 a.m. Houston, Texas time, all Hydrocarbons produced from, and which are attributable to, Mortgagor's interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling or unitization orders, agreements or designations, and all proceeds therefrom.

(b) Subject to the provisions of subsections (c) and (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.

(c) Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the rights as herein to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor's use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee. None of such parties shall have any responsibility for the application of any such proceeds received by Mortgagee. Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.

(d) Subject to the provisions of subsection (f) below, Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating this assignment and the payment to Mortgagee of the proceeds assigned.

F-ix

(e) Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f) Reserved.

(g) Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein. Mortgagee may execute any transfer or division orders in the name Of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor's interests as represented therein.

(h) Mortgagee shall have the right at Mortgagee's election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds and to protect the interests of Mortgagee or Mortgagor, with all costs, expenses and attorneys fees incurred in connection therewith being paid by Mortgagor. In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee in accordance with this Article, Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder.

(i) Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under this Section 3.1 are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.

3.2 Application of Proceeds. All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 7.2(f) of the Credit Agreement.

3.3 Mortgagor's Payment Duties. Except as provided in Section 7.18 hereof, nothing contained herein will limit Mortgagor's absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Mortgagee of proceeds from Hydrocarbons under this Deed of Trust will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

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3.4 Liability of Mortgagee. Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.

3.5 Actions to Effect Assignment. Subject to the provisions of Sections 3.l(c) and 3.1(f), Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Deed of Trust, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of this assignment; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever. In addition, Mortgagor covenants to provide to Mortgagee the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments. All expenses incurred by the Trustee or Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby. If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Mortgagor so that under such existing Contracts payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor's interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands for the benefit of the Mortgagee, and shall be immediately paid over to Mortgagee.

3.6 Power of Attorney. Without limitation upon any of the foregoing, Mortgagor hereby designates and appoints Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents. The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any Person who, at the time of exercise, is the president, a senior vice president, a vice president or the organizational equivalent thereof of Mortgagee. The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as Security Termination has not occurred. Any Person dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that Security Termination has occurred.

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3.7 Indemnification. MORTGAGOR AGREES TO INDEMNIFY MORTGAGEE, THE TRUSTEE AND THE OTHER CREDIT PARTIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, PROFESSIONALS, AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM, AND DISCHARGE, RELEASE AND HOLD EACH OF THEM HARMLESS AGAINST ALL LOSSES, DAMAGES, CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (HEREAFTER REFERRED TO AS "CLAIMS") MADE AGAINST, IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IF ANY AS A CONSEQUENCE OF THE ASSERTION EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS THAT ANY OF THE INDEMNIFIED PARTIES RECEIVED HYDROCARBONS OR PROCEEDS PURSUANT TO THIS DEED OF TRUST OR PURSUANT TO ANY RIGHT TO COLLECT PROCEEDS DIRECTLY FROM ACCOUNT DEBTORS WHICH ARE CLAIMED BY THIRD PERSONS. THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO EMPLOY ATTORNEYS AND TO DEFEND AGAINST ANY SUCH CLAIMS AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL SUCH CLAIMS. MORTGAGOR WILL INDEMNIFY AND PAY TO THE INDEMNIFIED PARTIES ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF, OR AS MAY BE SUCCESSFULLY ADJUDICATED AGAINST ANY OF THE INDEMNIFIED PARTIES. THE INDEMNITY UNDER THIS SECTION SHALL APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE BUT SHALL NOT APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE LIABILITIES OF MORTGAGOR AS SET FORTH IN THIS SECTION 3.7 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.

ARTICLE IV

MORTGAGOR'S WARRANTIES AND COVENANTS

4.1 Payment of Obligations. Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Deed of Trust.

4.2 Representations and Warranties. Mortgagor represents and warrants as follows:

(a) Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties applicable to Mortgagor and to its Properties contained in Article IV of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section.

(b) Title to Collateral. Mortgagor has good and defensible title to its Properties constituting Realty Collateral, and good title to its Properties constituting Personalty Collateral and Fixture Collateral, in each case, free from all Liens other than Permitted Liens. The descriptions set forth in Exhibit A of the quantum and nature of the interests of Mortgagor in and to the Oil and Gas Properties include the entire interests of Mortgagor in the Oil and Gas Properties and are complete and accurate in all respects. There are no "back-in" or "reversionary" interests held by third parties or otherwise which could reduce the interests of Mortgagor in the Oil and Gas Properties. No operating or other agreement to which Mortgagor is a party or by which Mortgagor is bound affecting any part of the Collateral requires Mortgagor to bear any of the costs relating to the Collateral greater than the leasehold interest of Mortgagor in such portion of the Collateral.

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(c) Status of Leases, Term Mineral Interests and Contracts. All of the leases and term mineral interests in the Oil and Gas Properties are valid, subsisting and in full force and effect in all material respects, and Mortgagor has no knowledge that a default exists under any of the terms or provisions, express or implied, of any of such leases or interests or under any agreement to which the same are subject. All of the Contracts and obligations of Mortgagor that relate to the Oil and Gas Properties are in full force and effect in all material respects and constitute legal, valid and binding obligations of Mortgagor. Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any leases or term mineral interests in the Oil and Gas Properties or any Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, other than, in any case, to the extent such default or such action could not, individually or in the aggregate, be expected to result in a Material Adverse Effect.

(d) Production Burdens, Taxes. Expenses and Revenues. Except as otherwise permitted under, or as qualified by, the Credit Agreement, (i) all rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid, except as otherwise permitted under the Credit Agreement, (ii) all taxes have been properly and timely paid except as otherwise permitted under the Credit Agreement, (iii) all expenses payable under the terms of the Contracts have been properly and timely paid, and (iv) all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to Mortgagor by the purchasers or other remitters of production proceeds without suspense. Mortgagor's ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Liens permitted hereby and after giving full effect to the agreements or instruments set forth on attached Exhibit A, and any other instruments or agreements affecting Mortgagor's ownership of such Hydrocarbons, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on attached Exhibit A and will cause Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A.

(e) Pricing. The prices being received for the production of Hydrocarbons do not violate any Contract or any law or regulation. Where applicable, all of the wells located on the Oil and Gas Properties and production of Hydrocarbons therefrom have been properly classified under appropriate governmental regulations.

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(f) Gas Regulatory Matters. Mortgagor has filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission thereunder, and each such application has been approved by or is pending before the appropriate state or federal agency.

(g) Production Balances. Except as permitted by the Credit Agreement, none of the purchasers under any production sales contracts are entitled to "make-up" or otherwise receive deliveries of Hydrocarbons at any time after the date hereof without paying at such time the full contract price therefor. Except as set forth below, no Person is entitled to receive any portion of the interest of Mortgagor in any Hydrocarbons or to receive cash or other payments to "balance" any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.

(h) Drilling Obligations. There are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties in force and effect, except for oil and gas leases and term assignments that are still within their primary term (each of which will require drilling operations to perpetuate it beyond its primary term) and the standard provision in certain oil and gas leases and term assignments that requires either production or operations to perpetuate each respective lease after the expiration of its primary term.

(i) Allowables. All production and sales of Hydrocarbons produced or sold from the Oil and Gas Properties have been made in accordance with any applicable allowances (plus permitted tolerances) imposed by any Governmental Authorities, except to the extent that the right of operation of such Oil and Gas Properties is vested in others, in which case, the Mortgagor has exercised its best efforts to cause such operator to produce and sell Hydrocarbons in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authorities.

(j) Refund Obligations. Mortgagor has not collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any refund obligation.

(k) Mortgagor's Address. The address of Mortgagor's place of business, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, and there has been no change in the location of Mortgagor's place of business, chief executive office and office where it keeps such records and no change of Mortgagor's name during the four months immediately preceding the Effective Date. Mortgagor hereby represents and warrants that its organizational number is [______], the state of its formation is [_______], and the correct spelling of its name is as set forth in its signature block below.

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4.3 Further Assurances.

(a) Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Mortgagee's opinion are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust, upon the interest of Mortgagee or the Trustee, or upon the income and profits from any of the Collateral.

(b) Other than as permitted under the Credit Agreement, Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as a perfected first priority security interest so long as Security Termination has not occurred.

4.4 Operation of Oil and Gas Properties. As long as Security Termination has not occurred, Mortgagor shall (at Mortgagor's own expense):

(a) not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;

(b) neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, and do all other things necessary to keep unimpaired, except for Permitted liens, its rights with respect to the Collateral and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is undeveloped or is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 6.4 of the Credit Agreement;

(c) operate the Oil and Gas Properties in such a manner as to cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable oil and gas leases and Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations; except to the extent such Properties are no longer capable of producing Hydrocarbons in economically reasonable amounts and except for Oil and Gas Properties disposed of as permitted by Section 6.4 of the Credit Agreement;

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(d) promptly pay or, to the extent that the right of operation is vested in others, exercise its best efforts to cause to be paid, when due and owing (i) all rentals and royalties payable in respect of the Collateral; (ii) all expenses incurred in or arising from the operation or development of the Collateral; (iii) all taxes, assessments and governmental charges imposed upon the Collateral, upon the income and profits from any of the Collateral, or upon Mortgagee because of its interest therein; and (iv) all local, state and federal taxes, payments and contributions for which Mortgagor may be liable except to the extent as permitted under the Credit Agreement;

(e) other than as otherwise permitted under the terms of the Credit Agreement, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties;

(f) permit and do all things necessary or proper to enable the Trustee and Mortgagee (through any of their respective agents and employees) to enter upon the Oil and Gas Properties for the purpose of investigating and inspecting, in accordance with and subject to Section 5.18 of the Credit Agreement, the condition and operations of the Collateral in accordance with the terms of the Credit Agreement; and

(g) cause the Collateral to be kept free and clear of Liens of every character other than the Permitted Liens.

Notwithstanding the foregoing, to the extent any Borrower or any Subsidiary of a Borrower is not the operator of any Oil and Gas Property (other than to the extent that such operator is an Affiliate of a Borrower), Mortgagor will, and will cause each of the Borrowers and their Subsidiaries to, use reasonable efforts to cause the operator to comply with this Section 4.4.

4.5 Recording. Mortgagor hereby authorizes Mortgagee to, at Mortgagor's own expense, record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements which have been delivered to the Mortgagor prior to filing, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a limited liability company or other entity and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as a perfected first priority security interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Requirement of Law for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

4.6 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor's transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.

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4.7 Insurance. To the extent that insurance is carried by a third-party operator on behalf of Mortgagor, upon request by Mortgagee, Mortgagor shall use its reasonable efforts to obtain and provide Mortgagee with copies of certificates of insurance showing Mortgagor as a named insured. Mortgagor hereby assigns to Mortgagee for its benefit and the benefit of the other Credit Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and Mortgagee may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Mortgagee may elect. Subject to the terms of the Credit Agreement, any insurance proceeds received by Mortgagor shall be held in trust for the benefit of Mortgagee, shall be segregated from other funds of Mortgagor and shall be forthwith paid over to Mortgagee.

ARTICLE V

DEFAULT

5.1 Events of Default. An Event of Default under the terms of the Credit Agreement shall constitute an "Event of Default" under this Deed of Trust.

5.2 Acceleration Upon Default. Upon the occurrence and during the continuance of any Event of Default (other than pursuant to Section 7.1(f) and Section 7.1(g) of the Credit Agreement), Mortgagee may, or shall at the request of the Required Lenders, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor. If an Event of Default pursuant to Section 7.1(f) and Section 7.1(g) of the Credit Agreement has occurred, the entire unpaid principal of and interest accrued on, and all other amounts owed in connection with, the Obligations, shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Mortgagor. Whether or not Mortgagee or the Required Lenders elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Deed of Trust or otherwise existing under the Credit Agreement or any other Loan Document or any other agreement, document, or instrument evidencing obligations owing from Mortgagor to any of the Credit Parties.

ARTICLE VI

MORTGAGEE'S RIGHTS

6.1 Rights to Realty Collateral Upon Default.

(a) Operation of Property by Mortgagee. Upon the occurrence and during the continuance of an Event of Default, and in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

(i) To enter upon and take possession of any of the Realty Collateral and exclude Mortgagor therefrom;

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(ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

(iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.

Mortgagee may designate any person, firm, corporation or other entity to act on its behalf in exercising the foregoing rights and powers. When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and Security Termination has occurred, the Realty Collateral shall be returned to Mortgagor (providing there has been no foreclosure sale).

(b) Judicial Proceedings. Upon the occurrence and during the continuance of an Event of Default, the Trustee and/or Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale granted herein for Collateral located in the State of Texas, the Trustee may proceed by suit for a sale of the Realty Collateral.

(c) Foreclosure by Private Power of Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right and power to sell, as the Trustee may elect, all or a portion of the Collateral at one or more sales as an entirety or in parcels, in accordance with Section 51.002 of the Texas Property Code, as amended from time to time (or any successor provisions of Texas governing real property foreclosure sales) or with any applicable state law. Mortgagor hereby designates as Mortgagor's address for the purpose of notice the address set out in Section 7.13; provided that Mortgagor may by written notice to Mortgagee designate a different address for notice purposes. Any purchaser or purchasers will be provided with a special warranty conveyance binding Mortgagor and Mortgagor's successors and assigns. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or Security Termination has occurred.

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(d) Certain Aspects of Sale. Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Mortgagee as purchaser at such sale. Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any successor-Trustee hereunder and the truth and accuracy of all other matters stated therein. Mortgagor does hereby ratify and confirm all legal acts that the Trustee may do in carrying out the Trustee's duties and obligations under this Deed of Trust, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Trustee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

(e) Receipt to Purchaser. Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.

(f) Effect of Sale. Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the premises and the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor's successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor's successors or assigns. Nevertheless, if requested by the Trustee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold. The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor,

(g) Application of Proceeds. The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in a cash collateral account as additional Collateral, and in either case, applied in the order set forth in Section 7.2(f) of the Credit Agreement.

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(h) Mortgagor's Waiver of Appraisement and Marshalling. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Mortgagor agrees that the Trustee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.

6.2 Rights to Personalty Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, or at any time thereafter, Mortgagee or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the Uniform Commercial Code as in effect in Texas and this Deed of Trust. Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom. Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.13 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorney's fees and legal expenses as provided for in this Deed of Trust and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations. Mortgagor will remain liable for any deficiency remaining after the sale or other disposition. Mortgagor hereby consents and agrees that any disposition of all or a part of the Collateral may be made without warranty of any kind whether expressed or implied.

6.3 Rights to Fixture Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

6.4 Account Debtors. Mortgagee may, in its discretion, after the occurrence and during the continuance of an Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to Mortgagee, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to Mortgagee as described in Section 3.l(a) and all proceeds therefrom directly to Mortgagee, and (c) contact such account debtors and other parties directly to verify information furnished by Mortgagor with respect to such account debtors and such accounts. Mortgagee shall not have any obligation to preserve any rights against prior parties.

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6.5 Costs and Expenses. All sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations. Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the Reimbursement Rate.

6.6 Set-Off. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to set-off any funds of Mortgagor in the possession of Mortgagee against any amounts then due by Mortgagor to Mortgagee pursuant to this Deed of Trust.

ARTICLE VII

MISCELLANEOUS

7.1 Successor Trustees. The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing. The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Collateral and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

7.2 Advances by Mortgagee or The Trustee. Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums and any attorneys' fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the Reimbursement Rate. In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and attorney's fees incurred by Mortgagee or the Trustee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Deed of Trust, including such costs, expenses and attorney's fees incurred pursuant to Section 3.l(h), Section 6.5 or Section 7.3 hereof, plus interest thereon from the date of the advance by Mortgagee or the Trustee until reimbursement of Mortgagee or the Trustee, respectively, at the Reimbursement Rate. Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing. No such advance will be deemed to relieve Mortgagor from any default hereunder.

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7.3 Defense of Claims. Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor's title to the Collateral or Mortgagee's Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor's, the Trustee's and Mortgagee's rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor's, the Trustee's or Mortgagee's rights to the Collateral, the Trustee or Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense. Moreover, Mortgagee or the Trustee, on behalf of Mortgagee, may take such independent action in connection therewith as they may in their discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral. All costs, expenses and attorneys' fees incurred by Mortgagee or the Trustee pursuant to this Section 7.3 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Collateral or the transactions contemplated in this Deed of Trust shall be paid by Mortgagor on demand plus interest thereon from the date of such demand by Mortgagee or Trustee until reimbursement of Mortgagee or Trustee at the Reimbursement Rate.

7.4 Termination. If Security Termination has occurred and the covenants herein contained are well and fully performed then all of the Collateral will revert to Mortgagor to the extent not otherwise transferred or sold as permitted under Requirements of Law or under this Deed of Trust and the entire estate, right, title and interest of the Trustee and Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all attorneys' fees and other expenses, deliver to Mortgagor proper recordable instruments acknowledging the termination and release of this Deed of Trust.

7.5 Renewals, Amendments and Other Security. Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral. Mortgagee may take or hold other security for the Obligations without notice to or consent of Mortgagor. The acceptance of this Deed of Trust by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted. The Trustee or Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust. This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.

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7.6 Security Agreement, Financing Statement and Fixture Filing. This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. AS A FINANCING STATEMENT, THIS DEED OF TRUST IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR'S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD. THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL. This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any Collateral is located. At Mortgagee's request, Mortgagor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee's security interest under the Uniform Commercial Code. In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

7.7 Unenforceable or Inapplicable Provisions. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Mortgagee in order to carry out the provisions hereof.

7.8 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee or Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

7.9 Waiver by Mortgagee. Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Mortgagee (acting upon the direction of the Required Lenders), be waived to such extent and in such manner as the Trustee or Mortgagee may desire, but no such waiver will ever affect or impair either the Trustee's or Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument.

7.10 Terms. The term "Mortgagor" as used in this Deed of Trust will be construed as singular or plural to correspond with the number of Persons executing this Deed of Trust as Mortgagor. If more than one Person executes this Deed of Trust as Mortgagor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several. The terms "Mortgagee", "Mortgagor", and "Trustee" as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties. Unless the context otherwise requires, terms used in this Deed of Trust which are defined in the Uniform Commercial Code of Texas are used with the meanings therein defined.

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7.11 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

7.12 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas.

7.13 Notice. All notices required or permitted to be given by Mortgagor, Mortgagee or the Trustee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Mortgagor:	[_________________]
[Address]
Attention: [____________]
Email: [____________]
Facsimile: [____________]

with a copy to:

Viking Energy Group, Inc.
1330 Avenue of the Americas, Suite 23A
New York, New York 10019
Attention: James A. Doris
Email: jdoris@vikingenergygroup.com
Facsimile: (646) 356-7034

Mortgagee:	405 Lexington Avenue
59th Floor
New York, New York 10174
Attn: Greg White
Email: gwhite@arenaco.com
Facsimile: (212) 612-3207
with a copy to:
reporting@arenaco.com and gpaulsen@arenaco.com

Trustee:	K&L Gates LLP 1717 Main Street
Suite 2800 Dallas, TX 75201 Attention: Michael Cuda E-mail: michael.cuda@klgates.com
Facsimile: (214) 939-5849

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7.14 Duties of Trustee. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee. Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

7.15 Condemnation. All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee. Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor. Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever. Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys' fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

7.16 Successors and Assigns.

(a) This Deed of Trust is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of each Credit Party (other than as set forth below) and each of its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

(b) This Deed of Trust shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Credit Parties (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Mortgagee for the benefit of the Credit Parties under this Deed of Trust. The Mortgagor specifically agrees that upon any transfer of all or any portion of the Obligations, this Deed of Trust shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.

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(c) The Mortgagor hereby recognizes and agrees that the Credit Parties (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties. Upon any transfer of all or any portion of the Obligations, the Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect such Collateral.

7.17 Article and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

7.18 Usury Not Intended. It is the intent of Mortgagor and Mortgagee in the execution and performance of this Deed of Trust, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of New York and the United States of America as are from time-to-time in effect. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust, the Credit Agreement and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor). In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from an Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust, the Credit Agreement or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Mortgagor. In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

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7.19 Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Deed of Trust so that the terms and provisions of this Deed of Trust do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Deed of Trust conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Deed of Trust of terms and provisions, supplemental rights or remedies in favor of the Mortgagee not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

7.20 Due Authorization. Mortgagor hereby represents, warrants and covenants to Mortgagee and the Trustee that the obligations of Mortgagor under this Deed of Trust are the valid, binding and legally enforceable obligations of Mortgagor, that the execution, ensealing and delivery of this Deed of Trust by Mortgagor has been duly and validly authorized in all respects by Mortgagor; and that the persons who are executing and delivering this Deed of Trust on behalf of Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Deed of Trust on Mortgagor's part to be observed or performed.

7.21 No Offsets, Etc. Mortgagor hereby represents, warrants, and covenants to Mortgagee and the Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust or the indebtedness secured hereby.

7.22 Bankruptcy Limitation. Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Obligation secured by the Mortgagor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor. Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor's interests in any of its Property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor's obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

7.23 DEFICIENCY JUDGMENT. MORTGAGEE HAS THE RIGHT TO PROCEED TO OBTAIN AND COLLECT DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE COLLATERAL UNDER APPLICABLE TEXAS LAW.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

F-xxvii

EXECUTED AND DELIVERED effective as of the date first written above.

MORTGAGORS:

[_____________________________]

By:
[Name]
[Title]

THE STATE OF ____________   §

                                                            §

COUNTY OF _______________ §

This instrument was acknowledged before me on this ___ day of [_____________, ____], by [insert name], as [insert title] of [_____________], a [_____] limited liability company, on behalf of said limited liability company.

_______________________________________

Notary Public in and for

The State of __________________

[SEAL]

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MORTGAGEE:

405 PETRODOME LLC

By:
[Name]
[Title]

THE STATE OF ________________§

                                                                   §

COUNTY OF __________________§

This instrument was acknowledged before me on this ___ day of ___________, ____, by ______________________, as ______________ of 405 Petrodome LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public in and for

the State of _________________

[SEAL]

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Schedule I

Deed of Trust Recording Information

First Lien Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production from [___________] to Michael D. Cuda, as Trustee for the benefit of 405 Petrodome LLC, dated [______________], duly filed for record on the following dates, under the following file numbers, and in the following counties:

Debtor	Jurisdiction	File Date	File No

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Exhibit A

Oil and Gas Properties and Other Properties

The designation "Working Interest" or "WI" or "GWI" when used in this Exhibit A means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest. The designation "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes. The designation "Overriding Royalty Interest" "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production. The designation "Royalty Interest" or "RI" means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production. Each amount set forth as "Working Interest" or "WI" or "GWI" or "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" is the Mortgagor's interest after giving full effect to, among other things, all Liens permitted by the Credit Agreement and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of the Hydrocarbons.

Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular oil and gas lease. This Deed of Trust is not limited to the land described in this Exhibit A but is intended to cover the entire interest of the Mortgagor in any lease described in this Exhibit A even if such interest relates to land not described in this Exhibit A. Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A. To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.

Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Deed of Trust. All right, title, and interest of Mortgagor in the Properties described herein and in this Exhibit A are and shall be subject to this Deed of Trust, regardless of the presence of any units or wells not described herein.

References in this Exhibit A to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in this Exhibit A are to the official real property records of the county or counties (or parish or parishes) in which the mortgaged property is located and in which records such documents are or in the past have been customarily recorded, whether Deed Records, Oil and Gas Records, Oil and Gas Lease Records or other records.

Mortgagor conveys and grants a Lien on all its rights, titel and interest in Oil and Gas Properties and other Properties located in every county and parish in each state in which Mortgagor has any interest in such Properties.

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Execution Version

EXHIBIT G

[FORM OF LOUISIANA MORTGAGE]

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

ACT OF FIRST LIEN MORTGAGE, ,SECURITY AGREEMENT, FINANCING

STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

THIS INSTRUMENT IS A MULTIPLE INDEBTEDNESS MORTGAGE.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) AFTER EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES. A FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE UCC RECORDS. PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

FROM

[______________________]

(Mortgagor, Debtor and Grantor)

TO

405 PETRODOME LLC as Administrative Agent

(Mortgagee, Secured Party and Grantee)

[______________________]

For purposes of filing this Mortgage as a financing statement, the mailing address for Mortgagor is [______________________]. [______________’s] jurisdiction of organization is the State of [________], and its organizational number is [_____________]. The mailing address of Mortgagee is 405 Lexington Avenue, 59th Floor, New York, New York, 10174, Attn: Greg White, Facsimile: (212) 612-3207.

G-i

***********************************

This instrument, prepared by Michael D. Cuda, K&L Gates LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201, Facsimile: (214) 939-5849, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

ATTENTION RECORDING OFFICER: This instrument is a mortgage of both immovable/real and movable/personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code in effect in the State of Louisiana This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

K&L Gates LLP

1717 Main Street

Suite 2800

Dallas, Texas 75201

Attn: Michael D. Cuda, Esq.

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ACT OF FIRST LIEN MORTGAGE, SECURITY AGREEMENT, FINANCING

STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

ACT OF FIRST LIEN MORTGAGE, SECURITY	§	UNITED STATES OF AMERICA
AGREEMENT, FIXTURE FILING AND	§
FINANCING STATEMENT	§
§
BY: [_________________________]	§	STATE OF ______
	§	COUNTY OF ________
§
TO: 405 PETRODOME LLC, AS AGENT	§	STATE OF ___________
	§	COUNTY OF _________

BE IT KNOWN, that on the __ day of [__________, ____], as to Mortgagor (as defined below) and on the ___ day of [__________, ____], as to Mortgagee (as defined below) in each case, to be effective as of [__________, ____] (the “Effective Date”), before the respective undersigned Notaries Public, duly commissioned and qualified in and for the State and Counties aforesaid, and in the presence of the undersigned respective competent witnesses, personally came and appeared:

[__________, ____], with offices at [Insert Address], (“Mortgagor”) represented herein by its undersigned officer, duly authorized by the resolutions attached hereto as Exhibit “B”; whose Taxpayer Identification Number is ______ and whose organizational number is _____, State of ______; and

405 PETRODOME LLC, with offices at 405 Lexington Avenue, 59th Floor, New York, New York 10174, in its capacity as the Agent (as hereinafter defined) under the Credit Agreement (as hereinafter defined) and on behalf of the Credit Parties (as hereinafter defined) (the “Mortgagee”);

who, being duly sworn did declare and say that, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Mortgagor, does hereby agree as follows:

RECITALS

WHEREAS, this instrument (the "Mortgage") is executed and delivered by Mortgagor to Mortgagee, for its benefit and the benefit of the Credit Parties (as hereinafter defined) in connection with, and pursuant to the terms and conditions of, the Credit Agreement (as hereinafter defined) in favor of Mortgagee. The addresses of Mortgagor and Mortgagee appear in Section 7.12 of this Mortgage.

G-iii

WHEREAS, Petrodome Around the Horn, LLC (“Horn”), a Louisiana limited liability company, Petrodome Bayou Choctaw, LLC (“Choctaw”), a Louisiana limited liability company, Petrodome Bloomington, LLC (“Bloomington”), a Texas limited liability company, Petrodome Buckeye, LLC (“Buckeye”), a Texas limited liability company, Petrodome Dietzel, LLC (“Dietzel”), a Texas limited liability company, Petrodome East Creole, LLC (“East Creole”), a Texas limited liability company, Petrodome EC, LLC (“EC”), a Texas limited liability company, Petrodome Energy, LLC (“Energy”), a Texas limited liability company, Petrodome Liberty, LLC (“Liberty”), a Texas limited liability company, Petrodome Lone star, LLC (“Lone Star”), a Texas limited liability company, Petrodome Louisiana Pipeline, LLC (“Pipeline”), a Texas limited liability company, Petrodome Maurice, LLC (“Maurice”), a Texas limited liability company, Petrodome Napoleonville, LLC (“Napoleonville”), a Louisiana limited liability company, Petrodome Operating, LLC (“Operating”), a Texas limited liability company, Petrodome Pheasant Blessing, LLC (“Pheasant Blessing”), a Texas limited liability company, Petrodome Pineville, LLC (“Pineville”), a Mississippi limited liability company, Petrodome Pintail, LLC (“Pintail”), a Louisiana limited liability company, Petrodome Quail Ridge, LLC (“Quail Ridge”), a Texas limited liability company, Petrodome Rio Ranch (“Rio Ranch”), a Texas limited liability company, Petrodome St. Gabriel II, LLC (“St. Gabriel”), a Louisiana limited liability company, Petrodome Thunderbolt, LLC (“Thunderbolt”), a Texas limited liability company, and Petrodome Wharton, LLC (“Wharton”), a Texas limited liability company, (each of Horn, Choctaw, Bloomington, Buckeye, Dietzel, East Creole, EC, Energy, Liberty, Lone Star, Pipeline, Maurice, Napoleonville, Operating, Pheasant Blessing, Pineville, Pintail, Quail Ridge, Rio Ranch, St. Gabriel, Thunderbolt and Wharton, a “Borrower” and, collectively, the “Borrowers”) have agreed to enter into a certain Term Loan Agreement dated as of December 22, 2017 among the Borrowers, the various financial institutions and other Persons from time to time parties thereto (individually a “Lender” and collectively, the "Lenders"), 405 Petrodome LLC, in its capacity as administrative agent itself and for Lenders (in such capacity, the "Agent") (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement").

WHEREAS, it is a requirement under the Credit Agreement that the Mortgagor shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by the Mortgage as set forth herein.

WHEREAS, the Mortgagee, the Lenders and the Agent are referred to herein as individually, a “Credit Party” and collectively, the "Credit Parties".

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and the Mortgagee wish to enter into this Mortgage and hereby agrees as follows:

ARTICLE VIII

DEFINITIONS

For all purposes of this Mortgage, unless the context otherwise requires:

8.1 "Collateral" means the Realty Collateral, Personalty Collateral and Fixture Collateral.

8.2 "Contracts" means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, subleases, permits, franchises, licenses, bidding, pooling, unitization or communization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

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8.3 "Event of Default'' shall have the meaning set forth in Article V hereof.

8.4 "Fixture Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

8.5 "Fixture Operating Equipment" means any of the items described in the first sentence of the definition of "Operating Equipment" set forth below and which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

8.6 "Hydrocarbons" shall mean oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith from a wellbore and all products, by-products and all other substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, oars, or substances of value and all products refined or separated therefrom and the proceeds therefrom."Hydrocarbon Interests" means rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, mineral term interests, subleases, farm-outs, overriding royalty and royalty interests, net profit interests, carried interests, back-in interests, reversionary interests, production payment interests, and other similar mineral interests, including any reserved or residual interests of whatever nature, including, but not limited to, all such interests described on Exhibit “A” hereto.

8.7 "Obligations" means

(a) The "Obligations", as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes;

(b) All other indebtedness, obligations, and liabilities of Borrowers or any of their respective Subsidiaries arising under the Credit Agreement, this Mortgage, any Commodity Hedge Agreement (but excluding the Excluded Swap Obligations) with an Approved Hedge Counterparty or any of the other Loan Documents;

(c) All other indebtedness, obligations and liabilities of any kind of Mortgagor, any Borrower or any of their Subsidiaries owing to any of the Credit Parties now existing or hereafter arising under or pursuant to any Loan Document, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

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(d) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties, which are made or incurred pursuant to, or allowed by, the terms of this Mortgage plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Credit Party charged at the Reimbursement Rate;

(e) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to any Borrower or any of their respective Subsidiaries under or pursuant to any Loan Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to any Credit Party at the time of such events; and

(f) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.

8.8 "Oil and Gas Property" or "Oil and Gas Properties" means (a) the Hydrocarbon Interests described in Exhibit A attached hereto and made a part hereof for all purposes including the net revenue interests warranted in Exhibit A and any reversionary or carried interests relating to any of the foregoing; (b) the Properties now or hereafter pooled or unitized with such Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby that may affect all or any portion of the Hydrocarbon Interests, including without limitation, all production units, and drilling and spacing units (and the Properties covered thereby), those units which may be described, inferred from or referred to on Exhibit A and any other units created by agreement or designation or under orders, regulations, rules or other official acts of any Governmental Authority; (d) the surface leases described in Exhibit A; (e) any and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts; (f) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, net revenue interests, revenues and other incomes from or attributable to the Hydrocarbon Interests; (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, salt water disposal wells injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with proceeds from and all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; (h) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (i) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the interests described in clause (a) above, and (i) all tenements, hereditaments, appurtenances and Properties, whether now existing or hereafter obtained, but in any manner appertaining, belonging, affixed or incidental to in connection with any of the aforesaid.

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8.9 "Operating Equipment" means, whether now owned or hereafter acquired, the following owned by the Mortgagor: all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the exploration, production, treatment, storage or transportation of Hydrocarbons, including, but not limited to, all oil wells, gas wells, water wells, injection wells, salt water disposal wells, casing, tubing, rods, pumps, foundations, warehouses, pumping units and engines, trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, boilers, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

8.10 "Personalty Collateral" means all of Mortgagor's right, title and interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other “as-extracted collateral”, as such term is defined in the UCC, from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights, Commodity Hedge Agreements (but excluding the Excluded Swap Obligations) and general intangibles now or hereafter arising from any of the Contracts regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty Collateral and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with any Credit Party or any other Person, including Mortgagor's operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all Goods (including, without limitation, all inventory, equipment and fixtures), Accounts, Documents, Instruments, Money, Chattel Paper (whether tangible chattel paper or electronic chattel paper), and General Intangibles, as each such term is defined in the UCC, and any and all other personal/movable Property of any kind or character subject to the UCC constituting part of, relating to or arising out of the Collateral described and defined herein, and (j) all proceeds and products of any of the foregoing, regardless of whether such proceeds and products are goods, money, documents, instruments, chattel paper (whether tangible chattel paper or electronic chattel paper), securities, accounts, general intangibles, fixtures, real/immovable Property, or other assets, and any and all renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

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8.11 "Property" means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

8.12 "Realty Collateral" means all of Mortgagor's right, title and interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights (even though Mortgagor's interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A) and all improvements and other constructions, including the Operating Equipment, now or hereafter located on any of the immovable property affected by the Oil and Gas Properties to the extent (a) any such improvements and other constructions should constitute or be deemed to constitute immovable property for the purposes of Louisiana law, including any buildings, platforms, structures, towers, rigs or other immovable property or component part thereof, or (b) any such property is otherwise susceptible of mortgage pursuant to Louisiana Civil Code Article 3286 or Louisiana Mineral Code Article 203.

8.13 "Reimbursement Rate" means a per annum rate equal to the lesser of (a) the Highest Lawful Rate and (b) the Contract Rate.

8.14 "Security Termination" means such time at which each of the following events shall have occurred on or prior to such time: (a) the indefeasible payment in full of all Obligations, whether then due and owing, matured, unmatured, contingent or otherwise, in cash and all other amounts payable under the Loan Documents, (b) the termination of all Commodity Hedge Agreements with Approved Hedge Counterparties, and (c) the termination of all the Commitments.

8.15 “UCC” shall mean the Uniform Commercial Code from time to time in effect in each of the jurisdictions where the Collateral or a portion thereof is situated.

8.16 Other Terms.

(a) All other capitalized terms defined in the Credit Agreement which are used in this Mortgage and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Mortgage, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage. As used herein, the term "including" means "including, without limitation". Exhibit A when referenced herein include any subparts thereof (e.g. Exhibit "A-1", Exhibit "A-2").

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(b) Except as otherwise expressly provided in this Mortgage, and notwithstanding the foregoing, all terms in this Mortgage relating to the Collateral and the grant of the foregoing security interest which are defined in the UCC shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the UCC, as those meanings may be amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date of this Mortgage, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Mortgage, such amendment or holding shall be disregarded in defining terms used in this Mortgage.

ARTICLE IX

CREATION OF SECURITY

9.1 Grant of Lien. In consideration of the advances or extensions by the Credit Parties to the Borrowers of the funds or credit constituting the Obligations (including the making of the loans), and in further consideration of the mutual covenants contained herein, and to secure payment of, and performance of the Obligations, and the performance of the covenants and obligations herein contained and in consideration of other valuable consideration in hand paid by the Credit Parties to Borrowers and in consideration of the debts and trusts hereinafter mentioned, the receipt and sufficiency of all of which is hereby acknowledged Mortgagor, by this Mortgage does hereby specifically GRANT, HYPOTHECATE, PLEDGE, MORTGAGE ASSIGN, and grant a security interest unto and in favor of Mortgagee for its benefit and the benefit of the other Credit Parties, and its successors and assigns, the Realty Collateral, the Fixture Collateral, and the Personalty Collateral, including all the real/immovable property, personal/movable property, rights, titles, interests and estates in each case to the extent constituting Realty Collateral, Fixture Collateral or Personalty Collateral. This grant is intended, to the extent applicable, as a grant of a mortgage of the portion of the Collateral constituting a corporeal immovable with its component parts, a security interest in the portion of the Collateral in which a security interest can be granted under the UCC, and an assignment of the products of and from the Collateral to the extent provided pursuant to Louisiana law.

This Mortgage is intended to secure the Obligations, whether now existing or arising at any time hereafter. As to all Obligations, whether now existing or arising at any time hereafter, this Mortgage has effect between the parties from the time the Mortgage is established and as to third parties from the time the Mortgage is filed for registry, all as provided by Louisiana Civil Code article 3298

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TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Mortgagee and its successors and assigns forever, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Mortgage.

Notwithstanding any provision in this Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of "Realty Collateral", "Personalty Collateral" or "Fixture Collateral" and no Building or Manufactured (Mobile) Home is hereby encumbered by this Mortgage. As used herein, "Flood Insurance Regulations" shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statue thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Subject, however, to the condition that none of the Mortgagee nor the Credit Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral. Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the proration units. It is the Mortgagor's intention that this instrument cover Mortgagor's entire right, title and interest in the lands, leases, units and other interests set forth in Exhibit A in which the Mortgagor now owns or hereafter may acquire.

9.2 Security Interest. For the same consideration and to further secure the Obligations, Mortgagor confirms that it has granted and does hereby grant to Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Collateral.

9.3 Future Advances and Maximum Principal Amount Secured. It is contemplated and acknowledged that the Obligations may include additional loans and advances from time to time, and that this Mortgage shall have effect as of the date hereof to secure all Obligations, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date. This Mortgage secures all future advances and obligations constituting Obligations. THE TOTAL AMOUNT OF OBLIGATIONS AND ADVANCES SECURED HEREBY MAY DECREASE OR INCREASE FROM TIME TO TIME, BUT AT NO TIME SHALL THE TOTAL AMOUNT OF OBLIGATIONS AND ADVANCES SECURED HEREBY EXCEED THE SUM OF $75,000,000.00.

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9.4 Fixture Filing. The Personalty Collateral and Fixture Collateral in which Mortgagee has a security interest include goods which shall become fixtures on the Realty Collateral. This Mortgage is intended to serve as a fixture filing pursuant to the terms of Sections 10:9-310 and 10:9-502 of the UCC and as a fixture filing should also be recorded in the appropriate UCC records in the State of Louisiana. This filing remains in effect as a fixture filing until this Mortgage is released or satisfied of record or its effectiveness otherwise terminates. In that regard, the following information is provided:

Name of Mortgagor: [______________]

Address of Mortgagor: See Section 7.12 hereof.

Name of Mortgagee: 405 PETRODOME LLC

Address of Mortgagee: See Section 7.12 hereof.

Mortgagor is the owner of a record interest in the real estate concerned. Mortgagor warrants and agrees that there is no financing statement covering the foregoing Collateral, or any part thereof, on file in any public office except such as have been filed in favor of the Mortgagee for its benefit and the benefit of the Credit Parties pursuant to this Mortgage, the Loan Documents or as are otherwise permitted by the Credit Agreement, or as to which a duly authorized termination statement relating to such financing statement has been delivered to the Mortgagee on or before the Effective Date.

In addition, Mortgagor hereby assigns and transfers to Mortgagee all damages, royalties and revenue of every kind, nature and description whatsoever that Mortgagor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Collateral, with the right of Mortgagee to receive and receipt therefor, and apply the same to the indebtedness secured hereby either before or after any default hereunder, and Mortgagee may demand, sue for and recover any such payments but shall have no duty to do so.

ARTICLE X

PROCEEDS FROM PRODUCTION

10.1 Assignment of Production.

(a) In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Mortgagee, effective as of the Effective Date at 7:00 a.m. Houston, Texas time, all Hydrocarbons produced from, and which are attributable to, Mortgagor's interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling or unitization orders, agreements or designations, and all proceeds therefrom.

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(b) Subject to the provisions of subsection (c), all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom, including, without limitation, all As-Extracted Collateral relating to the Hydrocarbon Interests, the Hydrocarbons and all products obtained or processed therefrom.

(c) Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the rights as herein to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor's use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee. None of such parties shall have any responsibility for the application of any such proceeds received by Mortgagee. Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.

(d) Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating this assignment and the payment to Mortgagee of the proceeds assigned.

(e) Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f) Reserved.

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(g) Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein. Mortgagee may execute any transfer or division orders in the name of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor's interests as represented therein.

(h) Mortgagee shall have the right at Mortgagee's election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds and to protect the interests of Mortgagee or Mortgagor, with all costs, expenses and attorneys fees incurred in connection therewith being paid by Mortgagor. In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee in accordance with this Article, Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder.

(i) Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under this Section 3.1 are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.

10.2 Application of Proceeds. All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 7.2(f) of the Credit Agreement.

10.3 Mortgagor's Payment Duties. Except as provided in Section 7.18 hereof, nothing contained herein will limit Mortgagor's absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Mortgagee of proceeds from Hydrocarbons under this Mortgage will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

10.4 Liability of Mortgagee. Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.

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10.5 Actions to Effect Assignment. Subject to the provisions of Section 3.l(c), Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Mortgage, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of this assignment; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever. In addition, Mortgagor covenants to provide to Mortgagee the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments. All expenses incurred by Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby. If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Mortgagor so that under such existing Contracts payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor's interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands for the benefit of the Mortgagee, and shall be immediately paid over to Mortgagee.

10.6 Power of Attorney. Without limitation upon any of the foregoing, Mortgagor hereby designates and appoints Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents. The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any Person who, at the time of exercise, is the president, a senior vice president, a vice president or the organizational equivalent thereof of Mortgagee. The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as Security Termination has not occurred. Any Person dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that Security Termination has occurred.

10.7 Indemnification. MORTGAGOR AGREES TO INDEMNIFY MORTGAGEEAND THE OTHER CREDIT PARTIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, PROFESSIONALS, AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM, AND DISCHARGE, RELEASE AND HOLD EACH OF THEM HARMLESS AGAINST ALL LOSSES, DAMAGES, CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (HEREAFTER REFERRED TO AS "CLAIMS") MADE AGAINST, IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IF ANY AS A CONSEQUENCE OF THE ASSERTION EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS THAT ANY OF THE INDEMNIFIED PARTIES RECEIVED HYDROCARBONS OR PROCEEDS PURSUANT TO THIS MORTGAGE OR PURSUANT TO ANY RIGHT TO COLLECT PROCEEDS DIRECTLY FROM ACCOUNT DEBTORS WHICH ARE CLAIMED BY THIRD PERSONS. THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO EMPLOY ATTORNEYS AND TO DEFEND AGAINST ANY SUCH CLAIMS AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL SUCH CLAIMS. MORTGAGOR WILL INDEMNIFY AND PAY TO THE INDEMNIFIED PARTIES ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF, OR AS MAY BE SUCCESSFULLY ADJUDICATED AGAINST ANY OF THE INDEMNIFIED PARTIES. THE INDEMNITY UNDER THIS SECTION SHALL APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE BUT SHALL NOT APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE LIABILITIES OF MORTGAGOR AS SET FORTH IN THIS SECTION 3.7 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

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ARTICLE XI

MORTGAGOR'S WARRANTIES AND COVENANTS

11.1 Payment of Obligations. Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Mortgage.

11.2 Representations and Warranties. Mortgagor represents and warrants as follows:

(a) Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties applicable to Mortgagor and to its Properties contained in Article IV of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Mortgage by reference as though specifically set forth in this Section.

(b) Title to Collateral. Mortgagor has good and defensible title to its Properties constituting Realty Collateral, and good title to its Properties constituting Personalty Collateral and Fixture Collateral, in each case, free from all Liens other than Permitted Liens. The descriptions set forth in Exhibit A of the quantum and nature of the interests of Mortgagor in and to the Oil and Gas Properties include the entire interests of Mortgagor in the Oil and Gas Properties and are complete and accurate in all respects. There are no "back-in" or "reversionary" interests held by third parties or otherwise which could reduce the interests of Mortgagor in the Oil and Gas Properties. No operating or other agreement to which Mortgagor is a party or by which Mortgagor is bound affecting any part of the Collateral requires Mortgagor to bear any of the costs relating to the Collateral greater than the leasehold interest of Mortgagor in such portion of the Collateral.

(c) Status of Leases, Term Mineral Interests and Contracts. All of the leases and term mineral interests in the Oil and Gas Properties are valid, subsisting and in full force and effect in all material respects, and Mortgagor has no knowledge that a default exists under any of the terms or provisions, express or implied, of any of such leases or interests or under any agreement to which the same are subject. All of the Contracts and obligations of Mortgagor that relate to the Oil and Gas Properties are in full force and effect in all material respects and constitute legal, valid and binding obligations of Mortgagor. Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any leases or term mineral interests in the Oil and Gas Properties or any Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, other than, in any case, to the extent such default or such action could not, individually or in the aggregate, be expected to result in a Material Adverse Effect.

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(d) Production Burdens, Taxes. Expenses and Revenues. Except as otherwise permitted under, or as qualified by, the Credit Agreement, (i) all rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid, except as otherwise permitted under the Credit Agreement, (ii) all taxes have been properly and timely paid except as otherwise permitted under the Credit Agreement, (iii) all expenses payable under the terms of the Contracts have been properly and timely paid, and (iv) all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to Mortgagor by the purchasers or other remitters of production proceeds without suspense. Mortgagor's ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Liens permitted hereby and after giving full effect to the agreements or instruments set forth on attached Exhibit A, and any other instruments or agreements affecting Mortgagor's ownership of such Hydrocarbons, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on attached Exhibit A and will cause Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A.

(e) Pricing. The prices being received for the production of Hydrocarbons do not violate any Contract or any law or regulation. Where applicable, all of the wells located on the Oil and Gas Properties and production of Hydrocarbons therefrom have been properly classified under appropriate governmental regulations.

(f) Gas Regulatory Matters. Mortgagor has filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission thereunder, and each such application has been approved by or is pending before the appropriate state or federal agency.

(g) Production Balances. Except as permitted by the Credit Agreement, none of the purchasers under any production sales contracts are entitled to "make-up" or otherwise receive deliveries of Hydrocarbons at any time after the date hereof without paying at such time the full contract price therefor. Except as set forth below, no Person is entitled to receive any portion of the interest of Mortgagor in any Hydrocarbons or to receive cash or other payments to "balance" any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.

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(h) Drilling Obligations. There are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties in force and effect, except for oil and gas leases and term assignments that are still within their primary term (each of which will require drilling operations to perpetuate it beyond its primary term) and the standard provision in certain oil and gas leases and term assignments that requires either production or operations to perpetuate each respective lease after the expiration of its primary term.

(i) Allowables. All production and sales of Hydrocarbons produced or sold from the Oil and Gas Properties have been made in accordance with any applicable allowances (plus permitted tolerances) imposed by any Governmental Authorities, except to the extent that the right of operation of such Oil and Gas Properties is vested in others, in which case, the Mortgagor has exercised its best efforts to cause such operator to produce and sell Hydrocarbons in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authorities.

(j) Refund Obligations. Mortgagor has not collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any refund obligation.

(k) Mortgagor's Address. The address of Mortgagor's place of business, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.12, and there has been no change in the location of Mortgagor's place of business, chief executive office and office where it keeps such records and no change of Mortgagor's name during the four months immediately preceding the Effective Date. Mortgagor hereby represents and warrants that its organizational number is [___], the state of its formation is [_____], and the correct spelling of its name is as set forth in its signature block below

11.3 Further Assurances.

(a) Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Mortgage, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Mortgage, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Mortgagee's opinion are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Mortgage, upon the interest of Mortgagee or the Mortgagee, or upon the income and profits from any of the Collateral.

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(b) Other than as permitted under the Credit Agreement, Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as a perfected first priority security interest so long as Security Termination has not occurred.

11.4 Operation of Oil and Gas Properties. As long as Security Termination has not occurred, Mortgagor shall (at Mortgagor's own expense):

(a) not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;

(b) neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, and do all other things necessary to keep unimpaired, except for Permitted lLens, its rights with respect to the Collateral and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is undeveloped or is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 6.4 of the Credit Agreement;

(c) operate the Oil and Gas Properties in such a manner as to cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable oil and gas leases and Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations; except to the extent such Properties are no longer capable of producing Hydrocarbons in economically reasonable amounts and except for Oil and Gas Properties disposed of as permitted by Section 6.4 of the Credit Agreement;

(d) promptly pay or, to the extent that the right of operation is vested in others, exercise its best efforts to cause to be paid, when due and owing (i) all rentals and royalties payable in respect of the Collateral; (ii) all expenses incurred in or arising from the operation or development of the Collateral; (iii) all taxes, assessments and governmental charges imposed upon the Collateral, upon the income and profits from any of the Collateral, or upon Mortgagee because of its interest therein; and (iv) all local, state and federal taxes, payments and contributions for which Mortgagor may be liable except to the extent as permitted under the Credit Agreement;

(e) other than as otherwise permitted under the terms of the Credit Agreement, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties;

(f) permit and do all things necessary or proper to enable Mortgagee (through any of its respective agents and employees) to enter upon the Oil and Gas Properties for the purpose of investigating and inspecting, in accordance with and subject to Section 5.18 of the Credit Agreement, the condition and operations of the Collateral in accordance with the terms of the Credit Agreement; and

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(g) cause the Collateral to be kept free and clear of Liens of every character other than the Permitted Liens.

Notwithstanding the foregoing, to the extent any Borrower or any Subsidiary of a Borrower is not the operator of any Oil and Gas Property (other than to the extent that such operator is an Affiliate of a Borrower), Mortgagor will, and will cause each of the Borrowers and their Subsidiaries to, use reasonable efforts to cause the operator to comply with this Section 4.4.

11.5 Recording. Mortgagor hereby authorizes Mortgagee to, at Mortgagor's own expense, record, register, deposit and file this Mortgage and every other instrument in addition or supplement hereto, including applicable financing statements which have been delivered to the Mortgagor prior to filing, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a limited liability company or other entity and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as a perfected first priority security interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Requirement of Law for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

11.6 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor's transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.

11.7 Insurance. To the extent that insurance is carried by a third-party operator on behalf of Mortgagor, upon request by Mortgagee, Mortgagor shall use its reasonable efforts to obtain and provide Mortgagee with copies of certificates of insurance showing Mortgagor as a named insured. Mortgagor hereby assigns to Mortgagee for its benefit and the benefit of the other Credit Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and Mortgagee may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Mortgagee may elect. Subject to the terms of the Credit Agreement, any insurance proceeds received by Mortgagor shall be held in trust for the benefit of Mortgagee, shall be segregated from other funds of Mortgagor and shall be forthwith paid over to Mortgagee.

11.8 Right of Access. To the extent required by the Credit Agreement, Mortgagor will permit Mortgagee, or the agents or designated representatives of Mortgagee, to enter upon all or any portion of the Realty Collateral or other tangible Property for the purposes of investigating and inspecting the condition and operation thereof.

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ARTICLE XII

DEFAULT

12.1 Events of Default. An Event of Default under the terms of the Credit Agreement shall constitute an "Event of Default" under this Mortgage.

12.2 Acceleration Upon Default. Upon the occurrence and during the continuance of any Event of Default (other than pursuant to Section 7.1(f) and Section 7.1(g) of the Credit Agreement), Mortgagee may, or shall at the request of the Required Lenders, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor. If an Event of Default pursuant to Section 7.1(f) and Section 7.1(g) of the Credit Agreement has occurred, the entire unpaid principal of and interest accrued on, and all other amounts owed in connection with, the Obligations, shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Mortgagor. Whether or not Mortgagee or the Required Lenders elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Mortgage or otherwise existing under the Credit Agreement or any other Loan Document or any other agreement, document, or instrument evidencing obligations owing from Mortgagor to any of the Credit Parties.

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ARTICLE XIII

MORTGAGEE'S RIGHTS

Mortgagee’s rights under this Article VI are provided to the full extent permitted by applicable law.

13.1 Rights to Realty Collateral Upon Default.

(a) Operation of Property by Mortgagee. Upon the occurrence and during the continuance of an Event of Default, and in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

(i) To enter upon and take possession of any of the Realty Collateral and exclude Mortgagor therefrom;

(ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

(iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.

Mortgagee may designate any person, firm, corporation or other entity to act on its behalf in exercising the foregoing rights and powers. When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and Security Termination has occurred, the Realty Collateral shall be returned to Mortgagor (providing there has been no foreclosure sale).

(b) Judicial Proceedings. Upon the occurrence and during the continuance of an Event of Default, Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale granted herein for Collateral located in the State of Louisiana, Mortgagee may proceed by suit for a sale of the Realty Collateral.

(c) Foreclosure by Private Power of Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right and power to sell, as Mortgagee may elect, all or a portion of the Collateral at one or more sales as an entirety or in parcels, in accordance with applicable state law. Mortgagor hereby designates as Mortgagor's address for the purpose of notice the address set out in Section 7.12; provided that Mortgagor may by written notice to Mortgagee designate a different address for notice purposes. Any purchaser or purchasers will be provided with a special warranty conveyance binding Mortgagor and Mortgagor's successors and assigns. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or Security Termination has occurred.

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(d) Certain Aspects of Sale. Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Mortgagee as purchaser at such sale. Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any successor-Mortgagee hereunder and the truth and accuracy of all other matters stated therein. Mortgagor does hereby ratify and confirm all legal acts that the Mortgagee may do in carrying out Mortgagee's duties and obligations under this Mortgage, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Mortgagee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Mortgagee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

(e) Receipt to Purchaser. Upon any sale made under the power of sale herein granted, the receipt of Mortgagee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of Mortgagee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.

(f) Effect of Sale. Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the premises and the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor's successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor's successors or assigns. Nevertheless, if requested by Mortgagee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold. The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor,

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(g) Application of Proceeds. The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in a cash collateral account as additional Collateral, and in either case, applied in the order set forth in Section 7.2(f) of the Credit Agreement.

(h) Mortgagor's Waiver of Appraisement and Marshalling. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Mortgage or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Mortgagor agrees that Mortgagee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.

(i) Other Waivers. Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of any of the Obligations secured hereby, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole and uncontrolled discretion, and any such action shall not in any manner be considered as a waiver of any of the rights, benefits or Liens created by this Mortgage.

(j) Executory Process.

(i) Mortgagor for itself, its successors and assigns does by these presents agree and stipulate that, upon the occurrence and during the continuance of an Event of Default, it shall be lawful for and Mortgagor does hereby authorize Mortgagee without making a demand or putting in default, putting in default being expressly waived, to cause all and singular the Collateral to be seized and sold by executory or other legal process without appraisement (appraisement being hereby expressly waived) either in its entirety or in lots, or parcels as Mortgagee may determine to the highest bidder for cash or on such terms as Mortgagee may direct, Mortgagor for itself, its successors and assigns hereby confessing judgment for the full amount of the Obligations secured and to be secured hereby, whether now existing or arising hereafter.

(ii) Mortgagor hereby expressly waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (c) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2772; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

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(k) Applicable Law. If any law referred to herein and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease, to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. The rights and remedies of the Mortgagee provided by this Section 6.1 are limited to extent provided by applicable law.

13.2 Rights to Personalty Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, or at any time thereafter, Mortgagee or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the UCC as in effect in Louisiana UCC (La. Rev. Stat. 10:9-101 et seq) as amended, modified or succeeded, and under all other applicable laws of Louisiana and this Mortgage. Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom. Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.12 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorney's fees and legal expenses as provided for in this Deed of Trust and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations. Mortgagor will remain liable for any deficiency remaining after the sale or other disposition. Mortgagor hereby consents and agrees that any disposition of all or a part of the Collateral may be made without warranty of any kind whether expressed or implied.

13.3 Rights to Fixture Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

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13.4 Other Rights. In addition to the rights as described in Sections 6.1, 6.2 and 6.3, upon the occurrence and during the continuance of any Event of Default, Mortgagee may take such other action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Collateral, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee: (i) institute proceedings for the complete foreclosure of this Mortgage in which case the Collateral or any part thereof may be sold for cash or upon credit in one or more portions; or (ii) to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Obligations then due and payable, subject to the continuing Lien of this Mortgage for the balance of the Obligations not then due; or (iii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in this Mortgage; or (iv) apply for the appointment of a trustee, receiver, liquidator or conservator of the Collateral, without regard for the adequacy of the security for the Obligations and without regard for the solvency of Mortgagor or of any Person liable for the payment of the Obligations; or (v) pursue such other remedies as Mortgagee may have under applicable law. The rights and remedies of the Mortgagee provided by this Section 6.4 are limited to the extent provided by applicable law.

13.5 Keeper. In the event the Collateral, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, the Mortgagor and the Mortgagee agree that the court issuing any such order shall, if petitioned for by Mortgagee, direct the applicable sheriff to appoint as a keeper of the Collateral, the Mortgagee or any agent designated by Mortgagee or any person named by Mortgagee at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136 through 5140.2, inclusive, as the same may be amended, and the Mortgagee shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to five (5%) percent of the gross revenues of the Collateral, which shall be included as indebtedness secured by this Mortgage. The designation of keeper made herein shall not be deemed to require the Mortgagee to provoke the appointment of such a keeper.

13.6 Account Debtors. Mortgagee may, in its discretion, after the occurrence and during the continuance of an Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to Mortgagee, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to Mortgagee as described in Section 3.l(a) and all proceeds therefrom directly to Mortgagee, and (c) contact such account debtors and other parties directly to verify information furnished by Mortgagor with respect to such account debtors and such accounts. Mortgagee shall not have any obligation to preserve any rights against prior parties.

13.7 Costs and Expenses. All sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by Mortgagee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations. Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the Reimbursement Rate.

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13.8 Set-Off. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to set-off any funds of Mortgagor in the possession of Mortgagee against any amounts then due by Mortgagor to Mortgagee pursuant to this Mortgage.

ARTICLE XIV

MISCELLANEOUS

14.1 Advances by Mortgagee. Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, Mortgagee (either by it directly or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums and any attorneys' fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the Reimbursement Rate. In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and attorney's fees incurred by Mortgagee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Mortgage, including such costs, expenses and attorney's fees incurred pursuant to Section 3.l(h), Section 6.7 or Section 7.2 hereof, plus interest thereon from the date of the advance by Mortgagee until reimbursement of Mortgagee, respectively, at the Reimbursement Rate. Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing. No such advance will be deemed to relieve Mortgagor from any default hereunder.

14.2 Defense of Claims. Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor's title to the Collateral or Mortgagee's Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor's and Mortgagee's rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor's or Mortgagee's rights to the Collateral, Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense. Moreover, Mortgagee may take such independent action in connection therewith as they may in their discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral. All costs, expenses and attorneys' fees incurred by Mortgagee pursuant to this Section 7.2 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Collateral or the transactions contemplated in this Mortgage shall be paid by Mortgagor on demand plus interest thereon from the date of such demand by Mortgagee until reimbursement of Mortgagee at the Reimbursement Rate.

14.3 Termination. If Security Termination has occurred and the covenants herein contained are well and fully performed then all of the Collateral will revert to Mortgagor to the extent not otherwise transferred or sold as permitted under Requirements of Law or under this Mortgage and the entire estate, right, title and interest of Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all attorneys' fees and other expenses, deliver to Mortgagor proper recordable instruments acknowledging the termination and release of this Mortgage.

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14.4 Renewals, Amendments and Other Security. Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral. Mortgagee may take or hold other security for the Obligations without notice to or consent of Mortgagor. The acceptance of this Mortgage by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted. Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Mortgage. This Mortgage may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee. The provisions of this Section 7.4 are granted to the extent permissible by applicable law.

14.5 Security Agreement, Financing Statement Covering As-Extracted Collateral and Fixture Filing. This Mortgage will be deemed to be and may be enforced from time to time as an assignment, contract, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. As a financing statement and as a fixture filing with respect to fixture collateral, and subject to Subsection (4) of Section 9-301 of the UCC (La. Rev. Stat 10:9-301(4)), as amended, modified or succeeded, this Mortgage is intended to cover all Personalty Collateral including, but not limited to, Mortgagor's interest in all Collateral, all Hydrocarbons as and after they are extracted, all “as-extracted” Collateral, and all accounts arising from the sale thereof at the wellhead. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to Fixture Collateral included within the Collateral. This Mortgage shall be filed in the real estate records or other appropriate records of the parish or parishes in the state in which any part of the Realty Collateral is located. At Mortgagee's request, Mortgagor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the UCC records or other appropriate office of the parish or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee's security interest under the UCC. In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any UCC jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Mortgage. A photographic or other reproduction of this Mortgage shall be sufficient as a financing statement.

14.6 Unenforceable or Inapplicable Provisions. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of Mortgagee in order to carry out the provisions hereof.

14.7 Rights Cumulative. Each and every right, power and remedy herein given to Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

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14.8 Waiver by Mortgagee. Any and all covenants in this Mortgage may from time to time by instrument in writing by Mortgagee (acting upon the direction of the Required Lenders), be waived to such extent and in such manner as Mortgagee may desire, but no such waiver will ever affect or impair either Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument.

14.9 Terms. The term "Mortgagor" as used in this Mortgage will be construed as singular or plural to correspond with the number of Persons executing this Mortgage as Mortgagor. If more than one Person executes this Mortgage as Mortgagor, his, her, its, or their duties and liabilities under this Mortgage will be joint and several. The terms "Mortgagee" and "Mortgagor" as used in this Mortgage include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties. Unless the context otherwise requires, terms used in this Mortgage which are defined in the UCC of Louisiana are used with the meanings therein defined.

14.10 Counterparts. This Mortgage may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular parish(es) counterpart portions of Exhibit A hereto which describe Properties situated in parishes other than the parish in which such counterpart is to be recorded may have been omitted.

14.11 Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Louisiana.

14.12 Notice. All notices required or permitted to be given by Mortgagor or Mortgagee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Mortgagor:                            [________________]

[Address]

Attention: [__________]

Email: [__________]

Facsimile: [__________]

with a copy to:

Viking Energy Group, Inc.

1330 Avenue of the Americas, Suite 23A

New York, New York 10019

Attention: James A. Doris

Email: jdoris@vikingenergygroup.com

Facsimile: (646) 356-7034

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Mortgagee:                        405 Lexington Avenue

59th Floor

New York, New York 10174

Attn: Greg White

Email: gwhite@arenaco.com

Facsimile: (212) 612-3207

with a copy to:

reporting@arenaco.com and gpaulsen@arenaco.com

and

K&L Gates LLP

1717 Main Street

Suite 2800

Dallas, TX 75201

Attention: Michael Cuda

E-mail: michael.cuda@klgates.com

Facsimile: (214) 939-5849

14.13 Condemnation. All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee. Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor. Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever. Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys' fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

14.14 Insurance Proceeds. Pursuant to La. R.S. 9:5386, Mortgagor hereby agrees and irrevocably pledges to Mortgagee, for its benefit and the benefit of the Credit Parties, and its successors and assigns, for the purpose of securing the Obligations, Mortgagor's rights under policies of insurance covering any Collateral, including the right to receive any proceeds attributable insurance loss of such property.

14.15 No Paraphed Notes. Mortgagor acknowledges that no promissory note or other instrument has been presented to the undersigned notary public(s) to be paraphed for identification herewith.

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14.16 Successors and Assigns.

(a) This Mortgage is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of each Credit Party (other than as set forth below) and each of its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

(b) This Mortgage shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Credit Parties (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Mortgagee for the benefit of the Credit Parties under this Mortgage. The Mortgagor specifically agrees that upon any transfer of all or any portion of the Obligations, this Mortgage shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.

(c) The Mortgagor hereby recognizes and agrees that the Credit Parties (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties. Upon any transfer of all or any portion of the Obligations, the Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect such Collateral.

14.17 Article and Section Headings. The article and section headings in this Mortgage are inserted for convenience of reference and shall not be considered a part of this Mortgage or used in its interpretation.

14.18 Usury Not Intended. It is the intent of Mortgagor and Mortgagee in the execution and performance of this Mortgage, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of New York and the United States of America as are from time-to-time in effect. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Mortgage, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Mortgage, the Credit Agreement and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor). In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from an Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Mortgage, the Credit Agreement or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Mortgagor. In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

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14.19 Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Mortgage so that the terms and provisions of this Mortgage do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Mortgage conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Mortgage of terms and provisions, supplemental rights or remedies in favor of the Mortgagee not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

14.20 Due Authorization. Mortgagor hereby represents, warrants and covenants to Mortgagee that the obligations of Mortgagor under this Mortgage are the valid, binding and legally enforceable obligations of Mortgagor, that the execution, ensealing and delivery of this Mortgage by Mortgagor has been duly and validly authorized in all respects by Mortgagor; and that the persons who are executing and delivering this Mortgage on behalf of Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Mortgage on Mortgagor's part to be observed or performed.

14.21 No Offsets, Etc. Mortgagor hereby represents, warrants, and covenants to Mortgagee that there are no offsets, counterclaims or defenses at law or in equity against this Mortgage or the indebtedness secured hereby.

14.22 Bankruptcy Limitation. Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Obligation secured by the Mortgagor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor. Accordingly, notwithstanding anything to the contrary contained in this Mortgage in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor's interests in any of its Property pursuant to this Mortgage shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor's obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

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14.23 DEFICIENCY JUDGMENT. MORTGAGEE HAS THE RIGHT TO PROCEED TO OBTAIN AND COLLECT DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE COLLATERAL UNDER APPLICABLE LOUISIANA LAW.

14.24 Additions to Mortgaged Property. It is understood and agreed that Mortgagor may periodically subject additional properties to the lien of this Mortgage. In the event that additional properties are to be subjected to this Mortgage, the parties hereto agree to execute a supplemental mortgage, satisfactory in form and substance to Mortgagee, together with any security agreement, financing statement or other security instrument required by Mortgagee, all in form and substance satisfactory to Mortgagee and in a sufficient number of executed (and, where necessary or appropriate, acknowledged) counterparts for recording purposes. Upon execution of such supplemental mortgage, all additional properties thereby subjected to this Mortgage shall become part of the Mortgaged Property for all purposes.

14.25 Certain Louisiana References. Each reference to a "lien" will include a reference to a "privilege", "mortgage", "collateral assignment pledge", and/or "security interest", as appropriate. Each reference to an "easement" or "easements" will include a reference to a "servitude" and "servitudes". Each reference to a county will include a reference to a Louisiana parish. The terms "real property", and "real estate" will mean "immovable property" as that term is used in the Louisiana Civil Code. The term "Personalty Collateral" will mean "movable property" as that term is used in the Louisiana Civil Code. The term "intangible" will mean "incorporeal" as that term is used in the Louisiana Civil Code. Reference to "receiver" shall be deemed to be a keeper appointed by the Mortgagee as provided herein. The term "fee estate" or "fee simple title" will mean "full ownership interest" as that term is used in the Louisiana Civil Code. The term "condemnation" will include "expropriation" as that term is used in Louisiana law. The term "conveyance in lieu of foreclosure" or "action in lieu thereof" will mean "giving in payment" as that term is used in the Louisiana Civil Code and "dation en paiement". The term "joint and several" will include "solidary" as that term is used in the Louisiana Civil Code.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

G-xxxii

THUS DONE AND PASSED, in multiple originals before me, the undersigned Notary Public in and for the State of Texas, and in the presence of the undersigned competent witnesses, who hereunto signed their names with the undersigned appearer, and me, Notary Public, after due reading of the whole, on the date above first written to be effective as of the Effective Date.

MORTGAGOR:

  [__________________]

a [Insert state of organization and legal entity type]

WITNESSES:

________________________________

Name: ___________________________

________________________________

Name: ___________________________

_____________________________

NOTARY PUBLIC

Full name as appears in notarial commission: _________________

Notarial Identification Number: ________

My Commission Expires on: _________________

G-xxxiii

THUS DONE AND PASSED, in multiple originals before me, the undersigned Notary Public in and for the State of Texas, and in the presence of the undersigned competent witnesses, who hereunto signed their names with the undersigned appearer, and me, Notary Public, after due reading of the whole, on the date above first written to be effective as of the Effective Date.

MORTGAGEE:

405 PETRODOME LLC

By: ______________________________________

[Name]

[Title]

WITNESSES:

__________________________

Name: _____________________

__________________________

Name: _____________________

_____________________________

NOTARY PUBLIC

Full name as appears in notarial commission: _________________

Notarial Identification Number: ________

My Commission Expires on: _________________

G-xxxiv

EXHIBIT A

Oil and Gas Properties and Other Properties

The designation "Working Interest" or "WI" or "GWI" when used in this Exhibit A means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest. The designation "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes. The designation "Overriding Royalty Interest" "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production. The designation "Royalty Interest" or "RI" means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production. Each amount set forth as "Working Interest" or "WI" or "GWI" or "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" is the Mortgagor's interest after giving full effect to, among other things, all Liens permitted by the Credit Agreement and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of the Hydrocarbons.

Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular oil and gas lease. This Mortgage is not limited to the land described in this Exhibit A but is intended to cover the entire interest of the Mortgagor in any lease described in this Exhibit A even if such interest relates to land not described in this Exhibit A. Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A. To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.

Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Mortgage. All right, title, and interest of Mortgagor in the Properties described herein and in this Exhibit A are and shall be subject to this Mortgage, regardless of the presence of any units or wells not described herein.

The reference to book or volume and page in this Exhibit A refer to recording location of each respective Realty Collateral described in Exhibit A in the parish where the land covered by the Realty Collateral is located or, with respect to the Realty Collateral that covers land located on the outer continental shelf offshore Louisiana, the parish or parishes adjacent to such Realty Collateral.

Mortgagor conveys and grants a Lien on all its rights, title and interest in Oil and Gas Properties and other Properties located in every parish in Louisiana in which Mortgagor has any interest in such Properties.

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LEASE LISTING

G-xxxvi

WELL LISTING

G-xxxvii

Execution Version

EXHIBIT H FORM OF MISSISSIPPI DEED OF TRUST

Prepared By & Return To:	After Consultation for Mississippi Law
Michael D. Cuda	Requirements With:
K&L Gates LLP	John M. Flynt, MS Bar Number 10455
1717 Main Street, Suite 2800	Brunini, Grantham, Grower & Hewes, PLLC
Dallas, Texas 75201	190 E. Capitol Street, Suite 100
(214) 939-5500	Jackson, Mississippi 39211
(601) 948-3101

Indexing Instructions: This instrument covers interests in real property situated in [______] County, Mississippi. Pursuant to Section 89-5-33(3)(b) of the Mississippi Code of 1972, as amended, please make marginal notations on the instruments identified in Schedule I that were previously recorded in [_______] County, as applicable.

With regard to the wells referenced on Schedule I hereto, please index this instrument in the following Sections of [Insert Location Information].

FIRST LIEN DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT,

FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

FROM

[                              , as grantor (Mortgagor, Debtor and Grantor)]

[Insert Address]

[(____) ____-_____]

TO

MICHAEL D. CUDA, Esq., as Trustee

1717 Main Street, Suite 2800, Dallas, Texas 75201

(214) 939-5500

FOR THE BENEFIT OF

405 PETRODOME LLC as Administrative Agent

(Mortgagee, Secured Party and Grantee)

405 Lexington Avenue, 59th Floor, New York, New York, 10174

(212) 612 - 3207

[__________, ____]

H-i

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS. PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

For purposes of filing this Deed of Trust as a financing statement, the mailing address for Debtor is [Insert Address and Facsimile Information]. [Insert Debtor’s Legal Name] jurisdiction of organization is the State of [________]. The mailing address of Mortgagee is 405 Lexington Avenue, 59th Floor, New York, New York, 10174, Attn: Greg White, Facsimile: (212) 612-3207.

The final maturity date of the obligations secured by this instrument is December 22, 2019.

[This Space Intentionally Blank]

H-ii

FIRST LIEN DEED OF TRUST, SECURITY AGREEMENT, FINANCING

STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

WHEREAS, this instrument (the "Deed of Trust") has been executed on the date on the signature page hereof to be effective as of [_________, ____] (the "Effective Date") and executed and delivered by [ ], a [insert state of organization and legal entity type] ("Mortgagor", "Debtor", and "Grantor"), to Michael D. Cuda, Esq., as Trustee, for the benefit of 405 PETRODOME LLC in its capacity as the Agent (as hereinafter defined) under the Credit Agreement (as hereinafter defined) and on behalf of the Credit Parties (as hereinafter defined) (the "Mortgagee"). The addresses of Mortgagor, Mortgagee, and the Trustee appear in Section 7.13 of this Deed of Trust.

WHEREAS, Petrodome Around the Horn, LLC (“Horn”), a Louisiana limited liability company, Petrodome Bayou Choctaw, LLC (“Choctaw”), a Louisiana limited liability company, Petrodome Bloomington, LLC (“Bloomington”), a Texas limited liability company, Petrodome Buckeye, LLC (“Buckeye”), a Texas limited liability company, Petrodome Dietzel, LLC (“Dietzel”), a Texas limited liability company, Petrodome East Creole, LLC (“East Creole”), a Texas limited liability company, Petrodome EC, LLC (“EC”), a Texas limited liability company, Petrodome Energy, LLC (“Energy”), a Texas limited liability company, Petrodome Liberty, LLC (“Liberty”), a Texas limited liability company, Petrodome Lone star, LLC (“Lone Star”), a Texas limited liability company, Petrodome Louisiana Pipeline, LLC (“Pipeline”), a Texas limited liability company, Petrodome Maurice, LLC (“Maurice”), a Texas limited liability company, Petrodome Napoleonville, LLC (“Napoleonville”), a Louisiana limited liability company, Petrodome Operating, LLC (“Operating”), a Texas limited liability company, Petrodome Pheasant Blessing, LLC (“Pheasant Blessing”), a Texas limited liability company, Petrodome Pineville, LLC (“Pineville”), a Mississippi limited liability company, Petrodome Pintail, LLC (“Pintail”), a Louisiana limited liability company, Petrodome Quail Ridge, LLC (“Quail Ridge”), a Texas limited liability company, Petrodome Rio Ranch (“Rio Ranch”), a Texas limited liability company, Petrodome St. Gabriel II, LLC (“St. Gabriel”), a Louisiana limited liability company, Petrodome Thunderbolt, LLC (“Thunderbolt”), a Texas limited liability company, and Petrodome Wharton, LLC (“Wharton”), a Texas limited liability company, (each of Horn, Choctaw, Bloomington, Buckeye, Dietzel, East Creole, EC, Energy, Liberty, Lone Star, Pipeline, Maurice, Napoleonville, Operating, Pheasant Blessing, Pineville, Pintail, Quail Ridge, Rio Ranch, St. Gabriel, Thunderbolt and Wharton, a “Borrower” and, collectively, the “Borrowers”) have agreed to enter into a certain Term Loan Agreement dated as of December 22, 2017 among the Borrowers, the various financial institutions and other Persons from time to time parties thereto (individually a “Lender” and collectively, the "Lenders"), 405 Petrodome LLC, in its capacity as administrative agent itself and for Lenders (in such capacity, the "Agent") (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement").

WHEREAS, it is a requirement under the Credit Agreement that the Mortgagor shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by the Deed of Trust as set forth herein.

WHEREAS, the Mortgagee, the Lenders and the Agent are referred to herein as individually, a “Credit Party” and collectively, the "Credit Parties".

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and the Mortgagee wish to enter into this Deed of Trust and hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1 "Collateral" means the Realty Collateral, Personalty Collateral and Fixture Collateral.

1.2 "Contracts" means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, subleases, permits, franchises, licenses, bidding, pooling, unitization or communization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

1.3 "Event of Default'' shall have the meaning set forth in Article V hereof.

1.4 "Fixture Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

1.5 "Fixture Operating Equipment" means any of the items described in the first sentence of the definition of "Operating Equipment" set forth below and which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

1.6 "Obligations" means

(a) The "Obligations", as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes in the original aggregate principal amount of $8,000,000.00;

(b) All other indebtedness, obligations, and liabilities of Borrowers or any of their respective Subsidiaries arising under the Credit Agreement, this Deed of Trust, any Commodity Hedge Agreement (but excluding the Excluded Swap Obligations) with an Approved Hedge Counterparty or any of the other Loan Documents;

(c) All other indebtedness, obligations and liabilities of any kind of Mortgagor, any Borrower or any of their Subsidiaries owing to any of the Credit Parties now existing or hereafter arising under or pursuant to any Loan Document, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

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(d) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties (whether by it directly or on its behalf by the Trustee), which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Credit Party charged at the Reimbursement Rate;

(e) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to any Borrower or any of their respective Subsidiaries under or pursuant to any Loan Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to any Credit Party at the time of such events; and

(f) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.

1.7 “Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and all products refined or separated therefrom and the proceeds therefrom.

1.8 "Oil and Gas Property" or "Oil and Gas Properties" means (a) the Hydrocarbon Interests described in Exhibit A attached hereto and made a part hereof for all purposes including the net revenue interests warranted in Exhibit A and any reversionary or carried interests relating to any of the foregoing; (b) the Properties now or hereafter pooled or unitized with such Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby that may affect all or any portion of the Hydrocarbon Interests, including without limitation, all production units, and drilling and spacing units (and the Properties covered thereby), those units which may be described, inferred from or referred to on Exhibit A and any other units created by agreement or designation or under orders, regulations, rules or other official acts of any Governmental Authority; (d) the surface leases described in Exhibit A; (e) any and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts; (f) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, net revenue interests, revenues and other incomes from or attributable to the Hydrocarbon Interests; (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, salt water disposal wells injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with proceeds from and all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; (h) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (i) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the interests described in clause (a) above, and (i) all tenements, hereditaments, appurtenances and Properties, whether now existing or hereafter obtained, but in any manner appertaining, belonging, affixed or incidental to in connection with any of the aforesaid.

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1.9 "Operating Equipment" means, whether now owned or hereafter acquired, the following owned by the Mortgagor: all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including, but not limited to, all oil wells, gas wells, water wells, injection wells, salt water disposal wells, casing, tubing, rods, pumps, foundations, warehouses, pumping units and engines, trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, boilers, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

1.10 "Personalty Collateral" means all of Mortgagor's right, title and interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other “as-extracted collateral”, as such term is defined in the UCC, from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights, Commodity Hedge Agreements (but excluding the Excluded Swap Obligations) and general intangibles now or hereafter arising from any of the Contracts regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty Collateral and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with any Credit Party or any other Person, including Mortgagor's operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

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1.11 "Property" means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

1.12 "Realty Collateral" means all of Mortgagor's right, title and interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though Mortgagor's interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).

1.13 "Reimbursement Rate" means a per annum rate equal to the lesser of (a) the Highest Lawful Rate and (b) the Contract Rate.

1.14 "Security Termination" means such time at which each of the following events shall have occurred on or prior to such time: (a) the indefeasible payment in full of all Obligations, whether then due and owing, matured, unmatured, contingent or otherwise, in cash and all other amounts payable under the Loan Documents, (b) the termination of all Commodity Hedge Agreements with Approved Hedge Counterparties, and (c) the termination of all the Commitments.

1.15 “UCC” means the Uniform Commercial Code in effect from time to time in the Mississippi Code of 1972, as amended.

1.16 All other capitalized terms defined in the Credit Agreement which are used in this Deed of Trust and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. As used herein, the term "including" means "including, without limitation". Exhibit A when referenced herein include any subparts thereof (e.g. Exhibit "A-1", Exhibit "A-2").

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ARTICLE II

CREATION OF SECURITY

2.1 Conveyance and Grant of Lien. In consideration of the advances or extensions by the Credit Parties to the Borrowers of the funds or credit constituting the Obligations (including the making of the loans), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Deed of Trust does hereby confirm that it has GRANTED, BARGAINED, CONVEYED, SOLD, TRANSFERRED and ASSIGNED, and does hereby GRANT, BARGAIN, CONVEY, SELL, TRANSFER and ASSIGN with a general warranty of title for the uses, purposes and conditions hereinafter set forth all of its right, title and interest in and to the Realty Collateral, the Personalty Collateral and the Fixture Collateral, wherever located, unto Trustee, and to his successor or successors or substitutes IN TRUST, WITH POWER OF SALE, to secure the payment and performance of the Obligations for the benefit of Mortgagee on behalf of the Credit Parties.

TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Trustee and his successors or substitutes in trust and to his and their successors and assigns forever for the benefit of the Mortgagee on behalf of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Deed of Trust. Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the Trustee and his successors or substitutes in trust, and their successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof.

Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of "Realty Collateral", "Personalty Collateral" or "Fixture Collateral" and no Building or Manufactured (Mobile) Home is hereby encumbered by this Deed of Trust. As used herein, "Flood Insurance Regulations" shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statue thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Subject, however, to the condition that none of the Mortgagee nor the Credit Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral. Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the proration units. It is the Mortgagor's intention that this instrument cover Mortgagor's entire right, title and interest in the lands, leases, units and other interests set forth in Exhibit A or located in any state, county or parish in which the Mortgagor has any such interest.

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2.2 Security Interest. For the same consideration and to further secure the Obligations, Mortgagor, as debtor, confirms that it has granted and does hereby grant to Mortgagee, as secured party, and its successors and assigns, for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Collateral. This grant is intended as a grant of a security interest in that portion of the Collateral in which a security interest can be granted under the UCC and for this Deed of Trust to also be a security agreement.

2.3 Future Advances and Maximum Principal Amount Secured. It is contemplated and acknowledged that the Obligations may include additional loans and advances from time to time, and that this Deed of Trust shall have effect as of the date hereof to secure all Obligations, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date, including lines of credit (as defined in Mississippi Code Ann. Sections 89-1-49 and 89-5-21), future advances (whether obligatory or optional or both), revolving credit advances and/or re-advances. This Deed of Trust secures all future advances and obligations constituting Obligations.

2.4 Assignment of Liens and Security Interests. For the same consideration and to further secure the Obligations, Mortgagor hereby assigns and conveys to Mortgagee for its benefit and the benefit of the other Credit Parties any security interests held by Mortgagor arising under MCA Section 53-3-41 and the Liens granted to Mortgagor pursuant to Section 53-3-41 attributable to the interest of Mortgagor in the Hydrocarbons.

ARTICLE III

PROCEEDS FROM PRODUCTION

3.1 Assignment of Production.

(a) In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Mortgagee, effective as of the Effective Date at 7:00 a.m. Houston, Texas time, all Hydrocarbons produced from, and which are attributable to, Mortgagor's interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling or unitization orders, agreements or designations, and all proceeds therefrom.

(b) Subject to the provisions of subsections (c) and (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.

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(c) Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the rights as herein to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor's use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee. None of such parties shall have any responsibility for the application of any such proceeds received by Mortgagee. Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.

(d) Subject to the provisions of subsection (f) below, Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating this assignment and the payment to Mortgagee of the proceeds assigned.

(e) Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f) Reserved.

(g) Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein. Mortgagee may execute any transfer or division orders in the name of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor's interests as represented therein.

(h) Mortgagee shall have the right at Mortgagee's election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds and to protect the interests of Mortgagee or Mortgagor, with all costs, expenses and attorneys fees incurred in connection therewith being paid by Mortgagor. In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee in accordance with this Article, Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder.

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(i) Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under this Section 3.1 are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.

3.2 Application of Proceeds. All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 7.2(f) of the Credit Agreement.

3.3 Mortgagor's Payment Duties. Except as provided in Section 7.18 hereof, nothing contained herein will limit Mortgagor's absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Mortgagee of proceeds from Hydrocarbons under this Deed of Trust will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

3.4 Liability of Mortgagee. Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.

3.5 Actions to Effect Assignment. Subject to the provisions of Sections 3.l(c) and 3.1(f), Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Deed of Trust, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of this assignment; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever. In addition, Mortgagor covenants to provide to Mortgagee the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments. All expenses incurred by the Trustee or Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby. If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Mortgagor so that under such existing Contracts payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor's interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands for the benefit of the Mortgagee, and shall be immediately paid over to Mortgagee.

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3.6 Power of Attorney. Without limitation upon any of the foregoing, Mortgagor hereby designates and appoints Mortgagee as Mortgagor’s true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents. The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any Person who, at the time of exercise, is the president, a senior vice president, a vice president or the organizational equivalent thereof of Mortgagee. The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as Security Termination has not occurred. Any Person dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that Security Termination has occurred.

3.7 Indemnification. MORTGAGOR AGREES TO INDEMNIFY MORTGAGEE, THE TRUSTEE AND THE OTHER CREDIT PARTIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, PROFESSIONALS, AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM, AND DISCHARGE, RELEASE AND HOLD EACH OF THEM HARMLESS AGAINST ALL LOSSES, DAMAGES, CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (HEREAFTER REFERRED TO AS "CLAIMS") MADE AGAINST, IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IF ANY AS A CONSEQUENCE OF THE ASSERTION EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS THAT ANY OF THE INDEMNIFIED PARTIES RECEIVED HYDROCARBONS OR PROCEEDS PURSUANT TO THIS DEED OF TRUST OR PURSUANT TO ANY RIGHT TO COLLECT PROCEEDS DIRECTLY FROM ACCOUNT DEBTORS WHICH ARE CLAIMED BY THIRD PERSONS. THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO EMPLOY ATTORNEYS AND TO DEFEND AGAINST ANY SUCH CLAIMS AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL SUCH CLAIMS. MORTGAGOR WILL INDEMNIFY AND PAY TO THE INDEMNIFIED PARTIES ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF, OR AS MAY BE SUCCESSFULLY ADJUDICATED AGAINST ANY OF THE INDEMNIFIED PARTIES. THE INDEMNITY UNDER THIS SECTION SHALL APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE BUT SHALL NOT APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE LIABILITIES OF MORTGAGOR AS SET FORTH IN THIS SECTION 3.7 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.

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ARTICLE IV

MORTGAGOR'S WARRANTIES AND COVENANTS

4.1 Payment of Obligations. Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Deed of Trust.

4.2 Representations and Warranties. Mortgagor represents and warrants as follows:

(a) Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties applicable to Mortgagor and to its Properties contained in Article IV of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section.

(b) Title to Collateral. Mortgagor has good and defensible title to its Properties constituting Realty Collateral, and good title to its Properties constituting Personalty Collateral and Fixture Collateral, in each case, free from all Liens other than Permitted Liens. The descriptions set forth in Exhibit A of the quantum and nature of the interests of Mortgagor in and to the Oil and Gas Properties include the entire interests of Mortgagor in the Oil and Gas Properties and are complete and accurate in all respects. There are no "back-in" or "reversionary" interests held by third parties or otherwise which could reduce the interests of Mortgagor in the Oil and Gas Properties. No operating or other agreement to which Mortgagor is a party or by which Mortgagor is bound affecting any part of the Collateral requires Mortgagor to bear any of the costs relating to the Collateral greater than the leasehold interest of Mortgagor in such portion of the Collateral.

(c) Status of Leases, Term Mineral Interests and Contracts. All of the leases and term mineral interests in the Oil and Gas Properties are valid, subsisting and in full force and effect in all material respects, and Mortgagor has no knowledge that a default exists under any of the terms or provisions, express or implied, of any of such leases or interests or under any agreement to which the same are subject. All of the Contracts and obligations of Mortgagor that relate to the Oil and Gas Properties are in full force and effect in all material respects and constitute legal, valid and binding obligations of Mortgagor. Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any leases or term mineral interests in the Oil and Gas Properties or any Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, other than, in any case, to the extent such default or such action could not, individually or in the aggregate, be expected to result in a Material Adverse Effect.

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(d) Production Burdens, Taxes. Expenses and Revenues. Except as otherwise permitted under, or as qualified by, the Credit Agreement, (i) all rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid, except as otherwise permitted under the Credit Agreement, (ii) all taxes have been properly and timely paid except as otherwise permitted under the Credit Agreement, (iii) all expenses payable under the terms of the Contracts have been properly and timely paid, and (iv) all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to Mortgagor by the purchasers or other remitters of production proceeds without suspense. Mortgagor's ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Liens permitted hereby and after giving full effect to the agreements or instruments set forth on attached Exhibit A, and any other instruments or agreements affecting Mortgagor's ownership of such Hydrocarbons, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on attached Exhibit A and will cause Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A.

(e) Pricing. The prices being received for the production of Hydrocarbons do not violate any Contract or any law or regulation. Where applicable, all of the wells located on the Oil and Gas Properties and production of Hydrocarbons therefrom have been properly classified under appropriate governmental regulations.

(f) Gas Regulatory Matters. Mortgagor has filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission thereunder, and each such application has been approved by or is pending before the appropriate state or federal agency.

(g) Production Balances. Except as permitted by the Credit Agreement, none of the purchasers under any production sales contracts are entitled to "make-up" or otherwise receive deliveries of Hydrocarbons at any time after the date hereof without paying at such time the full contract price therefor. Except as set forth below, no Person is entitled to receive any portion of the interest of Mortgagor in any Hydrocarbons or to receive cash or other payments to "balance" any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.

(h) Drilling Obligations. There are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties in force and effect, except for oil and gas leases and term assignments that are still within their primary term (each of which will require drilling operations to perpetuate it beyond its primary term) and the standard provision in certain oil and gas leases and term assignments that requires either production or operations to perpetuate each respective lease after the expiration of its primary term.

(i) Allowables. All production and sales of Hydrocarbons produced or sold from the Oil and Gas Properties have been made in accordance with any applicable allowances (plus permitted tolerances) imposed by any Governmental Authorities, except to the extent that the right of operation of such Oil and Gas Properties is vested in others, in which case, the Mortgagor has exercised its best efforts to cause such operator to produce and sell Hydrocarbons in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authorities.

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(j) Refund Obligations. Mortgagor has not collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any refund obligation.

(k) Mortgagor's Address. The address of Mortgagor's place of business, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, and there has been no change in the location of Mortgagor's place of business, chief executive office and office where it keeps such records and no change of Mortgagor's name during the four months immediately preceding the Effective Date. Mortgagor hereby represents and warrants that its organizational number is 1014877, the state of its formation is Mississippi, and the correct spelling of its name is as set forth in its signature block below.

4.3 Further Assurances.

(a) Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Mortgagee's opinion are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust, upon the interest of Mortgagee or the Trustee, or upon the income and profits from any of the Collateral.

(b) Other than as permitted under the Credit Agreement, Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as a perfected first priority security interest so long as Security Termination has not occurred.

4.4 Operation of Oil and Gas Properties. As long as Security Termination has not occurred, Mortgagor shall (at Mortgagor's own expense):

(a) not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;

(b) neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, and do all other things necessary to keep unimpaired, except for Permitted liens, its rights with respect to the Collateral and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is undeveloped or is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 6.4 of the Credit Agreement;

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(c) operate the Oil and Gas Properties in such a manner as to cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable oil and gas leases and Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations; except to the extent such Properties are no longer capable of producing Hydrocarbons in economically reasonable amounts and except for Oil and Gas Properties disposed of as permitted by Section 6.4 of the Credit Agreement;

(d) promptly pay or, to the extent that the right of operation is vested in others, exercise its best efforts to cause to be paid, when due and owing (i) all rentals and royalties payable in respect of the Collateral; (ii) all expenses incurred in or arising from the operation or development of the Collateral; (iii) all taxes, assessments and governmental charges imposed upon the Collateral, upon the income and profits from any of the Collateral, or upon Mortgagee because of its interest therein; and (iv) all local, state and federal taxes, payments and contributions for which Mortgagor may be liable except to the extent as permitted under the Credit Agreement;

(e) other than as otherwise permitted under the terms of the Credit Agreement, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties;

(f) permit and do all things necessary or proper to enable the Trustee and Mortgagee (through any of their respective agents and employees) to enter upon the Oil and Gas Properties for the purpose of investigating and inspecting, in accordance with and subject to Section 5.18 of the Credit Agreement, the condition and operations of the Collateral in accordance with the terms of the Credit Agreement; and

(g) cause the Collateral to be kept free and clear of Liens of every character other than the Permitted Liens.

Notwithstanding the foregoing, to the extent any Borrower or any Subsidiary of a Borrower is not the operator of any Oil and Gas Property (other than to the extent that such operator is an Affiliate of a Borrower), Mortgagor will, and will cause each of the Borrowers and their Subsidiaries to, use reasonable efforts to cause the operator to comply with this Section 4.4.

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4.5 Recording. Mortgagor hereby authorizes Mortgagee to, at Mortgagor's own expense, record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements which have been delivered to the Mortgagor prior to filing, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a limited liability company or other entity and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as a perfected first priority security interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Requirement of Law for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

4.6 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor's transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.

4.7 Insurance. To the extent that insurance is carried by a third-party operator on behalf of Mortgagor, upon request by Mortgagee, Mortgagor shall use its reasonable efforts to obtain and provide Mortgagee with copies of certificates of insurance showing Mortgagor as a named insured. Mortgagor hereby assigns to Mortgagee for its benefit and the benefit of the other Credit Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and Mortgagee may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Mortgagee may elect. Subject to the terms of the Credit Agreement, any insurance proceeds received by Mortgagor shall be held in trust for the benefit of Mortgagee, shall be segregated from other funds of Mortgagor and shall be forthwith paid over to Mortgagee.

ARTICLE V

DEFAULT

5.1 Events of Default. An Event of Default under the terms of the Credit Agreement shall constitute an "Event of Default" under this Deed of Trust.

5.2 Acceleration Upon Default. Upon the occurrence and during the continuance of any Event of Default (other than pursuant to Section 7.1(f) and Section 7.1(g) of the Credit Agreement), Mortgagee may, or shall at the request of the Required Lenders, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor. If an Event of Default pursuant to Section 7.1(f) and Section 7.1(g) of the Credit Agreement has occurred, the entire unpaid principal of and interest accrued on, and all other amounts owed in connection with, the Obligations, shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Mortgagor. Whether or not Mortgagee or the Required Lenders elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Deed of Trust or otherwise existing under the Credit Agreement or any other Loan Document or any other agreement, document, or instrument evidencing obligations owing from Mortgagor to any of the Credit Parties or available at law or in equity.

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ARTICLE VI

MORTGAGEE'S RIGHTS

6.1 Rights to Collateral, Including Realty Collateral, Upon Default.

(a) Operation of Property by Mortgagee. Upon the occurrence and during the continuance of an Event of Default, and in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

(i) To enter upon and take possession of any of the Realty Collateral and exclude Mortgagor therefrom;

(ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

(iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.

Mortgagee may designate any person, firm, corporation or other entity to act on its behalf in exercising the foregoing rights and powers. When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and Security Termination has occurred, the Realty Collateral shall be returned to Mortgagor (providing there has been no foreclosure sale).

(b) Judicial Proceedings. Upon the occurrence and during the continuance of an Event of Default, the Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Collateral, including the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale granted herein for Collateral located in the State of Mississippi, the Mortgagee may proceed by suit for a sale of the Collateral, including the Realty Collateral.

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(c) Foreclosure Sale/Power of Sale of Collateral; Time and Place; Notices. Upon the occurrence and during the continuance of an Event of Default, and in addition to all other rights of Mortgagee, at the option of Mortgagee, this Deed of Trust may be foreclosed in any manner now provided by Mississippi law, and the Trustee, or the agent or successor of Trustee, at the request of Mortgagee, may sell, in accordance with Miss. Code Ann. Section 89-1-55, and any amendments or replacements thereof, the Collateral, or any part thereof, at one or more public sales at the courthouse of the county in which all or any part of the Collateral is situated, at public outcry, to the highest bidder for cash, and in bar of the right and equity of redemption, statutory right of redemption, homestead, dower, appraisement, stay, elective share and all other rights and exemptions of every kind, all of which are hereby expressly waived by Mortgagor, in order to pay the Obligations and all expenses of sale and of all proceedings in connection therewith, including reasonable attorney’s fees and trustees’ fees, after advertising the time, place and terms of sale at least once a week for three consecutive weeks preceding the date of such sale in some newspaper published in the county in which the Collateral is located, or if no newspaper is printed in such county, then in a newspaper of general circulation therein, and by posting one notice of such sale at the courthouse where such sale is to be held. At any such public sale, Trustee may execute and deliver to the purchaser a conveyance of the Collateral, or any part thereof, in fee simple. Mortgagee shall have the right to enforce any of its remedies set forth herein without notice to Mortgagor, except for such notice as may be required by law. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Collateral may be sold in such manner or order as Mortgagee, in its sole discretion, may elect, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Collateral is sold or the Obligations are paid in full. Any person, including the Mortgagee, may purchase at any sale. If the Obligations are now or hereafter further secured by any security agreement, chattel mortgage, pledges, contracts of guaranty, assignments of lease, assignments or other security instruments, Mortgagee, at its option, may exhaust the remedies granted under any of said security instruments or this Deed of Trust either concurrently or independently, and in such order as Mortgagee may determine. Said sale may be adjourned by Trustee, or his agent or successors, and reset at a later date without additional publication; provided that an announcement to that effect be made at the scheduled place of sale at the time and on the date the sale is originally set or last adjourned. Any sale or sales may be made by an agent acting for Trustee, and his appointment need not be in writing. In the event of any such foreclosure sale or sale under the powers herein granted, Mortgagor (if Mortgagor shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. In the event of any sale of the Collateral as authorized herein, all prerequisites of such sale shall be presumed to have been performed, and, in any conveyance given hereunder, all statements of facts or other recitals therein made, as to the non-payment of the Obligations or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true.

(d) Waiver of Sale Restrictions. Mortgagor waives the provisions of Section 111 of the Mississippi Constitution and Miss. Code Ann. Section 89-1-55, as amended, if any, as far as this section restricts the right of Trustee to offer at sale more than 160 acres at a time. If any portion of the Collateral is situated in two or more counties, or in two judicial districts of the same county, Trustee shall have full power to select in which county, or judicial district, the sale of that portion of the Collateral is to be made, newspaper advertisement published and notice of sale posted, and Trustee’s selection shall be binding upon Mortgagor and Mortgagee.

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(e) Mortgagee May Require Abandonment and Recommencement of Sale. In case Mortgagee or the Trustee, on behalf of Mortgagee, shall have proceeded to invoke any right, remedy or recourse permitted hereunder, under the Credit Agreement or under any of the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee or the Trustee, on behalf of Mortgagee, as applicable, shall have the unqualified right so to do and, in such event, Mortgagor, Mortgagee and the Trustee shall be restored to their former positions with respect to the Obligations and other obligations secured hereby, this Deed of Trust, the Credit Agreement, the Loan Documents and the Collateral and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the Trustee, on behalf of Mortgagee, shall continue as if same had never been invoked. If the Trustee or his substitute or successor should commence the sale, Mortgagee may at any time before the sale is completed direct the Trustee to abandon the sale, and may at any time or times thereafter direct the Trustee to again commence foreclosure; or, irrespective of whether foreclosure is commenced by the Trustee, Mortgagee may at any time after an Event of Default institute suit for collection of the Obligations or foreclosure of this Deed of Trust. If Mortgagee should institute suit for collection of the Obligations or foreclosure of this Mortgage, Mortgagee may at any time before the entry of final judgment dismiss it and require the Trustee to sell the Collateral in accordance with the provisions of this Deed of Trust.

(f) Multiple Sales; Mortgage Continues in Effect. In case of a Trustee’s sale or other foreclosure sale, the Collateral may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Collateral to be held. No single sale or series of sales by the Trustee or by any substitute or successor and no judicial foreclosure shall extinguish the lien or exhaust the power of sale under this Deed of Trust except with respect to the items of property sold, nor shall it extinguish, terminate or impair Mortgagor’s contractual obligations under this Deed of Trust, but such lien and power shall exist for so long as, and may be exercised in any manner by law or in this Deed of Trust provided as often as the circumstances require to give Mortgagee full relief under this Deed of Trust, and such contractual obligations shall continue in full force and effect until final termination of this Deed of Trust.

(g) Mortgagee May Bid and Purchase; Credit Sale. Mortgagee shall have the right to become the purchaser at any sale made under this Deed of Trust, being the highest bidder, and credit given upon all or any part of the Obligations shall be the exact equivalent of cash paid for the purposes of this Mortgage. As such, upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Collateral or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust and any documents evidencing expenditures secured hereby may be, but are not required to be, presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid. Should Mortgagee be a corporation or other non-natural entity, then any officer thereof may declare Mortgagor to be in default and request Trustee to sell the Collateral. Mortgagee shall have the same right to purchase the Collateral at the foreclosure sale as would a purchaser who is not a party to this Mortgage and credit the amount of its bid to the amounts owed under the Credit Agreement, Notes and other Loan Documents.

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(h) Tenants at Will. Mortgagor agrees for itself and its heirs, legal representatives, successors and assigns, that if any of them shall hold possession of the Collateral or any part thereof subsequent to foreclosure hereunder, Mortgagor, or the parties so holding possession, shall become and be considered as tenants at will of the purchaser or purchasers at such foreclosure sale; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchaser or purchasers for rental on said premises, and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, all damages which may be sustained by any such tenant as a result thereof being hereby expressly waived.

(i) Notice to Tenants. In the event that Mortgagee initiates a foreclosure proceeding, directs Trustee to exercise its power of sale or otherwise exercises any of its rights or remedies hereunder, the failure of Mortgagee or Trustee to provide notice to any tenants or make tenants parties to any action shall not be asserted by Mortgagor as a defense to any such proceeding, sale or remedy, and Mortgagor hereby waives any right to do so, whether statutory or otherwise.

(j) No Merger of Title. Unless expressly provided otherwise herein, in the event that Mortgagee’s interest in this Deed of Trust and title to the Collateral or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title, but shall continue as a valid lien on the Collateral for the amount secured hereby.

(k) Application of Proceeds. The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in a cash collateral account as additional Collateral, and in either case, applied in the order set forth in Section 7.2(f) of the Credit Agreement.

(l) Mortgagor's Waiver of Appraisement and Marshalling. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Mortgagor agrees that the Trustee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Mortgagee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

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6.2 Rights to Personalty Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, or at any time thereafter, Mortgagee or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the UCC and this Deed of Trust. Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom. Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.13 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorney's fees and legal expenses as provided for in this Deed of Trust and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations. Mortgagor will remain liable for any deficiency remaining after the sale or other disposition. Mortgagor hereby consents and agrees that any disposition of all or a part of the Collateral may be made without warranty of any kind whether expressed or implied.

6.3 Rights to Fixture Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

6.4 Account Debtors. Mortgagee may, in its discretion, after the occurrence and during the continuance of an Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to Mortgagee, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to Mortgagee as described in Section 3.l(a) and all proceeds therefrom directly to Mortgagee, and (c) contact such account debtors and other parties directly to verify information furnished by Mortgagor with respect to such account debtors and such accounts. Mortgagee shall not have any obligation to preserve any rights against prior parties.

6.5 Costs and Expenses. All sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations. Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the Reimbursement Rate.

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6.6 Set-Off. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to set-off any funds of Mortgagor in the possession of Mortgagee against any amounts then due by Mortgagor to Mortgagee pursuant to this Deed of Trust.

ARTICLE VII

MISCELLANEOUS

7.1 Successor Trustees. The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment or designation in writing, which writing shall be executed by Mortgagee, acknowledged, and recorded in the land records of the county in which this Deed of Trust is recorded, and which writing shall contain the names, addresses and telephone numbers of the original Mortgagee, Trustee, Mortgagor, the book and page number (and/or instrument number) where this Deed of Trust is recorded and the name, address and telephone number of the substitute Trustee designation in writing. Such writing, upon recordation, shall be conclusive proof of proper substitution of each such substitute Trustee or Trustees, who shall thereupon and without conveyance from the predecessor Trustee, automatically succeed to all its title, estate, rights, powers and duties hereunder, and any conveyance by such substitute Trustee to the purchaser at any such sale shall be equally valid and effective as if made by the Trustee originally named in this Deed of Trust. Such right to appoint a substitute Trustee shall exist and may be exercised as often and whenever from any of said causes, or without cause, as aforesaid, Mortgagee or Mortgagee’s agent or attorney-in-fact elects to exercise it. The making of oath and giving bond by Trustee or any substitute Trustee is hereby expressly waived by Mortgagor. All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

7.2 Advances by Mortgagee or The Trustee. Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums and any attorneys' fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the Reimbursement Rate. In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and attorney's fees incurred by Mortgagee or the Trustee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Deed of Trust, including such costs, expenses and attorney's fees incurred pursuant to Section 3.l(h), Section 6.5 or Section 7.3 hereof, plus interest thereon from the date of the advance by Mortgagee or the Trustee until reimbursement of Mortgagee or the Trustee, respectively, at the Reimbursement Rate. Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing. No such advance will be deemed to relieve Mortgagor from any default hereunder.

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7.3 Defense of Claims. Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor's title to the Collateral or Mortgagee's Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor's, the Trustee's and Mortgagee's rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor's, the Trustee's or Mortgagee's rights to the Collateral, the Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense. Moreover, Mortgagee or the Trustee, on behalf of Mortgagee, may take such independent action in connection therewith as they may in their discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral. All costs, expenses and attorneys' fees incurred by Mortgagee or the Trustee pursuant to this Section 7.3 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Collateral or the transactions contemplated in this Deed of Trust shall be paid by Mortgagor on demand plus interest thereon from the date of such demand by Mortgagee until reimbursement of Mortgagee at the Reimbursement Rate.

7.4 Termination. If Security Termination has occurred and the covenants herein contained are well and fully performed then all of the Collateral will revert to Mortgagor to the extent not otherwise transferred or sold as permitted under Requirements of Law or under this Deed of Trust and the entire estate, right, title and interest of the Trustee and Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all attorneys' fees and other expenses, deliver to Mortgagor proper recordable instruments acknowledging the termination and release of this Deed of Trust. Termination of this Deed of Trust shall terminate the Assignment of Production and any security interests granted in this Deed of Trust.

7.5 Renewals, Amendments and Other Security. Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral. Mortgagee may take or hold other security for the Obligations without notice to or consent of Mortgagor. The acceptance of this Deed of Trust by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted. The Trustee or Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust. This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.

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7.6 Security Agreement, Financing Statement and Fixture Filing. This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. AS A FINANCING STATEMENT, THIS DEED OF TRUST IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR'S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED, ALL “AS EXTRACTED” COLLATERAL, AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD. THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL. The Personalty Collateral and Fixture Collateral in which Mortgagee has a security interest include goods which are and shall become fixtures on the Realty Collateral. Mortgagor is the owner of a record interest in the real estate concerned. Mortgagor warrants and agrees that there is no financing statement covering the foregoing Collateral, or any part thereof, on file in any public office, except such as have been filed in favor of the Mortgagee for the ratable benefit of the Credit Parties pursuant to the Credit Agreement, or as to which a duly authorized termination statement relating to such financing statement has been delivered to the Mortgagee on the Effective Date. This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located. At Mortgagee's request, Mortgagor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the UCC records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee's security interest under the UCC. In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any UCC jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

7.7 Unenforceable or Inapplicable Provisions. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Mortgagee in order to carry out the provisions hereof.

7.8 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee or Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

7.9 Waiver by Mortgagee. Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Mortgagee (acting upon the direction of the Required Lenders), be waived to such extent and in such manner as the Trustee or Mortgagee may desire, but no such waiver will ever affect or impair either the Trustee's or Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument.

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7.10 Terms. The term "Mortgagor" as used in this Deed of Trust will be construed as singular or plural to correspond with the number of Persons executing this Deed of Trust as Mortgagor. If more than one Person executes this Deed of Trust as Mortgagor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several. The terms "Mortgagee", "Mortgagor", and "Trustee" as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties. Unless the context otherwise requires, terms used in this Deed of Trust which are defined in the Uniform Commercial Code of Texas are used with the meanings therein defined.

7.11 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

7.12 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Mississippi.

7.13 Notice. All notices required or permitted to be given by Mortgagor, Mortgagee or the Trustee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Mortgagor:                         [Insert Name of Mortgagor]

[Address]

Attention: [______________________]

Email: [______________________]

Facsimile: [______________________]

with a copy to:

Viking Energy Group, Inc.

1330 Avenue of the Americas, Suite 23A

New York, New York 10019

Attention: James A. Doris

Email: jdoris@vikingenergygroup.com

Facsimile: (646) 356-7034

Mortgagee:                        405 PETRODOME LLC

405 Lexington Avenue

59th Floor

New York, New York 10174

Attn: Greg White

Email: gwhite@arenaco.com

Facsimile: (212) 612-3207

with a copy to:

reporting@arenaco.com and gpaulsen@arenaco.com

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Trustee:                              K&L Gates LLP 1717 Main Street

Suite 2800

Dallas, TX 75201

Attention: Michael Cuda

E-mail: michael.cuda@klgates.com

Facsimile: (214) 939-5849

7.14 Duties of Trustee. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee. Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

7.15 Condemnation. All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee. Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor. Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever. Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys' fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

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7.16 Successors and Assigns.

(a) This Deed of Trust is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of each Credit Party (other than as set forth below) and each of its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

(b) This Deed of Trust shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Credit Parties (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to Trustee and/or Mortgagee for the benefit of the Credit Parties under this Deed of Trust. The Mortgagor specifically agrees that upon any transfer of all or any portion of the Obligations, this Deed of Trust shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.

(c) The Mortgagor hereby recognizes and agrees that the Credit Parties (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties. Upon any transfer of all or any portion of the Obligations, the Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect such Collateral.

7.17 Article and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

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7.18 Usury Not Intended. It is the intent of Mortgagor and Mortgagee in the execution and performance of this Deed of Trust, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of Mississippi, State of New York and the United States of America as are from time-to-time in effect. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust, the Credit Agreement and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor). In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from an Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust, the Credit Agreement or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Mortgagor. In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

7.19 Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Deed of Trust so that the terms and provisions of this Deed of Trust do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Deed of Trust conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Deed of Trust of terms and provisions, supplemental rights or remedies in favor of the Mortgagee not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

7.20 Due Authorization. Mortgagor hereby represents, warrants and covenants to Mortgagee and the Trustee that the obligations of Mortgagor under this Deed of Trust are the valid, binding and legally enforceable obligations of Mortgagor, that the execution, ensealing and delivery of this Deed of Trust by Mortgagor has been duly and validly authorized in all respects by Mortgagor; and that the persons who are executing and delivering this Deed of Trust on behalf of Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Deed of Trust on Mortgagor's part to be observed or performed.

7.21 No Offsets, Etc. Mortgagor hereby represents, warrants, and covenants to Mortgagee and the Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust or the indebtedness secured hereby.

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7.22 Bankruptcy Limitation. Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Obligation secured by the Mortgagor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor. Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor's interests in any of its Property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor's obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

7.23 DEFICIENCY JUDGMENT. MORTGAGEE HAS THE RIGHT TO PROCEED TO OBTAIN AND COLLECT DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE COLLATERAL UNDER APPLICABLE MISSISSIPPI LAW.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, this Deed of Trust has been executed on the date set forth in the acknowledgment below of Mortgagor’s signature, effective as of the Effective Date.

MORTGAGOR:

[______________________]

By:
[Name]
[Title]

THE STATE OF ______________   §

§

COUNTY OF _________________ §

Personally appeared before me, the undersigned authority in and for the said county and state, on this __ day of [________________, ____], within my jurisdiction, the within named [__________________], who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that he executed the same in his representative capacity, and that by his signature on the instrument, and as the act and deed of the person or entity upon behalf of which he acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

_______________________________________

Notary Public in and for

The State of ____________________________

[SEAL]

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Schedule I

Deed of Trust Recording Information

First Lien Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production from [______________________] to Michael D. Cuda, as Trustee for the benefit of 405 PETRODOME LLC, dated [____________ __, ____].

LEASES

WELLS

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Exhibit A

Oil and Gas Properties and Other Properties

The designation "Working Interest" or "WI" or "GWI" when used in this Exhibit A means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest. The designation "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes. The designation "Overriding Royalty Interest" "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production. The designation "Royalty Interest" or "RI" means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production. Each amount set forth as "Working Interest" or "WI" or "GWI" or "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" is the Mortgagor's interest after giving full effect to, among other things, all Liens permitted by the Credit Agreement and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of the Hydrocarbons.

Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular oil and gas lease. This Deed of Trust is not limited to the land described in this Exhibit A but is intended to cover the entire interest of the Mortgagor in any lease described in this Exhibit A even if such interest relates to land not described in this Exhibit A. Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A. To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.

Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Deed of Trust. All right, title, and interest of Mortgagor in the Properties described herein and in this Exhibit A are and shall be subject to this Deed of Trust, regardless of the presence of any units or wells not described herein.

References in this Exhibit A to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in this Exhibit A are to the official real property records of the county or counties (or parish or parishes) in which the mortgaged property is located and in which records such documents are or in the past have been customarily recorded, whether Deed Records, Oil and Gas Records, Oil and Gas Lease Records or other records.

Mortgagor conveys and grants a Lien on all its rights, title and interest in Oil and Gas Properties and other Properties located in every county and parish in each state in which Mortgagor has any interest in such Properties.

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Execution Version

EXHIBIT I

[FORM OF ASSIGNMENT OF ORRI (TEXAS)]

CONVEYANCE OF OVERRIDING ROYALTY INTEREST

FROM

[__________________________],

TO

405 PETRODOME LLC

DATED AS OF [______________]

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Execution Version

CONVEYANCE OF OVERRIDING ROYALTY INTEREST

THIS CONVEYANCE OF OVERRIDING ROYALTY INTEREST (the “Conveyance”), dated effective [______________, ____] (the “Effective Date”), is from [______________], a [Insert state of organization and legal entity type], having of address [__________________________] (“WI Owner”), to 405 PETRODOME LLC, a Delaware limited liability company, having an address of 405 Lexington Avenue, 59th Floor, New York, NY 10174 (the “Agent”) under the Term Loan Agreement (as defined below) (in such capacity, the “Assignee”).

RECITALS:

WHEREAS, the execution and delivery of this Conveyance by WI Owner is, among other conditions, a condition precedent under that certain Term Loan Agreement dated of even date herewith by and among WI Owner, certain other parties, the lenders party thereto and Assignee (the “Term Loan Agreement”);

WHEREAS, WI Owner owns an undivided working interest in and to the leases and those lands covered thereby described in Exhibit A-1 attached hereto and in and to the wells and lands and depths unitized or pooled therewith described in Exhibit A-2 attached hereto, collectively (the “Subject Interests”); and

WHEREAS, to secure the Obligations under the Term Loan Agreement, and to induce Assignee to execute the Term Loan Agreement, WI Owner has agreed to assign the Overriding Royalty (as defined in Section 1.1) to Assignee;

NOW, THEREFORE, WI Owner and Assignee hereby agree as follows:

ARTICLE I

CONVEYANCE

1.1 Grant. For and in consideration of TEN AND NO/100 DOLLARS ($10.00)] cash and other good and valuable consideration paid to WI Owner, the receipt and sufficiency of which are hereby acknowledged, WI Owner hereby GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, ASSIGNS, SETS OVER, AND DELIVERS unto Assignee an overriding royalty in the amount of an undivided two and one-half percent (2.5%) of 8/8 of all Overriding Royalty Hydrocarbons (as defined below) produced, saved, sold and marketed from or attributable to the Subject Interests (the “Overriding Royalty”).

1.2 Habendum. TO HAVE AND TO HOLD the Overriding Royalty unto Assignee, and Assignee’s successors and assigns, as set forth herein.

ARTICLE II

DEFINITIONS

2.1 Terms Defined in the Term Loan Agreement. Any capitalized term used and not defined herein shall have the meaning assigned to such term in the Term Loan Agreement.

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Execution Version

2.2 Additional Defined Terms. The following terms, as used in this Conveyance, shall have the meanings indicated below:

(a) “Business Day” means any day which is not a day on which national banking institutions in New York, New York are closed as authorized or required by law.

(b) “Central Time” means Central Standard Time or Central Daylight Savings Time on the Day in question.

(c) “COPAS Accounting Practices” means the accounting procedures and guidelines promulgated by the Council of Petroleum Accountants’ Societies (“COPAS”) and in effect from time to time under joint operating agreements or similar agreements in effect with respect to the Leases, or, if no COPAS accounting procedures or guidelines are in effect under any such agreement, the COPAS accounting procedures and guidelines set forth in the 2005 promulgated form of such accounting procedures and guidelines.

(d) “Day” means each period of twenty-four (24) consecutive hours beginning and ending at 7:00 A.M., Central Time. The reference date for any Day shall be the calendar date upon which the twenty-four (24) hour period commences.

(e) “Due Date” shall have the meaning set forth in Section 3.3.

(f) “Month” means each period beginning at 7:00 A.M., Central Time, on the first Day of a calendar month and ending at 7:00 A.M., Central Time, on the first Day of the next calendar month.

(g) “Overriding Royalty Hydrocarbons” means all Hydrocarbons if, as, and when produced, saved, and marketed from or allocable to the Subject Interests, and that are attributable to the Overriding Royalty.

(h) “Permitted Encumbrances” means the following:

(i) all royalties, overriding royalties (other than the Overriding Royalty), production payments, net profits interests, and other similar interests constituting burdens upon, measured by, or payable out of Hydrocarbons produced and saved from or attributable to the Subject Interests that are in effect as of the Effective Date;

(ii) division orders;

(iii) all rights reserved to or vested in any governmental authority having jurisdiction or control;

(iv) liens and security interests encumbering the Subject Interests in favor of Assignee pursuant to the Term Loan Agreement;

(v) liens for Taxes or assessments not yet delinquent; and

(vi) easements, rights-of-way, servitudes, permits, surface leases, and other rights pertaining to surface operations, to the extent the same do not materially interfere with operations on, or the operation, value, or use of any Subject Interest.

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Execution Version

(i) “Taxes” means any and all taxes, levies or other like assessments, including but not limited to income tax, franchise tax, profits tax, windfall profits tax, surtax, gross receipts tax, capital gains tax, remittance tax, withholding tax, sales tax, use tax, value added tax, goods and services tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, severance tax, excise tax, ad valorem tax, property tax (real, personal or intangible), inventory tax, transfer tax, premium tax, environmental tax (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute), customs duty, stamp tax or duty, capital stock tax, margin tax, occupation tax, payroll tax, employment tax, social security tax, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, and any similar tax or assessment imposed by any Governmental Authority or other taxing authority, together with any interest, fine or penalty, or addition thereto, whether disputed or not.

ARTICLE III

CALCULATION AND PAYMENT OF OVERRIDING ROYALTY

3.1 Determination of Overriding Royalty.

(a) Payment of the Overriding Royalty shall be made based upon the aggregate proceeds received from the sale of the Overriding Royalty Hydrocarbons in accordance with the price or prices established in the production sale, purchase, exchange, or other marketing contracts pursuant to which the Overriding Royalty Hydrocarbons are sold, including any and all modifications or amendments of such price or prices. WI Owner shall never be responsible to Assignee for the payment of the Overriding Royalty on any price basis higher than the price received under the terms of the production sale, purchase, exchange, or other marketing contracts applicable to the Overriding Royalty Hydrocarbons. Assignee shall have the right to take in kind and separately dispose of the Overriding Royalty Hydrocarbons. WI Owner shall market, or cause to be marketed, all Hydrocarbons attributable to the Subject Interests (including, without limitation, the Overriding Royalty Hydrocarbons) with due diligence, at the best prices, and on the best terms reasonably obtainable under the circumstances, with due regard to the interests of both WI Owner and Assignee, and in any event at prices and on terms at least as favorable as WI Owner obtains for Hydrocarbons of the same character and delivered in the same geographic area but that are not subject to this Conveyance. WI Owner shall collect and receive the proceeds from the sale of all such production. WI Owner will perform all obligations binding on it under all Hydrocarbon sales, purchase, exchange, or other marketing agreements relating to the Overriding Royalty Hydrocarbons in accordance with the terms thereof, and will use reasonable commercial efforts to enforce performance of the obligations of third parties thereunder.

(b) WI Owner shall pay Assignee the value of the Overriding Royalty of all Hydrocarbons lost from the Subject Interests after making the customary adjustments for temperature, water and sediment at the posted available market price at the well for oil of like gravity and quality on the day the oil is so removed and sold. If WI Owner or other operator utilizes gas off the Subject Interests, or where, due to operations, gas shall be lost from the Subject Interests in volumes that would have been marketable had such volumes been captured, the Overriding Royalty shall be based upon the market price of such gas at the wellhead. If casinghead gasoline is extracted from the Subject Interests by WI Owner or other operator from the natural gas produced from wells on the leases or lands, then WI Owner shall pay Assignee the value of the Overriding Royalty of the market price of the gasoline and the value of the market price of other Hydrocarbons (including residual dry gas) credited to the Subject Interests from the gas so treated.

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3.2 Costs and Taxes. The Overriding Royalty shall be free of all costs and expenses, either direct or indirect, of owning, maintaining, exploring, drilling, deepening, sidetracking, reworking, plugging back, completing and equipping for production, or plugging and abandoning any well located on the Subject Interests or any unit into which any portion of the Subject Interests may be pooled or unitized, or any costs or expenses of developing or operating the Subject Interests or lifting and producing Hydrocarbons therefrom or allocable thereto. For the avoidance of doubt, the Overriding Royalty shall be computed without any deduction or charge on account of any Taxes, or cost related to cleaning, dehydration, treatment, processing, extraction, compression, transportation or delivery, or any other deduction or charge whatsoever, whether of the same or a different character. WI OWNER HEREBY COVENANTS AND AGREES TO INDEMNIFY AND TO HOLD HARMLESS ASSIGNEE AND ITS SHAREHOLDERS, OFFICERS, AGENTS, PROFESSIONALS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL CLAIMS OF THIRD PERSONS SUFFERED BY ASSIGNEE AND CAUSED BY, ARISING OUT OF, RESULTING FROM, OR RELATING IN ANY WAY TO SUCH OWNERSHIP, MAINTENANCE, EXPLORATION, DRILLING OR OTHER OPERATIONS, DEVELOPMENT, AND OPERATION OF THE LEASES, AND THE PRODUCTION OF HYDROCARBONS THEREFROM.

3.3 Payment of Overriding Royalty. On natural gas sales or related natural gas liquid sales, payment of proceeds shall be made by WI Owner on or before the first Business Day of each Month (the “Due Date”) with the first payment being due on or before March 1, 2018. The payment shall be based upon all proceeds that have accrued to the Overriding Royalty during the Month immediately preceding the Due Date commencing with the Effective Date. On oil or condensate sales, if the WI Owner receives the proceeds of sale attributable to the Overriding Royalty then WI Owner will make payment on or before the first Business Day of each Month with the first payment being due on or before February 1, 2018. The payment shall be based upon all proceeds that have accrued to the Overriding Royalty during the Month immediately preceding the Due Date commencing with the Effective Date. If any amount due from WI Owner to Assignee hereunder is not paid by the applicable Due Date, then such amount shall bear interest from such Due Date through the date of receipt of such amount by Assignee at the Default Rate (as defined in the Term Loan Agreement). If, at any time, WI Owner inadvertently pays Assignee more than the amount due under this Conveyance, Assignee shall not be obligated to refund any such overpayment, but the amount or amounts otherwise payable for any subsequent Month or Months shall be reduced by the amount of such overpayment.

3.4 Audit. The books of account and records of WI Owner relating to the Overriding Royalty shall be open and made available to Assignee and its representatives at all reasonable times for examination, inspection, copying, and audit by Assignee and its representatives, at Assignee’s sole expense. If Assignee desires to audit such books of account and records, Assignee or its representative shall give written notice thereof to WI Owner, and WI Owner shall make the same available to Assignee or its representative during normal business hours no later than ten (10) calendar Days following such notice.

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ARTICLE IV

GOVERNING DOCUMENTS

Assignee hereby accepts this Conveyance, and agrees that the Overriding Royalty is expressly made subject to the terms, conditions, and provisions contained in the Term Loan Agreement, including but not limited to Section 4.5 of the Term Loan Agreement. The delivery of this Conveyance shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, conditions, indemnities, terms, or provisions of the Term Loan Agreement. In the event of a conflict between the terms of this Conveyance and the terms of the Term Loan Agreement, the terms of the Term Loan Agreement shall govern and control; provided, however, that the inclusion in this Conveyance of terms not addressed in the Term Loan Agreement shall not be deemed a conflict, and all such additional terms contained in this Conveyance shall be given full force and effect, subject to the provisions of this Article IV.

ARTICLE V

WARRANTY OF TITLE

WI Owner warrants and agrees forever to defend title to the Overriding Royalty unto Assignee against every person who now or at any time hereafter lawfully claims the same or any part thereof, but limited to claims arising by, through, or under WI Owner, and not otherwise; provided, however, that the foregoing warranty shall not be breached in any manner by the existence of the Permitted Encumbrances. WI Owner warrants and represents to Assignee and its successors and assigns that: (i) unless expressly noted otherwise with respect to the interests shown on Exhibit A which is attached hereto, WI Owner is the true and lawful owner of an undivided one hundred percent (100%) working interest in and to the Subject Interests; (ii) WI Owner has not transferred, assigned, or conveyed the Subject Interests to any other party, and has full right and authority to sell and convey, as herein provided, the Overriding Royalty; (iii) the leases described in the Subject Interests are valid and subsisting and in full force and effect; (iv) all rentals, royalties, and other amounts due and payable under such leases have been duly paid or provided for, and no default now exists under any of such leases; and (v) WI Owner has not taken any action, or omitted to take any action, that would cause the Subject Interests to become subject to any lien, mortgage, security interest, or other encumbrance of any kind or character, except for Permitted Encumbrances.

ARTICLE VI

COVENANTS

6.1 Access. Assignee and its representatives shall, at their risk and expense, have access to the Subject Interests at all times, including but not limited to use and access to any and all related easement and land subject to surface use agreements, and to the derrick floor of each Hydrocarbon well drilled or being drilled thereon and the right to observe all operations conducted thereon. If the Subject Interests are operated by a third party operator, WI Owner shall utilize its commercially reasonable efforts to permit such access by Assignee and its representatives.

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6.2 Operational Matters.

(a) WI Owner agrees: (i) to comply with the terms and provisions of the leases and all operating agreements, unit operating agreements, contracts for development, and other agreements applicable to the Subject Interests; (ii) to drill, complete, produce, and operate (or, if the Subject Interests are operated by a party other than WI Owner, to use reasonable efforts to cause to be drilled, completed, produced, and operated) all wells located on the Subject Interests or on lands pooled therewith in good faith, at legal locations, in a good and workmanlike manner consistent with the standard of a prudent operator whose interest is not burdened with the Overriding Royalty, and in accordance with the provisions of the Subject Interests, the provisions of all applicable operating agreements, unit operating agreements, contracts for development, or similar agreements, and all applicable federal, state, and local laws, statutes, ordinances, rules, regulations, and orders; (iii) to maintain the capacity of each well located on the Subject Interests or on lands pooled therewith to produce at the maximum efficient rate of flow (subject to applicable field rules or other applicable laws, statutes, ordinances, rules, regulations, or orders relating to the allowable rate of production); (iv) to cause all wells, machinery, equipment, facilities, fixtures, and other personal property located on or used in connection with the Subject Interests or any unit into which the Subject Interests are pooled or unitized to be provided and maintained in good operating condition and repair and to cause all repairs, replacements, additions, and improvements thereto to be performed in a timely manner consistent with the standard of the prudent operator; (v) to pay, or to use reasonable efforts to cause to be paid, when due, all royalties, overriding royalties, and other burdens upon or payable out of production from or allocable to the Subject Interests (in addition to the Overriding Royalty); (vi) to pay, or to cause to be paid, when due, all costs and expenses of operations on the Subject Interests or any unit into which the Subject Interests are pooled or unitized which are properly invoiced under the applicable operating agreements, unit operating agreements, contracts for development, or similar agreements and which are allocable to the Subject Interests, except to the extent being contested in good faith by appropriate proceedings; (vii) to maintain, or to cause to be maintained, the insurance coverage for the Subject Interests required under the terms of the applicable operating agreements, unit operating agreements, contracts for development, or similar agreements; (viii) to pay, or cause to be paid, before delinquency all Taxes assessed against or attributable to the Subject Interests, the Hydrocarbons attributable thereto, except to the extent being contested in good faith by appropriate proceedings, (ix) to keep the Subject Interests free and clear of any and all liens, mortgages, security interests, defects of title, and other encumbrances of any kind or character, except for Permitted Encumbrances; and (x) to give prompt written notice to Assignee of any material adverse claim, demand, or proceeding of which WI Owner becomes aware relating to the Subject Interests, any well located thereon, or the Hydrocarbons produced therefrom or allocable thereto, and to keep Assignee informed of the progress of WI Owner’s response thereto and defense thereof.

(b) Nothing contained in this Conveyance shall obligate WI Owner to continue to operate and produce, or prevent WI Owner from plugging and abandoning, any well that WI Owner, exercising good faith and without regard to the burden of the Overriding Royalty, determines no longer to be capable of production in paying quantities. All operations, if any, on the Subject Interests, and the extent and duration thereof, as well as the preservation of the Subject Interests by rental payments or otherwise, shall, subject to the other terms hereof (including, without limitation, Section 6.2(a) and Section 6.3 herein), be solely at the discretion of WI Owner, exercised in good faith and without regard to the burden of the Overriding Royalty.

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6.3 Pooling and Unitization. Assignee hereby agrees that the owner of the Subject Interests shall have the right, without further approval by Assignee, to pool and unitize the Subject Interests, Overriding Royalty and the lands affected thereby, or portions thereof, with other lands or leases to form one or more pooled units in accordance with the pooling authority granted in the Leases, any agreement subsequently obtained by the owner of the Subject Interests from any lessor with reference to pooling or unitization, and applicable laws, rules, and regulations of any state or federal governmental authority having jurisdiction over the Subject Interests prescribes or permits. As to each unit so created, Assignee shall be entitled to receive, in lieu of the Overriding Royalty created herein with respect to the Leases, either (a) that proportion of the Overriding Royalty that the amount of surface acreage affected thereby and placed in the relevant unit bears to the entire surface area of such unit, or (b) if participation in the relevant unit is determined by reference to factors other than the number of surface acres covered by the leases included therein, the portion of the Overriding Royalty attributable to the participation of the Subject Interests in the relevant unit.

6.4 Conveyance of Interest in Real Property. THIS CONVEYANCE IS AN ABSOLUTE CONVEYANCE OF AN INTEREST IN REAL PROPERTY, AND THE COVENANTS CONTAINED IN THIS CONVEYANCE ARE COVENANTS RUNNING WITH AND BURDENING THE LAND. IN ADDITION TO THE RIGHTS AND COVENANTS CONTAINED HEREIN, ASSIGNEE IS ENTITLED TO ALL OF THE BENEFITS, IMPLIED RIGHTS, AND COVENANTS TO WHICH OVERRIDING ROYALTY OWNERS ARE ENTITLED AS A MATTER OF LAW.

ARTICLE VII

TRANSFERS OF INTEREST

7.1 Transfers of Interest by Assignee. Nothing contained in this Conveyance shall, in any way, limit or restrict the right of Assignee, or its successors or assigns, to sell, convey, assign, transfer, mortgage, pledge, or create a lien or security interest in the Overriding Royalty in whole or in part; provided, however, that any such transfer shall expressly be made subject to the terms of the Term Loan Agreement and this Conveyance.

7.2 Transfers of Interest by WI Owner. Except as permitted by the Term Loan Agreement, WI Owner shall not transfer its interest in the Subject Interests.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. All notices, requests, demands, instructions and other communications required or permitted to be given hereunder shall be provided in writing or by email as follows:

If to WI Owner:

[Petrodome _________, LLC]

[Address]

Attention: [_________]

E-Mail: [_________]

With a copy to:

Viking Energy Group, Inc.

1330 Avenue of the Americas, Suite 23A

New York, NY 10019

Attention: James A. Doris

Email: jdoris@vikingenergygroup.com

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If to Assignee:

405 PETRODOME LLC

405 Lexington Avenue

59th Floor

New York, New York 10174

Attention: Greg White

E-mail: gwhite@arenaco.com

With a copy sent by email to:

reporting@arenaco.com and gpaulsen@arenaco.com

With a further copy to:

K&L Gates LLP

1717 Main Street

Suite 2800

Dallas, Texas 75201

Attention: Michael Cuda

E-Mail: michael.cuda@klgates.com

8.2 Unenforceable or Inapplicable Provisions. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Assignee, and its successors and assigns, in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

8.3 Further Assurances. WI Owner and Assignee will execute and deliver all such other and additional assignments, reassignments, instruments, notices, releases, and other documents, and will do all such other acts and things, as may be necessary or appropriate more fully to assure to the other Party or its successors or assigns all of the respective rights and interests herein and hereby granted or intended so to be.

8.4 Execution in Counterparts. This Conveyance has been executed in several counterparts, each of which shall be deemed to be an original and all of which are identical. All of such counterparts together shall constitute but one and the same Conveyance. All of said documents are integral parts of one consolidated transaction and are to be construed as a single transaction.

8.5 Limitation of Relationship. Nothing contained in this Conveyance shall be deemed or construed to create a relationship among the Parties of partnership, joint venture, agency, mining partnership, or other relationship creating fiduciary, quasi-fiduciary, or similar duties or obligations inter se, or that would otherwise subject the Parties to joint and several or vicarious liability in favor of any third party.

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8.6 APPLICABLE LAW. THE PROVISIONS OF THIS CONVEYANCE AND THE RELATIONSHIP OF THE PARTIES SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

8.7 Entire Agreement. This Conveyance constitutes the entire agreement between the Parties covering the subject matter hereof, and there are no agreements, modifications, conditions, or understandings, written or oral, expressed or implied, pertaining to the subject matter hereof which are not contained herein.

8.8 Headings for Convenience. All captions, numbering sequences, paragraph headings, and punctuation used in this Conveyance are inserted for convenience only and shall in no way define, limit, or describe the scope or intent of this Conveyance or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Conveyance. References contained herein to articles, sections, exhibits, and schedules are to articles, sections, exhibits, and schedules of this Conveyance unless expressly indicated otherwise.

8.9 Amendment; Waiver. This Conveyance shall not be modified or changed except in writing signed by both Parties. No provision of this Conveyance may be waived except in writing signed by the Party granting the waiver. A waiver of any breach or a failure to enforce any of the terms or conditions of this Conveyance shall not in any way affect, limit, or waive a Party’s rights under this Conveyance at any time to enforce strict compliance thereafter with every term or condition of this Conveyance.

8.10 Successors and Assigns. Subject to the terms of the Term Loan Agreement and Article VII hereof, this Conveyance, and the Overriding Royalty created hereby, shall inure to and be binding upon the successors and assigns of WI Owner and Assignee.

(Signature page follows)

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This Conveyance is executed and effective as of the Effective Date.

WI Owner:

[PETRODOME ____________, LLC]
a [insert state of organizaiton and legal entity type]

By:
Name:	[ ]
Title:	[ ]

ACKNOWLEDGEMENT

STATE OF [________]     §

                                               §

COUNTY OF [_________]     §

On this ____ day of ___________, ____before me, _______________________, a Notary Public in and for said County and State, personally appeared, [___________], who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature: ___________________________________

(Notary Seal)

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EXHIBIT A TO CONVEYANCE OF OVERRIDING ROYALTY INTEREST

[SEE EXHIBITS A-1 AND A-2 ATTACHED HERETO, DESCRIBING THE SUBJECT

INTERESTS IN FURTHER DETAIL]

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EXHIBIT J

[FORM OF ASSIGNMENT OF ORRI (LOUISIANA)]

CONVEYANCE OF OVERRIDING ROYALTY INTEREST

FROM

[___________________]

TO

405 PETRODOME LLC

DATED AS OF [_______________________]

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CONVEYANCE OF OVERRIDING ROYALTY INTEREST

THIS CONVEYANCE OF OVERRIDING ROYALTY INTEREST (the “Conveyance”), dated effective [_________, ____] (the “Effective Date”), is from [_____________], a [insert state of organization and type of legal entity], having of address [_________________] to 405 PETRODOME LLC, a Delaware limited liability company, having an address of 405 Lexington Avenue, 59th Floor, New York, NY 10174 (in such capacity, the “Assignee”).

ARTICLE I

CONVEYANCE

1.1 Grant. For and in consideration of TEN AND NO/100 DOLLARS ($10.00)] cash and other good and valuable consideration paid to WI Owner, the receipt and sufficiency of which are hereby acknowledged, WI Owner hereby GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, ASSIGNS, SETS OVER, AND DELIVERS unto Assignee an overriding royalty in the amount of an undivided two and one-half percent (2.5%) of 8/8 of all Overriding Royalty Hydrocarbons (as defined below) produced, saved, sold and marketed from or attributable to the Subject Interests and the oil, gas and mineral leases (the “Leases”) as more particularly identified on Exhibit “A” attached hereto (the “Overriding Royalty”)

1.2 Habendum. TO HAVE AND TO HOLD the Overriding Royalty unto Assignee, and Assignee’s successors and assigns, as set forth herein.

ARTICLE II

DEFINITIONS

2.1 Defined Terms. The following terms, as used in this Conveyance, shall have the meanings indicated below:

(a) “Business Day” means any day which is not a day on which national banking institutions in New York, New York are closed as authorized or required by law.

(b) “Central Time” means Central Standard Time or Central Daylight Savings Time on the Day in question.

(c) “Day” means each period of twenty-four (24) consecutive hours beginning and ending at 7:00 A.M., Central Time. The reference date for any Day shall be the calendar date upon which the twenty-four (24) hour period commences.

(d) “Due Date” shall have the meaning set forth in Section 3.3.

(e) “Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and all products refined or separated therefrom and the proceeds therefrom.

(f) “Month” means each period beginning at 7:00 A.M., Central Time, on the first Day of a calendar month and ending at 7:00 A.M., Central Time, on the first Day of the next calendar month.

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(g) “Overriding Royalty Hydrocarbons” means all Hydrocarbons if, as, and when produced, saved, and marketed from or allocable to the Subject Interests and Leases, and that are attributable to the Overriding Royalty.

(h) “Permitted Encumbrances” means the following:

(i) all royalties, overriding royalties (other than the Overriding Royalty), production payments, net profits interests, and other similar interests constituting burdens upon, measured by, or payable out of Hydrocarbons produced and saved from or attributable to the Subject Interests that are in effect as of the Effective Date;

(ii) division orders;

(iii) all rights reserved to or vested in any governmental authority having jurisdiction or control;

(iv) liens and security interests encumbering the Subject Interests in favor of Assignee;

(v) liens for Taxes or assessments not yet delinquent; and

(vi) easements, rights-of-way, servitudes, permits, surface leases, and other rights pertaining to surface operations, to the extent the same do not materially interfere with operations on, or the operation, value, or use of any Subject Interest.

(i) “Taxes” means any and all taxes, levies or other like assessments, including but not limited to income tax, franchise tax, profits tax, windfall profits tax, surtax, gross receipts tax, capital gains tax, remittance tax, withholding tax, sales tax, use tax, value added tax, goods and services tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, severance tax, excise tax, ad valorem tax, property tax (real, personal or intangible), inventory tax, transfer tax, premium tax, environmental tax (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute), customs duty, stamp tax or duty, capital stock tax, margin tax, occupation tax, payroll tax, employment tax, social security tax, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, and any similar tax or assessment imposed by any governmental authority or other taxing authority, together with any interest, fine or penalty, or addition thereto, whether disputed or not.

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ARTICLE III

CALCULATION AND PAYMENT OF OVERRIDING ROYALTY

3.1 Determination of Overriding Royalty.

(a) Payment of the Overriding Royalty shall be made based upon the aggregate proceeds received from the sale of the Overriding Royalty Hydrocarbons in accordance with the price or prices established in the production sale, purchase, exchange, or other marketing contracts entered into with production purchasers which are not, in any way, affiliated with WI Owner, pursuant to which the Overriding Royalty Hydrocarbons are sold, including any and all modifications or amendments of such price or prices. WI Owner shall never be responsible to Assignee for the payment of the Overriding Royalty on any price basis higher than the price received under the terms of such production sale, purchase, exchange, or other marketing contracts applicable to the Overriding Royalty Hydrocarbons. As further described below, Assignee shall have the right to take in kind and separately dispose of the Overriding Royalty Hydrocarbons. WI Owner shall market, or cause to be marketed, to production purchasers which are not, in any way, affiliated with WI Owner, all Hydrocarbons attributable to the Subject Interests (including, without limitation, the Overriding Royalty Hydrocarbons) with due diligence, at the best prices, and on the best terms reasonably obtainable under the circumstances, with due regard to the interests of both WI Owner and Assignee, and in any event at prices and on terms at least as favorable as WI Owner obtains for Hydrocarbons of the same character and delivered in the same geographic area but that are not subject to this Conveyance. WI Owner shall collect and receive the proceeds from the sale of all such production. WI Owner will perform all obligations binding on it under all Hydrocarbon sales, purchase, exchange, or other marketing agreements relating to the Overriding Royalty Hydrocarbons in accordance with the terms thereof, and will use reasonable commercial efforts to enforce performance of the obligations of third parties thereunder.

(b) WI Owner shall pay Assignee the value of the Overriding Royalty of all Hydrocarbons lost from the Subject Interests after making the customary adjustments for temperature, water and sediment at the posted available market price at the well for oil of like gravity and quality on the day the oil is so removed and sold. If WI Owner or other operator utilizes gas off the Subject Interests, or where, due to operations, gas shall be lost from the Subject Interests in volumes that would have been marketable had such volumes been captured, the Overriding Royalty shall be based upon the market price of such gas at the wellhead. If casinghead gasoline is extracted from the Subject Interests by WI Owner or other operator from the natural gas produced from wells on the leases or lands, then WI Owner shall pay Assignee the value of the Overriding Royalty of the market price of the gasoline and the value of the market price of other Hydrocarbons (including residual dry gas) credited to the Subject Interests from the gas so treated.

3.2 Non-Operating, Non-Expense-Bearing Interest. The Overriding Royalty conveyed hereby is a non-operating, non-expense-bearing interest, free of all direct or indirect cost and expense of production, operations and delivery to the applicable delivery points. The Overriding Royalty shall be free and clear of all, and in no event shall Assignee ever be liable or responsible in any way for payment of any, (a) costs, expenses and liabilities associated with acquiring, owning, exploring, developing, drilling, redrilling, deepening, sidetracking, plugging back, completing and equipping for production, maintaining, producing, operating, reworking, recompleting, plugging and abandoning and remediating the Subject Interests, or (b) cash balancing obligations or delivery point charges. All costs and expenses associated with acquiring, owning, exploring, developing, drilling, redrilling, deepening, sidetracking, plugging back, completing and equipping for production, maintaining, producing, operating, reworking, recompleting, plugging and abandoning and remediating the Subject Interests and all cash balancing obligations and delivery point charges shall be borne by and paid by WI Owner promptly, on or before the dates the same become delinquent.

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3.3 Royalties; Taxes. The Overriding Royalty shall be free and clear of (and without deduction therefrom of) any and all royalties, overriding royalties, other production payments, and other burdens on production and shall bear no part of the same; the WI Owner shall be burdened with and shall timely pay, all such royalties, overriding royalties, other production payments, and other burdens on production. WI Owner shall defend, indemnify and hold Assignee harmless from and against any loss or claim with respect to any such royalties and other burdens on production or any claim by the owners or holders of such royalties and other burdens on production. WI Owner shall bear and pay all Taxes with respect to the Overriding Royalty and the Hydrocarbons, and the Overriding Royalty Hydrocarbons shall be free of Taxes and delivered without deduction for Taxes. WI Owner shall defend, indemnify and hold Assignee harmless from and against any loss or claim with respect to any such Taxes.

3.4 Indemnity. WI OWNER HEREBY COVENANTS AND AGREES TO INDEMNIFY AND TO HOLD HARMLESS ASSIGNEE AND ITS SHAREHOLDERS, OFFICERS, AGENTS, PROFESSIONALS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL CLAIMS OF THIRD PERSONS SUFFERED BY ASSIGNEE AND CAUSED BY, ARISING OUT OF, RESULTING FROM, OR RELATING IN ANY WAY TO SUCH OWNERSHIP, MAINTENANCE, EXPLORATION, DRILLING OR OTHER OPERATIONS, DEVELOPMENT, AND OPERATION OF THE LEASES, AND THE PRODUCTION OF HYDROCARBONS THEREFROM.

3.5 Payment of Overriding Royalty. On natural gas sales or related natural gas liquid sales, payment of proceeds shall be made by WI Owner by wire transfer of immediately available funds on or before the first Business Day of each Month (the “Due Date”) with the first payment being due on or before March 1, 2018. The payment shall be based upon all proceeds that have accrued to the Overriding Royalty during the Month immediately preceding the Due Date commencing with the Effective Date. On oil or condensate sales, if the WI Owner receives the proceeds of sale attributable to the Overriding Royalty then WI Owner will make payment on or before the first Business Day of each Month with the first payment being due on or before February 1, 2018. The payment shall be based upon all proceeds that have accrued to the Overriding Royalty during the Month immediately preceding the Due Date commencing with the Effective Date. If any amount due from WI Owner to Assignee hereunder is not paid by the applicable Due Date, then such amount shall bear interest from such Due Date through the date of receipt of such amount by Assignee at a rate of five percent (5%). If, at any time, WI Owner inadvertently pays Assignee more than the amount due under this Conveyance, Assignee shall not be obligated to refund any such overpayment, but the amount or amounts otherwise payable for any subsequent Month or Months shall be reduced by the amount of such overpayment.

3.6 Audit. The books of account and records of WI Owner relating to the Overriding Royalty shall be open and made available to Assignee and its representatives at all reasonable times for examination, inspection, copying, and audit by Assignee and its representatives, at Assignee’s sole expense. If Assignee desires to audit such books of account and records, Assignee or its representative shall give written notice thereof to WI Owner, and WI Owner shall make the same available to Assignee or its representative during normal business hours no later than ten (10) calendar Days following such notice.

3.7 No Proportionate Reduction. It is understood and agreed that the Overriding Royalty shall be determined based on 100% of the Hydrocarbons produced from (or, to the extent pooled or unitized, allocated to) the Subject Interests and shall not be reduced for any reason. Among other things, the Overriding Royalty shall not be reduced due to (a) the undivided interest owned by WI Owner in a Lease being less than the entire interest in such Lease, or (b) the interest in Hydrocarbons or other minerals underlying any portion of the Subject Interests which is covered by a particular Lease (or group of Leases) being less than the entire interest in the Hydrocarbons and other minerals underlying such portion of the Subject Interests.

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3.8 Right to Take In Kind. Assignee and its successors and assigns have the right to take in kind the production of Hydrocarbons attributable to the Overriding Royalty and shall thereafter be responsible to market and sell such Hydrocarbons for their own account. In such periods as the Assignee is taking its share of the Hydrocarbons in kind, WI Owner shall cause the Overriding Royalty Hydrocarbons to be delivered to the appropriate facilities, pipeline or first purchaser in a condition satisfactory to meet or exceed all applicable specifications and requirements free and clear of all delivery point charges. Although the Overriding Royalty Hydrocarbons are owned by Assignee when and as produced, WI Owner shall be in exclusive control of such Hydrocarbons and responsible for any loss, damage or injury caused thereby until the same shall have been delivered to Assignee at the applicable delivery point. WI Owner hereby grants Assignee, it successors and assigns and their agents easements and rights-of-way over and across the Leases and all lands subject thereto or pooled or unitized therewith, with rights of ingress and egress for the purposes of receiving, accepting and taking the Hydrocarbons.

ARTICLE IV

WARRANTY OF TITLE

WI Owner has good and defensible title to the Leases, the Hydrocarbons and the Overriding Royalty free and clear, except for Permitted Encumbrances, of any and all encumbrances, preferential rights, whether vested or not, liens, mortgages, security interest and/or any other legal or contractual charge which purports to secure an obligation or claim of any person in the Leases, the Hydrocarbons and the Overriding Royalty.

ARTICLE VI

DEFENSE OF TITLE

WI Owner warrants and agrees forever to defend title to the Overriding Royalty unto Assignee against every person who now or at any time hereafter lawfully claims the same or any part thereof, but limited to claims arising from WI Owner’s own acts, and the acts of those claiming by, through, or under WI Owner, and not otherwise; but with full substitution and subrogation in and to all the rights and actions of warranty which WI Owner has or may have against all preceding owners, provided, however, that the foregoing warranty shall not be breached in any manner by the existence of the Permitted Encumbrances. WI Owner warrants and represents to Assignee and its successors and assigns that: (i) unless expressly noted otherwise with respect to the interests shown on Exhibit A which is attached hereto, WI Owner is the true and lawful owner of an undivided one hundred percent (100%) working interest in and to the Subject Interests; (ii) WI Owner has not transferred, assigned, or conveyed the Subject Interests to any other party, and has full right and authority to sell and convey, as herein provided, the Overriding Royalty; (iii) the leases described in the Subject Interests are valid and subsisting and in full force and effect; (iv) all rentals, royalties, and other amounts due and payable under such leases have been duly paid or provided for, and no default now exists under any of such leases; and (v) WI Owner has not taken any action, or omitted to take any action, that would cause the Subject Interests to become subject to any lien, mortgage, security interest, or other encumbrance of any kind or character, except for Permitted Encumbrances.

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ARTICLE IX

COVENANTS

9.1 Access. Assignee and its representatives shall, at their risk and expense, have access to the Subject Interests at all times, including but not limited to use and access to any and all related easement and land subject to surface use agreements, and to the derrick floor of each Hydrocarbon well drilled or being drilled thereon and the right to observe all operations conducted thereon. If the Subject Interests are operated by a third party operator, WI Owner shall utilize its commercially reasonable efforts to permit such access by Assignee and its representatives.

9.2 Operational Matters.

(a) WI Owner agrees: (i) to comply with the terms and provisions of the leases and all operating agreements, unit operating agreements, contracts for development, and other agreements applicable to the Subject Interests; (ii) to drill, complete, produce, and operate (or, if the Subject Interests are operated by a party other than WI Owner, to use reasonable efforts to cause to be drilled, completed, produced, and operated) all wells located on the Subject Interests or on lands pooled therewith in good faith, at legal locations, in a good and workmanlike manner consistent with the standard of a prudent operator whose interest is not burdened with the Overriding Royalty, and in accordance with the provisions of the Subject Interests, the provisions of all applicable operating agreements, unit operating agreements, contracts for development, or similar agreements, and all applicable federal, state, and local laws, statutes, ordinances, rules, regulations, and orders; (iii) to maintain the capacity of each well located on the Subject Interests or on lands pooled therewith to produce at the maximum efficient rate of flow (subject to applicable field rules or other applicable laws, statutes, ordinances, rules, regulations, or orders relating to the allowable rate of production); (iv) to cause all wells, machinery, equipment, facilities, fixtures, and other personal property located on or used in connection with the Subject Interests or any unit into which the Subject Interests are pooled or unitized to be provided and maintained in good operating condition and repair and to cause all repairs, replacements, additions, and improvements thereto to be performed in a timely manner consistent with the standard of the prudent operator; (v) to pay, or to use reasonable efforts to cause to be paid, when due, all royalties, overriding royalties, and other burdens upon or payable out of production from or allocable to the Subject Interests (in addition to the Overriding Royalty); (vi) to pay, or to cause to be paid, when due, all costs and expenses of operations on the Subject Interests or any unit into which the Subject Interests are pooled or unitized which are properly invoiced under the applicable operating agreements, unit operating agreements, contracts for development, or similar agreements and which are allocable to the Subject Interests, except to the extent being contested in good faith by appropriate proceedings; (vii) to maintain, or to cause to be maintained, the insurance coverage for the Subject Interests required under the terms of the applicable operating agreements, unit operating agreements, contracts for development, or similar agreements; (viii) to pay, or cause to be paid, before delinquency all Taxes assessed against or attributable to the Subject Interests, the Hydrocarbons attributable thereto, except to the extent being contested in good faith by appropriate proceedings, (ix) to keep the Subject Interests free and clear of any and all liens, mortgages, security interests, defects of title, and other encumbrances of any kind or character, except for Permitted Encumbrances; and (x) to give prompt written notice to Assignee of any material adverse claim, demand, or proceeding of which WI Owner becomes aware relating to the Subject Interests, any well located thereon, or the Hydrocarbons produced therefrom or allocable thereto, and to keep Assignee informed of the progress of WI Owner’s response thereto and defense thereof.

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(b) Nothing contained in this Conveyance shall obligate WI Owner to continue to operate and produce, or prevent WI Owner from plugging and abandoning, any well that WI Owner, exercising good faith and without regard to the burden of the Overriding Royalty, determines no longer to be capable of production in paying quantities. All operations, if any, on the Subject Interests, and the extent and duration thereof, as well as the preservation of the Subject Interests by rental payments or otherwise, shall, subject to the other terms hereof (including, without limitation, Section 6.2(a) and Section 6.3 herein), be solely at the discretion of WI Owner, exercised in good faith and without regard to the burden of the Overriding Royalty.

9.3 Pooling and Unitization. Assignee hereby agrees that the owner of the Subject Interests shall have the right, without further approval by Assignee, to pool and unitize the Subject Interests, Overriding Royalty and the lands affected thereby, or portions thereof, with other lands or leases to form one or more pooled units in accordance with the pooling authority granted in the Leases, any agreement subsequently obtained by the owner of the Subject Interests from any lessor with reference to pooling or unitization, and applicable laws, rules, and regulations of any state or federal governmental authority having jurisdiction over the Subject Interests prescribes or permits. As to each unit so created, Assignee shall be entitled to receive, in lieu of the Overriding Royalty created herein with respect to the Leases, either (a) that proportion of the Overriding Royalty that the amount of surface acreage affected thereby and placed in the relevant unit bears to the entire surface area of such unit, or (b) if participation in the relevant unit is determined by reference to factors other than the number of surface acres covered by the leases included therein, the portion of the Overriding Royalty attributable to the participation of the Subject Interests in the relevant unit.

9.4 Conveyance of Interest in Real Property. THIS CONVEYANCE IS AN ABSOLUTE CONVEYANCE OF AN INTEREST IN REAL/IMMOVABLE PROPERTY AND, IN THE STATE OF LOUISIANA, A REAL RIGHT, AND THE COVENANTS CONTAINED IN THIS CONVEYANCE ARE COVENANTS RUNNING WITH AND BURDENING THE LAND. IN ADDITION TO THE RIGHTS AND COVENANTS CONTAINED HEREIN, ASSIGNEE IS ENTITLED TO ALL OF THE BENEFITS, IMPLIED RIGHTS, AND COVENANTS TO WHICH OVERRIDING ROYALTY OWNERS ARE ENTITLED AS A MATTER OF LAW.

9.5 No Mortgage or Assignment by WI Owner. (a) WI Owner shall not mortgage, pledge or hypothecate the Subject Interests or the Leases or any portion thereof or create or allow to remain thereon any lien or security interest thereon or on any Hydrocarbons produced therefrom, other than Permitted Encumbrances, and (b) WI Owner shall not directly or indirectly assign, sell, convey or otherwise transfer the Subject Interests or the Leases or any part thereof, unless in each case Assignee expressly consents thereto in writing, the transferee expressly agrees to assume and perform all of WI Owner's obligations hereunder (contingent, in the case of a mortgagee, upon taking possession), and such mortgage, pledge, hypothecation, lien, security interest, assignment, sale, conveyance or other transfer is made and accepted expressly subject and subordinate to this Conveyance. Any purported mortgage, pledge, hypothecation, lien, security interest, assignment, sale, conveyance or other transfer in contravention of the foregoing terms shall be null and void.

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ARTICLE X

TRANSFERS OF INTEREST

10.1 Transfers of Interest by Assignee. Nothing contained in this Conveyance shall, in any way, limit or restrict the right of Assignee, or its successors or assigns, to sell, convey, assign, transfer, mortgage, pledge, or create a lien or security interest in the Overriding Royalty in whole or in part; provided, however, that any such transfer shall expressly be made subject to the terms of this Conveyance, and any other agreements between the parties hereto.

10.2 Transfers of Interest by WI Owner. WI Owner shall not transfer its interest in the Subject Interests without the prior written consent of Assignee.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices, requests, demands, instructions and other communications required or permitted to be given hereunder shall be provided in writing or by email as follows:

If to WI Owner:

[_________]

[Address]

Attention: [_________]

E-Mail: [_________]

With a copy to:

Viking Energy Group, Inc.

1330 Avenue of the Americas, Suite 23A

New York, NY 10019

Attention: James A. Doris

Email: jdoris@vikingenergygroup.com

If to Assignee:

405 PETRODOME LLC

405 Lexington Avenue

59th Floor

New York, New York 10174

Attention: Greg White

E-mail: gwhite@arenaco.com

With a copy sent by email to:

reporting@arenaco.com and gpaulsen@arenaco.com

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With a further copy to:

K&L Gates LLP

1717 Main Street

Suite 2800

Dallas, Texas 75201

Attention: Michael Cuda

E-Mail: michael.cuda@klgates.com

11.2 Unenforceable or Inapplicable Provisions. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Assignee, and its successors and assigns, in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

11.3 Further Assurances. WI Owner and Assignee will execute and deliver all such other and additional assignments, reassignments, instruments, notices, releases, and other documents, and will do all such other acts and things, as may be necessary or appropriate more fully to assure to the other Party or its successors or assigns all of the respective rights and interests herein and hereby granted or intended so to be.

11.4 Execution in Counterparts. This Conveyance has been executed in several counterparts, each of which shall be deemed to be an original and all of which are identical. All of such counterparts together shall constitute but one and the same Conveyance. All of said documents are integral parts of one consolidated transaction and are to be construed as a single transaction.

11.5 Limitation of Relationship. Nothing contained in this Conveyance shall be deemed or construed to create a relationship among the Parties of partnership, joint venture, agency, mining partnership, or other relationship creating fiduciary, quasi-fiduciary, or similar duties or obligations inter se, or that would otherwise subject the Parties to joint and several or vicarious liability in favor of any third party.

11.6 APPLICABLE LAW. THE PROVISIONS OF THIS CONVEYANCE AND THE RELATIONSHIP OF THE PARTIES SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA.

11.7 Entire Agreement. This Conveyance constitutes the entire agreement between the Parties covering the subject matter hereof, and there are no agreements, modifications, conditions, or understandings, written or oral, expressed or implied, pertaining to the subject matter hereof which are not contained herein.

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11.8 Headings for Convenience. All captions, numbering sequences, paragraph headings, and punctuation used in this Conveyance are inserted for convenience only and shall in no way define, limit, or describe the scope or intent of this Conveyance or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Conveyance. References contained herein to articles, sections, exhibits, and schedules are to articles, sections, exhibits, and schedules of this Conveyance unless expressly indicated otherwise.

11.9 Amendment; Waiver. This Conveyance shall not be modified or changed except in writing signed by both parties. No provision of this Conveyance may be waived except in writing signed by the Party granting the waiver. A waiver of any breach or a failure to enforce any of the terms or conditions of this Conveyance shall not in any way affect, limit, or waive a Party’s rights under this Conveyance at any time to enforce strict compliance thereafter with every term or condition of this Conveyance.

11.10 Successors and Assigns. This Conveyance, and the Overriding Royalty created hereby, shall inure to and be binding upon the successors and assigns of WI Owner and Assignee.

(Signature page follows)

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IN WITNESS WHEREOF, WI Owner and Assignee have each executed this Conveyance on the dates set forth in their respective acknowledgments below and WI Owner has delivered this Conveyance to Assignee as the transfer and conveyance to Assignee of a presently vested property interest, to be effective with respect to production of Hydrocarbons as of the Effective Time.

WITNESSES TO SIGNATURES	WI OWNER:

_________________________________	[______________________]

Printed Name: ______________________	By:
[Name]
[Title]

_________________________________

Printed Name: ______________________

WITNESSES TO SIGNATURES	ROYALTY OWNER:

_________________________________	405 PETRODOME LLC

Printed Name: ______________________	By:
[Name]
[Title]
________________________________

Printed Name: _____________________

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STATE OF ____________ §

                                                  §

COUNTY OF __________ §

Before me, the undersigned authority, personally came and appeared [______], to me personally known and known to me to be the person whose genuine signature is affixed to the foregoing document as the [insert title] of [insert name of WI Owner] a [insert state of organization and legal entity type], who signed said document before me in the presence of the two witnesses, whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as the free act and deed of such limited liability company, for the uses and purposes therein set forth and apparent.

GIVEN UNDER MY HAND AND SEAL this ___ day of _________, ____.

___________________________________________

Notary Public, State of ____________

Notary's Full Name and Identification No.:

_____________________

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EXHIBIT A TO CONVEYANCE OF OVERRIDING ROYALTY INTEREST

[SEE EXHIBITS A-1 AND A-2 ATTACHED HERETO, DESCRIBING THE SUBJECT

INTERESTS IN FURTHER DETAIL]

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EXHIBIT K

[FORM OF ASSIGNMENT OF ORRI (MISSISSIPPI)]

Prepared by and return to:

Watts C. Ueltschey (Miss. State Bar No. 5758)

Brunini, Grantham, Grower & Hewes, PLLC

P.O. Drawer 119

Jackson, MS 39205

Telephone: (601) 948-3101

Electronic Mail: watts@brunini.com

Grantor:

[________________________________]

[Address]

[Phone]

Grantee:

405 PETRODOME LLC

405 Lexington Avenue, 59th Floor

New York, NY 10174

(212) 612-3205

INDEXING INSTRUCTIONS: The land subject to this instrument is located in the following sections of [______________] of [_______] County, Mississippi:

1. [Insert location]

2. [Insert location]

Also note on the face of each lease listed in Exhibit A-1.

Mineral Documentary Stamps:

[________] County: [$10.00]

CONVEYANCE OF OVERRIDING ROYALTY INTEREST

FROM

[___________________]

TO

405 PETRODOME LLCDATED AS OF [_______________, ____]

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CONVEYANCE OF OVERRIDING ROYALTY INTEREST

THIS CONVEYANCE OF OVERRIDING ROYALTY INTEREST (the “Conveyance”), dated effective [____________, ____] (the “Effective Date”), is from [______________], a [Insert state of organizaiton and legal entity type], having of address [______________] (“WI Owner”), to 405 PETRODOME LLC, a Delaware limited liability company, having an address of 405 Lexington Avenue, 59th Floor, New York, NY 10174 (the “Agent”) under the Term Loan Agreement (as defined below) (in such capacity, the “Assignee”).

RECITALS:

WHEREAS, the execution and delivery of this Conveyance by WI Owner is, among other conditions, a condition precedent under that certain Term Loan Agreement dated of even date herewith by and among WI Owner, certain other parties, the lenders party thereto and Assignee (the “Term Loan Agreement”);

WHEREAS, WI Owner owns an undivided working interest in and to the leases and those lands covered thereby described in Exhibit A-1 attached hereto including, but not limited to the wells and lands and depths unitized or pooled therewith described in Exhibit A-2 attached hereto, collectively (the “Subject Interests”); and

WHEREAS, to secure the Obligations under the Term Loan Agreement, and to induce Assignee to execute the Term Loan Agreement, WI Owner has agreed to assign the Overriding Royalty (as defined in Section 1.1) to Assignee;

NOW, THEREFORE, WI Owner and Assignee hereby agree as follows:

ARTICLE I

CONVEYANCE

1.1 Grant. For and in consideration of TEN AND NO/100 DOLLARS ($10.00)] cash and other good and valuable consideration paid to WI Owner, the receipt and sufficiency of which are hereby acknowledged, WI Owner hereby GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, ASSIGNS, SETS OVER, AND DELIVERS unto Assignee an overriding royalty in the amount of an undivided two and one-half percent (2.5%) of 8/8 of all Overriding Royalty Hydrocarbons (as defined below) produced, saved, sold and marketed from or attributable to the Subject Interests (the “Overriding Royalty”).

1.2 Habendum. TO HAVE AND TO HOLD the Overriding Royalty unto Assignee, and Assignee’s successors and assigns, as set forth herein.

ARTICLE II

DEFINITIONS

4.1 Terms Defined in the Term Loan Agreement. Any capitalized term used and not defined herein shall have the meaning assigned to such term in the Term Loan Agreement.

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2.1 Additional Defined Terms. The following terms, as used in this Conveyance, shall have the meanings indicated below:

(a) “Business Day” means any day which is not a day on which national banking institutions in New York, New York are closed as authorized or required by law.

(b) “Central Time” means Central Standard Time or Central Daylight Savings Time on the Day in question.

(c) “COPAS Accounting Practices” means the accounting procedures and guidelines promulgated by the Council of Petroleum Accountants’ Societies (“COPAS”) and in effect from time to time under joint operating agreements or similar agreements in effect with respect to the Leases, or, if no COPAS accounting procedures or guidelines are in effect under any such agreement, the COPAS accounting procedures and guidelines set forth in the 2005 promulgated form of such accounting procedures and guidelines.

(d) “Day” means each period of twenty-four (24) consecutive hours beginning and ending at 7:00 A.M., Central Time. The reference date for any Day shall be the calendar date upon which the twenty-four (24) hour period commences.

(e) “Due Date” shall have the meaning set forth in Section 3.3.

(f) “Month” means each period beginning at 7:00 A.M., Central Time, on the first Day of a calendar month and ending at 7:00 A.M., Central Time, on the first Day of the next calendar month.

(g) “Overriding Royalty Hydrocarbons” means all Hydrocarbons if, as, and when produced, saved, and marketed from or allocable to the Subject Interests, and that are attributable to the Overriding Royalty.

(h) “Permitted Encumbrances” means the following:

(i) all royalties, overriding royalties (other than the Overriding Royalty), production payments, net profits interests, and other similar interests constituting burdens upon, measured by, or payable out of Hydrocarbons produced and saved from or attributable to the Subject Interests that are in effect as of the Effective Date;

(ii) division orders;

(iii) all rights reserved to or vested in any governmental authority having jurisdiction or control;

(iv) liens and security interests encumbering the Subject Interests in favor of Assignee pursuant to the Term Loan Agreement;

(v) liens for Taxes or assessments not yet delinquent; and

(vi) easements, rights-of-way, servitudes, permits, surface leases, and other rights pertaining to surface operations, to the extent the same do not materially interfere with operations on, or the operation, value, or use of any Subject Interest.

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(i) “Taxes” means any and all taxes, levies or other like assessments, including but not limited to income tax, franchise tax, profits tax, windfall profits tax, surtax, gross receipts tax, capital gains tax, remittance tax, withholding tax, sales tax, use tax, value added tax, goods and services tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, severance tax, excise tax, ad valorem tax, property tax (real, personal or intangible), inventory tax, transfer tax, premium tax, environmental tax (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute), customs duty, stamp tax or duty, capital stock tax, margin tax, occupation tax, payroll tax, employment tax, social security tax, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, and any similar tax or assessment imposed by any Governmental Authority or other taxing authority, together with any interest, fine or penalty, or addition thereto, whether disputed or not.

ARTICLE III

CALCULATION AND PAYMENT OF OVERRIDING ROYALTY

3.1 Determination of Overriding Royalty.

(a) Payment of the Overriding Royalty shall be made based upon the aggregate proceeds received from the sale of the Overriding Royalty Hydrocarbons in accordance with the price or prices established in the production sale, purchase, exchange, or other marketing contracts pursuant to which the Overriding Royalty Hydrocarbons are sold, including any and all modifications or amendments of such price or prices. WI Owner shall never be responsible to Assignee for the payment of the Overriding Royalty on any price basis higher than the price received under the terms of the production sale, purchase, exchange, or other marketing contracts applicable to the Overriding Royalty Hydrocarbons. Assignee shall have the right to take in kind and separately dispose of the Overriding Royalty Hydrocarbons. WI Owner shall market, or cause to be marketed, all Hydrocarbons attributable to the Subject Interests (including, without limitation, the Overriding Royalty Hydrocarbons) with due diligence, at the best prices, and on the best terms reasonably obtainable under the circumstances, with due regard to the interests of both WI Owner and Assignee, and in any event at prices and on terms at least as favorable as WI Owner obtains for Hydrocarbons of the same character and delivered in the same geographic area but that are not subject to this Conveyance. WI Owner shall collect and receive the proceeds from the sale of all such production. WI Owner will perform all obligations binding on it under all Hydrocarbon sales, purchase, exchange, or other marketing agreements relating to the Overriding Royalty Hydrocarbons in accordance with the terms thereof, and will use reasonable commercial efforts to enforce performance of the obligations of third parties thereunder.

(b) WI Owner shall pay Assignee the value of the Overriding Royalty of all Hydrocarbons lost from the Subject Interests after making the customary adjustments for temperature, water and sediment at the posted available market price at the well for oil of like gravity and quality on the day the oil is so removed and sold. If WI Owner or other operator utilizes gas off the Subject Interests, or where, due to operations, gas shall be lost from the Subject Interests in volumes that would have been marketable had such volumes been captured, the Overriding Royalty shall be based upon the market price of such gas at the wellhead. If casinghead gasoline is extracted from the Subject Interests by WI Owner or other operator from the natural gas produced from wells on the leases or lands, then WI Owner shall pay Assignee the value of the Overriding Royalty of the market price of the gasoline and the value of the market price of other Hydrocarbons (including residual dry gas) credited to the Subject Interests from the gas so treated.

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3.2 Costs and Taxes. The Overriding Royalty shall be free of all costs and expenses, either direct or indirect, of owning, maintaining, exploring, drilling, deepening, sidetracking, reworking, plugging back, completing and equipping for production, or plugging and abandoning any well located on the Subject Interests or any unit into which any portion of the Subject Interests may be pooled or unitized, or any costs or expenses of developing or operating the Subject Interests or lifting and producing Hydrocarbons therefrom or allocable thereto. For the avoidance of doubt, the Overriding Royalty shall be computed without any deduction or charge on account of any Taxes, or cost related to cleaning, dehydration, treatment, processing, extraction, compression, transportation or delivery, or any other post production deduction or charge whatsoever, whether of the same or a different character. WI OWNER HEREBY COVENANTS AND AGREES TO INDEMNIFY AND TO HOLD HARMLESS ASSIGNEE AND ITS SHAREHOLDERS, OFFICERS, AGENTS, PROFESSIONALS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL CLAIMS OF THIRD PERSONS SUFFERED BY ASSIGNEE AND CAUSED BY, ARISING OUT OF, RESULTING FROM, OR RELATING IN ANY WAY TO SUCH OWNERSHIP, MAINTENANCE, EXPLORATION, DRILLING OR OTHER OPERATIONS, DEVELOPMENT, AND OPERATION OF THE LEASES, AND THE PRODUCTION OF HYDROCARBONS THEREFROM.

3.3 Payment of Overriding Royalty. On natural gas sales or related natural gas liquid sales, payment of proceeds shall be made by WI Owner on or before the first Business Day of each Month (the “Due Date”) with the first payment being due on or before March 1, 2018. The payment shall be based upon all proceeds that have accrued to the Overriding Royalty during the Month immediately preceding the Due Date commencing with the Effective Date. On oil or condensate sales, if the WI Owner receives the proceeds of sale attributable to the Overriding Royalty then WI Owner will make payment on or before the first Business Day of each Month with the first payment being due on or before February 1, 2018. The payment shall be based upon all proceeds that have accrued to the Overriding Royalty during the Month immediately preceding the Due Date commencing with the Effective Date. If any amount due from WI Owner to Assignee hereunder is not paid by the applicable Due Date, then such amount shall bear interest from such Due Date through the date of receipt of such amount by Assignee at the Default Rate (as defined in the Term Loan Agreement). If, at any time, WI Owner inadvertently pays Assignee more than the amount due under this Conveyance, Assignee shall not be obligated to refund any such overpayment, but the amount or amounts otherwise payable for any subsequent Month or Months shall be reduced by the amount of such overpayment.

3.4 Audit. The books of account and records of WI Owner relating to the Overriding Royalty shall be open and made available to Assignee and its representatives at all reasonable times for examination, inspection, copying, and audit by Assignee and its representatives, at Assignee’s sole expense. If Assignee desires to audit such books of account and records, Assignee or its representative shall give written notice thereof to WI Owner, and WI Owner shall make the same available to Assignee or its representative during normal business hours no later than ten (10) calendar Days following such notice.

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ARTICLE IV

GOVERNING DOCUMENTS

Assignee hereby accepts this Conveyance, and agrees that the Overriding Royalty is expressly made subject to the terms, conditions, and provisions contained in the Term Loan Agreement, including but not limited to Section 4.5 of the Term Loan Agreement. The delivery of this Conveyance shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, conditions, indemnities, terms, or provisions of the Term Loan Agreement. In the event of a conflict between the terms of this Conveyance and the terms of the Term Loan Agreement, the terms of the Term Loan Agreement shall govern and control; provided, however, that the inclusion in this Conveyance of terms not addressed in the Term Loan Agreement shall not be deemed a conflict, and all such additional terms contained in this Conveyance shall be given full force and effect, subject to the provisions of this Article IV.

ARTICLE VII

WARRANTY OF TITLE

WI Owner warrants and agrees forever to defend title to the Overriding Royalty unto Assignee against every person who now or at any time hereafter lawfully claims the same or any part thereof, but limited to claims arising by, through, or under WI Owner, and not otherwise; provided, however, that the foregoing warranty shall not be breached in any manner by the existence of the Permitted Encumbrances. WI Owner warrants and represents to Assignee and its successors and assigns that: (i) unless expressly noted otherwise with respect to the interests shown on Exhibit A which is attached hereto, WI Owner is the true and lawful owner of an undivided one hundred percent (100%) working interest in and to the Subject Interests; (ii) WI Owner has not transferred, assigned, or conveyed the Subject Interests to any other party, and has full right and authority to sell and convey, as herein provided, the Overriding Royalty; (iii) the leases described in the Subject Interests are valid and subsisting and in full force and effect; (iv) all rentals, royalties, and other amounts due and payable under such leases have been duly paid or provided for, and no default now exists under any of such leases; and (v) WI Owner has not taken any action, or omitted to take any action, that would cause the Subject Interests to become subject to any lien, mortgage, security interest, or other encumbrance of any kind or character, except for Permitted Encumbrances.

ARTICLE XII

COVENANTS

12.1 Access. Assignee and its representatives shall, at their risk and expense, have access to the Subject Interests at all times, including but not limited to use and access to any and all related easement and land subject to surface use agreements, and to the derrick floor of each Hydrocarbon well drilled or being drilled thereon and the right to observe all operations conducted thereon. If the Subject Interests are operated by a third party operator, WI Owner shall utilize its commercially reasonable efforts to permit such access by Assignee and its representatives.

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Execution Version

12.2 Operational Matters.

(a) WI Owner agrees: (i) to comply with the terms and provisions of the leases and all operating agreements, unit operating agreements, contracts for development, and other agreements applicable to the Subject Interests; (ii) to drill, complete, produce, and operate (or, if the Subject Interests are operated by a party other than WI Owner, to use reasonable efforts to cause to be drilled, completed, produced, and operated) all wells located on the Subject Interests or on lands pooled therewith in good faith, at legal locations, in a good and workmanlike manner consistent with the standard of a prudent operator whose interest is not burdened with the Overriding Royalty, and in accordance with the provisions of the Subject Interests, the provisions of all applicable operating agreements, unit operating agreements, contracts for development, or similar agreements, and all applicable federal, state, and local laws, statutes, ordinances, rules, regulations, and orders; (iii) to maintain the capacity of each well located on the Subject Interests or on lands pooled therewith to produce at the maximum efficient rate of flow (subject to applicable field rules or other applicable laws, statutes, ordinances, rules, regulations, or orders relating to the allowable rate of production); (iv) to cause all wells, machinery, equipment, facilities, fixtures, and other personal property located on or used in connection with the Subject Interests or any unit into which the Subject Interests are pooled or unitized to be provided and maintained in good operating condition and repair and to cause all repairs, replacements, additions, and improvements thereto to be performed in a timely manner consistent with the standard of the prudent operator; (v) to pay, or to use reasonable efforts to cause to be paid, when due, all royalties, overriding royalties, and other burdens upon or payable out of production from or allocable to the Subject Interests (in addition to the Overriding Royalty); (vi) to pay, or to cause to be paid, when due, all costs and expenses of operations on the Subject Interests or any unit into which the Subject Interests are pooled or unitized which are properly invoiced under the applicable operating agreements, unit operating agreements, contracts for development, or similar agreements and which are allocable to the Subject Interests, except to the extent being contested in good faith by appropriate proceedings; (vii) to maintain, or to cause to be maintained, the insurance coverage for the Subject Interests required under the terms of the applicable operating agreements, unit operating agreements, contracts for development, or similar agreements; (viii) to pay, or cause to be paid, before delinquency all Taxes assessed against or attributable to the Subject Interests, the Hydrocarbons attributable thereto, except to the extent being contested in good faith by appropriate proceedings, (ix) to keep the Subject Interests free and clear of any and all liens, mortgages, security interests, defects of title, and other encumbrances of any kind or character, except for Permitted Encumbrances; and (x) to give prompt written notice to Assignee of any material adverse claim, demand, or proceeding of which WI Owner becomes aware relating to the Subject Interests, any well located thereon, or the Hydrocarbons produced therefrom or allocable thereto, and to keep Assignee informed of the progress of WI Owner’s response thereto and defense thereof.

(b) Nothing contained in this Conveyance shall obligate WI Owner to continue to operate and produce, or prevent WI Owner from plugging and abandoning, any well that WI Owner, exercising good faith and without regard to the burden of the Overriding Royalty, determines no longer to be capable of production in paying quantities. All operations, if any, on the Subject Interests, and the extent and duration thereof, as well as the preservation of the Subject Interests by rental payments or otherwise, shall, subject to the other terms hereof (including, without limitation, Section 6.2(a) and Section 6.3 herein), be solely at the discretion of WI Owner, exercised in good faith and without regard to the burden of the Overriding Royalty.

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Execution Version

12.3 Pooling and Unitization. Assignee hereby agrees that the owner of the Subject Interests shall have the right, without further approval by Assignee, to pool and unitize the Subject Interests, Overriding Royalty and the lands affected thereby, or portions thereof, with other lands or leases to form one or more pooled units in accordance with the pooling authority granted in the Leases, any agreement subsequently obtained by the owner of the Subject Interests from any lessor with reference to pooling or unitization, and applicable laws, rules, and regulations of any state or federal governmental authority having jurisdiction over the Subject Interests prescribes or permits. As to each unit so created, Assignee shall be entitled to receive, in lieu of the Overriding Royalty created herein with respect to the Leases, either (a) that proportion of the Overriding Royalty that the amount of surface acreage affected thereby and placed in the relevant unit bears to the entire surface area of such unit, or (b) if participation in the relevant unit is determined by reference to factors other than the number of surface acres covered by the leases included therein, the portion of the Overriding Royalty attributable to the participation of the Subject Interests in the relevant unit.

12.4 Conveyance of Interest in Real Property. THIS CONVEYANCE IS AN ABSOLUTE CONVEYANCE OF AN INTEREST IN REAL PROPERTY, AND THE COVENANTS CONTAINED IN THIS CONVEYANCE ARE COVENANTS RUNNING WITH AND BURDENING THE LAND. IN ADDITION TO THE RIGHTS AND COVENANTS CONTAINED HEREIN, ASSIGNEE IS ENTITLED TO ALL OF THE BENEFITS, IMPLIED RIGHTS, AND COVENANTS TO WHICH OVERRIDING ROYALTY OWNERS ARE ENTITLED AS A MATTER OF LAW.

ARTICLE XIII

TRANSFERS OF INTEREST

13.1 Transfers of Interest by Assignee. Nothing contained in this Conveyance shall, in any way, limit or restrict the right of Assignee, or its successors or assigns, to sell, convey, assign, transfer, mortgage, pledge, or create a lien or security interest in the Overriding Royalty in whole or in part; provided, however, that any such transfer shall expressly be made subject to the terms of the Term Loan Agreement and this Conveyance.

13.2 Transfers of Interest by WI Owner. Except as permitted by the Term Loan Agreement, WI Owner shall not transfer its interest in the Subject Interests.

ARTICLE XIV

MISCELLANEOUS

14.1 Notices. All notices, requests, demands, instructions and other communications required or permitted to be given hereunder shall be provided in writing or by email as follows:

If to WI Owner: [_________________________]

[Address]

Attention: [___________]

E-Mail: [___________]

With a copy to:

Viking Energy Group, Inc.

1330 Avenue of the Americas, Suite 23A

New York, NY 10019

Attention: James A. Doris

Email: jdoris@vikingenergygroup.com

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Execution Version

If to Assignee:

405 PETRODOME LLC

405 Lexington Avenue

59th Floor

New York, New York 10174

Attention: Greg White

E-mail: gwhite@arenaco.com

With a copy sent by email to:

reporting@arenaco.com and gpaulsen@arenaco.com

With a further copy to:

K&L Gates LLP

1717 Main Street

Suite 2800

Dallas, Texas 75201

Attention: Michael Cuda

E-Mail: michael.cuda@klgates.com

14.2 Unenforceable or Inapplicable Provisions. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Assignee, and its successors and assigns, in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

14.3 Further Assurances. WI Owner and Assignee will execute and deliver all such other and additional assignments, reassignments, instruments, notices, releases, and other documents, and will do all such other acts and things, as may be necessary or appropriate more fully to assure to the other Party or its successors or assigns all of the respective rights and interests herein and hereby granted or intended so to be.

14.4 Execution in Counterparts. This Conveyance has been executed in several counterparts, each of which shall be deemed to be an original and all of which are identical. All of such counterparts together shall constitute but one and the same Conveyance. All of said documents are integral parts of one consolidated transaction and are to be construed as a single transaction.

14.5 Limitation of Relationship. Nothing contained in this Conveyance shall be deemed or construed to create a relationship among the Parties of partnership, joint venture, agency, mining partnership, or other relationship creating fiduciary, quasi-fiduciary, or similar duties or obligations inter se, or that would otherwise subject the Parties to joint and several or vicarious liability in favor of any third party.

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Execution Version

14.6 APPLICABLE LAW. THE PROVISIONS OF THIS CONVEYANCE AND THE RELATIONSHIP OF THE PARTIES SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI.

14.7 Entire Agreement. This Conveyance constitutes the entire agreement between the Parties covering the subject matter hereof, and there are no agreements, modifications, conditions, or understandings, written or oral, expressed or implied, pertaining to the subject matter hereof which are not contained herein.

14.8 Headings for Convenience. All captions, numbering sequences, paragraph headings, and punctuation used in this Conveyance are inserted for convenience only and shall in no way define, limit, or describe the scope or intent of this Conveyance or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Conveyance. References contained herein to articles, sections, exhibits, and schedules are to articles, sections, exhibits, and schedules of this Conveyance unless expressly indicated otherwise.

14.9 Amendment; Waiver. This Conveyance shall not be modified or changed except in writing signed by both Parties. No provision of this Conveyance may be waived except in writing signed by the Party granting the waiver. A waiver of any breach or a failure to enforce any of the terms or conditions of this Conveyance shall not in any way affect, limit, or waive a Party’s rights under this Conveyance at any time to enforce strict compliance thereafter with every term or condition of this Conveyance.

14.10 Successors and Assigns. Subject to the terms of the Term Loan Agreement and Article VII hereof, this Conveyance, and the Overriding Royalty created hereby, shall inure to and be binding upon the successors and assigns of WI Owner and Assignee.

(Signature page follows)

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This Conveyance has been executed by WI Owner on the date of its acknowledgement below and effective as of the Effective Date.

WI Owner:

[______________________________]

a [_____________________________]

By:
[Name]
[Title]

ACKNOWLEDGEMENT

STATE OF ________________ §

                                                           §

COUNTY OF ______________  §

On this ____ day of _______, ____before me, _______________________, a Notary Public in and for said County and State, personally appeared, ______________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his representative capacity, and that by his signature on the instrument, and as the act and deed of the entity upon behalf of which the he acted, executed the above and foregoing instrument, after first being duly authorized so to do.

WITNESS my hand and official seal.

Signature: ___________________________________

(Notary Public)

My commission expires: ________________

(Notary Seal)

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EXHIBIT A TO CONVEYANCE OF OVERRIDING ROYALTY INTEREST

Exhibit A-1: WELLS

Exhibit A-2: LEASES

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EXHIBIT L

[FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT]

NOT REQUIRED AT CLOSING

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